     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2003


                                                     REGISTRATION NO. 333-100525
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 2


                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                                 WM. POLK CAREY
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                    COPY TO:

                          MICHAEL B. POLLACK, ESQUIRE
                                 REED SMITH LLP
                   2500 ONE LIBERTY PLACE, 1650 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                             ---------------------
    Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    Pursuant to Rule 429 under the Securities Act the prospectus relates to registration statement No. 333-58854.

    WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), DETERMINES.
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[CPA LOGO]                                                        [WPCAREY LOGO]

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                      69,000,000 Shares, $10.00 per Share
      Minimum Investment: 250 Shares, 200 Shares for IRAs and Keogh Plans
              (Minimum Investment may be higher in certain states)


    Corporate Property Associates 15 Incorporated was formed as a Maryland corporation in February 2001 for the purpose of primarily engaging in the business of investing in and owning net leased industrial and commercial real property. Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey & Co. LLC, manages our business. As of the date of this prospectus, we have already purchased 91 properties using the proceeds from our initial offering of common stock. We have qualified as a real estate investment trust under federal tax law. Both Carey Asset Management and W. P. Carey & Co. LLC will be referred to herein as W. P. Carey & Co. unless otherwise specifically stated.


    SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS.

    In particular, you should consider the following risks:

     -- The value of the properties we have purchased and will purchase may go down.

     --  The amount of any distributions we may make is uncertain.

     -- There is no public market for our shares. If you have to sell your shares in the initial years of the program, you will most likely receive less than $10 per share.

     -- Our use of up to 75% leverage to acquire properties could adversely affect our cash flow.

     -- W. P. Carey & Co. may be subject to conflicts of interest because, for example, we pay substantial fees to W. P. Carey & Co. and its affiliates based on asset values and other quantitative factors and not strictly on the quality of services provided, which fees may affect its investment decisions. This incentive fee structure may encourage our advisor to make investments with increased leverage. Also, CPA(R):15, our advisor and Carey Financial Corporation are affiliates with common management, and agreements between us and our affiliates may not be arms-length agreements.

     -- The sales agent, Carey Financial Corporation, is an affiliate and will receive selling commissions of up to six and one half percent on the sale of shares, which it will re-allow to selected dealers.

     -- The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT status.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROJECTIONS AND FORECASTS CANNOT BE USED IN THIS OFFERING. NO ONE IS PERMITTED TO MAKE ANY WRITTEN OR ORAL PREDICTIONS ABOUT HOW MUCH CASH YOU WILL RECEIVE FROM YOUR INVESTMENT OR THE TAX BENEFITS THAT YOU MAY RECEIVE.

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                                                   MAXIMUM AGGREGATE                           PER SHARE
----------------------------------------------------------------------------------------------------------------------
Offering Size                                        $690,000,000                               $10.00
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Selling Commission                                    $44,850,000                                $0.65
----------------------------------------------------------------------------------------------------------------------
Marketing Fees                                        $3,450,000                                 $0.05
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Wholesaling Fees                                      $3,450,000                                 $0.05
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Selected Dealer Fees                                  $6,900,000                                 $0.10
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Proceeds to CPA(R):15(1)                             $631,350,000                                $9.15
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(1) The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses are estimated to be approximately $69,000,000 if 69,000,000 shares are sold. To the extent that all organization and offering expenses (excluding selling commissions and fees paid or expenses reimbursed to the selected dealers) exceed four percent of the gross offering proceeds, the excess expenses will be paid by W. P. Carey & Co. See "The Offering."

    The sales agent is conducting this offering on a "best efforts" basis. The money accepted by the sales agent and selected dealers from the sale of shares will be promptly deposited into an escrow account at The Bank of New York. Those of you who have purchased shares will become shareholders when your funds are transferred from the escrow account to our account. Transfers from the escrow account occur periodically to provide for an orderly flow of funds into the company. We may sell our shares until the date that is two years after the effective date of this registration statement, or until they have all been sold, unless we decide to stop selling them sooner. See "The Offering."
                          CAREY FINANCIAL CORPORATION

                    This prospectus is dated August 1, 2003

                             SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either

      --  a net worth of at least $150,000; or

      -- a gross annual income of at least $45,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $45,000.

     Iowa, Maine, Michigan, Missouri, New Hampshire, North Carolina, Ohio, and Pennsylvania have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the suitability standards set forth below:

     NORTH CAROLINA -- Investors must have either: (i) a minimum net worth of at least $225,000, or (ii) gross income of $60,000 and a net worth of at least $60,000.

     IOWA -- Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

     MAINE -- Investors must have either: (i) a net worth of at least $200,000, or (ii) gross annual income of $50,000 and a net worth of at least $50,000.

     MICHIGAN AND OHIO -- In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA(R):15.

     MISSOURI -- Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

     NEW HAMPSHIRE -- Investors must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000.

     PENNSYLVANIA -- Investors must have a net worth of at least ten times their investment in CPA(R):15.

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA(R):15, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

     Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from state to state, and broker-dealer to broker-dealer.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Suitability Standards.......................................    1
Prospectus Summary..........................................    4
Risk Factors................................................   17
     We are subject to the risks of real estate ownership
      which could reduce the value of our properties........   17
     We may have difficulty selling or re-leasing our
      properties............................................   17
     The inability of a tenant in a single tenant property
      to pay rent will reduce our revenues..................   17
     If our tenants are highly leveraged, they may have a
      higher possibility of filing for bankruptcy...........   17
     The bankruptcy of tenants may cause a reduction in
      revenue...............................................   18
     Our tenants generally do not have a recognized credit
      rating, which may create a higher risk of lease
      defaults and therefore lower revenues than if our
      tenants had a recognized credit rating................   18
     There is not, and may never be a public market for our
      shares, so it will be difficult for shareholders to
      sell shares quickly...................................   18
     Liability for uninsured losses could adversely affect
      our financial condition...............................   18
     Potential liability for environmental matters could
      adversely affect our financial condition..............   19
     Our use of debt to finance acquisitions could adversely
      affect our cash flow..................................   19
     The IRS may treat sale-leaseback transactions as loans,
      which could jeopardize our REIT status................   19
     Balloon payment obligations may adversely affect our
      financial condition...................................   19
     Failure to qualify as a REIT could adversely affect our
      operations and ability to make distributions..........   20
     The limit on the number of shares of CPA(R):15 a person
      may own may discourage a takeover.....................   20
     We were incorporated in February 2001 and have a
      limited operating history.............................   20
     Our success will be dependent on the performance of W.
      P. Carey & Co. .......................................   20
     We can not guarantee that W. P. Carey & Co. will
      successfully manage CPA(R):15.........................   20
     W. P. Carey & Co. may be subject to conflicts of
      interest..............................................   20
     Maryland law could restrict change in control..........   21
     Our participation in joint ventures creates additional
      risk..................................................   21
     A delay in investing funds may cause a delay in our
      ability to deliver expected returns to investors......   22
     There are special considerations for pension or
      profit-sharing trusts, Keoghs or IRAs.................   22
     International investments involve additional risks.....   22
     We may incur costs to finish build-to-suit
      properties............................................   23
     We may face competition for acquisition of
      properties............................................   23
     The loss or default of certain major tenants could
      adversely affect our revenues and distributions to
      shareholders..........................................   23
     Existing shareholders' equity will be diluted by this
      offering..............................................   23
Estimated Use of Proceeds...................................   24
Management Compensation.....................................   25
Conflicts of Interest.......................................   36
Prior Offerings by Affiliates...............................   40
Management..................................................   49
     Directors and Executive Officers of CPA(R):15..........   50
     Additional Management..................................   53
     Carey Asset Management.................................   55
     Shareholdings..........................................   57
     Compensation...........................................   57
     Management Decisions...................................   57
     Limited Liability and Indemnification of Directors,
      Officers, Employees and Other Agents..................   57
     Advisory Agreement.....................................   59
Investment Objectives, Procedures and Policies..............   61
     Investment Procedures..................................   61

                                                              PAGE
                                                              ----
     Types of Investments...................................   64
     Use of Borrowing -- Non-Recourse Financing.............   67
     Other Investment Policies..............................   68
     Investment Limitations.................................   70
     Change In Investment Objectives And Limitations........   71
     Quantitative and Qualitative Disclosures about Market
      Risk..................................................
Holders of Shares of the Company............................   72
Selected Financial Data.....................................   73
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   75
Description of the Properties...............................   84
United States Federal Income Tax Considerations.............  110
     Opinion Of Counsel.....................................  110
     Requirements For Qualification.........................  111
     Election To Retain Our Long-Term Capital Gains.........  115
     Deficiency Distributions...............................  115
     Failure To Qualify As A REIT...........................  116
     Sale-Leaseback Transactions............................  116
     Taxation Of Domestic Shareholders......................  116
     Treatment of Tax-Exempt Shareholders...................  118
     Special Tax Considerations For Foreign Shareholders....  118
     Information Reporting Requirements And Backup
      Withholding Tax For Domestic Shareholders.............  120
     Backup Withholding Tax for Foreign Shareholders........  121
     Statement of Stock Ownership...........................  121
     State and Local Tax....................................  121
ERISA Considerations........................................  121
     Plan Assets............................................  122
     Other Prohibited Transactions..........................  123
     Investment In Escrow Account...........................  124
     Annual Valuation.......................................  124
Description of Shares.......................................  125
     General Description of Shares..........................  125
     Meetings and Special Voting Requirements...............  125
     Restriction on Ownership of Shares.....................  127
     Distributions..........................................  127
     Repurchase of Excess Shares............................  128
     Summary of Dividend Reinvestment and Share Purchase
      Plan..................................................  128
     Redemption of Shares...................................  130
     Restrictions On Roll-Up Transactions...................  131
     Transfer Agent.........................................  132
     Promoter...............................................  132
The Offering................................................  133
     Order Procedures.......................................  136
     Escrow Arrangements....................................  138
Reports to Shareholders.....................................  138
Legal Opinions..............................................  139
Experts.....................................................  139
Sales Literature............................................  139
Further Information.........................................  140
Financial Statements........................................  F-1
Prior Performance Tables....................................  A-1
Order Form..................................................  B-1

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED


     CPA(R):15 was formed primarily for the purpose of engaging in the business of investing in and owning net leased industrial and commercial real property. We refer to Corporate Property Associates 15 Incorporated as "CPA(R):15" in this prospectus. CPA(R):15 is qualified as a real estate investment trust, or a "REIT" for the 2002 tax year. As of the date hereof we own interests in 91 properties in 25 states, the United Kingdom, Ireland and France leased to 30 tenants. Our typical lease is a "triple-net" lease, which means that the tenant is responsible for repairs, maintenance, property taxes, utilities and insurance. See "Description of Properties." Our office is at 50 Rockefeller Plaza, New York, New York. Our phone number is 1-800-WP CAREY, and our web address is www.cpa15.com.


INVESTMENT PROCEDURES

     We will seek tenants we believe will have stable or improving credit profiles. We believe that there is currently a shortage of capital available for companies with this type of credit. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. These leases will be full-recourse obligations of our tenants or their affiliates. W. P. Carey & Co. seeks to include a clause in each lease that provides for increases in rent over the term of the lease. W. P. Carey & Co. will attempt to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, W. P. Carey & Co. reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region. Financial statements of the lessee, if available, are examined to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant is creditworthy will be determined by W. P. Carey & Co. or the investment committee. Most of the properties we have purchased to date have been acquired from companies that simultaneously lease the properties back from us, and we expect that most of our future acquisitions will be through sale-leaseback transactions as well.

THE ADVISOR

     Carey Asset Management Corp. is our advisor. It is responsible for managing CPA(R):15 on a day-to-day basis and for identifying and making acquisitions on our behalf. Carey Asset Management Corp. is a wholly-owned subsidiary of W. P. Carey & Co. LLC. Carey Asset Management Corp. and W. P. Carey & Co. LLC are collectively referred to as "W. P. Carey & Co." in this prospectus unless otherwise specifically stated, and share the same address and telephone number.

     The board of directors oversees the management of CPA(R):15. The board consists of six directors. Four of the directors are independent of W. P. Carey & Co. and have responsibility for reviewing its performance. The directors are elected annually by the shareholders.

     All investment decisions made by W. P. Carey & Co. must be approved by the investment committee. The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.

      -- Nathaniel S. Coolidge was Senior Vice President -- head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing its portfolio of fixed income investments.

      -- Dr. Lawrence R. Klein won the Nobel Prize in Economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

     Many of the officers and directors of W. P. Carey & Co. are also officers or directors of CPA(R):15. W. P. Carey & Co. has responsibility for all aspects of the operations of CPA(R):15 including:

      -- selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA(R):15, subject to the approval of the investment committee;

      -- negotiating the terms of any borrowing by CPA(R):15, including lines of credit and any long-term financing;

      -- managing the day-to-day operations of CPA(R):15 including accounting, property management and investor relations; and

      --  arranging for and negotiating the sale of assets.

     See the "Management" section of this prospectus for a description of the business background of the individuals who are responsible for the management of CPA(R):15 and W. P. Carey & Co., as well as for a description of the services W.
P. Carey & Co. provides. In payment for these services, the advisor and its affiliates receive substantial fees in connection with this offering.

OUR REIT STATUS


     CPA(R):15 has qualified as a REIT and has made an election to be taxed as a REIT for our 2002 tax year. As a REIT, generally we are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.


RISK FACTORS

     AN INVESTMENT IN CPA(R):15 HAS RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

      -- There is currently no public trading market for the shares, and we cannot assure that one will develop.

      -- You will not have the opportunity to evaluate all of the properties that will be added to our portfolio.

      --  We rely on W. P. Carey & Co. with respect to all investment decisions.

      -- W. P. Carey & Co. and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that W. P. Carey & Co. and affiliates provide to us.

      -- Market and economic conditions that we cannot control will affect the value of our investments.

      --  We may make investments that will not appreciate in value over time.

      -- If our tenants default on their obligations, we will have less income with which to make distributions.

      -- In connection with any borrowing, we will likely mortgage or pledge a specific asset, which would put us at risk of losing that asset if we are unable to pay that debt.


      -- In order to maintain our status as a REIT, we may incur debt to make distributions to shareholders.


      -- The vote of shareholders owning at least a majority but less than all of the shares of common stock voting on any issue will bind all of the shareholders as to matters like the election of directors and amendment of CPA(R):15's governing documents.

      -- Restrictions on ownership of more than 9.8% of the shares of common stock by any single shareholder or some related shareholders may have the effect of inhibiting a change in control of CPA(R):15, even if a change in control is in the interest of a majority of the shareholders.

      -- We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to shareholders.

      -- Our inability to find suitable investments may impact our ability to achieve our investment objectives and may effect the amount of distributions to shareholders.

INVESTMENT OBJECTIVES

      --  TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE.

      --  TO PROVIDE INFLATION-PROTECTED INCOME.

      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE THAT WILL INCREASE IN VALUE.

      -- TO INCREASE THE VALUE OF THE SHARES BY INCREASING EQUITY IN OUR REAL ESTATE THROUGH REGULAR MORTGAGE PRINCIPAL PAYMENTS.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property. See "Prior Offerings By Affiliates" for a description of the experience of the CPA(R) programs in making investments similar to our investment objectives. See "Risk Factors" for a description of risks associated with our investments.

     If we have not provided some form of liquidity or if our shares are not liquidated, generally within eight to 11 years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the Board of Directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings.

     We may borrow money to leverage the purchase of properties. While there is no limit on the amount of leverage that may be used with respect to individual properties, we typically leverage no more than 65% for individual properties. Also, the amount of leverage that we may incur on our property portfolio as a whole may not exceed 75% without the approval of our board of directors.

CONFLICTS OF INTEREST

     Some of our officers and directors, who are also officers or directors of
W. P. Carey & Co. may experience conflicts of interest in their management of CPA(R):15. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

      -- allocation of new investments and management time and services between us and various other clients;

      --  the timing and terms of the investment in or sale of an asset;

      --  investments with affiliates of W. P. Carey & Co.;

      --  compensation to W. P. Carey & Co.;

      -- our relationship with the sales agent, Carey Financial Corporation, which is an affiliate of CPA(R):15 and W. P. Carey & Co.; and

      -- the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither CPA(R):15 nor its shareholders will have separate counsel.

     The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

     The "Prior Offerings by Affiliates" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of W. P. Carey & Co. in the past, including nine public limited partnerships and four unlisted public REITs. As of December 31, 2002, these entities, which invest in industrial and commercial properties that are leased on a "triple-net" basis had purchased 622 properties. Statistical data relating to the public limited partnerships and the unlisted REITs are contained in Appendix A -- Prior Performance Tables.

THE OFFERING

Offering Size..................$690,000,000

Minimum Investment.............Individuals -- 250 shares.
                               IRA, Keogh and other Qualified Plans -- 200 shares.

Suitability Standards..........Net worth of at least $45,000 and annual gross income of at least $45,000;
                               OR
                               Net worth of at least $150,000 (For this purpose, net worth excludes home, furnishings and personal automobiles)

                               Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the "Suitability Standards" on the inside front cover.

Distribution Policy............Consistent with our objective of qualifying as a
                               REIT, we expect to pay quarterly distributions and distribute at least 90% of our REIT taxable income.

Our Advisor....................W. P. Carey & Co. manages our day-to-day operations and selects our real estate
                               investments.

Estimated Use of Proceeds......87% -- to acquire properties
                               13% -- to pay fees and expenses

MANAGEMENT COMPENSATION

     CPA(R):15 pays W. P. Carey & Co. and its affiliated companies fees for its services and will reimburse W. P. Carey & Co. for some expenses. Outlined below are the most significant items of compensation.

      -- For identifying, structuring and arranging the financing for real estate acquisitions, W. P. Carey & Co. will be paid acquisition fees not to exceed two and one half percent of the total purchase price of all properties purchased by us. W. P. Carey & Co. will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees, will not exceed two percent of the total purchase price of all properties purchased by us. This subordinated acquisition fee will accrue but will be withheld for any quarter through which the cumulative annual distribution paid to shareholders is less than six percent. Any such withheld subordinated acquisition fee shall be payable at the end of any year through which we pay distributions at a cumulative annual non-compounded return of at least six percent. This subordinated acquisition fee will be paid out over four years.

      -- W. P. Carey & Co. will be paid a monthly asset management fee at the annual rate of one half percent of the average invested assets of CPA(R):15 per annum. The asset management fee is payable in cash or restricted stock at the option of W. P. Carey & Co. W. P. Carey & Co. will also be paid a performance fee on a quarterly basis at the annual rate of one half percent of the average invested assets of CPA(R):15 per annum. This fee will accrue but will not be paid in any quarter in which we have not paid distributions at a cumulative annual non-compounded return of at least six percent per year through such quarter. Any such withheld performance fee shall be payable at the end of the quarter through which we pay distributions at a cumulative annual non-compounded return of at least six percent. W. P. Carey & Co. has the option to be paid this performance fee in cash or restricted stock of CPA(R):15.

      -- W. P. Carey & Co. will be paid a subordinated incentive fee of 15% of any appreciation in the value of the real estate when we sell a property. This fee will be paid only after we have provided a cumulative annual non-compounded return of six percent per year and either returned 100% of the money invested by shareholders or provided liquidity through listing the shares on a national securities exchange.

      -- W. P. Carey & Co. will be paid a subordinated disposition fee in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) three percent of the contract sales price of a property if W. P. Carey & Co. provides a substantial amount of services in the sale of a property. The subordinated disposition fee shall be deferred until shareholders have received a return of 100% of their initial investment (through liquidity or distributions) plus a six percent cumulative annual return, commencing with the initial closing date. To the extent that we do not pay the subordinated disposition fee because of the foregoing limitation, the unpaid commissions will be accrued and paid at the time the limitation has been satisfied. The total real estate commissions we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property. In the event the subordinated incentive fee is paid to
          W. P. Carey as a result of the listing of our shares, no termination fee will be paid if the advisory agreement is terminated after the listing.

     There are many additional conditions and restrictions on the payment of fees to W. P. Carey & Co. There are also a number of other smaller items of compensation and expense reimbursement that W. P. Carey & Co. and its affiliates may receive during the life of CPA(R):15. The table set forth below briefly outlines certain additional fees payable in connection with this offering, but should not be relied on as a complete description of all the terms of all of such fees. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are reallowed to selected dealers, please see the "Management Compensation" section of this prospectus.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co./     Reimbursement for organization and    Estimated at $20,700,000 if
  Carey Financial      offering expenses, up to four         69,000,000 shares are sold.
                       percent of the gross offering
                       proceeds. Any excess over four
                       percent will be borne by W. P. Carey
                       & Co. Includes a wholesaling fee of
                       one half percent for wholesaling
                       services payable to Carey Financial
                       and estimated to be $3,450,000 if
                       69,000,000 shares are sold in this
                       offering. Also includes a selected
                       dealer fee of one percent of the
                       price of each share, to be paid to
                       Carey Financial and to be reallowed
                       to selected dealers for shares sold
                       by the selected dealers. This
                       selected dealer fee is estimated to
                       be $6,900,000 if 69,000,000 shares
                       are sold in this offering.
Carey Financial        Selling commissions equal to $0.65    The estimated amount payable to
                       per share sold. Carey Financial       Carey Financial is $44,850,000 if
                       will, in turn, reallow up to $0.65    69,000,000 shares are sold in this
                       per share of the commissions to       offering, all of which will be
                       selected dealers.                     reallowed to the selected dealers.
Carey Financial        A marketing fee of one half percent   The estimated amount payable to
                       will be paid to Carey Financial.      Carey Financial is $3,450,000 if
                       Carey Financial may in its sole       69,000,000 shares are sold in the
                       discretion reallow up to the full     offering.
                       amount to selected dealers based on
                       such factors as volume of shares
                       sold by the selected dealers,
                       marketing support and bona fide
                       conference fees incurred.
W. P. Carey & Co.      Interest on loans made to CPA(R):15.  The actual amount of loans and
                       On short-term loans, the interest     interest thereon is not determinable
                       rate will be the lesser of: (i) one   at this time.
                       percent above the prime rate of
                       interest published in The Wall
                       Street Journal, and (ii) the rate
                       that we would generally be charged
                       by unrelated lending institutions on
                       comparable loans for the same
                       purpose in the locality of the
                       property.
W. P. Carey & Co.      Reimbursement of expenses. Our        Not determinable at this time.
                       operating expenses may not exceed
                       the greater of two percent of the
                       total amount invested by us in real
                       estate or 25% of our net income in
                       any 12-month period.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      A loan refinancing fees payable by    Not determinable at this time.
                       either the tenant of a property or
                       CPA(R):15 may not exceed one percent
                       of the principal amount of any
                       refinancing obtained by CPA(R):15
                       for which W. P. Carey & Co. renders
                       substantial services. The loan
                       refinancing fee will be payable only
                       if certain conditions are met.
Carey Financial        The annual monitoring fee of 0.15%    The estimated amount payable to
                       of capital raised will be paid to     Carey Financial annually is
                       compensate Carey Financial for        $1,035,000 if 69,000,000 shares are
                       expenses incurred in maintaining and  sold in this offering.
                       providing information about us to
                       their representatives and clients,
                       and for the cost incurred in
                       maintaining CPA(R):15 investor
                       accounts.
Independent Directors  We pay to each independent director   The estimated aggregate compensation
                       a quarterly fee of $3,250 and a       payable to the independent directors
                       meeting fee of $1,250 per meeting.    as a group for a full fiscal year is
                                                             approximately $72,000.

W. P. Carey & Co.      Subordinated disposition fee shall    Not determinable at this time.
                       be payable in an amount equal to the
                       lesser of: (i) 50% of the
                       competitive real estate commission
                       and (ii) three percent of the
                       contract sales price of a property
                       (if W. P. Carey & Co. provides a
                       substantial amount of services in
                       the sale of a property). The
                       subordinated disposition fee shall
                       be deferred until shareholders have
                       received a return of 100% of their
                       initial investment (through
                       liquidity or distributions) plus a
                       six percent cumulative annual
                       return, commencing with the initial
                       closing date.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      Termination Fee shall be payable in   Not determinable at this time.
                       an amount equal to 15% of the
                       amount, if any, by which (i) the
                       appraised value of the properties on
                       the date of termination of the
                       advisory agreement less amounts of
                       all indebtedness secured by the
                       properties, exceeds (ii) investors'
                       initial capital plus a six percent
                       cumulative annual return less all
                       distributions we pay through the
                       date of termination. In the event
                       the subordinated incentive fee is
                       paid to W. P. Carey as a result of
                       the listing of the shares, no
                       termination fee will be paid to W.
                       P. Carey.

DESCRIPTION OF PROPERTIES

     Please refer to the "Description of Properties" section of this prospectus for a description of the properties purchased as of the date of this prospectus.
W. P. Carey & Co. is actively seeking and evaluating potential additional property acquisitions. When it appears likely that we will purchase one or more additional properties, a description of those properties will be made available to all potential investors in a document called a supplement. You should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, we or the seller will decide not to complete the sale.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA should read this section very carefully.

DESCRIPTION OF SHARES

 General

     We will not issue stock certificates. A shareholder's investment will be recorded on our books as held by our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to Phoenix American.

 Distributions

     We have paid distributions as follows:


        DATE           ANNUALIZED RATE
        ----           ---------------
   April 15, 2002           6.00%
    July 15, 2002           6.05%
  October 15, 2002          6.10%
  January 15, 2003          6.15%
   April 15, 2003           6.20%
    July 15, 2003           6.25%

     The board of CPA(R):15 will determine the amount of distributions we will pay in the future. Because we pay distributions quarterly, an investor should not expect to wait more than three months, plus the time between the record date and payment date, to receive a distribution after the closing of a purchase of our shares.

 Shareholder Voting Rights and Limitations

     Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own, including the election of directors. All shareholders are bound by the decision of the majority of shareholders who vote on each question voted upon.

 Limitation on Share Ownership

     The articles of incorporation of CPA(R):15 restrict ownership by one person and their affiliates of more than 9.8% of the outstanding shares. See "Description Of Shares -- Restriction on Ownership of Shares." These restrictions are designed to enable us to comply with restrictions imposed on REITs by the Internal Revenue Code.

     For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          QUESTIONS AND ANSWERS ABOUT
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                            AND THIS PUBLIC OFFERING

Q:  WHAT IS CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED?


A. CPA(R):15 was formed to acquire commercial and industrial properties and lease them on a long-term, triple-net basis. CPA(R):15 is a company that has qualified as a real estate investment trust, or a "REIT," and has elected to be taxed as a REIT for the 2002 tax year.


Q:  WHAT IS A REIT?

A:  In general, a REIT is a company that:

      -- combines the capital of many investors to acquire or provide financing for real estate;

      -- offers benefits of a diversified real estate portfolio under professional management;

      -- must pay distributions to investors of at least 90% of its taxable income; and

      -- typically is not subject to federal corporate income taxes on its net income that it distributes, provided certain tax requirements are satisfied.

Q:  WHAT ARE THE RISKS INVOLVED IN AN INVESTMENT IN THE SHARE?

A: There are many risks associated with investment in the shares. You should read the detailed list of risks in the "Risk Factors" section of this prospectus. In particular, you should consider the following risks:

      --  The value of the properties we purchase may go down.

      --  The amount of any distributions we may make is uncertain.

      -- If you have to sell your shares soon after you buy them, you will most likely have to sell them for less than $10 per share.

      --  W. P. Carey & Co. may be subject to some conflicts of interest.

      -- The sales agent, Carey Financial Corporation, is an affiliate and will receive selling commissions of up to six and one half percent on the sale of shares all of which will be passed on to the selected dealers.

Q:  IS THERE ANY MINIMUM INVESTMENT REQUIRED?

A: Yes. Generally, individuals must purchase at least 250 shares and IRA, Keogh or other qualified plans must purchase at least 200 shares. Investors who already own shares can make additional purchases for less than the minimum investment. THESE MINIMUM INVESTMENT LEVELS MAY VARY FROM STATE TO STATE AND FROM BROKER-DEALER TO BROKER-DEALER, SO YOU SHOULD CAREFULLY READ THE MORE DETAILED DESCRIPTION OF THE MINIMUM INVESTMENT REQUIREMENTS APPEARING LATER IN THE "SUITABILITY STANDARDS" SECTION OF THIS PROSPECTUS. The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

Q:  AFTER I ORDER THE SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A: We may not complete a sale to you until at least five business days have passed since you received this prospectus. Once you have ordered the shares and your money has been deposited with The Bank of New York, your order may not be withdrawn, unless we permit you to revoke your order in our sole discretion.

Q:  IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares unless you sell them at a substantial discount.

    It is our goal to provide liquidity for CPA(R):15 shares. This may be achieved through listing the shares on a national securities exchange or over-the-counter market or by providing some other form of liquidity, including liquidity through the redemption plan. If we do not provide liquidity generally within eight to 11 years after the proceeds from this offering are fully invested, we may sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting. We will return the proceeds from asset sales done in anticipation of liquidation to our shareholders through distributions.

    Beginning one year after you become a shareholder, you may request that we redeem your shares in accordance with our redemption plan. The redemption procedures are described in the "Description of Shares -- Redemption of Shares" section of this prospectus. The redemption will be subject to a surrender charge and other conditions.

Q:  WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We plan to use approximately 87% of the proceeds from this offering to purchase properties, approximately 10% for payment of fees, commissions and all other expenses incurred in connection with this offering, and approximately 3% to pay property acquisition-related expenses, such as real estate brokerage commissions. Please see the "Management Compensation" section of this prospectus for a description of all of the fees, expenses and compensation we expect to pay. We intend to invest or commit to investment substantially all of the money raised in this offering within two years of the close of the offering, subject to market conditions.

Q:  WHAT ARE THE TERMS OF YOUR LEASES?

A: Generally, we expect to enter into leases that are long-term (meaning 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not CPA(R):15, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our typical lease, a tenant is expected to pay us minimum base rent on a regular basis. In addition, our leases will usually require the tenant to pay rent increases that are either fixed, based on an index like the Consumer Price Index or tied to a percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.

Q:  WHAT IS THE EXPERIENCE OF CPA(R):15'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate and triple-net leases. Our directors and investment committee members are listed below.

    Directors

     -- Wm. Polk Carey -- founded W. P. Carey & Co. in 1973, and has been involved in net leasing since 1959.

     -- George E. Stoddard -- formerly responsible for direct corporate investment at The Equitable Life Assurance Society.

     -- Ralph F. Verni -- former Chief Investment Officer for New England Mutual, and Chief Executive Officer for State Street Research, a private investor who serves on several Boards of Directors.

     -- Warren G. Wintrub -- former Senior U. S. tax partner at Coopers & Lybrand LLP, now PricewaterhouseCoopers LLP.

     -- Francis X. Diebold -- William Polk Carey Professor of Economics, Finance and Statistics at the University of Pennsylvania.

     --  Elizabeth P. Munson -- President of The Rockefeller Trust Company (New
         York) and The Rockefeller Trust Company (Delaware); Managing Director of Rockefeller & Co.

    Investment Committee

    In addition to Mr. Stoddard, who serves as Chairman, the following individuals serve on the investment committee of W. P. Carey & Co.

     -- Frank J. Hoenemeyer -- formerly Vice Chairman, Director and Chief Investment Officer of Prudential Insurance Company of America.

     -- Nathaniel S. Coolidge -- formerly Senior Vice President -- Head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company.

     -- Dr. Lawrence R. Klein -- Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School. Won Nobel Prize in Economics in 1980.

Q:  HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: W. P. Carey & Co. is our advisor and generally has the authority to make all of our investment decisions. W. P. Carey & Co.'s investment committee must approve all acquisitions. Members of the investment committee have over 170 years of combined experience in evaluating credit, an important element in a long-term net lease transaction.

Q:  IS W. P. CAREY & CO. INDEPENDENT OF CPA(R):15?

A: No. Some of our officers and directors are officers and directors of W. P. Carey & Co. The conflicts of interest CPA(R):15 and W. P. Carey & Co. face are discussed under the heading "Conflicts of Interest" later in this prospectus.

Q:  IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

A: We intend to make quarterly distributions to our shareholders. The amount of each distribution is determined by our board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to become qualified as a REIT and to remain qualified, we must make distributions of at least 90% of our REIT taxable income each year.

Q: DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN ADDITIONAL SHARES?

A: Yes. We have adopted a reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the prospectus entitled "Summary of Dividend Reinvestment Plan." Please consult your financial advisor regarding the dividend reinvestment plan, as it may not be available through your broker-dealer.

Q:  ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: For taxable investors, yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA(R):15 is liquidated, at which time you will be taxed at the applicable capital gains rate. However, because each investor's tax considerations are different, we suggest you consult with your tax advisor. You should also review the section of the prospectus entitled "United States Federal Income Tax Considerations."

Q:  WILL I BE NOTIFIED ABOUT HOW MY INVESTMENT IS DOING?

A: You will receive periodic updates on the performance of your investment in CPA(R):15, including:

     --  Four quarterly distribution reports;

     --  An annual report; and

     --  A Form 1099 report.

    Information will also be available on our website at www.cpa15.com.

Q:  WHEN WILL I GET MY TAX INFORMATION?

A:  Your 1099 tax information will be mailed by January 31 of each year.

Q:  WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 69,000,000 shares of common stock on a "best efforts" basis.

Q:  HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you order. The purchase price will be placed into escrow with The Bank of New York, along with those of other investors, in an interest-bearing account until the time you are admitted by us as a shareholder. We will admit shareholders generally no later than the last day of the month following acceptance of your order. You will be paid interest on those funds if they are held in the escrow account for more than 20 days.

Q:  HOW LONG WILL THE OFFERING LAST?

A:  The offering will not last beyond March 19, 2005.

Q:  WHO CAN BUY SHARES?

A: Generally, anyone who receives this prospectus can buy shares provided that they have a net worth of at least $45,000 and an annual gross income of at least $45,000; or, a net worth of at least $150,000. For this purpose, net worth does not include your home, your home furnishings or personal automobiles. The purchaser of shares given as a gift must satisfy the suitability requirements but the gift recipient is not required to satisfy the suitability standards. THESE MINIMUM LEVELS MAY VARY FROM STATE TO STATE AND BY BROKER-DEALER TO BROKER-DEALER, SO YOU SHOULD CAREFULLY READ THE MORE DETAILED DESCRIPTION IN THE "SUITABILITY STANDARDS" SECTION OF THIS PROSPECTUS. The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is not expected to be any public market for the shares, which means that it may be difficult to sell them.

Q:  WHO IS THE TRANSFER AGENT FOR CPA(R):15?

A:  Phoenix American Financial Services, Inc.
    2401 Kerner Boulevard
    San Rafael, CA 94901-5509
    1-888-241-3737

    To ensure that any account changes are made promptly and accurately, all changes including shareholder address, ownership type and distribution mailing address should be directed to the transfer agent.

                      Who Can Help Answer Your Questions?
                If you have more questions about the offering or
            if you would like additional copies of this prospectus,
             you should contact your registered representative or:

                                   CPA(R):15
                             W. P. Carey & Co. LLC
                              50 Rockefeller Plaza
                               New York, NY 10020
                                 1-800-WP CAREY
                               cpa15@wpcarey.com

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

WE ARE SUBJECT TO THE RISKS OF REAL ESTATE OWNERSHIP WHICH COULD REDUCE THE VALUE OF OUR PROPERTIES.

     Our properties include net leased industrial and commercial property. The performance of CPA(R):15 is subject to risks incident to the ownership and operation of these types of properties, including:

      --  changes in the general economic climate;

      -- changes in local conditions such as an oversupply of space or reduction in demand for real estate;

      --  changes in interest rates and the availability of financing;

      --  competition from other available space; and

      -- changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

WE MAY HAVE DIFFICULTY SELLING OR RE-LEASING OUR PROPERTIES.

     Real estate investments are relatively illiquid compared to most financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The net leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE OUR REVENUES.

     We expect that most of our properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

IF OUR TENANTS ARE HIGHLY LEVERAGED, THEY MAY HAVE A HIGHER POSSIBILITY OF FILING FOR BANKRUPTCY.

     Of tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions, those that are highly leveraged may have a higher possibility of filing for bankruptcy. In bankruptcy, a tenant has the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues would be reduced and could cause us to reduce distributions to shareholders. We have highly leveraged tenants at this time, and we may have additional highly leveraged tenants in the future.

THE BANKRUPTCY OF TENANTS MAY CAUSE A REDUCTION IN REVENUE.

     Bankruptcy of a tenant could cause:

      --  the loss of lease payments;

      --  an increase in the costs incurred to carry the property;

      --  a reduction in the value of shares; and

      --  a decrease in distributions to shareholders.

     Under bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years' lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net-lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor.

     The programs managed by W. P. Carey & Co. or its affiliates have had tenants file for bankruptcy protection and are involved in litigation. Four of the prior thirteen CPA(R) programs reduced the rate of distributions to their investors as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

OUR TENANTS GENERALLY DO NOT HAVE A RECOGNIZED CREDIT RATING, WHICH MAY CREATE A HIGHER RISK OF LEASE DEFAULTS AND THEREFORE LOWER REVENUES THAN IF OUR TENANTS HAD A RECOGNIZED CREDIT RATING.

     Generally, no credit rating agencies evaluate or rank the debt or the credit risk of our tenants, as we seek tenants that we believe will have improving credit profiles. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long term leases with tenants whose credit potential has already been recognized by the market.

THERE IS NOT, AND MAY NEVER BE A PUBLIC MARKET FOR OUR SHARES, SO IT WILL BE DIFFICULT FOR SHAREHOLDERS TO SELL SHARES QUICKLY.

     There is no current public market for the shares and, therefore, it will be difficult for shareholders to sell their shares promptly. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. The shares should be purchased as a long-term investment only. See "Description of Shares -- Redemption of Shares" for a description of our share redemption program.

LIABILITY FOR UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Losses from disaster-type occurrences (such as wars or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties.

POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We own industrial and commercial properties and are subject to the risk of liabilities under federal, state and local environmental laws. Some of these laws could impose the following on CPA(R):15:

      -- Responsibility and liability for the cost of removal or remediation of hazardous substances released on our property, generally without regard to our knowledge or responsibility of the presence of the contaminants.

      -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances.

      -- Potential liability for common law claims by third parties based on damages and costs of environmental contaminants.

     Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral.

OUR USE OF DEBT TO FINANCE ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.


     Most of our property acquisitions will be made by borrowing a portion of the purchase price of our properties and securing the loan with a mortgage on the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and distributions to shareholders to be reduced. We generally borrow on a non-recourse basis to limit our exposure on any property to the amount of equity invested in the property. We expect to borrow between 55% and 65% of the purchase price of our properties. There is no limitation on the amount borrowed on a single property and the aggregate borrowings may not exceed 75% of the value of all properties. Any borrowings in excess of 75% of the value of all properties must be approved by a majority of the independent directors and disclosed to shareholders. As of March 31, 2003, we had limited recourse mortgage notes payable outstanding of approximately $394,309,000.


THE IRS MAY TREAT SALE-LEASEBACK TRANSACTIONS AS LOANS, WHICH COULD JEOPARDIZE OUR REIT STATUS.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail the Distribution Test. See "United States Federal Income Tax Considerations -- Sale-Leaseback Transactions."

BALLOON PAYMENT OBLIGATIONS MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Some of our financing may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make any balloon payment is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. Currently, there are no balloon payment obligations due prior to 2012.

FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO MAKE DISTRIBUTIONS.

     If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT status. Failing to obtain, or losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

THE LIMIT ON THE NUMBER OF SHARES OF CPA(R):15 A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.

     Our articles of incorporation restrict ownership of more than 9.8% of the outstanding shares by one person in order to meet REIT qualification rules. These restrictions may discourage a change of control of CPA(R):15 and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA(R):15. See "Description of Shares -- Restriction on Ownership of Shares."

WE WERE INCORPORATED IN FEBRUARY 2001 AND HAVE A LIMITED OPERATING HISTORY.

     We did not commence property acquisitions until the beginning of 2002. We can not guaranty that we will continue to find suitable property investments, or that all of our tenants will fulfill all of their lease obligations. Our failure to timely invest the proceeds of this offering, or to invest in quality properties could diminish returns to investors.

OUR SUCCESS WILL BE DEPENDENT ON THE PERFORMANCE OF W. P. CAREY & CO.

     Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of W. P. Carey & Co. in the acquisition of investments, the selection of tenants, the determination of any financing arrangements, and upon the management of the assets. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of W. P. Carey & Co. and the oversight of the board of directors. Further, the proceeds of this offering have not been committed to the purchase of specific properties, which may cause a delay in the time it takes for your investment to realize its full potential return.

WE CAN NOT GUARANTEE THAT W. P. CAREY & CO. WILL SUCCESSFULLY MANAGE CPA(R):15.

     The past performance of W. P. Carey & Co. managed partnerships and REITs may not be indicative of the performance of W. P. Carey & Co. with respect to our company. We can not guarantee that W. P. Carey will be able to successfully manage and achieve liquidity for CPA(R):15 to the extent it has done so for prior programs.

W. P. CAREY & CO. MAY BE SUBJECT TO CONFLICTS OF INTEREST.

     W. P. Carey & Co. manages our business and selects our real estate investments. W. P. Carey & Co. has some conflicts of interest in its management of CPA(R):15, which arise primarily from the involvement of W. P. Carey & Co. and its affiliates in other activities that may conflict with CPA(R):15 and the payment of fees by us to W. P. Carey & Co. and its affiliates. The activities in which a conflict could arise between CPA(R):15 and W. P. Carey & Co. are:

      -- the receipt of commissions, fees and other compensation by W. P. Carey & Co. and its affiliates for property purchases, leases, sales and financing for CPA(R):15, which may cause W. P. Carey & Co. and its affiliates to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

      -- agreements between CPA(R):15 and W. P. Carey & Co. or any of its affiliates, including agreements regarding compensation of W. P. Carey & Co. and its affiliates, will not be negotiated on an arm's length basis as would occur if the agreements were with unaffiliated third parties;

      -- purchases and loans from affiliates, subject to CPA(R):15's investment procedures, objectives and policies, which will increase fees and interest payable to affiliates, thereby decreasing our net income and possibly causing us to incur higher leverage levels;

      -- competition with certain affiliates for property acquisitions, which may cause W. P. Carey and its affiliates to direct properties suitable for us to other related entities;

      -- disposition, incentive and termination fees, which are based on the sale price of properties, may cause a conflict between the advisor's desire to sell a property and our plans to hold or sell the property.

Inherent in these transactions is the conflict of interest that arises due to the potential impact of the transaction on the amount of fees received by W. P. Carey & Co. and/or its affiliates and the distributions to shareholders.

MARYLAND LAW COULD RESTRICT CHANGE IN CONTROL.

     Provisions of Maryland law applicable to us prohibit business combinations with:

      -- any person who beneficially owns 10% or more of the voting power of outstanding shares;

      -- an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, referred to as an interested shareholder; or

      --  an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in shareholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

OUR PARTICIPATION IN JOINT VENTURES CREATES ADDITIONAL RISK.

     We participate in joint ventures and purchase properties jointly with other entities, some of which may be unaffiliated with us. There are additional risks involved in these types of transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that W. P. Carey & Co. or our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

A DELAY IN INVESTING FUNDS MAY CAUSE A DELAY IN OUR ABILITY TO DELIVER EXPECTED RETURNS TO INVESTORS.

     We have not yet identified all of the properties to be purchased with the proceeds of this offering. Therefore, there could be a substantial delay between the time you invest in shares and the time all offering proceeds are invested by us. This could cause a substantial delay in the time it takes for your investment to realize its full potential return.

THERE ARE SPECIAL CONSIDERATIONS FOR PENSION OR PROFIT-SHARING TRUSTS, KEOGHS OR IRAS.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or benefit plan in CPA(R):15, you should consider:

      -- whether your investment is consistent with the applicable provisions of ERISA or the Internal Revenue Code,

      -- whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan, and

      --  your need to value the assets of the benefit plan annually.

     We have obtained an opinion of Reed Smith LLP that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code which purchases shares. However, the opinion of Reed Smith is based on the facts and assumptions described in this prospectus, on our articles of incorporation and on our representations to them, and is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with W. P. Carey & Co. and its affiliates could be considered "prohibited transactions" which could cause us, W. P. Carey & Co. and its affiliates to be subject to liabilities and excise taxes. In addition, W. P. Carey & Co. could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

INTERNATIONAL INVESTMENTS INVOLVE ADDITIONAL RISKS

     We have purchased properties located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

      --  changing governmental rules and policies;

      -- enactment of laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

      --  variations in the currency exchange rates;

      -- adverse market conditions caused by changes in national or local economic conditions;

      --  changes in relative interest rates;

      -- change in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

      -- changes in real estate and other tax rates and other operating expenses in particular countries;

      --  changes in land use and zoning laws; and

      --  more stringent environmental laws or changes in such laws.

WE MAY INCUR COSTS TO FINISH BUILD-TO-SUIT PROPERTIES.

     We may sometimes acquire undeveloped or partially developed land parcels for the purpose of owning to-be-built facilities for a prospective tenant. Oftentimes, completion risk, cost overruns and on-time delivery are the obligations of the prospective tenant. To the extent that the tenant or the third-party developer experiences financial difficulty or other complications during the construction process we may be required to incur project costs to complete all or part of the project within a specified time frame. The incurrence of these costs or the non-occupancy by the tenant may reduce the project's and our portfolio returns.

WE MAY FACE COMPETITION FOR ACQUISITION OF PROPERTIES.

     We face competition for the acquisition of office and industrial properties in general, and such properties not leased to major corporations in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings.

THE LOSS OR DEFAULT OF CERTAIN MAJOR TENANTS COULD ADVERSELY AFFECT OUR REVENUES AND DISTRIBUTIONS TO SHAREHOLDERS.

     As of December 31, 2002, the value of the Clear Channel and Carrefour properties (see the Description of Properties beginning on page 83) each exceeded 10% of our gross assets. Subsequent to December 31, 2002, a partial interest in the Carrefour properties was sold to an affiliate and our net investment in the Carrefour properties is less than 10% of gross assets. Also, the Tower Automotive, Petsmart, Fleming and Foster Wheeler properties generated in excess of 10% of our gross revenues for 2002. Our performance could be adversely affected in the event of bankruptcy or insolvency of any of these companies, a downturn in their businesses or their failure to renew their leases upon expiration. On April 1, 2003, Fleming filed for Chapter 11 bankruptcy protection.

EXISTING SHAREHOLDERS' EQUITY INTEREST WILL BE DILUTED BY THIS OFFERING.

     When additional shares of our stock are sold in this offering, the equity interest of our existing shareholders will be diluted. Further, because investors will pay the same price per share during this offering, the value of shares previously acquired by shareholders or during the early part of this offering will be diluted upon the purchase of shares by shareholders purchasing subsequently if investments previously acquired have appreciated in value. Conversely, if investments previously acquired by us have depreciated in value, the value of the shares purchased later in this offering will be diluted immediately upon the purchase of the shares.

                           ESTIMATED USE OF PROCEEDS


     The following table presents information about how the money raised in this offering will be used. Information is provided assuming the maximum number of shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $690 million. Raising less than the full $690 million will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 87% of the money invested by shareholders will be used to buy real estate, while the remaining 13% will be used to pay expenses and fees, including the payment of fees to W.
P. Carey & Co. and its affiliates.



                                                                  MAXIMUM OFFERING
                                                              SALE OF 69,000,000 SHARES
                                                              -------------------------
                                                                             PERCENT OF
                                                                               PUBLIC
                                                                              OFFERING
                                                                 AMOUNT       PROCEEDS
                                                              ------------   ----------
Public Offering Proceeds....................................  $690,000,000     100.00%
                                                              ------------    -------
Less Offering Expenses
  Selling Commissions(1)....................................    44,850,000       6.50%
  Marketing Support.........................................     3,450,000       0.50%
  Other Organization and Offering Expenses(2)...............    20,700,000       3.00%
                                                              ------------    -------
         Total Offering Expenses............................    69,000,000      10.00%
                                                              ------------    -------
Amount of Public Offering Proceeds Available for
  Investment................................................   621,000,000      90.00%
                                                              ------------    -------
Acquisition Fees(3).........................................    15,438,750       2.24%
Acquisition Expenses(4).....................................     3,450,000       0.50%
Working Capital Reserve(5)..................................             0          0
                                                              ------------    -------
Total Proceeds to be Invested in Real Estate................  $602,111,250      87.26%
                                                              ============    =======


---------------
Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.

(1) We will generally pay a selling commission of $0.65 per share sold. See "The Offering" for a description of volume discounts.

(2) "Other Organization and Offering Expenses" represent all expenses incurred in connection with our formation, qualification and registration of our shares and in marketing and distributing the shares, and any other expenses actually incurred and directly related to the offering and sale of the shares, except selling commissions. The total underwriting compensation to be paid to Carey Financial and the selected dealers in connection with this offering, including selling commissions, the selected dealer fee wholesaling compensation (including expense reimbursements, salaries, wholesaling fees, and wholesaling commissions), marketing fees, monitoring fees and expense reimbursements (including expense reimbursements for sales seminars, bonus and sales incentives, and due diligence), cannot exceed 10% of the gross amount raised in the offering. However, an additional one half percent of gross proceeds from sales made by Carey Financial and each selected dealer may be paid for bona fide due diligence expenses. To the extent all organization and offering expenses and the wholesaling fee (excluding selling commissions and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers) exceed four percent of the amount raised in this offering, the excess will be paid by W.
    P. Carey & Co. with no recourse to CPA(R):15. See "Management Compensation." See "The Offering" for a complete description of the fees and expense reimbursements payable to Carey Financial and the selected dealers.

(3) Acquisition fees include all fees and commissions (including interest thereon) paid by us to any party in connection with the making or investing in mortgage loans or the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of the offering. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. If we raise the full $690 million and all of our properties use 60% leverage, the total acquisition fees payable will be $38,596,875. However, acquisition fees payable with respect to the portion of properties paid for with debt will be paid with those borrowed funds, and not with proceeds of this offering. Although it is assumed that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we as purchaser, will bear such fees as part of the purchase price. We will not purchase any property that has a total property cost (generally, the sum of the costs of purchasing, developing, constructing and improving the property plus the acquisition fees paid in connection with the purchase) in excess of the property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey & Co. and its affiliates. Assuming we do not borrow money to purchase properties, the subordinated acquisition fees are not expected to exceed $12,351,000 (1.79% of the offering proceeds) in the event the maximum offering of $690,000,000 is achieved. If we use 60% leverage on all properties, the maximum subordinated acquisition fee payable would be $30,877,500. These fees with respect to any property are payable in equal amounts over a four year period following the acquisition of a property, assuming a cumulative annual return of six percent has been paid to shareholders.

(4) "Acquisition Expenses" represent an estimate of all expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses. "Acquisition Expenses" do not include acquisition fees.

(5) Because leases generally will be on a "triple-net" basis, we have not established a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, W. P. Carey & Co. may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that W. P. Carey & Co. and its affiliates will or may receive in connection with this offering and our operation. These payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest." References to W. P. Carey & Co. also include affiliates of W. P. Carey & Co.


        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

W. P. Carey & Co.                   Reimbursement for organization and          The actual amounts to be paid will
                                    offering expenses, including                depend upon the actual amount of
                                    identified wholesaling expenses             organization and offering expenses
                                    incurred on our behalf; provided,           incurred by W. P. Carey & Co. and its
                                    however, that if the aggregate of all       affiliates in connection with this
                                    organization and offering expenses,         offering which is not determinable at
                                    the wholesaling fee, and selected           this time. These expenses are
                                    dealer fee referred to below                estimated to be $20,700,000 if
                                    (excluding selling commissions and          69,000,000 shares are sold.
                                    any fees paid

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                    or expenses reimbursed to the
                                    selected dealers) that are paid on
                                    behalf of the selected dealers
                                    exceeds four percent of the gross
                                    offering proceeds, W. P. Carey & Co.
                                    will be responsible for the excess.

Carey Financial                     Selling commissions equal to $0.65          The estimated amount payable to Carey
                                    per share sold. Carey Financial will,       Financial is $44,850,000 if
                                    in turn, reallow up to $0.65 per            69,000,000 shares are sold in this
                                    share of the commissions to selected        offering, all of which will be
                                    dealers.                                    reallowed to the selected dealers.

Carey Financial                     A marketing fee of one half percent         The estimated amount payable to Carey
                                    will be paid to Carey Financial.            Financial is $3,450,000 if 69,000,000
                                    Carey Financial may in its sole             shares are sold in the offering.
                                    discretion reallow up to the full
                                    amount to selected dealers based on
                                    such factors as volume of shares sold
                                    by the selected dealers, marketing
                                    support and bona fide conference fees
                                    incurred.

Carey Financial                     A wholesaling fee of one half percent       The estimated amount payable to Carey
                                    (included in "Other Organization and        Financial is $3,450,000 if 69,000,000
                                    Offering Expenses") will be paid to         shares are sold in this offering.
                                    Carey Financial for Wholesaling
                                    services.

Carey Financial                     A selected dealer fee of one percent        The estimated amount payable to the
                                    (included in "Other Organization and        selected dealers is $6,900,000 if
                                    Offering Expenses") of the price of         69,000,000 shares are sold in this
                                    each share will be paid to Carey            offering.
                                    Financial and will be reallowed the
                                    selected dealers for shares sold by
                                    the selected dealers.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  ACQUISITION STAGE

W. P. Carey & Co.                   Interest on loans made to CPA(R):15.        The actual amount of loans made to us
                                    On short-term loans, the interest           by W. P. Carey & Co. or its
                                    rate will be the lesser of: (i) one         affiliates is not determinable at
                                    percent above the prime rate of             this time. Accordingly, the actual
                                    interest published in The Wall Street       amount of interest payable to W. P.
                                    Journal, and (ii) the rate that we          Carey & Co., if any, is not
                                    would generally be charged by               determinable at this time. While the
                                    unrelated lending institutions on           dollar amount of such loans is not
                                    comparable loans for the same purpose       limited, certain conditions will
                                    in the locality of the property. See        apply, as described under "Conflicts
                                    "Conflicts of Interest" and                 of Interest -- We may make purchases
                                    "Investment Objectives, Procedures          or take loans from affiliates."
                                    and Policies." and Policies."

W. P. Carey & Co.                   Total acquisition fees (which include       The actual amount to be paid to W. P.
                                    real estate brokerage fees, mortgage        Carey & Co. will depend upon the
                                    placement fees, lease-up fees and           aggregate total property cost of the
                                    transaction structuring fees payable        properties, which in turn is
                                    by us), other than subordinated             dependent upon the gross offering
                                    acquisition fees, payable by either         proceeds and the amount of mortgage
                                    sellers of property or us to W. P.          financing we use in acquiring the
                                    Carey & Co. may not exceed two and          properties, and accordingly is not
                                    one half percent of the aggregate           determinable at this time. If the
                                    purchase price of the properties. The       properties acquired from the proceeds
                                    total of all acquisition fees               of this offering are 60% leveraged,
                                    (including subordinated acquisition         the acquisition fees payable to W. P.
                                    fees and any interest thereon) and          Carey & Co. are estimated to be
                                    acquisition expenses we pay must be         approximately $38,596,875 if
                                    reasonable and may not exceed six           69,000,000 shares are sold. See
                                    percent of the aggregate contract           "Conflicts of Interest."
                                    purchase price of all properties we
                                    purchase with the proceeds of this
                                    offering.(1)(2)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   Total subordinated acquisition fee is       The actual amount to be paid to W. P.
                                    two percent of the aggregate purchase       Carey & Co. will depend upon the
                                    price of the properties. This fee is        aggregate cost of the properties
                                    payable in equal annual installments        acquired with the proceeds of this
                                    on January 1 of each of the four            offering, which in turn is dependent
                                    calendar years commencing with              upon the gross offering proceeds of
                                    January 1 following the first               this offering and the amount of
                                    anniversary of the date a property          mortgage financing we used in
                                    was purchased. The unpaid portion of        acquiring the properties, and
                                    the subordinated acquisition fee with       accordingly is not determinable at
                                    respect to any property will bear           this time. If the properties acquired
                                    interest at the rate of six percent         with the proceeds of this offering
                                    per annum from the date of                  are 60% leveraged, subordinated
                                    acquisition of the property until the       acquisition fees payable to W. P.
                                    portion of the fee is paid. The             Carey & Co. are estimated to be
                                    accrued interest is payable on the          approximately $30,877,500 if
                                    date of each annual installment of          69,000,000 shares are sold (excluding
                                    the fees. Our portion of the                interest). See "Conflicts of
                                    subordinated acquisition fee payable        Interest."
                                    in any year, and accrued interest
                                    thereon, will be subordinated to a
                                    cumulative annual return to
                                    shareholders of six percent based on
                                    distributions paid. All subordinated
                                    acquisition fees, and accrued
                                    interest thereon, shall become due
                                    and payable at the time the shares
                                    become listed for trading on a
                                    national securities exchange or
                                    included for quotation on
                                    Nasdaq.(1)(2)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE

W. P. Carey & Co.                   The amounts of any reimbursement of         Not determinable at this time.
                                    expenses will not exceed amounts
                                    which would be paid to non-affiliated
                                    third parties in the same locality
                                    for similar products. Our operating
                                    expenses may not exceed the greater
                                    of two percent of the total amount
                                    invested by us in real estate or 25%
                                    of our net income in any 12-month
                                    period. To the extent that we incur
                                    operating expenses in excess of this
                                    amount and the independent directors
                                    find that the excess expenses were
                                    the result of unusual and
                                    nonrecurring factors, W. P. Carey &
                                    Co. may be reimbursed in future years
                                    for the full amount of these excess
                                    expenses, or any portion thereof, but
                                    only to the extent the reimbursement
                                    would not cause our operating
                                    expenses to exceed the limitation in
                                    the year they are paid.

W. P. Carey & Co.                   Asset management fee, payable in cash       If the maximum number of shares is
                                    or restricted stock at the option of        sold and CPA(R):15 borrows 60% of
                                    W. P. Carey & Co. and is calculated         invested assets, average invested
                                    monthly in an amount equal to one-          assets as a result of this offering
                                    twelfth of one half percent of the          would be approximately
                                    total amount invested by us in real         $1,543,875,000. The annual asset
                                    estate. Payment of the asset                management fee on these assets would
                                    management fee will be deferred if          be approximately $7,719,375.
                                    our operating expenses, including the
                                    asset management fee, exceeds the
                                    greater of two percent of the total
                                    amount invested by us in real estate
                                    or 25% of our net
                                    income.(2)(3)(4)(5)(6)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   A performance fee, payable in cash or       If the maximum number of shares is
                                    restricted stock at the option of W.        sold and our borrowing estimates of
                                    P. Carey & Co. calculated monthly on        60% are correct, average invested
                                    the basis of one-twelfth of one half        assets as a result of this offering
                                    percent of the average invested             would be approximately $1,543,875,000
                                    assets for the preceding month,             and the annual performance fee on
                                    payable quarterly. Payment of this          these assets would be approximately
                                    fee for any quarter will be                 $7,719,375.
                                    subordinated to the preferred return
                                    of six percent. The preferred return
                                    is the cumulative return computed
                                    from the initial closing date through
                                    the date on which this amount is
                                    being calculated.(2)(3)(4)(5)(6)(8)

W. P. Carey & Co.                   A loan refinancing fee payable by           The actual amount to be paid to W. P.
                                    either the tenant of a property or          Carey & Co. is not limited, but will
                                    CPA(R):15 may not exceed one percent        depend upon the aggregate amount of
                                    of the principal amount of any              the refinancing we obtain.
                                    refinancing obtained by CPA(R):15 for
                                    which W. P. Carey & Co. renders
                                    substantial services. The loan
                                    refinancing fee will be payable only
                                    if: (i) the new loan is approved by a
                                    majority of the independent directors
                                    and found to be in the best interests
                                    of CPA(R):15, and (ii) the terms of
                                    the new loan represent an improvement
                                    over the terms of the refinanced
                                    loan, the new loan materially
                                    increases the total debt secured by a
                                    particular property, or the maturity
                                    date of the refinanced loan (which
                                    must have had an initial term of five
                                    years or more) is less than one year
                                    from the date of the refinancing. See
                                    "Conflicts of Interest."(8)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Financial                     The annual monitoring fee will be           The estimated amount payable to Carey
                                    paid to compensate Carey Financial          Financial annually is $1,035,000 if
                                    for expenses incurred in maintaining        69,000,000 shares are sold in this
                                    and providing information about us to       offering.
                                    their representatives and clients,
                                    and for the cost incurred in
                                    maintaining CPA(R):15 investor
                                    accounts. Commencing on December 31
                                    of the year following the year in
                                    which this offering terminates, and
                                    every December 31 thereafter, we will
                                    pay to Carey Financial the monitoring
                                    fee of 0.15% of capital raised, which
                                    in its sole discretion may reallow
                                    all or a portion of the 0.15% to the
                                    selected dealers who sold shares
                                    pursuant to this offering and whose
                                    clients who purchased shares in this
                                    offering hold shares on December 31
                                    of that year. No portion of the
                                    annual monitoring fee for any year
                                    shall accrue in or be payable for
                                    such years in which we are liquidated
                                    or in which the shares become
                                    publicly traded. Notwithstanding the
                                    foregoing, we will not pay the
                                    portion of the annual monitoring fee
                                    for any year which if paid would
                                    cause the total underwriting
                                    compensation paid to W. P. Carey &
                                    Co. and Carey Financial in connection
                                    with this offering, including selling
                                    commissions, expense reimbursements
                                    and the annual monitoring fee, to be
                                    equal to or greater than 10% of the
                                    gross offering proceeds.

Independent Directors               We pay to each independent director a       The estimated aggregate compensation
                                    quarterly fee of $3,250 and a meeting       payable to the independent directors
                                    fee of $1,250 per meeting.                  as a group for a full fiscal year is
                                                                                approximately $72,000.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

W. P. Carey & Co.                   Subordinated disposition fee shall be       Not determinable at this time.
                                    payable in an amount equal to the
                                    lesser of: (i) 50% of the competitive
                                    real estate commission and (ii) three
                                    percent of the contract sales price
                                    of a property (if W. P. Carey & Co.
                                    provides a substantial amount of
                                    services in the sale of a property).
                                    The subordinated disposition fee
                                    shall be deferred until shareholders
                                    have received a return of 100% of
                                    their initial investment (through
                                    certain liquidity events or
                                    distributions) plus a six percent
                                    cumulative annual return, commencing
                                    with the initial closing date. To the
                                    extent that we do not pay the
                                    subordinated disposition fee because
                                    of the foregoing limitation, the
                                    unpaid commissions will be accrued
                                    and paid at the time the limitation
                                    has been satisfied. The total real
                                    estate commissions we pay shall not
                                    exceed an amount equal to the lesser
                                    of: (i) six percent of the contract
                                    sales price of a property or (ii) the
                                    commission paid in a competitive
                                    market for the purchase or sale of a
                                    property that is reasonable and
                                    competitive in light of the size,
                                    type and location of the property.(8)

W. P. Carey & Co.                   Subordinated incentive fee shall be         The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of our
                                    the balance from cash we receive from       operations and the amounts received
                                    the sale and refinancing of                 upon the sale or other disposition of
                                    properties remaining after the              the properties and are not
                                    shareholders have received a return         determinable at this time.
                                    of 100% of their initial investment
                                    (through certain liquidity events or
                                    distributions) plus a six percent
                                    cumulative annual return.(7)(8)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   Termination Fee, while not limited to       Not determinable at this time.
                                    a specific dollar amount, shall be
                                    payable in an amount equal to 15% of
                                    the amount, if any, by which (i) the
                                    appraised value of the properties on
                                    the date of termination of the
                                    advisory agreement less amounts of
                                    all indebtedness secured by the
                                    properties, exceeds (ii) investors'
                                    initial capital plus a six percent
                                    cumulative annual return less all
                                    distributions we pay through the date
                                    of termination.(5)(8)

---------------
(1) The total acquisition fees (not including subordinated acquisition fees and any interest thereon) payable to W. P. Carey & Co. may not exceed two and one half percent of the aggregate property cost of all properties we purchase with the proceeds of this offering. The total of all acquisition fees (including subordinated acquisition fees and any interest thereon) and acquisition expenses we pay must be reasonable and may not exceed six percent of the aggregate contract purchase price of all properties we purchase with the proceeds of this offering. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.


(2) We expect to borrow between approximately 55% and 65% of the purchase price of all properties. The CPA(R) REITs have had similar leverage expectations and have experienced leverage of approximately 60%. The actual leverage percentage we experience will impact the amount of acquisition fees earned by W. P. Carey & Co. because these fees are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If the maximum offering of 69,000,000 shares are sold and the properties are 75% leveraged (the maximum allowable), acquisition fees (not including subordinated acquisition fees) payable to W. P. Carey & Co. as a result of this offering (assuming an aggregate total property cost of all properties of approximately $2,470,200,000) are estimated to be approximately $61,755,000 and subordinated acquisition fees are estimated to be approximately $49,404,000. We do not expect our properties to be 75% leveraged. The advisory agreement between us and W. P. Carey & Co. provides that W. P. Carey & Co. will not earn acquisition fees or subordinated acquisition fees on the reinvestment of proceeds from the sale or refinancing of properties if CPA(R):15 is expected to be liquidated at the time the proceeds are reinvested.


(3) There are currently no specific arrangements for the provision of property management services to us by W. P. Carey & Co. These services will be provided only if a property becomes vacant or requires more active management than contemplated at the time the property is acquired. However, if W. P. Carey & Co. deems these services to be necessary in order to preserve the value of the property, W. P. Carey & Co., with the approval of the board (including a majority of the independent directors), may provide these services. The maximum property management fee which may be paid to W.
    P. Carey & Co. is six percent of gross revenues from commercial properties (plus reimbursed expenses), where W. P. Carey & Co. performs property management and leasing, re-leasing or leasing related services, or three percent of gross revenues, where the entity provides only property management services. In the case of industrial and commercial properties which are leased for ten or more years on a triple net lease basis, the maximum property management fee is one percent of our gross revenues over the term of each lease plus a one-time leasing fee of three percent of the total base rents payable for the first five years of the lease term, payable in five equal annual installments. The property management fees paid to W. P. Carey & Co. is payable in cash or restricted stock at the option of W. P. Carey & Co. and may not exceed the usual and customary amounts charged for similar services in the same geographic region.

(4) If at any time the shares become listed on a national securities exchange or are included for quotation on Nasdaq, we will negotiate in good faith with
    W. P. Carey & Co. a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with W. P. Carey & Co. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

           -- the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

           -- the success of W. P. Carey & Co. in generating opportunities that meet our investment objectives;

           -- the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

           -- additional revenues realized by W. P. Carey & Co. through their relationship with us;

           -- the quality and extent of service and advice furnished by W. P. Carey & Co.;

           -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

           -- the quality of our portfolio in relationship to the investments generated by W. P. Carey & Co. for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to W.
     P. Carey & Co. than the current fee structure.

(5) If we terminate the advisory agreement, W. P. Carey & Co. will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination if the advisory agreement is terminated as follows:

           --  in connection with our change of control,

           -- by us for any reason other than "cause" as defined in the advisory agreement, or

           -- by W. P. Carey & Co. for "good reason" as defined in the advisory agreement,

      W. P. Carey & Co. shall also be entitled to the payment of the termination fee and the payment of any subordinated acquisition fees accrued for which payment has been deferred. W. P. Carey & Co. shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to W. P. Carey & Co. in the event of a termination shall be evidenced by a promissory note. The termination fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred which relate to the appreciation of the properties;

           -- shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us,

           -- shall not be due and payable until the property to which the fees relate is sold or refinanced, and

           -- shall not bear interest until the property to which the fees relate is sold or refinanced.

     W. P. Carey & Co. shall not be entitled to payment of the termination fee in the event the advisory agreement is terminated because of the failure of us and W. P. Carey & Co. to establish a fee structure appropriate for a perpetual-life entity in the event the shares are listed on a national securities exchange or are included for quotation on Nasdaq. The termination fee is an amount equal to 15% of the amount, if any, by which
     (i) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total of the total capital invested in CPA(R):15 plus an amount equal to a cumulative annual return of six percent through the termination date reduced by the total distributions paid by us from our inception through the termination date.

(6) W. P. Carey & Co. may choose to take the performance fee, the property management fee and asset management fee in cash or restricted shares. For purposes of calculating the value per share of restricted stock given for payment of the performance fee, the price per share shall be: (i) the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, (ii) $10 per share.

(7) Once shareholders have been provided with liquidity and the subordination provisions have been satisfied, W. P. Carey & Co. will be paid any subordinated incentive fee and any subordinated disposition fee it has earned. For these purposes, shareholders will be deemed to have been provided with liquidity if the shares are listed on a national security exchange or included for quotation on the Nasdaq National Market. The return requirement will be deemed satisfied if the total distributions paid by CPA(R):15 satisfy the six percent cumulative return requirement and the market value of CPA(R):15 equals or exceeds 100% of the capital raised by CPA(R):15 (less any amounts distributed from the sale or refinancing of any property). The market value will be calculated on the basis of the average market value of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange if the shares are listed or included for quotation.

    W. P. Carey & Co. has the option to receive the subordinated incentive fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive fee is paid to W. P. Carey & Co. as a result of the listing of the shares, no termination fee will be paid to W.
    P. Carey & Co. if the advisory agreement is terminated after the listing.

(8) Cumulative return is calculated as follows: for the period for which the calculation is being made, the percentage resulting from dividing: (i) the total distributions paid on each distribution payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             CONFLICTS OF INTEREST

     There will be various conflicts of interest in the operation of our business. The independent directors will have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:

     W. P. CAREY & CO. MAY IMMEDIATELY REALIZE SUBSTANTIAL COMMISSIONS, FEES, AND OTHER COMPENSATION. A transaction involving the purchase, financing, lease and sale of any property by CPA(R):15 may result in the immediate realization by
W. P. Carey & Co. and its affiliates of substantial commissions, fees, compensation and other income. In most cases, W. P. Carey & Co. has discretion with respect to all decisions relating to any such transaction. For example, acquisition fees, subordinated acquisition fees, asset management fees and performance fees are based upon the value of properties acquired, rather than the quality or suitability of the properties. While this may create an incentive for the advisor to use more leverage to acquire more properties, the total overall leverage the advisor may incur is 75%, and W. P. Carey's prior CPA(R) programs have averaged 55% to 65% leverage. Notwithstanding the leverage cap, a conflict still exists in that fees increase as leverage increases and more properties are purchased using leverage. The advisor may also make interest-bearing loans to us, which could be used to fund acquisitions, leading to additional fees, plus interest income to the advisor and would increase the risks attendant to a higher level of leverage. The advisor also has an incentive to purchase undervalued properties, which can be sold at a profit, thereby increasing incentive, disposition and termination fees payable to the advisor. Subordinated disposition fees, subordinated incentive fees and termination fees are dependent upon the sale price of properties and may create a conflict between the advisor and us regarding the timing and terms of the sale of properties. Potential conflicts may also arise in connection with a decision by
W. P. Carey & Co. (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey & Co., causing W. P. Carey & Co. to sell properties to generate fees, rather that because such sale is in our best interest. Although these conflicts may encourage the advisor to purchase more leveraged properties, these conflicts are mitigated in part by the subordination of many of such fees to certain levels of investor return. Interest accrues on these unpaid subordinated fees during the time that the required return is not met. Also, CPA(R):15, and not the advisor, would receive any penalties provided for in the leases for non-payment or delinquent payment of rent.

     During our last fiscal year ended December 31, 2002, we paid the following fees and expenses to W. P. Carey & Co. affiliates, which include amounts paid in connection with our prior offering of shares, as well as this offering:

         TYPE OF FEE PAID                AMOUNT               AFFILIATED RECIPIENT
         ----------------              -----------    -------------------------------------
Personnel expense reimbursement....    $   192,700        Carey Asset Management Corp.
Asset Management Fee...............    $   736,788        Carey Asset Management Corp.
Performance Fee....................    $   736,788        Carey Asset Management Corp.
Acquisition Fee....................    $16,264,794        Carey Asset Management Corp.

     AGREEMENTS BETWEEN US AND W. P. CAREY & CO. ARE NOT ARM'S-LENGTH AGREEMENTS. Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between us and W. P. Carey & Co. or any of its affiliates will not be the result of arm's-length negotiations. Certain provisions of our bylaws require that compensation to W.
P. Carey & Co. and its affiliates be approved by a majority of the independent directors and that terms of future transactions with affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial independent directors were selected by the advisor and were subsequently re-elected by the shareholders.

     CERTAIN BUSINESS RELATIONSHIPS OF OUR AFFILIATES CREATE A GENERAL CONFLICT OF INTEREST. Wm. Polk Carey, Chairman and Chief Executive Officer is a member of our Board of Directors. Mr. Carey is also Chairman of the Board and Co-CEO of our advisor, which earns an asset management fee and a performance fee, each equal to a percentage of our average invested assets for the preceding month, payable monthly, for the services provided to us. The payment of the performance fee, however, is subordinated to specified returns to shareholders. Mr. Carey is also a director of Carey Financial Corporation, which is receiving selling commissions, marketing, wholesaling, selected dealer and monitoring fees in connection with this offering.

     WE MAY MAKE PURCHASES OR TAKE LOANS FROM AFFILIATES. We may purchase properties from affiliates of W. P. Carey & Co. if the purchase is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We also may borrow funds from W. P. Carey & Co. or its affiliates:

      -- if, at any time when proceeds of this offering are being held by the escrow agent, we do not have sufficient funds to provide the equity portion of a particular investment, or

      -- to provide the debt portion of a particular investment if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by W. P. Carey & Co. or the affiliate.

     See "Investment Objectives, Procedures and Policies." We may borrow funds on a short-term basis from W. P. Carey & Co. or its affiliates at any time.

     We may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, its subsidiaries or Wm. Polk Carey receive separate fees.

     Every transaction entered into between us and W. P. Carey & Co. or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Each transaction between us and W. P. Carey & Co. or any of its affiliates must be approved by a majority of the independent directors who are otherwise disinterested in the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

     COMPETITION WITH CPA(R):15 FROM AFFILIATES OF W. P. CAREY & CO. IN THE PURCHASE, SALE, LEASE AND OPERATION OF PROPERTIES. W. P. Carey & Co. LLC specializes in providing lease financing services to major corporations and, therefore, may be in competition with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. W. P. Carey & Co. LLC and its subsidiaries currently manage or advise private real estate investment partnerships, REITs and limited liability companies whose investment and rate of return objectives are substantially similar to ours. In addition, they expect to manage or advise, directly or through affiliates, additional REITs, public and private investment partnerships and other investment entities.


     The CPA(R) REITs have investment policies similar to ours and, therefore, may be in competition with us for properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. Affiliates of W.
P. Carey & Co. intend to offer interests in other REITs, partnerships or public or private investment entities, some of which may have similar investment objectives as ours and may be in a position to acquire properties at the same time as us. Affiliates of W. P. Carey & Co. may have an ownership interest in the other REITs.


     W. P. Carey & Co. will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If W.
P. Carey & Co. or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

      --  cash flow from the property;

      -- the effect of the acquisition of the property on the diversification of each entity's portfolio;

      --  rental payments during any renewal period;

      --  the amount of equity required to make the investment;

      --  the policies of each entity relating to leverage;

      --  the funds of each entity available for investment; and

      -- the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

     Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Our participation in joint ventures creates additional risk." To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the independent directors) to insure that the method used to allocate transactions is applied fairly to us. See "Description of Properties" regarding properties jointly owned by us and other CPA(R) REITs.

     IT IS POSSIBLE THAT W. P. CAREY & CO. OR ITS AFFILIATES COULD ACQUIRE ADJACENT PROPERTIES TO PROPERTIES PURCHASED BY US. Although it is not expected to occur, if W. P. Carey & Co. or any of its affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.

     THERE MAY BE COMPETITION FROM AFFILIATES OF W. P. CAREY & CO. FOR THE TIME AND SERVICES OF OFFICERS AND DIRECTORS. We depend on the board and W. P. Carey & Co. for our operations and for the acquisition, operation and disposition of our investments. W. P. Carey & Co. has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See
"Management -- Advisory Agreement." W. P. Carey & Co. will be performing similar services for the CPA(R) REITs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of W. P. Carey & Co. W. P. Carey & Co. and their affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and the shareholders. See "Management." Neither Carey Financial, W. P. Carey & Co. nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

     THE SALES AGENT IS AFFILIATED WITH W. P. CAREY & CO. Carey Financial, a subsidiary of W. P. Carey & Co. will receive a selling commission for each share sold by it (except for sales made to W. P. Carey & Co., its employees or its affiliates), annual monitoring fees with respect to shares held by its clients, a marketing fee, and reimbursement for specified expenses. See "The Offering." As sales agent, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in the offering, including W. P. Carey & Co. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

     WE SHARE COMMON COUNSEL WITH W. P. CAREY & CO. AND ITS AFFILIATES. Reed Smith LLP, our counsel in connection with this offering, is also counsel to W.
P. Carey & Co., Carey Financial and various affiliates, including the CPA(R) REITs. In the event any legal controversy arises in which our interests appear to be in conflict with those of W. P. Carey & Co., Carey Financial or their affiliates, other counsel will be retained for one or more parties.

     The following chart shows the relationship among W. P. Carey & Co., its parent, its affiliates and CPA(R):15. See "Management."


     Organizational (chart showing W.P. Carey & Co. LLC (the "Sponsor") owning 100% of each of Carey Financial Corporation (the "Sales Agent") and Carey Asset Management Corp. (the "Advisor"). Further, the Advisor is shown to own 51,749 shares of CPA(R):15.

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS OVER THE LIFETIME OF THE PROGRAMS. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CPA(R):15, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS). ALSO, WHILE WE USE THE TERM "FUND" OR "CPA(R) FUNDS" IN THIS SECTION, NEITHER CPA(R):15 NOR ANY OF THE OTHER CPA(R) PROGRAMS IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 OR SUBJECT TO REGULATION THEREUNDER.

     Affiliates of W. P. Carey & Co. organized the limited partnerships listed below:

      --  Corporate Property Associates

      --  Corporate Property Associates 2

      --  Corporate Property Associates 3

      --  Corporate Property Associates 4, a California limited partnership

      --  Corporate Property Associates 5

      --  Corporate Property Associates 6 -- a California limited partnership

      --  Corporate Property Associates 7 -- a California limited partnership

      --  Corporate Property Associates 8, L. P., a Delaware limited partnership

      --  Corporate Property Associates 9, L. P.

On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. Carey Diversified subsequently merged with W. P. Carey & Co. Inc. and is now known as W. P. Carey & Co. LLC.

     Affiliates of W. P. Carey & Co. have also organized the REITs listed below, referred to as the CPA(R) REITs (in addition to CPA(R):15):

      --  Corporate Property Associates 10 Incorporated (CPA(R):10)

      --  Carey Institutional Properties, Incorporated (CIP(R))

      --  Corporate Property Associates 12 Incorporated (CPA(R):12)

      --  Corporate Property Associates 14 Incorporated (CPA(R):14)

     On May 1, 2002, CPA(R):10 and CIP merged, with CIP being the surviving company. These CPA(R) REITs and the CPA(R) limited partnerships (see description above) are referred to as the "CPA(R) funds." The primary investment objectives of the CPA(R) funds are similar to ours.

     The following is information relating to the CPA(R) funds as of December 31, 2002:

Total equity raised:                                       $2,004,659,000
Total investors:                                                   82,471
Number of Properties Purchased:                                       622
Aggregate Purchase Price of Properties:                    $4,028,064,873
Total Initial Equity Investment in Properties:             $1,792,993,117
Total Initial Mortgage Financing:                          $2,235,071,696

     When acquired by the CPA(R) funds, approximately 22% of the properties had newly constructed buildings or buildings being constructed, and approximately 78% had previously constructed buildings (based on the purchase price). When purchased by the CPA(R) funds, all of the properties were single-tenant commercial, industrial and governmental real property (or interests therein). The CPA(R) funds have made no loans or participating loans and have entered into 33 joint ventures with affiliated programs (23% of all transactions entered into by the CPA(R) funds). More detailed information with respect to investments by the CPA(R) funds is separately presented in tabular form for the CPA(R) funds in Table VI, found in Part II of the registration statement. Table VI shows information regarding property acquisitions in the past three years. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):15 will provide, at no fee, copies of Table VI.

     The leveraged percentage achieved by the active CPA(R) funds are as follows:

CIP(R):....................................................  61%
CPA(R):12:*................................................  51%
CPA(R):14:*................................................  52%
CPA(R):15:*................................................  58%

---------------
     * financing of properties not yet completed

     No CPA(R) fund has missed a quarterly distribution payment. Two-thirds of CPA(R) funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA(R) fund. CIP(R), CPA(R):12 and CPA(R): 14 are currently appraised at or above their original issue price and currently have an average distribution yield of 8.11%. CPA(R):1-9 provided investors with 12.4% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA(R) funds have averaged in excess of 98% every year. CPA(R) funds have paid 650 quarterly distributions over 24 years, with 14 initial payments, 8 payments going down, 50 payments staying the same and 578 payments increasing over the prior quarter.

     The CPA(R) funds have sold all or a portion of 116 properties as of December 31, 2002.

Total Properties sold:.....................................           116
Original Purchase Price of Properties sold:................  $375,480,451
Equity Investment in Properties sold:......................  $173,464,646
Amount received from sale of properties:...................  $391,922,169
Net proceeds from sales (after expenses and payment of
  mortgage debt):..........................................  $238,583,209

     More detailed information with respect to the properties sold by the CPA(R) funds between January 1, 2000, and December 31, 2002 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this prospectus.

     Some CPA(R) funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA(R) funds to reduce their rate of distributions to partners. See Table V (Operating Results of Prior funds) in Exhibit A to this prospectus for overall results of operations of the affected CPA(R) funds.

     The management of the affected CPA(R) funds has undertaken a number of measures to mitigate the adverse effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected

CPA(R) funds and, where appropriate, settling litigation. Of the more than 250 tenants with which the CPA(R) funds have entered into leases, 32 have subsequently sought protection from creditors in bankruptcy. Properties formerly leased to 18 of these tenants have been re-leased or sold. Four other tenants have affirmed their leases and the leases of the remaining 10 tenants are currently the subject of negotiations.

     Most CPA(R) funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA(R) funds. Although several CPA(R) funds have experienced the types of adverse business developments described above, only four CPA(R) funds, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 have had to reduce the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5, the sale of two properties, in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA(R):10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 were followed by increases in the distribution rates. The distribution rate of CPA(R):7 exceeded the rate in effect before the reductions when it was merged with Carey Diversified while the distribution rate of CPA(R):1 and CPA(R):5 had not reached the rate in effect before the reduction at the time of the merger. CPA(R):10 had not reached the rate in effect before the reduction at the time of its merger with CIP(R).

     Additional information concerning the CPA(R) funds is set forth in tabular form in Exhibit A to this prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to W. P. Carey & Co. LLC" in Table II; "Operating Results of Prior Programs" in Table III; "Results of Completed Programs" in Table IV; and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):15 will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) REITs and, at a reasonable fee, the exhibits to the annual report. These annual reports and exhibits are also available at the Securities Exchange Commission's Web site at www.sec.gov.

                       CASH DISTRIBUTIONS FROM OPERATIONS

                        PROVEN TRACK RECORD OF LIQUIDITY

                            CPA(R):1   CPA(R):2   CPA(R):3   CPA(R):4
                            --------   --------   --------   --------
Total Cash Distributions
  Plus Conversion Amount
  Per $10,000
  Investment(1)(2)          $23,670    $36,865    $40,809    $31,014
Value Received in
  Conversion to Cash or
  Listed Shares per
  $10,000 Investment(3)     $11,320    $12,030    $16,320    $14,190
Total Cash Distributions
  per $10,000 Investment    $12,350    $24,835    $24,489    $16,824
  Average Annual Return        7.32%     15.32%     19.40%     14.28%
                      2002
                      2001
                      2000
                      1999
                      1998
                     1997*     7.05%     18.92%     19.86%     11.44%
                      1996     7.02%     18.72%     19.72%     11.38%
                      1995     6.50%     17.90%     18.95%     11.24%
  Annualized          1994     6.29%     17.50%     18.69%     11.17%
  Yields Based On     1993     6.23%     17.33%     18.49%     11.11%
  Calendar            1992     6.15%     17.11%     17.95%     11.03%
  Year                1991     6.07%     16.83%     16.44%     10.83%
  Distributions       1990     5.75%     16.57%     15.80%     10.60%
                      1989     5.41%     16.00%     14.60%     10.45%
                      1988     5.32%     15.40%     13.54%     10.35%
                      1987     5.27%     15.08%     13.00%     10.26%
                      1986     5.22%     13.29%     12.25%     10.19%
                      1985     7.45%      9.57%     11.55%     10.11%
                      1984     7.45%      9.17%     11.15%     10.03%
                      1983     7.45%      9.09%     10.06%      8.92%
                      1982     7.45%      8.79%      9.76%
                      1981     7.43%      8.03%
                      1980     7.33%      8.00%
                      1979     7.18%

                            CPA(R):5   CPA(R):6   CPA(R):7   CPA(R):8   CPA(R):9   CPA(R):10
                            --------   --------   --------   --------   --------   ---------
Total Cash Distributions
  Plus Conversion Amount
  Per $10,000
  Investment(1)(2)          $21,031    $26,393    $21,500    $22,861    $18,401     $20,833
Value Received in
  Conversion to Cash or
  Listed Shares per
  $10,000 Investment(3)     $ 7,910    $14,860    $11,920    $14,970    $11,330     $11,230
Total Cash Distributions
  per $10,000 Investment    $13,121    $11,533    $ 9,580    $ 7,891    $ 7,071     $ 9,603
  Average Annual Return        7.86%     12.72%     10.77%     13.78%     10.38%       8.99%
                      2002                                                             5.59%
                      2001                                                             7.15%
                      2000                                                             7.12%
                      1999                                                             7.09%
                      1998                                                             7.05%
                     1997*     7.08%      9.71%      8.62%      8.81%      8.50%       7.35%
                      1996     7.71%      9.61%      8.52%      8.72%      8.48%       8.30%
                      1995     9.78%      9.29%      8.37%      8.53%      8.44%       8.29%
  Annualized          1994     9.74%      9.23%      6.74%      8.46%      8.40%       8.25%
  Yields Based On     1993     9.68%      9.16%      6.12%      8.43%      8.38%       8.20%
  Calendar            1992     9.60%      9.08%      6.62%      8.35%      8.30%       8.12%
  Year                1991     9.52%      8.67%      8.32%      8.27%      8.22%       8.04%
  Distributions       1990     9.44%      8.46%      8.29%      8.19%      8.14%
                      1989     9.36%      8.33%      8.18%      8.08%      8.09%
                      1988     9.28%      8.23%      8.10%      8.03%
                      1987     9.19%      8.14%      8.03%
                      1986     9.10%      8.06%
                      1985     8.84%      8.01%
                      1984     8.48%
                      1983
                      1982
                      1981
                      1980
                      1979


---------------

  * Excludes special distribution paid by CPA(R):1-9 in December 1997 prior to the consolidation into Carey Diversified LLC.

(1) Total cash distributions include those received from operations and from property sales through 2002 exclusive of equity build-up from paydown of mortgage balances and increases or decreases in property value.

(2) Cash return percentages are quoted on an annualized basis and calculated by dividing the cash distributed (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.

(3) CPA(R):1 through CPA(R):9 were structured as limited partnerships and were consolidated into Carey Diversified LLC ("CDC") and listed on the NYSE in January 1998. This value assumes the shares in CDC were worth $21.52, the average share price for the 30 trading days after the listing. These programs are now complete. (On June 28, 2000, CDC merged with W. P. Carey & Co., Inc. to form W. P. Carey & Co. LLC.) In April 2002, shareholders of CPA(R):10 approved an offer to exchange their shares for either shares of CIP(R) or 4% Promissory Notes. Those who elected promissory notes received $11.23 per share at the end of 2002, as illustrated here. CIP(R) continues to operate.

                       CASH DISTRIBUTIONS FROM OPERATIONS

                                                          CIP(R)               CPA(R):12   CPA(R):14   CPA(R):15
                                              ------------------------------   ---------   ---------   ---------
                                                  FORMER          ORIGINAL
                                                 CPA(R):10         CIP(R)
                                              SHAREHOLDERS(3)   SHAREHOLDERS
                                              ---------------   ------------
Total Cash Distributions Per
  $10,000 Investment (Based
  on $10 per share)(1)                            $10,024(3)       $9,128       $7,167      $3,460       $763
                                    Q1 2003(2)        7.21%(3)       8.54%        8.26%       7.54%      6.20%
                                       2002          7.21%           8.51%        8.23%       7.49%      6.05%
                                       2001          7.15%           8.41%        8.20%       7.08%
                                       2000          7.12%           8.32%        8.17%       6.59%
                                       1999          7.09%           8.29%        8.14%       6.49%
  Annualized Yields Based On           1998          7.05%           8.25%        8.10%       6.35%
  Calendar Year
     Distributions(2)                  1997          7.35%           8.22%        8.07%
                                       1996          8.30%           8.17%        8.04%
                                       1995          8.29%           8.09%        7.63%
                                       1994          8.25%           8.02%        7.04%
                                       1993          8.20%           7.41%
                                       1992          8.12%           7.10%
                                       1991          8.04%

---------------

Cash distribution rates do not include equity build-up from paydown of mortgage balances, proceeds from sales and refinancings, increases or decreases in property values.

(1) Total cash distributions include those received from operations and from property sales through March 2003 exclusive of equity build-up from paydown of mortgage balances and increases or decreases in property values.

(2) Cash distribution percentages are quoted on an annualized basis. All cash distribution return percentages are calculated by dividing the cash distributed (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Current quarter figure represents annualized yield of most recent quarterly distribution. Any cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.

(3) In May, 2002, CPA(R):10 merged into CIP(R) and shareholders of CPA(R):10 had the option of electing 4% Prommisory Notes with a principal amount of $11.23 per share or CIP(R) shares. Those who elected promissory notes received $11.23 per share at the end of 2002. Those who elected CIP(R) shares in the merger received .8445 CIP(R) shares for each share of CPA(R):10.

The charts display, in summary form, the performance histories of the prior CPA(R) portfolios (see Table III in the prospectus) and should not be considered as indicative of the possible operations of CPA(R):15. The inclusion of this chart does not imply in any manner that CPA(R):15 will make investments comparable to those reflected in the chart with respect to cash flow, taxable income or other factors; nor does it imply or indicate that purchasers of shares will experience returns comparable to those experienced by investors in the real estate portfolios other than CPA(R):15 referred to in this chart. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CPA(R):15 should be based. Investors who purchase shares in CPA(R):15 will not have ownership interests in any of such real estate portfolios (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above was subject to risks similar to those of an investment in CPA(R):15.

     The table below compares the distribution yield performance and total return of the CPA(R) programs with some alternative investments like stocks and bonds, and some similar investments like publicly traded REIT stocks and privately held real estate. Distribution yield is one component of total return.

                       AVERAGE RETURNS 1990 THROUGH 2002

                        CPA(R)     NAREIT EQUITY   NCREIF PROPERTY   S&P 500      20-YEAR U.S.
                       PROGRAMS*      INDEX**          INDEX**       INDEX**   GOV'T BOND INDEX**
                       ---------   -------------   ---------------   -------   ------------------
Income Return........     9.66%         8.06%           8.21%          2.31%          6.52%
Total Return.........    10.87%        11.58%           6.59%         11.14%         10.59%

---------------

While CPA(R):15 is not part of the NCREIF Property Index, its investment attributes are similar. The other indexes are presented for information only.

 * Based on remaining capital per unit or share and reflects yields for CPA(R):1 through CPA(R):15.

** The S&P 500 is an index made up of stocks that seek capital appreciation as a primary component of total return. Dividend yield is the primary component of total return for NAREIT, NCREIF and CPA(R) Programs. NAREIT Equity Index includes all equity REITs currently trading on NYSE, NASDAQ & AMEX; NCREIF Property Index tracks the performance of real estate acquired on behalf of tax exempt institutions and held in a fiduciary environment; S&P 500 follows 500 stocks chosen for market size, liquidity and industry group representation. For CPA(R)Programs, S&P 500 and NAREIT, income return is calculated by dividing distribution amounts by invested capital. NCREIF income return is computed by dividing net operating income by the average daily investment for the year. 20-Year U.S. Government Bond income return is calculated as the change in the bond's flat price plus any coupon paid to the bond-holder.

                           TRACK RECORD OF LIQUIDITY

     The first ten funds, CPA(R):1-10, went full cycle and provided liquidity for investors, generating an average annual return of 12%. CPA(R):1-9 provided liquidity by merging into a public company in 1998; and the following table sets forth their total returns per $1,000 invested based on the average share price for the first 30 trading days. CPA(R):10 offered promissory notes to its investors in June 2002, and the following table sets forth the return per $1,000 invested based on the cash redemption of these notes in December 2002. While past performance is no guarantee of future results, distribution rates for these funds reached an average of 10.6% in their final years of operation.


                                       DATE OF FINAL       END VALUE       % OF ORIGINAL   AVERAGE ANNUAL
                                          CLOSING      PLUS DISTRIBUTION    INVESTMENT         RETURN
                                       -------------   -----------------   -------------   --------------
CPA(R):1.............................     6/12/79           $2,367              237%            7.32%
CPA(R):2.............................     9/23/80           $3,687              369%           15.32%
CPA(R):3.............................     5/13/82           $4,082              408%           19.40%
CPA(R):4.............................     6/16/83           $3,101              310%           14.28%
CPA(R):5.............................    12/21/83           $2,103              210%            7.86%
CPA(R):6.............................     2/13/85           $2,639              264%           12.72%
CPA(R):7.............................     9/17/87           $2,151              215%           10.77%
CPA(R):8.............................    11/21/88           $2,286              229%           13.78%
CPA(R):9.............................     4/30/90           $1,839              184%           10.38%
CPA(R):10............................     7/17/91           $2,083              208%            8.99%

    DIVERSIFICATION WITH REAL ESTATE MAY REDUCE RISK AND/OR INCREASE RETURN

(STOCKS AND BONDS PIE CHARTS SHOWING (1) A PORTFOLIO OF 50% STOCKS, 40% BONDS AND 10% T-BILLS RETURNING 9.4% WITH A RISK OF 10.8%, (2) A PORTFOLIO OF 45% STOCKS, 35% BONDS, 10% T-BILLS AND 10% CPA(R) Funds returning 9.5% with a risk of 8.0%, and (3) a portfolio of 40% stocks, 30% bonds, 10% T-Bills and 20% CPA(R) Funds, returning 9.6% with a risk of 8.0%, each during the period 1990 to 2002.)


* The above figures do not include years prior to 1990 because annual appraisals were not performed prior to 1990, and they do not include the newest funds -- CIP(R), CPA(R)12, CPA(R):14 & CPA(R):15 -- because those funds continue to operate and have not yet produced actual liquidation results. If the active funds were included, based on appraised values, the return and risk figures would be 9.42% and 9.6%, respectively, for the 10% real estate portfolio and 9.43% and 8.5%, respectively, for the 20% real estate portfolio. For informational purposes only. Past performance is no guarantee of future results. As presented here, risk is a measure of standard deviation, and return is a measure of income and capital appreciation. Stocks -- Standard & Poors 500(R); Bonds -- 20-year U.S. Government Bond; T-Bills -- U.S. 30-Day T-Bill; CPA(R) Funds -- Includes all fully liquidated CPA(R) funds, CPA(R):
  1-10.

                               CORRELATION MATRIX*
                                   1990 -- 2002

     The matrix below shows the correlation between the performance of the CPA(R) funds and certain other investments you may already own. As demonstrated in the matrix below, the CPA(R) funds have little to no correlation with financial assets and a positive correlation with inflation. As with other illiquid investments, CPA(R):15 cannot be liquidated as quickly as stocks, bonds or mutual funds.

                                             S&P    20-YEAR U.S.   CPA(R)     NAREIT-        U.S.
                                             500     GOV'T BOND    FUNDS    EQUITY INDEX   INFLATION
                                            -----   ------------   ------   ------------   ---------
S&P 500.................................     1.00      -0.10        0.03        0.40         -0.29
20-Year U.S. Gov't Bond.................    -0.10       1.00       -0.26        0.12         -0.20
CPA(R) Funds............................     0.03      -0.26        1.00       -0.10          0.19
NAREIT-Equity Index.....................     0.40       0.12       -0.10        1.00         -0.08
U.S. Inflation..........................    -0.29      -0.20        0.19       -0.08          1.00

---------------

SOURCE: Calculated by W. P. Carey & Co. LLC using information and data presented in Ibbotson Investment Analysis Software, (C)2003 Ibbotson Associates, Inc. All rights reserved. Used with permission.

* S&P 500 is a capitalization-weighted index of 500 stocks; 20-Year U.S. Gov't Bond represents the U.S. 20-year Government Bond Index; CPA(R) Funds includes CPA(R)s 1-15; NAREIT Equity Index includes all REITs traded on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange; U.S. Inflation as measured by the CPI. The indexes are presented for information only. Correlation calculations are based on quarterly total returns. CPA(R) Funds and S&P 500 total returns are calculated by reinvesting distributions on the respective ex-dividend dates. The 20-Year U.S. Government Bond total return is calculated as the quarterly change in the flat price plus the accrued interest. NAREIT Equity Index total return is calculated by adding the dividend to the index's quarter-end value and dividing by the previous quarter-end value. U.S. Inflation total return is calculated by taking the quarterly change in the price on a market basked of goods. CPA(R) Funds and NAREIT Equity Index incorporate any special distributions (return of initial capital) as income for total return calculation purposes.

                 W. P. CAREY GROUP -- PORTFOLIO DIVERSIFICATION

     W. P. Carey & Co. owns or manages properties leased to tenants in the following industries (as of March 31, 2003):

    PORTFOLIO DIVERSIFICATION BY TENANT INDUSTRY (BASED ON ANNUAL REVENUES) [PROPERTY TYPE DIVERSIFICATION PIE CHART PERCENTS]

                                                                            FURNITURE
                                        CONSUMER,                               &
BASIC                                     NON-      EDUCATION               EQUIPMENT
MATERIALS              COMMUNICATIONS   CYCLICAL    SERVICES    FINANCIAL    STORES      HOTELS    INDUSTRIAL   MISCELLANEOUS
---------              --------------   ---------   ---------   ---------   ---------    ------    ----------   -------------
6                           9.00          7.00        1.00        10.00       2.00        3.00        27.00         5.00


                                                          TRANSPORTATION
BASIC                   MOTION                                  BY         WHOLESALE
MATERIALS              PICTURES    RETAIL    TECHNOLOGY        AIR           TRADE
---------              --------    ------    ----------   --------------   ---------
6                        1.00       7.00        5.00           2.00          15.00

     W. P. Carey & Co. owns or manages the following types of properties (as of March 31, 2003):

     PORTFOLIO DIVERSIFICATION BY FACILITY TYPE (BASED ON ANNUAL REVENUES) [PROPERTY TYPE DIVERSIFICATION PIE CHART PERCENTS]

                                                                              OTHER                                 WAREHOUSE
HOSPITALITY                        INDUSTRIAL            OFFICE            PROPERTIES            RETAIL           DISTRIBUTION
-----------                        ----------            ------            ----------            ------           ------------
3                                     33.00               24.00               9.00                11.00               20.00

     The properties owned or managed by W.P. Carey & Co. as of March 31, 2003 are located throughout the United States, England, Finland, France and the Netherlands as shown on the chart below:

         PORTFOLIO DIVERSIFICATION BY REGION (BASED ON ANNUAL REVENUES) [PIE CHART INDICATING REGIONAL DIVERSIFICATION PERCENTS]

EAST                                           EUROPE                MIDWEST                 SOUTH                   WEST
----                                           ------                -------                 -----                   ----
22                                              9.00                  22.00                  24.00                  23.00

                           CPA(R): 15 DIVERSIFICATION

                           DIVERSIFICATION BY REGION

                      [DIVERSIFICATION BY REGION GRAPHIC]

     DIVERSIFICATION BY FACILITY TYPE     DIVERSIFICATION BY TENANT INDUSTRY

    [PIE CHARTS INDICTING PROPERTY TYPE AND TENANT INDUSTRY DIVERSIFICATION]

                                   MANAGEMENT

     We operate under the direction of the board, the members of which are accountable to us and our shareholders as fiduciaries. A majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws. The board is responsible for the management and control of our affairs. The board has retained W. P. Carey & Co. to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. We currently have six directors. We must have at least three and may have no more than nine directors.

     A majority of the board must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director may not, directly or indirectly (including through a member of his or her immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of any affiliates, except that an independent director may serve as a director, officer or trustee for not more than two other REITs organized or advised by W. P. Carey & Co. An independent director may not perform material services for CPA(R):15, except to carry out the responsibilities of director. Two of the directors are affiliates of W. P. Carey & Co. and four are independent directors. An independent director is a director who is not and has not for the last two years been associated with W.
P. Carey & Co. LLC, Carey Asset Management or any of its affiliates other than up to two other public REITs sponsored by W. P. Carey & Co. LLC.

     Each director will hold office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

     Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

      -- in the case of a director who is not an independent director (an "affiliated director"), by a vote of a majority of the remaining affiliated directors, or

      -- in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient.

     The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on W. P. Carey & Co. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director a quarterly fee of $3,250 and a meeting fee of $1,250 per meeting. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $72,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of W. P. Carey & Co. However, we reimburse W.P. Carey for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See "Advisory Agreement" for a more complete discussion of these reimbursements. The board may change the compensation of directors.

     Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and W. P. Carey & Co. to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with W. P. Carey & Co. or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of W. P. Carey & Co. and determining that the compensation to be paid to W. P. Carey & Co. is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as

      -- the amount of the fee paid to W. P. Carey & Co. in relation to the size, composition and performance of CPA(R):15's investments;

      -- the success of W. P. Carey & Co. in generating appropriate investment opportunities;

      -- rates charged to other investment entities by advisors performing similar services;

      -- additional revenues realized by W. P. Carey & Co. and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

      -- the quality and extent of service and advice furnished by W. P. Carey & Co., the performance of our investment portfolio; and

      --  the quality of our portfolio relative to the investments generated by
          W. P. Carey & Co. for its other clients.

     Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either: (i) the removal of W. P. Carey & Co., any director or any affiliate; or (ii) any transaction between us and W. P. Carey & Co., any director or any affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):15

     Our directors and executive officers are as follows:

                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman and Director
Gordon F. DuGan............................  Vice Chairman
George E. Stoddard.........................  Director
Francis X. Diebold.........................  Independent Director
Elizabeth P. Munson........................  Independent Director
Ralph F. Verni.............................  Independent Director
Warren G. Wintrub..........................  Independent Director
Anne R. Coolidge...........................  President
John J. Park...............................  Managing Director and Chief Financial
                                             Officer

     The following is a biographical summary of the experience of our directors and executive officers:

     Wm. Polk Carey, age 73, is Chairman of the Board of Directors. Mr. Carey has served as a director of CPA(R):15 since 2001, of CPA(R):14 since 1997, of CPA(R):12 since 1993, of CIP(R) since 1993, and of

W. P. Carey & Co. LLC since 1997. Mr. Carey was also elected Chairman of W. P. Carey & Co. in June 1997, has been active in lease financing since 1959, and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and Vice Chairman and Director of Corporate Finance of duPont Glore Forgan Inc. Mr. Carey was educated at Princeton University and is a graduate of the University of Pennsylvania's Wharton School. Mr. Carey served as a Governor of the National Association of Real Estate Investment Trusts ("NAREIT") and served as the Executive in Residence at Harvard Business School. He currently serves on the boards of The Johns Hopkins University and its School of Advanced International Studies and as Chairman of the Boards of Trustees of the St. Elmo Foundation and the W. P. Carey Foundation. The W. P. Carey Foundation was formed to foster educational organizations and improve the quality of education. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that university. With Sir John Templeton, he helped to establish the program in management education at Oxford University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CIP(R), CPA(R):12, W. P. Carey & Co. LLC, and CPA(R):14, and was also Chairman of the Board and Chief Executive Officer of CPA(R):10 prior to its merger with CIP(R). Mr. Carey is the brother of Francis J. Carey.

     Gordon F. DuGan, age 36. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988, and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was Chief Financial Officer of a Colorado-based wireless communications equipment manufacturer. In 1997 Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions, was elected to Executive Vice President and Managing Director, and was elevated to President in 1999 and Co-CEO in 2002. Mr. DuGan has served as a Trustee of the W. P. Carey Foundation since 1999. He also serves on the Board of the New York Pops and is a member of the Young Presidents Organization. Mr. DuGan received his BS degree in Economics from the Wharton School of the University of Pennsylvania.

     George E. Stoddard, age 86, has served as a director of CPA(R):15 since 2001. Mr. Stoddard, has been with W. P. & Co. since 1979. Mr. Stoddard has served as a director of CPA(R):14 since 1997, of CPA(R):12 since 1997, of CIP(R) since 1997, and of W. P. Carey & Co. LLC since 2000. Prior to joining W. P. Carey & Co. Mr. Stoddard was Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an AB degree from Brigham Young University, an MBA from Harvard Business School and an LLB from Fordham University Law School. Mr. Stoddard serves as Chairman of the Investment Committee of W. P. Carey & Co. and has been a Trustee of the W. P. Carey Foundation since December 1990. Mr. Stoddard is a director of CIP(R), CPA(R):12 and CPA(R):14, and was also a director of CPA(R):10 prior to its merger with CIP(R).

     Francis X. Diebold III, age 43, has served as an independent director of CPA(R):15 since 2002. Mr. Diebold has also served as a director of CPA(R):12 and of CIP(R) since 2002. Mr. Diebold is a William Polk Carey Professor of Economics, Finance and Statistics at the University of Pennsylvania, where he has been a member of the faculty since 1989. He has also served as a Research Associate at the National Bureau of Economic Research since 1999, and was Director of the Institute for Economic Research from 1999 to 2000. From 1986 to 1989, he served as an economist under Paul Volker and Alan Greenspan at the Board of Governors of the Federal Reserve System in Washington, DC. Mr. Diebold has published extensively and has served on the editorial boards of numerous journals, including Econometrica and Review of Economics and Statistics. He is a Fellow of the Econometric Society and the recipient of several prizes for outstanding teaching. Diebold has held visiting appointments at several institutions, including Princeton University, the Graduate School of Business at the University of Chicago, and the Stern School of Business at New York University. Diebold received his B.S. from the Wharton School at the University of Pennsylvania in 1981 and his Ph.D. in 1986, also from the University of Pennsylvania. He also serves as a director of CIP(R) and CPA(R):12.

     Elizabeth P. Munson, age 47, has served as an independent director of CPA(R):15 since 2002. Ms. Munson is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson serves on the Executive Committee of the Board of Trustees of St. Paul's School, Concord, New Hampshire, a member of the Board of Advisors of the Wildlife Conservation Society, Bronx, New York, a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York and a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York. Ms. Munson has also served as an independent director of CPA(R):12 since 2002 and CPA(R):14 since 2002.

     Ralph F. Verni, age 60, has served as an independent director of CPA(R):15 since 2001. Mr. Verni has also served as a director of CPA(R):12 and of CIP(R) since 2001. Mr Verni is currently serving on several Boards of Directors, including Commonwealth Capital, a venture capital firm and The MacGregor Group, the leading provider of order management systems and FIX network services to institutional investors. He also serves on the Advisory Boards of several start up companies, including Broad Reach Communications and Execs Only. Starting in 2000, he served as President, CEO and Director of Redwood Investment Systems, Inc. Redwood, a start-up software firm, developed web-based and wireless solutions to help investment professionals tame information overload. In 2001, Redwood merged into Verilytics, Inc. Prior to Redwood, Mr. Verni was President and CEO of State Street Research & Management, MetLife's investment management subsidiary located in Boston. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board Member and Chief Investment Officer of The New England Mutual Life Insurance Company. While at The New England, he founded and served as President and Chief Executive Officer of New England Investment Companies, a holding company of over ten money management firms. Prior to joining The New England, he spent sixteen years in a variety of investment management positions at The Equitable. Mr. Verni received a BA from Colgate University and an MBA from Columbia University and is a Chartered Financial Analyst. Mr. Verni also serves on the Advisory Committee of the MIT Center For Real Estate, the Board of Trustees of Colgate University, where he also is the Vice-Chairperson of the Endowment Committee, the Boston Economic Club, and the Commercial Club of Boston. Mr. Verni is a director of CIP(R) and CPA(R):12.

     Warren G. Wintrub, age 69, is has served as an independent director of CPA(R):15 since 2001. Mr. Wintrub also has served as a director of CPA(R):14 since 1997 and of CIP(R) since 2001. He retired in 1992 from Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, after 35 years. Mr. Wintrub was elected a Senior U. S. Tax partner in PricewaterhouseCoopers LLP in 1963, and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988, and as a chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LLB from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Petroleum Co. Mr. Wintrub is a director of CPA(R):14.

     Anne R. Coolidge, age 34, President, joined W. P. Carey & Co., in 1993, as Assistant to the Chairman and was elected to Managing Director in March 2003. Ms. Coolidge founded the London office which she headed from April 1999 to February 2001. She received an AB from Harvard College and an MBA from Columbia University's Graduate School of Business. She is also on the board of Jetora, Inc., management company to LivingNexus, LLC, a provider of property management software to the real estate industry. Ms. Coolidge was also President of CPA(R):10 prior to its merger with CIP(R).

     John J. Park, age 38, joined W. P. Carey & Co. as an investment analyst in 1987 and rose to Managing Director and Chief Financial Officer in 1999. Mr. Park received a BS from the Massachusetts

Institute of Technology in 1986, and an MBA from the Stern School of Business at New York University in 1991.

     Some of our directors and officers act as directors or officers of the general partners of other CPA(R) programs and may own interests in those CPA(R) programs.

ADDITIONAL MANAGEMENT


                   NAME                                        OFFICE
                   ----                                        ------
Stephen H. Hamrick.........................  Managing Director
Edward V. LaPuma...........................  Managing Director
Claude Fernandez...........................  Managing Director and Chief Accounting
                                               Officer
W. Sean Sovak..............................  Managing Director and Chief Acquisitions
                                               Officer
Thomas E. Zacharias........................  Managing Director
Susan C. Hyde..............................  Executive Director and Secretary
Michael D. Roberts.........................  Executive Director and Controller
Gordon J. Whiting..........................  Executive Director
Debra E. Bigler............................  Senior Vice President
Ted G. Lagreid.............................  Senior Vice President
David W. Marvin............................  Senior Vice President
Donna M. Neiley............................  Senior Vice President


     Stephen H. Hamrick, age 50. Mr. Hamrick has been with W. P. Carey & Co. since 2001. After years of service as Chairman of the Board of Carey Financial, Mr. Hamrick was appointed National Marketing Director and Managing Director of
W. P. Carey & Co. in 2001. Prior to joining W. P. Carey & Co., he served as CEO of a bank-based investment brokerage business at Wall Street Investor Services. From 1988 until 1994, Mr. Hamrick headed Private Investments for PaineWebber Incorporated, where he was a Senior Vice President and a member of the firm's Management Council. Mr. Hamrick has served as Chairman of the Securities Industry Association's Direct Investment Committee and as Chairman of the Investment Program Association. He is currently a voting member of both the American Stock Exchange's Committee on Securities, which approves companies to be listed or de-listed on the exchange, as well as the comparable panel at NASDAQ. A Certified Financial Planner, Mr. Hamrick received degrees in English and Economics from Duke University.

     Edward V. LaPuma, age 30, became a Managing Director of W. P. Carey & Co. in March 2002. Mr. LaPuma joined W. P. Carey & Co. as an Assistant to the Chairman in 1994. Mr. LaPuma established W. P. Carey & Co.'s Institutional Department, which he heads as President of CIP(R). Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with Sol C. Snider Enterpreneurial Center where he advised small business owners on ways to make their companies more profitable through the implementation of appropriate financial and management strategies. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a BA in Global Economic Strategies from The College of Arts and Sciences and a BS in Economics with a concentration in Finance from the Wharton School. He is a member of the board of directors of W. P. Carey International LLC. He is also a trustee for the Rensselaerville Institute.

     Claude Fernandez, age 50, elected Executive Vice President and Chief Administrative Officer in June 1997, joined W. P. Carey & Co., as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986, and is now a Managing Director, Executive Vice President and Chief Administrative Officer. Prior to joining W. P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his BS degree in accounting from New York University in 1975, and his MBA in Finance from Columbia University Graduate School of Business in 1981.

     W. Sean Sovak, age 30, currently serves as Managing Director and Chief Acquisitions Officer, Domestic at W.P. Carey & Co. He has been with W.P. Carey since 1994 when he joined as Assistant to the Chairman. Prior to his current appointment, he served as W.P. Carey's Managing Director of Operations & Strategy. He graduated summa cum laude from the University of Pennsylvania's Wharton School where he concentrated in Finance. He currently serves on the boards of the Business Advisory Council to the Business Council of the United Nations and the Wharton Club of New York. He also serves as Chairman of the Young New Yorker Patron program for the New York Philharmonic.

     Thomas E. Zacharias, age 49, Managing Director, Asset Management and Development, joined W. P. Carey & Co. in April 2002. Mr. Zacharias was most recently a Senior Vice President of MetroNexus North America. MetroNexus is a Morgan Stanley Real Estate Funds Enterprise capitalized for the acquisition, development, leasing and management of telecom facilities and internet data centers. He has over 22 years experience in acquisitions, financing, development leasing and asset management in real estate. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation. Lend Lease is a global real estate investment management, property development and construction management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors (CPI) which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT. Mr. Zacharias previously served as an independent director of CIP(R) from 1997 to 2001, CPA(R):12 from 1997 to 2000, CPA(R):14 from 1997 to 2001 and
CPA(R):15 in 2001.

     Susan C. Hyde, age 34, is an Executive Director and Deputy Director of Marketing and Investor Relations of W. P. Carey & Co. Ms. Hyde joined W. P. Carey & Co., in 1990, became Second Vice President in April 1995, and Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990, where she received a BS degree in Business Administration with a concentration in marketing and a BA degree in English.

     Michael D. Roberts, age 51, Executive Director, joined W. P. Carey & Co. in April 1989, as Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989, First Vice President in July 1990 and was elected Senior Vice President in 1997. From August 1980, to February 1983, and from September 1983, to April 1989, he was employed by Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his MBA from Northeastern University.

     Gordon J. Whiting, age 37, Executive Director, joined W. P. Carey & Co. in May 1993, as an Acquisitions Associate. After receiving an MBA from the Columbia University Graduate School of Business, where he concentrated in finance, Mr. Whiting rejoined the firm as an Acquisitions Officer in June 1994. He was elected Executive Vice President and Portfolio Manager of CPA(R):14 in October 1998 and President in 2000. Mr. Whiting founded an import/export company based in Hong Kong after receiving a BS in Business Management and Marketing from Cornell University. He is also a member of the Cornell University Council and the Federal Retirement Thrift Investment Board, a position to which he was nominated by President George W. Bush and confirmed by the United States Senate.

     Debra E. Bigler, age 50, is Regional Marketing Director for the south and central United States for W. P. Carey & Co. Ms. Bigler joined W. P. Carey & Co. in March 1989 as an Assistant Marketing Director and was Vice President in May 1993.

     Ted G. Lagreid, age 51, elected Senior Vice President in June 1997, joined
W. P. Carey & Co. in 1994, and became a Senior Vice President in April 1998. Mr. Lagreid is Regional Marketing Director responsible for the western United States. Prior to joining the firm, he was employed by the Shurgard Capital Group then by SunAmerica where he was an executive in its mutual funds group. He earned an BA from the University of Washington and an MPA from the University of Puget Sound. He spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     David W. Marvin, age 51, Senior Vice President of W. P. Carey & Co., joined
W. P. Carey & Co., in 1995, as Regional Marketing Director for the northeastern United States. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a National Director of sales with Cigna Corporation. He is a registered principal with the National Association of Securities Dealers, Inc. Mr. Marvin received his BA from the University of Massachusetts at Amherst.


     Donna M. Neiley, age 40, Senior Vice President, joined W. P. Carey & Co. in July 1999 as a First Vice President in the asset management department. Prior to joining the company, Ms. Neiley was a Senior Vice President with Morgan Stanley Dean Witter where she worked in the real estate group from 1987 to 1999. Ms. Neiley was previously with PricewaterhouseCoopers LLP. Ms. Neiley is a Certified Public Accountant. Ms. Neiley received a B.A. in Economics from Lafayette College and an M.B.A. in Finance from Columbia University Graduate School of Business.


CAREY ASSET MANAGEMENT

     Carey Asset Management manages CPA(R):15. Carey Asset Management specializes in arranging private financing for major corporations, principally net lease financings of real property. W. P. Carey & Co. is the parent company of Carey Asset Management, therefore, many of our directors and executive officers hold similar positions for W. P. Carey & Co.

     The following are Carey Asset Management's officers and directors:

Wm. Polk Carey.............................  Chairman and Co-CEO
Gordon F. DuGan............................  Director, President and Co-CEO
Francis J. Carey...........................  Director and Vice Chairman
George E. Stoddard.........................  Director and Chairman of the Investment
                                               Committee
Frank J. Hoenemeyer........................  Director and Vice Chairman of the
                                             Investment Committee
Lawrence R. Klein..........................  Director and Chair of the Economic Policy
                                               Committee
Nathaniel S. Coolidge......................  Director and Investment Committee Member
Claude Fernandez...........................  Managing Director and Chief Accounting
                                               Officer
John J. Park...............................  Managing Director and Chief Financial
                                             Officer
W. Sean Sovak..............................  Managing Director and Chief Acquisitions
                                               Officer
Stephen H. Hamrick.........................  Managing Director
Edward V. LaPuma...........................  Managing Director
Thomas E. Zacharias........................  Managing Director
Anne R. Coolidge...........................  Managing Director
Susan C. Hyde..............................  Executive Director and Secretary

Michael D. Roberts.........................  Executive Director and Controller
Gordon J. Whiting..........................  Executive Director
Debra E. Bigler............................  Senior Vice President and Regional
                                             Marketing Director
Ted G. Lagreid.............................  Senior Vice President and Regional
                                             Marketing Director
David W. Marvin............................  Senior Vice President and Regional
                                             Marketing Director
Donna M. Neiley............................  Senior Vice President


     The following is a biographical summary of the experience of the directors and executive officers of W. P. Carey & Co.:

     Information regarding Messrs. Wm. Polk Carey, DuGan, Stoddard, Fernandez, Park, Sovak, Hamrick, LaPuma, Zacharias, Roberts, Whiting, Lagreid, Marvin, Mohl, and Memss. Coolidge, Hyde, Bigler and Neiley is set forth under "Management -- Directors and Executive Officers of CPA(R):15" and
"Management -- Additional Management."

     Francis J. Carey, age 77. Prior to the merger of W. P. Carey & Co., Inc. and Carey Diversified LLC in 2000, Mr. Carey served as Chairman and Chief Executive Officer of Carey Diversified. Mr. Carey also served as a Director of
W. P. Carey & Co., Inc. from its inception in 1973 through 1997 and later as its President from 1987 through 1997. Prior to 1987, he was a senior partner in the Philadelphia office of Reed Smith LLP. He was head of the Real Estate Department nationally and a member of the executive committee of the law firm of Reed Smith LLP, counsel for W. P. Carey & Co. He served as a member of the Executive Committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982 and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences of the University of Pennsylvania from 1983 through 1990 and served as a member of the Board of Trustees of the Investment Program Association from 1990 through 2000 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A. B. and J. D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey. Mr. Carey is on the board of directors of W. P. Carey & Co.

     Frank J. Hoenemeyer, age 83, elected Vice Chairman of the Investment Committee and Director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer graduated with a BS in Economics from Xavier University, Cincinnati, Ohio and an MBA from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 82, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology and Oxford and has been awarded the Alfred Nobel Memorial

Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc. Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined
W. P. Carey & Co. in 1984, as Chairman of the Economic Policy Committee and as a director.

     Nathaniel S. Coolidge, age 64, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U. S. naval officer.

SHAREHOLDINGS


     W. P. Carey & Co. currently owns 178,526 shares, which constitutes less than 1% of the outstanding shares of CPA(R):15. W. P. Carey & Co. may not sell any of these shares during the period it serves as our advisor. Wm. Polk Carey owns 35.41% of the outstanding shares of W. P. Carey & Co. Furthermore, any resale of the shares that W. P. Carey & Co. currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144, promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although W. P. Carey & Co. is not prohibited from acquiring additional shares,
W. P. Carey & Co. has no options or warrants to acquire any additional shares. It may acquire additional shares by electing to take certain fees in the form of shares. There is no limitation on the ability of W. P. Carey & Co. or its affiliates to resell any shares they may acquire in the future, other than restrictions included as part of any fee arrangement or restriction imposed by securities laws. W. P. Carey & Co. has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with W. P. Carey & Co. or any of its affiliates.


COMPENSATION

     Although we have no employees to whom we pay salaries, we reimburse W. P. Carey & Co. for the services of its personnel, including those who serve as officers of CPA(R):15. Wm. Polk Carey and Gordon F. DuGan serve as co-Chief Executive Officers of CPA(R):15. We reimburse W. P. Carey & Co. for 5% of their total cash compensation and benefits received from W. P. Carey & Co. This percentage may be adjusted from year to year. We began making such reimbursements on April 1, 2002. From that date through December 31, 2002, we will have reimbursed W. P. Carey & Co. $20,333 for Wm. Polk Carey's services, and $34,074 for Gordon F. DuGan's services.

MANAGEMENT DECISIONS

     Each potential investment will be submitted for review to the investment committee of W. P. Carey & Co. The board of directors of W. P. Carey & Co. has empowered the investment committee to authorize and approve our investments. However, the board of W. P. Carey & Co. retains ultimate authority to authorize and approve our investments and may make these investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person, except our board.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors (excluding independent directors), W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors, W. P. Carey & Co. or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless W. P. Carey & Co. and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any controlling person, director or officer of CPA(R):15 is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to CPA(R):15 and the shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, W. P. Carey & Co. or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either

      -- approves the settlement and finds that indemnification of the settlement and related costs should be made; or

      -- there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

ADVISORY AGREEMENT

     Many of the services performed by W. P. Carey & Co. and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which W. P. Carey & Co. and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by third parties.

     Under the terms of the advisory agreement, W. P. Carey & Co. undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board. In its performance of this undertaking, W. P. Carey & Co., either directly or indirectly by engaging an affiliate, shall (subject to the authority of the board):

      -- find, present and recommend to us a continuing series of real estate investment opportunities consistent with our investment policies and objectives;

      -- provide advice to us, and act on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

      -- make investments on our behalf in compliance with our investment procedures, objectives and policies;

      -- take the action and obtain the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

      -- provide day-to-day management of our business activities and the other administrative services for us requested by the board.

     The board has authorized W. P. Carey & Co. to make investments in any property on our behalf without the approval of the board if the following conditions are satisfied:

      -- W. P. Carey & Co. must obtain an appraisal for the property indicating that the total property cost of the property does not exceed the appraised value of the property; and

      -- W. P. Carey & Co. must provide us with a representation that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect.

     The term of the advisory agreement with respect to our initial offering of shares ends on December 31, 2003, and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any one-year period. The advisory agreement with respect to this offering, is identical in all material respects to the prior agreement. During our last fiscal year, the advisor received no compensation, as we had not yet begun our operations. Additionally, the advisory agreement may be terminated:

      -- immediately by us for "cause" or upon the bankruptcy of W. P. Carey & Co., or a material breach of the advisory agreement by W. P. Carey & Co.;

      -- without cause by a majority of the independent directors or shareholders upon 60 days' notice; or

      --  immediately with good reason by W. P. Carey & Co.

"Good reason" is defined in the advisory agreement to mean either:

      -- any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

      -- any material breach of the advisory agreement of any nature whatsoever by us.

"Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by W. P. Carey & Co. or a breach of the advisory agreement by W. P. Carey & Co.

     W. P. Carey & Co. and its affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, W. P. Carey & Co. must devote sufficient resources to the administration of CPA(R):15 to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that W. P. Carey & Co. may assign the advisory agreement to an affiliate that has a net worth of $5,000,000 or more, or for whom W. P. Carey & Co. agrees to guarantee its obligations to us. Either we or W. P. Carey & Co. may assign or transfer the advisory agreement to a successor entity.

     W. P. Carey & Co. may not make any loans on our behalf without the prior approval of a majority of the independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of W. P. Carey & Co., subject at all times to compliance with the foregoing requirements.

     Some types of transactions require the prior approval of the board, including a majority of the independent directors, including the following:

      -- investments in properties in respect of which the requirements specified above have not been satisfied;

      --  investments made through joint venture arrangements with affiliates of
          W. P. Carey & Co.;

      -- investments which are not contemplated by the terms of this prospectus;

      -- transactions that present issues which involve conflicts of interest for W. P. Carey & Co. (other than conflicts involving the payment of fees or the reimbursement of expenses);

      -- investments in equity securities (other than warrants acquired in connection with net lease transactions or temporary investments); and

      -- the lease of assets to W. P. Carey & Co., any director, or its affiliates.

     We will reimburse W. P. Carey & Co. for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

      -- organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of the registration statement and the prospectus (including any amendments thereof or supplements thereto), formation and organization of CPA(R):15, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees;

      -- the annual cost of goods and materials used by us and obtained from entities not affiliated with W. P. Carey & Co., including brokerage fees paid in connection with the purchase and sale of securities;

      -- administrative services, including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which W. P. Carey & Co. receives a separate fee;

      -- rent, leasehold improvement costs, utilities or other administrative items generally constituting W. P. Carey & Co.'s overhead; and

      -- acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

     W. P. Carey & Co. must reimburse us at least annually for the amount by which our operating expenses exceed the greater of two percent of the total amount invested by us in real estate or 25% of our net income. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, W. P. Carey & Co. may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of the directors.

     W. P. Carey & Co. or its affiliates will be paid fees in connection with services provided to us. See "Management Compensation." As of December 31, 2002, the cumulative fees paid to our advisor for services relating to the identification, evaluation, negotiation and purchase of properties were $16,264,794. In the event the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by W. P. Carey & Co., it be paid all accrued and unpaid fees and expense reimbursements, any unaccrued subordinated acquisition fees, and in some circumstances, will also be paid a termination fee. As of December 31, 2002, cumulative subordinated acquisition fees, which accrue interest at 6%, were $13,011,836. See "Management Compensation." We will not reimburse W. P. Carey & Co. or its affiliates for services for which W. P. Carey & Co. or its affiliates are entitled to compensation in the form of a separate fee.

                 INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

     We invest in commercial real estate properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

      --  TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE.

      --  TO PROVIDE INFLATION PROTECTED INCOME.

      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE THAT WILL INCREASE IN VALUE.

      -- TO INCREASE THE VALUE OF THE SHARES BY INCREASING THE EQUITY IN OUR REAL ESTATE THROUGH REGULAR MORTGAGE PRINCIPAL PAYMENTS.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property.

INVESTMENT PROCEDURES

     We invest primarily in single-tenant commercial, real property, either existing or under construction. Generally, the properties are net leased to tenants that the investment committee deems creditworthy based on leases which will be full recourse obligations of our tenants or their affiliates. In most cases, leases will require the initial tenant to pay all the costs of maintenance, insurance and real estate taxes.

     In analyzing potential acquisitions, W. P. Carey & Co. will review all aspects of a transaction, including tenant and real estate fundamentals to determine whether a potential acquisition and lease can be structured to satisfy our acquisition criteria. W. P. Carey & Co. may consider the following aspects of each transaction:

     Tenant Evaluation. W. P. Carey & Co. will evaluate each potential tenant for its creditworthiness, typically considering factors such as: management experience; industry position and fundamentals; operating history; and capital structure. W. P. Carey & Co. will seek tenants it believes will have stable or improving credit profiles. We believe that there is currently a shortage of capital available for companies with this type of credit. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of our lease or investment will likely increase (if all other factors affecting value remain unchanged).

     Leases with Increasing Rent. W. P. Carey & Co. seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the consumer price index. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. W. P. Carey & Co. will seek to avoid entering into leases that provide for contractual reductions in rents attributable to our equity investment in the property during their primary term.

     Diversification. W. P. Carey & Co. will attempt to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, W. P. Carey & Co. reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

     Property Valuation. The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Financial statements of the lessee, if available, are examined to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant is creditworthy will be determined by W. P. Carey & Co. or the investment committee. Creditworthy does not necessarily mean "investment grade."

     Properties Important to Tenant Operations. W. P. Carey & Co. will generally seek to acquire properties that it believes are essential or important to the ongoing operations of the tenant. W. P. Carey & Co. believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant.

     Lease Provisions that Enhance and Protect Value. When appropriate, W. P. Carey & Co. will attempt to include provisions in its leases that require its consent to specified tenant activity or require the tenant to satisfy specific operating tests. These provisions include, for example, operational or financial covenants of the tenant, and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to us or could reduce the value of our properties.

     Letter of Credit or Guaranty. W. P. Carey & Co. may also seek to enhance the likelihood of a tenant's lease obligations being satisfied through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. This credit enhancement provides us with additional financial security. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. While

     W. P. Carey & Co. will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. W. P. Carey & Co. and the investment committee's standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant will be determined on a tenant by tenant, case by case basis. Therefore, general standards for credit worthiness cannot be applied.

     W. P. Carey & Co. uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. If the value of the stock exceeds the exercise price of the warrant, equity enhancements helps us to achieve our goal of increasing funds available for the payment of distributions.

     As a transaction is structured, it is evaluated by the chairman of W. P. Carey & Co.'s investment committee. Before a property is acquired, the transaction is reviewed by the investment committee to ensure that it satisfies our investment criteria. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. W. P. Carey & Co. places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction unless it is approved by the members of the investment committee.

     We believe that the investment committee review process gives us a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) programs for over 19 years.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

      --  Nathaniel S. Coolidge previously served as Senior Vice
          President -- Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibility included overseeing fixed income investments for Hancock, its affiliates and outside clients.

      -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

     Each property purchased by us will be appraised by an independent appraiser. The advisor selects an appraiser that is independent from the advisor, and our Board of Directors must approve of the selection. We will not purchase any property that has a total property cost (the purchase price of the property plus all acquisition fees) which is in excess of its appraised value. These appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

     W. P. Carey & Co.'s practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. We intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property, although there can be no assurance that hazardous substances or wastes (as defined by present or future federal or state laws or regulations) will not be discovered on the property. See "Risk
Factors -- Potential liability for environmental matters could adversely affect our financial condition." We will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States.

TYPES OF INVESTMENTS

     Substantially all of our investments will be income-producing property which is, upon acquisition, improved or being developed or which will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the investments will be made within the United States. See "Risk
Factors -- International investments involve additional risks." Prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See "Risk Factors -- Our success will be dependent on the performance of W. P. Carey & Co."

     Most of the properties we have purchased to date have been acquired from companies that simultaneously lease the properties back from us, and we expect that most of our future acquisitions will be through sale-leaseback transactions as well. Most of our properties are also subject to long-term leases. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.

     We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). See "Risk Factors -- Highly leverage tenants may be unable to pay rent."

     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Investments in Loans

     While we have never made loans, an investment may be structured as a loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a property or otherwise would be inappropriate for us.
W. P. Carey & Co. will attempt to structure any such loan in a manner that will provide us with an economic return similar to that which we could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a loan must otherwise meet our investment criteria.

     Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax Aspects -- Requirements for Qualification." The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not expected to comprise a significant portion of our portfolio. We will not make or invest in loans that are subordinate to any mortgage held by W. P. Carey & Co., the directors or their affiliates.

     Any loans will be secured by various types of real property as well as personal or mixed property connected with the real property. The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, W. P. Carey & Co. will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the borrower.

     We will generally require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. We shall obtain independent appraisals for underlying real property, which we will maintain in our records for at least five years and make available for inspection and duplication by any shareholder at our offices. However, W. P. Carey & Co. generally will rely on its own independent analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and may differ from true worth or realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property. In making loans that exceed 85% of the appraised value of any underlying real property, W.
P. Carey & Co. will consider additional underwriting criteria such as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors W. P. Carey & Co. deems appropriate.

  Joint Ventures and Wholly-Owned Subsidiaries

     We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining equity interests in a property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. See "Risk Factors -- Our participation in joint ventures creates additional risk."

     We may participate jointly with publicly registered investment programs or other entities sponsored or managed by W. P. Carey & Co. in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with affiliated programs will be permitted only if:

      -- a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the affiliated program or entity makes its investment on substantially the same terms and conditions as us; and

      -- we and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment.

It is not likely that we will have money available to exercise this right of first refusal and we have made no determination as to whether we would borrow funds or liquidate assets in order to exercise any option. We will not otherwise participate in joint investments with W. P. Carey & Co. or its affiliates. The cost of structuring joint investments will be shared ratably by us and participating investors.

     We generally form wholly-owned subsidiary corporations to purchase properties. These subsidiary corporations are usually formed for the sole purpose of acquiring a specific property or properties located in one or more states and would have organizational documents:

      -- that are substantially similar in all relevant ways to our organizational documents;

      -- that comply with all applicable state securities laws and regulations; and

      -- that comply with the applicable terms and conditions set forth in this prospectus.

     We may make loans to our wholly-owned subsidiaries and we may guaranty the obligations of these subsidiaries.

  Other Investments

     We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in "equity interests." Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such "equity interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property, which W. P. Carey & Co. believes will appreciate in value, or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. We anticipate that most equity interests will be "restricted securities" as defined in Rule 144, promulgated under the Securities Act of 1933. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act of 1933. Whether an issuer registers its securities under the Securities Act of 1933 may depend on the success of its operations.

     We will exercise warrants or other rights to purchase stock only if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid. We will invest in equity interests which W. P. Carey & Co. believes will appreciate in value. There can be no assurance, however, that this expectation will be realized.

     We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title.

     There can be no assurance as to when our capital may be fully invested in properties. See "United States Federal Income Tax Aspects -- Requirements for Qualification." Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain our REIT status, we also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which W. P. Carey & Co., or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the proceeds derived from this offering are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the date of this prospectus or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments have been made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments have been made.

     If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company." W. P. Carey & Co. will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     Our reserves if any will be invested in permitted temporary investments. W.
P. Carey & Co. will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

     We may purchase property from W. P. Carey & Co., its directors or affiliates only if:

      -- a majority of the independent directors and a majority of the directors who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the property was acquired by W. P. Carey & Co., its director or affiliate for the purpose of facilitating its purchase by us, facilitating the borrowing of money or the obtaining of financing for us or any other purpose related to our business;

      -- the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if the affiliate has taken significant action or has made an additional investment with regard to the property after its purchase which action or investment has increased the value of the property); and

      -- there is no adverse difference in the interest rates of the loans secured by the property at the time acquired by W. P. Carey & Co., its director or affiliate and at the time purchased by us nor any other detriment to us arising out of the transaction.

We will receive all profits or losses from any property held on an interim basis by W. P. Carey & Co., directors or affiliates thereof other than an affiliate that is a public program or entity.

     We will not sell properties to W. P. Carey & Co., a director or any affiliate except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner, or upon a determination by a majority of the board of directors not otherwise interested in the transaction (including a majority of the independent directors) that the transaction is fair and reasonable and in the best interests of CPA(R):15. See "Description of Properties" regarding properties jointly owned by us and other CPA(R) REITs.

USE OF BORROWING -- NON-RECOURSE FINANCING

     Our strategy is to borrow, generally on a non-recourse basis, in amounts that we believe will maximize the return to our shareholders. The use of non-recourse financing allows us to limit our exposure on any property to the amount of equity invested in the property. Non-recourse financing generally restricts the lender's claim on the assets of the borrower. The lender generally may only take back the property securing the debt. This protects our other assets. We expect to borrow between 55% and 65% of the purchase price of our properties, however, there is no limitation on the amount we may borrow against any single improved property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all properties, unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of:

      -- the total appraised value of the properties as reflected in the most recently obtained appraisal for each property, or

      -- the total value of our assets as reflected in the most recently completed valuation.

     It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible. This is expected to result in a more diversified portfolio. W. P. Carey & Co. will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of W. P. Carey & Co. an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will not agree to the inclusion of these provisions and will attempt to negotiate loan terms allowing us to replace or terminate W. P. Carey & Co. if the action is ordered by the board. The replacement or termination may, however, require the prior consent of the mortgage lenders.

     W. P. Carey & Co. may refinance properties during the term of a loan when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

  General

     If at any time we do not have sufficient funds to provide that portion of the total property cost of any property normally paid with our equity but would have sufficient funds if we could use the offering proceeds being held in escrow, funds may be borrowed from affiliates of W. P. Carey & Co. or from third parties on a short-term basis. Any financing obtained from W. P. Carey & Co. or its affiliates may not have terms less advantageous to us than those available from independent third parties and may not require a prepayment charge or penalty. The interest rate charged on any financing obtained from W. P. Carey & Co. or its affiliates will be equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose. See "Conflicts Of Interest -- We may make purchase or take loans from affiliates." We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     At any time, we may borrow funds from affiliates of either W. P. Carey & Co. or third parties on a short-term basis sufficient to provide the portion of the purchase price of any property not paid with net offering proceeds (i.e., the debt portion) providing that the transaction is approved by a majority of the independent directors and a majority of the directors who are not interested in such transaction, that the transaction is fair, competitive, and commercially reasonable and other financing charges or fees received by W. P. Carey & Co. or its affiliates do not exceed the amount which would be charged by non-affiliate lending institutions and the terms are no less favorable to us than loans between unaffiliated parties under the same circumstances if:

      -- we are unable to obtain a permanent loan or, in our judgment or in the judgment of W. P. Carey & Co., it is not in our best interests to obtain a permanent loan at the interest rates then prevailing, and

      -- W. P. Carey & Co. has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term.

     These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from affiliates of W. P. Carey & Co. will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See "Conflicts of Interest -- We may make purchases or take loans from affiliates."

     Because leases generally will be on a "triple-net" basis, it is not anticipated that we will establish a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, W. P. Carey & Co. may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

  Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if in our judgment or in the judgment of W. P. Carey & Co., the sale of the property is in the best interest of our shareholders.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Aspects -- Requirements for Qualification -- Annual Distribution Requirements."

     The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Aspects."

     If we have not facilitated liquidity in our shares either through listing them for trading on a national securities exchange, including them for quotation on Nasdaq, providing liquidity through our redemption plan or by some other means generally within eight to 11 years after the net proceeds of this offering are fully invested, we will start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the Board of Directors, market conditions permitting. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CIP(R), CPA(R):12, and CPA(R):14 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Interests in nine of the previous 13 CPA(R) programs have been listed through a consolidation into what ultimately became W. P. Carey & Co. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

     We may continually reinvest the proceeds of property sales in investments that we or W. P. Carey & Co. believes will satisfy our investment policies. If we have not provided some form of liquidity or if our shares are not liquidated, generally within eight to 11 years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the Board of Directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings. See "United States Federal Income Tax Aspects."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which we may invest our funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

      -- invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

      -- invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

      -- engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

      -- make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property which has the following three characteristics:

        - an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

        - no development or construction is in process on the property; and

        - no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

      -- issue equity securities on a deferred payment basis or other similar arrangement;

      -- issue debt securities in the absence of adequate cash flow to cover debt service;

      --  issue equity securities which are non-voting or assessable;

      -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

      -- grant warrants and/or options to purchase shares to W. P. Carey & Co., directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

      -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      -- invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- invest in securities representing more than 10% of the outstanding voting securities or value of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of W. P. Carey & Co. directors, W. P. Carey & Co., or our affiliates; or

      -- make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS


     The bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the bylaws or articles of incorporation, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

                        HOLDERS OF SHARES OF THE COMPANY


     As of July 14, 2003, we had issued 88,726,099 shares to shareholders, none of whom own more than five percent of the outstanding shares.


                      DIRECTOR AND OFFICER STOCK OWNERSHIP
                             SHARES OF COMMON STOCK

                                                              BENEFICIALLY
                            NAME                                 OWNED
                            ----                              ------------
Wm. Polk Carey..............................................    112,678(1)
George E. Stoddard..........................................      1,000
Warren G. Wintrub...........................................      1,000
Ralph F. Verni..............................................      1,200
Francis X. Diebold..........................................        300
Elizabeth P. Munson.........................................         --
Anne R. Coolidge............................................      2,151
Gordon F. DuGan.............................................     18,182(2)
John J. Park................................................        250
Directors & Executive Officers as a Group (9 persons).......    136,761(3)

---------------

(1) Of these shares, 93,678 shares are owned by Carey Asset Management Corp. and 19,000 represent phantom shares held through the 2003 Partnership Equity Unit Plan of Carey Asset Management Corp.

(2) These shares are phantom shares held through the 2003 Partnership Equity Unit Plan of Carey Asset Management Corp.

(3) Includes 37,182 phantom shares held through the 2003 Partnership Equity Unit Plan of Carey Asset Management Corp.

                  [Remainder of page intentionally left blank]

                            SELECTED FINANCIAL DATA


     We are providing this information to aid you in your analysis of the financial aspects of the offering. We derived this information from the audited consolidated financial statements of CPA(R):15 as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and for the period from inception (February 26, 2001) to December 31, 2001 and from our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q. This information is only a summary and should be read in conjunction with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial statements and related notes to those consolidated financial statements included elsewhere in this prospectus and the unaudited pro forma financial statements included elsewhere herein. The following table sets forth selected operating and balance sheet information on a consolidated pro forma and historical basis for CPA(R):15. The historical operating and balance sheet information for CPA(R):15 as of December 31, 2002 and 2001, have been derived from the audited consolidated financial statements included elsewhere in this prospectus and, in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. See "Further Information." The historical operating and balance sheet data for the interim periods have been derived from the unaudited condensed consolidated financial statements of CPA(R):15 for those periods included in Quarterly Reports on Form 10-Q and were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of our management, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included. These adjustments consist only of normal recurring accruals. The financial results for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for a full year.



     The pro forma consolidated financial statements, which are unaudited have been prepared based on our historical financial statements. Our pro forma consolidated balance sheet at March 31, 2003 has been prepared as if the (i) purchase of properties from three lessees and a proposed purchase of property from one lessee and the proposed purchase of land and other capitalized costs on a build-to-suit transaction, had occurred on March 31, 2003, (ii) a property under construction was placed in service on March 31, 2003 and (iii) a distribution was received from an equity investee as the result of the equity investee obtaining mortgage financing. Our pro forma balance sheet has also been prepared as if the mortgage financing for two lessees had occurred on March 31, 2003. Additionally, cash from subsequent raising of capital, net of costs, is included in the pro forma balance sheet as of March 31, 2003. Our pro forma statements of income for the year ended December 31, 2002 and the three months ended March 31, 2003 have been prepared as if the acquisition of properties, the related mortgage financing and acquisition of equity investments had occurred on January 1, 2002. Our pro forma statements of income have also been prepared as if the sale of interests in certain properties had occurred on January 1, 2002 rather than subsequent to our acquisition of such properties. Pro forma adjustments are intended to reflect what the effect would have been if we held our ownership interest and obtained mortgage financing, where applicable, as of January 1, 2002 less amounts which have been recorded in the historical consolidated statement of income. In addition, adjustments have been recorded to reflect our asset and performance fee expense, interest on the subordinated acquisition fee payable and the elimination of interest capitalized on build-to-suit properties which have not yet been placed in service and interest income on uninvested cash. In our opinion, all adjustments necessary to reflect the effects of our acquisitions of real estate and the related debt financing have been made. Our pro forma financial information should be read in conjunction with our historical financial statements.


     The unaudited pro forma balance sheet and statement of income are not necessarily indicative of the financial condition or results of operations had the acquisitions occurred on January 1, 2002, nor are they necessarily indicative of the financial position or results of operations of future periods.

                            SELECTED FINANCIAL DATA


                                                AS OF DECEMBER 31,
                                AS OF AND        2001 AND FOR THE
                                 FOR THE       PERIOD FROM INCEPTION        AS OF AND FOR THE THREE MONTHS ENDED (UNAUDITED)
                                YEAR ENDED      (FEBRUARY 26, 2001)    -----------------------------------------------------------
                               DECEMBER 31,    THROUGH DECEMBER 31,      MARCH 31,       MARCH 31,      JUNE 30,     SEPTEMBER 30,
                                   2002                2001                 2003           2002           2002           2002
                              --------------   ---------------------   --------------   -----------   ------------   -------------
HISTORICAL:
OPERATING DATA:
   Revenues.................  $   14,393,639        $     2,304        $   15,872,675   $   116,637   $  1,182,772   $  4,813,187
   Net income (loss)........       5,766,925            (68,479)            5,492,146       108,808        739,230      2,022,688
   Basic and diluted
   earnings (loss) per
   share....................             .29              (3.42)                  .14          0.03           0.06           0.08
   Distributions declared
   per share................             .45                                      .16          0.15           0.15           0.15
   Weighted average shares
   outstanding--basic and
   diluted..................      19,720,070             20,000            40,779,669     3,208,701     12,593,382     25,016,087
BALANCE SHEET DATA:
   Total assets.............  $  806,298,495        $ 2,205,750        $1,012,882,859   $73,096,637   $204,840,063   $405,151,597
   Long-term
   obligations(2)...........     382,917,808                N/A           400,992,086       501,024     44,657,783    101,698,188
PROFORMA(1):
OPERATING DATA:
   Revenues.................  $   70,897,721                           $   19,408,925
   Net income...............      25,426,544                                5,527,781
   Basic and diluted
   earnings per share.......             .29                                      .06
   Weighted average shares
   outstanding--basic and
   diluted..................      88,726,099                               88,726,099
BALANCE SHEET DATA:
   Total assets.............                                           $1,331,070,712
   Long-term
   obligations(2)...........                                              449,200,577


                              AS OF AND FOR THE THREE MONTHS ENDED (UNAUDITED)
                              -------------
                              SEPTEMBER 30,
                                  2001
                              -------------
HISTORICAL:
OPERATING DATA:
   Revenues.................    $  1,118
   Net income (loss)........       1,118
   Basic and diluted
   earnings (loss) per
   share....................        0.06
   Distributions declared
   per share................          --
   Weighted average shares
   outstanding--basic and
   diluted..................      20,000
BALANCE SHEET DATA:
   Total assets.............    $201,118
   Long-term
   obligations(2)...........          --
PROFORMA(1):
OPERATING DATA:
   Revenues.................
   Net income...............
   Basic and diluted
   earnings per share.......
   Weighted average shares
   outstanding--basic and
   diluted..................
BALANCE SHEET DATA:
   Total assets.............
   Long-term
   obligations(2)...........


---------------

Note: CPA(R): 15 had no operations for the period from inception (February 26, 2001) to September 30, 2001.

(1) See pro forma condensed consolidated financial statements included herein.

(2) Consists of mortgage notes payable due after one year and deferred fees payable to affiliates.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


                                 (IN THOUSANDS)



OVERVIEW



     The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and notes thereto as of March 31, 2003 and our financial statements and notes thereto for the year ended December 31, 2002 (both included in this prospectus). This supplement contains forward looking statements. Forward-looking statements, which are based on certain assumptions, describe future plans, strategies and expectations of CPA(R):15. Such statements include known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward looking statements. Accordingly, such information should not be regarded as representations by us that the results or conditions described in such statements or objectives and plans will be achieved. A description of our objectives, acquisition and financing strategies and factors that may affect future operating results is detailed in Item 1 of our Annual Report on Form 10-K.



     We were formed in 2001 and are currently using the proceeds from our "best efforts" public offerings along with limited recourse mortgage financing to purchase properties and enter into long-term net leases with corporate lessees. As of March 31, 2003, we had raised gross proceeds of $399,549 from our first offering which was completed in November 2002, and $176,632 from our second "best efforts" public offering of stock which commenced in 2003. We structure our net leases to place certain economic burdens of ownership on these corporate lessees by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. The lease obligations are unconditional. When possible, we also negotiate guarantees of the lease obligations from parent companies. We negotiate leases that may provide for periodic rent increases that are stated or based on increases in the Consumer Price Index ("CPI") or, for retail properties, may provide for additional rents based on sales in excess of a specified base amount. We have also acquired interests in real estate through joint ventures with affiliates who have similar investment objectives as we do. These joint ventures also enter into net leases on a single-tenant basis.



CRITICAL ACCOUNTING POLICIES



     We have adopted certain critical accounting policies that are crucial to an understanding of our financial condition and results of operations. Such policies include, but are not limited to the following:



     The preparation of financial statements requires that our management make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. For instance, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate charge and allowance for uncollectable amounts. Because our real estate operations have a limited number of lessees, our management believes that it will be necessary to evaluate specific situations rather than solely use statistical methods. We recognize a provision for uncollected rents which typically will range between 0.25% and 1% of lease revenues (rental income and interest income from direct financing leases) and measure our allowance for uncollected rents with actual rent arrearages experience and our judgment regarding collectibility of arrearages. In future periods, we will compare our allowance for uncollected receivables to any arrearages and adjust the percentage applied, based on our actual experience.



     Real estate accounted for under the operating method is stated at cost less accumulated depreciation. Costs directly related to build-to-suit projects, primarily interest, if applicable, are capitalized. We consider a build-to-suit project as in service upon the completion of improvements, but no later than a date that is negotiated and stated in the lease. If portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction.



     We use estimates and judgments when evaluating whether long-lived assets are impaired. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, our management performs projections of undiscounted cash flows, and if such cash flows are insufficient, the assets will be adjusted (i.e., written down) to their estimated fair value. An analysis of whether a real estate asset has been impaired requires us to make our best estimate of market rents, residual values and holding periods. As our investment objective is to hold properties on a long-term basis, holding period assumptions will likely range from five to ten years. In our evaluations, we will generally obtain market information from outside sources; however, such information requires us to determine whether the information received is appropriate to the circumstances. Depending on the assumptions made and estimates used, the estimated future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best estimate of future cash flows. Because our properties are leased to single tenants, we may be more likely to incur significant writedowns when circumstances deteriorate because of the possibility that a property will be vacated in its entirety. This makes the risks faced by us different from the risks faced by companies that own multi-tenant properties. Events or changes in circumstances can result in further writedowns and impact the gain or loss ultimately realized upon sale of the asset. For our direct financing leases, we will perform a review of the estimated residual values of properties at least annually to determine whether there has been an other than temporary decline in our current estimate of residual value. Currently, there are no lessees that have experienced a change in circumstances that in our opinion would require an evaluation of recoverability.



     Stated rental revenue is recognized on a straight-line basis, and interest income from direct financing leases is recognized such that we earn a constant rate of interest on our net investment, over the terms of the respective leases. Unbilled rents receivable represents the amount by which straight-line rental revenue exceeds rents currently billed in accordance with the lease agreements. CPI-based and other contingent-type rents are recognized currently. We recognize rental income from sales overrides after the level of sales requiring a rental payment to us is reached.



     We and certain affiliates are investors in certain real estate ventures. We anticipate that additional properties will be purchased through real estate ventures. These investments may be held through incorporated or unincorporated jointly-held entities. Substantially all of these investments will represent jointly purchased properties which are net leased to a single tenant and will be structured to provide diversification and reduce concentration of a risk from a single lessee for us and the affiliate. The placement of an investment in a jointly-held entity requires the approval of our Independent Directors. All of the jointly held investments will be structured so that we and the affiliate contribute equity, receive distributions and are allocated profit or loss in amounts that are proportional to our ownership interests. All of the jointly-held investments are subject to contractual agreements. No fees are payable to affiliates under any of the limited partnership and joint venture agreements. The presentation of these jointly held investments and their related results in the accompanying condensed consolidated financial statements is determined based on factors including, but not limited to, controlling interest, significant influence and whether each party has the ability to make independent decisions. Such factors will determine whether such investments are consolidated in our accounts or accounted for under the equity method. Equity method investments are reviewed for impairment in the event of a change in circumstances that is other than temporary. An investment's value is impaired only if our estimate of the net realizable value of the impairment is less than the carrying value of the investment. To the extent an impairment loss has occurred, we will measure the loss as the excess of the carrying amount of the investment over the fair value of the investment.



     We classify our directly-owned leased assets for financial reporting purposes as either real estate leased under the operating method or net investments in direct financing leases based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. In determining the classification of a lease, we use estimates of remaining economic life provided by independent appraisals of the leased assets. Our calculation of the present value of future minimum rents includes determining a lease's implicit interest rate which requires an estimate of the residual value of leased assets as of the end of the non-cancelable lease term. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however the classification is based on accounting pronouncements which are intended to indicate whether the risks and rewards of ownership are retained by the lessor or transferred to the lessee. We believe that we retain certain risks of ownership regardless of accounting classification.



     When we identify assets as held for sale, we discontinue depreciating the assets and estimate the sales price, net of selling costs, of such assets. If, in our opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, we recognize an impairment charge and a valuation allowance is established. If circumstances that previously were considered unlikely occur and, as a result, we decide not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) the carrying value before it was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (b) the fair value at the time of the subsequent decision not to sell. As of December 31, 2002 and March 31, 2003, none of our assets are held for sale.



     Costs incurred in connection with obtaining mortgages and debt financing are capitalized and amortized over the term of the related debt and included in interest expense. Unamortized financing costs are written off and included in charges for early extinguishment of debt if a loan is retired. Costs incurred in connection with leases are capitalized and amortized over the non-cancelable terms of the related leases, and included in property expense. Unamortized leasing costs are also charged to property expense in the event of an early termination of a lease.



     Public business enterprises are required to report financial and descriptive information about their reportable operating segments. Operating segments are components of an enterprise about which financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. We evaluate the performance of our portfolio of properties as a whole, rather than by identifying discrete operating segments. This evaluation includes assessing our ability to meet distribution objectives, increase the dividend and increase value by evaluating potential investments in single tenant net lease real estate and by seeking opportunities such as refinancing mortgage debt at lower rates of interest, restructuring leases or paying off lenders at a discount to the face value of the outstanding mortgage balance.



RESULTS OF OPERATIONS



YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE PERIOD FROM INCEPTION (FEBRUARY 26,
2001) THROUGH DECEMBER 31, 2001



     Our results for the year ended December 31, 2002 are not comparable to the results for the period ended December 31, 2001. We recognized net income of $5,767 in 2002 as compared with a net loss of $69 in 2001. We did not have any significant operating activity during 2001 and did not begin acquiring any substantial real estate interests until February 2002. During the year the Company's asset based increased from approximately $2,206 to approximately $806,298. During the fourth quarter of 2002, our asset base increased by $401,147. Accordingly, we believe that the results of operations for the year ended December 31, 2002 are not expected to be representative of future results. During the year ended December 31, 2002, we entered directly into net lease transactions with 17 tenants including a build-to-suit transaction, acquired equity ownership interests with affiliates which net lease properties to TruServ Corporation and increased its interest in the Petsmart, Inc. and Builders FirstSource, Inc. partnerships in which it owned de minimus interests in 2001. In connection with build-to-suit projects, we capitalize interest cost and, in 2002, $321 was capitalized. If there had been no funds applied to the development of build-to-suit projects, the interest would have been expensed and included in determination of net income.



     Our asset base increased substantially during the year as a result of completing its initial "best efforts" public offering and obtaining $371,580,000 of limited recourse mortgage financing. Management projects that CPA(R):15's asset base will continue to increase substantially over the next several years. As the asset base of the Company increases, general and administrative, property and depreciation expenses will increase, while interest expense will increase as mortgage loans are placed on newly-acquired and existing properties.



     Property expense for the year ended December 31, 2002 includes primarily of fees to the Advisor for its performing asset management services on our behalf. Pursuant to the Advisory Agreement, the fee is based on the Average Invested Assets, that is the amounts invested in real estate. A portion of the fee may be payable in restricted shares of our common stock, at the option of the Advisor. For 2002 and 2003, the Advisor has elected to receive the performance component of its fees in stock. Interest income was $1,687, representing a substantial portion of our revenues in 2002. As the proceeds of the offering are fully invested in real estate, interest income will decrease and is expected to be a minor component of overall revenues. After we are fully invested, we will maintain cash balances which Management believes to be sufficient for meeting working capital needs.



FOR THE THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2002



     Our net income of $5,492 for the three months ended March 31, 2003 is not comparable with our net income of $109 for the three months ended March 31, 2002. We did not acquire our first substantial real estate interests until February 2002 when we increased our interests in the Petsmart, Inc. and Builders FirstSource, Inc. partnerships. Our assets have increased from approximately $73,097 as of March 31, 2002 to $1,012,882 as of March 31, 2003. During the
three months ended March 31, 2003, we entered directly into net lease transactions with six tenants, including three build-to-suit transactions, and acquired an equity ownership interest with two affiliates in a limited liability company which net leases properties to Starmark Camhood LLC. Our portfolio as of March 31, 2003 (including the pro rata share of equity investments) are expected to generate, after completion of build-to-suit construction, annual cash flow (contractual rent less property-level mortgage debt service) of approximately $39,089 as follows:



                                                                                            ESTIMATED
                                                               ANNUAL        ANNUAL DEBT      CASH
LEASE OBLIGOR                                             CONTRACTUAL RENT     SERVICE        FLOW
-------------                                             ----------------   ------------   ---------
                                                                        (IN THOUSANDS)
Starmark Camhood L.L.C.(2)..............................      $ 8,040          $ 4,441       $ 3,599
TruServ Corporation(2)..................................        6,004            2,707         3,297
Clear Channel Communications, Inc.(1)...................        6,549            3,467         3,082
Fleming Companies, Inc..................................        5,508            2,507         3,001
Foster Wheeler, Inc.....................................        5,231            2,253         2,978
Carrefour France, SA(1).................................        7,154            4,436         2,718
Transworld Center, Inc. (under construction)............        2,275               --         2,275
Insulated Structures, Ltd. (under construction).........        1,650               --         1,650
Oxford Automotive, Inc. (under construction)............        1,575               --         1,575
Meadowbrook Meat Company................................        2,660            1,306         1,354
Tower Automotive, Inc...................................        2,356            1,057         1,299
Rave Reviews Cinemas, L.L.C. (under construction).......        1,286               --         1,286
Overland Storage, Inc...................................        2,621            1,467         1,154
Petsmart, Inc.(2).......................................        2,179            1,107         1,072

                                                                                            ESTIMATED
                                                               ANNUAL        ANNUAL DEBT      CASH
LEASE OBLIGOR                                             CONTRACTUAL RENT     SERVICE        FLOW
-------------                                             ----------------   ------------   ---------
                                                                        (IN THOUSANDS)
Danka Office Imaging Company............................        1,966              984           982
Hologic, Inc.(2)........................................        2,020            1,051           969
Medica -- France, SA(1).................................        2,707            1,796           911
BE Aerospace, Inc.......................................        1,468              764           704
IntegraColor, Ltd.......................................        1,257              564           693
Advantis Technologies, Inc..............................        1,275              610           665
WNA American Plastics Industries, Inc...................          637               --           637
Polar Plastics, Inc.....................................        1,460              838           622
Pemstar, Inc............................................        1,278              664           614
Racal Instruments, Inc..................................        1,323              733           590
Trends Clothing Corp....................................        1,420              851           569
SSG Precision Optronics, Inc............................          510               --           510
Builders FirstSource, Inc.(2)...........................          554              271           283
                                                              -------          -------       -------
                                                              $72,963          $33,874       $39,089
                                                              =======          =======       =======


---------------


(1)Net of minority interest



(2)Pro rata share of equity investment



     The leases generally have lease terms of 15 to 25 years with the lessees having options for renewal terms. Our properties in France leased to Carrefour and Medica-France have shorter terms (ranging from 7 1/2 to 9 years) with rolling three-year renewal terms which is a customary practice in that market. We have not hedged the risk of foreign currency fluctuations on the cash flow from our French investments as we have obtained fixed rate mortgage debt on the properties so that the overall risk of fluctuation is reduced as the currency fluctuations on revenue are partially offset by fluctuations on debt service.



     As a result of our acquisition activity in 2002 and 2003, we reported lease revenues of $14,445 in the three months ended March 31, 2003. Since March 31, 2003, we have completed two net lease acquisitions, with MediMedia USA, Inc. and Qualceram Shires plc, as lessees. MediMedia will provide annual lease revenues of $2,111 and annual cash flow of $1,043, net of debt service, and Qualceram Shires will contribute annual lease revenues of approximately $2,759 (based on the current exchange rate for the Great Britain Pound). In April 2003, Fleming Companies, Inc., a lessee of a property in Tulsa, Oklahoma, filed a voluntary petition of bankruptcy. Although Fleming is current in its rent obligation, there is no assurance that will affirm its lease in connection with its reorganization. Annual revenues from the Fleming lease are $5,508.



     During the three months ended March 31, 2003, we recognized interest and other income of $1,428, consisting of $254 of interest income on our uninvested cash and $1,174 of property expense reimbursements received from Clear Channel Communications, Inc., the lessee of a property in New York City. The reimbursements are offset by property expenses, and, therefore have no effect on net income. Interest income will decrease as the proceeds of our offerings are invested in real estate. After we are fully invested, we will maintain cash balances which we believe to be sufficient for meeting our working capital needs.



     We expect that our assets will continue to increase substantially over the next several years. As our asset base increases, lease revenues, general and administrative, property and depreciation expenses will increase, while interest expense will increase as mortgage loans are placed on newly-acquired and existing properties. Property expense for the three months ended March 31, 2003 consists primarily of

$1,697 of asset management and performance fees and the aforementioned $1,174 of expenses for the Clear Channel property.



     On March 12, 2003, we sold a 35% interest in the limited liability company that owns the Medica-France and Carrefour properties to CPA(R):12. The purchase price was based on the appraised value of the properties (based on the current exchange rate for the Euro) adjusted for capitalized costs incurred since the acquisitions including fees paid to the Advisor, net of mortgage debt. Based on the formula, CPA(R):12 paid us $11,916 and assumed $1,031 of our deferred acquisition fee payable to an affiliate. We recognized a gain on the sale of $977, of which $672 represents a foreign currency gain. We consolidate our controlling interests in the limited liability company in our consolidated financial statements, and CPA(R):12's interest is recognized as a minority interest.



     The sale was approved by our independent directors as being in our best interests and in order to facilitate our ability to raise capital. The continued holding of 100% of the Medica-France and Carrefour interests would have required us to obtain and provide financial information in our 1933 and 1934 Act filings on the lease guarantors that is in accordance with accounting principles generally accepted in the United States of America and this information is not available to us.



FINANCIAL CONDITION



     A major objective of ours is to fully invest our funds in real estate in order to generate cash flow from operations and our equity investments sufficient to fund dividends to shareholders at an increasing rate and to pay scheduled mortgage debt service. For the year ended December 31, 2002, cash flows from operations and equity investments of $14,447 were sufficient to pay dividends of 6,179, scheduled mortgage principal payments of $386 and distributions to minority partners of $235. For the three-month period ended March 31, 2003, cash flows from operations and equity investments of $13,561 were sufficient to pay dividends of $5,789, scheduled mortgage principal payments of $1,209 and distributions to minority partners of $798. When evaluating cash generated from operations, we include cash provided from equity investments. Under accounting principles generally accepted in the United States of America, distributions from equity investments in excess of income from equity investments are a return of capital and presented as an investing cash flow. The ability of the equity investees to distribute cash to us in excess of their income is primarily due to noncash charges for depreciation. We evaluate our ability to pay dividends to shareholders by using our projections of cash flow (lease revenues, net of property-level debt service) from both our directly-owned real estate and our equity investments. Several of our leases provide for payments of rents quarterly in advance, and $4,973, of operating cash flow in 2002 resulted from receiving such payments. When we fully invested, the effect of changes in prepaid rents on operating cash flow from period to period should not be as significant to overall cash flows from operating activities.



     During 2002, we used $609,323 to acquire properties net leased to 17 lessees, $10,962 to increase its interests in the Petsmart and Builders First Source Limited partnerships and $42,571 to purchase a 50% interest in the TruServe limited partnerships. Deferred acquisition fees payable to the Advisor are capitalized to the cost of real estate invested and $13,012 is payable to the Advisor over a period of no less than four years. The initial payment of deferred fees is scheduled for January 2004 and is subordinated to meeting a specified dividend return to shareholders.



     During the three months ended March 31, 2003, we used $91,814 to acquire properties net leased to six lessees on a single-tenant basis and to purchase a 44% interest, through a limited liability company owned with two affiliates, in 15 health club facilities leased to Starmark. Since March 31, 2003, we have used an additional $45,893 to acquire properties leased to MediMedia, Inc. and Qualceram Shires. We expect to use substantially all of the net proceeds of our offerings, along with limited recourse mortgage debt, to purchase investments in real estate either directly or with affiliates. To the extent that the entire offering is subscribed, acquisition activity can be expected to continue for several years, with total real estate assets exceeding $1,500,000. We have fully subscribed our initial $400,000 public offering and commenced a second "best efforts" offering for up to $690,000 in 2003. We believe that a fully invested, diversified portfolio of real estate investments will mitigate the risk of nonpayment of rent from any single lessee. As of May 12, 2003, we had in excess of $230,000 available for investment, net of $36,056 needed to complete current build-to-suit commitments. We received a special distribution of $12,460 from an equity investee in connection with the investee's obtaining mortgage financing on its properties.



     Our financing activities in 2002 consisted primarily of raising $355,486 net of costs, from its "best efforts" public offering. As of December 31, 2002, we had cash balances of $94,762. In connection with purchasing properties in 2002, we obtained $371,580 of limited recourse mortgage debt (including $8,630 which was assumed) on which $386 of scheduled principal payment installments have been made. Certain lenders used $3,761 of mortgage proceeds to fund escrow accounts. In December 2002, we received $28,340 from Corporate Property Associates 14 Incorporated ("CPA(R):14") an affiliate for a 40% interest in a limited partnership which leases a property to Clear Channel Communications Inc. In accordance with the partnership agreement we distributed $235 in 2002 to CPA(R):14 for its share of cash flow from the Clear Channel property. During 2002, we paid dividends to shareholders of $6,179 with the initial distribution made in the second quarter. During the three months ended March 31, 2003, we raised $164,047, net of costs, in connection with the current public offering. As of March 31, 2003, we had cash balances of $213,814 of which we intend to use $200,735 to purchase additional investments. We also received $11,916 from CPA(R):12 in connection with CPA(R):12's purchase of interests in the Medica-France and Carrefour properties. Once we are fully invested, we intend to hold cash balances sufficient to maintain our operations. We are actively evaluating potential net lease investments and is using our available cash along with limited recourse mortgage financing to purchase properties. In connection with purchasing properties. During the three months ended March 31, 2003 we obtained $16,330 of limited recourse mortgage debt. A lender on limited recourse mortgage debt has recourse only to the property collateralizing such debt and not to any of our other assets, while unsecured financing would give a lender recourse to all of our assets. The use of limited recourse debt, therefore, will allow us to limit the exposure of all of our assets to any one debt obligation. We believe that the strategy of combining equity and limited recourse mortgage debt will allow us to meet our short-term and long-term liquidity needs and will help to diversify our portfolio and, therefore, reduce concentration of risk in any particular lessee. Therefore, after we complete our public offering and fully invest in real estate, we will evaluate on an ongoing basis whether to obtain additional sources of funds such as lines of credit; however, no consideration is being given to such additional sources at this time.



OFF- BALANCE SHEET ARRANGEMENTS, GUARANTEES AND AGGREGATE CONTRACTUAL
AGREEMENTS:



     A summary of our contractual obligations and commitments as of March 31, 2003 is as follows:



                                     TOTAL      2003      2004      2005      2006      2007     THEREAFTER
                                    --------   -------   -------   -------   -------   -------   ----------
                                                                (IN THOUSANDS)
Obligations:
  Limited recourse mortgage notes
    payable(1)....................  $394,309   $ 4,015   $ 6,005   $ 6,578   $ 7,127   $ 7,779    $362,805
  Notes payable...................     3,816     3,816
  Deferred acquisition fees.......    15,436        --     3,253     3,859     3,859     3,859         606
Commitments:
  Build-to-suit obligations.......    36,056    33,259     2,797
Share of minimum rents payable
  under office cost-sharing
  agreement.......................        69        14        20        20        15        --          --
                                    --------   -------   -------   -------   -------   -------    --------
                                    $449,686   $41,104   $12,075   $10,457   $11,001   $11,638    $363,411
                                    ========   =======   =======   =======   =======   =======    ========


---------------


(1) The limited recourse mortgage notes payable were obtained in connection with the acquisition of properties in the ordinary course of business.

ACCOUNTING PRONOUNCEMENTS:



     In June 2001, FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 was issued to establish standards for the recognition and measurement of an asset retirement obligation. SFAS No. 143 requires retirement obligations associated with tangible long-lived assets to be recognized at fair value as the liability is incurred with a corresponding increase in the carrying amount of the related long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 was adopted on January 1, 2003, and did not have a material effect on our financial statements.



     In May 2002, FASB issued SFAS No. 145 "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections" which eliminates the requirement that gains and losses from the extinguishment of debt be classified as extraordinary items unless it can be considered unusual in nature and infrequent in occurrence. We will no longer classify gains and losses for the extinguishment of debt as extraordinary items and will adjust comparative periods presented. We adopted this Statement effective January 1, 2003 and it did not have a material effect on our financial statements.



     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. SFAS No. 146 was adopted on January 1, 2003, and did not have a material effect on our financial statements.



     In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions" which amends SFAS No. 72, SFAS No. 144 and FASB Interpretation No. 9. SFAS No. 147 provides guidance on the accounting for the acquisitions of certain financial institutions and includes long-term customer relationships as intangible assets within the scope of SFAS No. 144. SFAS No. 147 was adopted on January 1, 2003, and did not have a material effect on our financial statements.



     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," ("FIN 45") which changes the accounting for, and disclosure of certain guarantees. Beginning with transactions entered into after December 31, 2002, certain guarantees are required to be recorded at fair value, which is different from prior practice, under which a liability was recorded only when a loss was probable and reasonably estimable. In general, the change applies to contracts or indemnification agreements that contingently require us to make payments to a guaranteed third-party based on changes in an underlying asset, liability, or an equity security of the guaranteed party. The adoption of the accounting provisions of FIN 45 on January 1, 2003 did not have a material effect on our financial statements.



     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123, Accounting for Stock Based Compensation. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based compensation (i.e., recognition of a charge for issuance of stock options in the determination of income.). However, SFAS No. 148 does not permit the use of the original SFAS No. 123 prospective method of transition for changes to the fair value based method made in fiscal years beginning after December 15, 2003. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation, description of transition method utilized and the effect of the method used on reported results. The transition and annual disclosure provisions of SFAS No. 148 are to be applied for fiscal years ending after December 15, 2002. We do not have any employees nor any stock-based compensation plans.

     On January 17, 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), the primary objective of which is to provide guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model applies when either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without additional financial support. In addition, FIN 46 requires both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. Our maximum loss exposure is the carrying value of our equity investments. We have evaluated the impact of this interpretation on our accounting for our investments in unconsolidated joint ventures and we do not expect to consolidate those investments as none of these investments will be classified as VIEs.



     On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging under SFAS No. 133. The changes in the statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, the statement (1) clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative instrument discussed in paragraph 6(b) of SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to language used in FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and (4) amends certain other existing pronouncements. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively.



           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


                                 (IN THOUSANDS)



     Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates and equity prices. In pursuing our business plan, the primary market risk to which we are exposed is interest rate risk and foreign currency exchange risk.



     The value of our real estate is subject to fluctuations based on changes in interest rates, local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt when balloon payments are scheduled.



     All of our long-term debt of $394,309 bears interest at fixed rates, and the fair value of these instruments is affected by changes in market interest rates. The following table presents principal cash flows based upon expected maturity dates of the debt obligations and the related weighted-average interest rates by expected maturity dates for the fixed rate debt. The interest rate on the fixed rate debt as of March 31, 2003 ranged from 5.52% to 7.98%.



                                2003     2004     2005     2006     2007    THEREAFTER    TOTAL     FAIR VALUE
                               ------   ------   ------   ------   ------   ----------   --------   ----------
Fixed rate debt..............  $4,015   $6,005   $6,578   $7,127   $7,779    $362,805    $394,309    $386,438
Average interest rate........    6.01%    6.00%    6.00%    5.99%    5.98%       6.10%



     We have foreign operations. Accordingly, we are subject to foreign currency exchange risk from the effects of exchange rate movements of foreign currencies and this may affect future costs and cash flows; however, exchange rate movements to date have not had a significant effect on our financial position. While we do not expect exchange rate movements to have a significant effect on our results of operations, we recognized $672 of foreign currency gains from the sale gain of partial interests in properties in France. To date we have not entered into any foreign currency forward exchange contracts to hedge the effects of adverse fluctuations in foreign currency exchange.

                         DESCRIPTION OF THE PROPERTIES


     W. P. Carey & Co. is actively seeking and evaluating various potential property acquisitions and is engaging in discussions with sellers regarding the purchase of properties for us. During the continuation of this offering, and at such time during the negotiations of a potential property acquisition when W. P. Carey & Co. believes a reasonable probability exists that such property will be acquired by us, this prospectus will be supplemented to disclose such potential property acquisition. Based on W. P. Carey & Co.'s experience and acquisition methods, this generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a property and the obtaining of a commitment for financing and approval by the investment committee, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during this offering also by means of a supplement to this prospectus. See "Reports to Shareholders" for a description of other reports to shareholders which will describe property acquisitions.

     As all of our leases are net leases, our tenants are required to maintain insurance on the leased properties. While we believe each of our properties is adequately insured, we maintain a contingent, blanket building, business personal property and business income policy covering all of our properties, as well as a comprehensive commercial general liability policy covering our properties.


     We are required to provide certain financial information with respect to properties we acquire that are deemed significant under SEC rules (Rule 3-14 and 3-05 of Regulation S-X) based on our total investment in the properties. We provide information regarding the tenant for these significant properties because under net leases, we believe the financial condition of the tenant is more important than financial information relating to the operation of the property. Furthermore, information regarding the operation of the property is often not available.



     We have used our total assets as of December 31, 2002 as the base for measuring which properties are significant. For the properties for which our total investment as of the date of this prospectus exceeds 10% but not 20% of our total assets on December 31, 2002, we are required to provide summary financial information. After the sale of a 35% interest in the properties leased to Societe Logidis & Societe CV Logistique ("Carrefour") and Medica France (see description below), only the property leased to SFX Entertainment, Inc. meets this test. Clear Channel Communications Inc. ("Clear Channel"), the guarantor of the lease is a New York Stock Exchange listed company whose financial statements are publicly available. We have provided the summary information required in this prospectus and the internet address of the SEC's website where Clear Channel's SEC filings, which also include such financial information, is available.


     For those properties for which our total investment as of the date of this prospectus is in excess of 20% of our total assets on December 31, 2002, we are required to provide audited financial statements of the tenant that comply with accounting principles generally accepted in the United States of America. We own no properties for which our total investment exceeds 20% of our assets as of December 31, 2002.


                                                                                              AMOUNT      PRIMARY    APPROXIMATE
                                                                 DATE OF       PURCHASE         OF        PROPERTY     SQUARE
LESSEE                                   PROPERTY LOCATION     ACQUISITION      PRICE        FINANCING      TYPE       FOOTAGE
------                                  --------------------   -----------   ------------   -----------   --------   -----------
Builders First Source -- Atlantic
 Group, Inc. & Builders First
 Source -- Ohio Valley, Inc.(1).......  Cincinnati, OH          12/20/01     $  5,189,792   $ 3,040,000      2          165,680
                                        Norcross, GA                                                         2           63,700
                                        Culpeper, VA                                                         2          159,881
PETsMART, Inc.(2).....................  Westlake Village, CA    11/28/01       21,591,300    12,937,500      4           30,000
                                        Phoenix, AZ                                                          2          620,000
                                        Evanston, IL                                                         4            6,416
                                        Lake Mary, FL                                                        4            6,096
                                        Boca Raton, FL                                                       4            6,045
                                        Tallahassee, FL                                                      4            6,040
                                        Sawgrass, FL                                                         4            6,040
                                        Oxon Hill, MD                                                        4            6,956
                                        Braintree, MA                                                        4            5,587
                                        Flint, MI                                                            4            6,151
                                        Fridley, MN                                                          4            6,060
                                        Southlake, TX                                                        4            2,247
                                        Dallas, TX                                                           4            6,370
Tower Automotive Products Company,
 Inc. & Tower Automotive Tool LLC.....  Auburn, IN               4/10/02       20,995,621    12,022,870      1          162,796
                                        Bluffton, OH                                                         1          150,000
                                        Milan, TN                                                            1          531,370
Racal Instruments, Inc................  Irvine, CA               5/21/02       13,455,497     9,500,000      3           98,631
IntegraColor, LTD.....................  Mesquite, TX             6/14/02       12,356,020     7,080,000      2           88,805
                                        Mesquite, TX                                                         2
                                        Mesquite, TX                                                         2          179,500
Fleming Companies, Inc.(14)...........  Tulsa, OK                6/28/02       53,870,063    30,000,000      2          757,784
Advantis Technologies, Inc............  Alpharetta, GA           6/25/02       13,089,005     8,500,000      1          191,975
Trends Clothing Corp..................  Miami, FL                7/22/02       14,869,110     8,630,041      2          247,264
Foster Wheeler Realty Services,
 Inc..................................  Clinton, NJ              8/16/02       47,015,707    29,185,000      3          292,000
Hologic, Inc.(10).....................  Bedford, MA              8/28/02       21,612,566            --      1          207,000
                                        Danbury, CT                                                                      68,000
BE Aerospace Inc......................  Miami-Dade, FL           9/12/02       15,470,072    10,500,000      2          209,000
Danka Office Imaging Company..........  St. Petersburg, FL       9/27/02       31,510,133(5)  12,800,000     3          157,000(3)
                                        St. Petersburg, FL                                                   3           49,000(3)
                                        St. Petersburg, FL                                                   3          131,000
Rave Motion Pictures Baton Rouge,
 L.L.C. ..............................  Baton Rouge, LA          10/9/02       11,555,239(5)          --     5           73,000(3)
Overland Storage, Inc.(14)............  Kearney Mesoe, CA       10/15/02       30,096,836    20,000,000      3          135,500
Medica-France(20).....................  Chatou; Poissy;          12/4/02       26,213,098    22,107,514      5          336,766
                                        Rosny-sous-Bois;
                                        Rueil Malmaison;
                                        Sarcelles and Paris,
                                        France
SFX Entertainment, Inc.(11)...........  New York, NY            12/12/02       91,225,130    51,000,000      3          227,685
SSG Precision Optronics, Inc..........  Richmond, CA            11/20/02        4,967,653            --      1           37,952

                                                                                                                  MORTGAGE
                                                                                                                  BALANCES
                                          INITIAL       RENT       ANNUAL      ANNUAL                               AS OF
                                          ANNUAL      INCREASE    INTEREST      DEBT        LEASE      MAXIMUM    MARCH 31,
LESSEE                                     RENT        FACTOR       RATE      SERVICE     EXPIRATION    TERM        2003
------                                  -----------   ---------   --------   ----------   ----------   -------   -----------
Builders First Source -- Atlantic
 Group, Inc. & Builders First
 Source -- Ohio Valley, Inc.(1).......  $   553,750      CPI         7.57%   $  271,247      1/17        1/37    $ 2,995,695

PETsMART, Inc.(2).....................    2,178,825      (6)         7.70%    1,106,870     11/21       11/41     12,807,320

Tower Automotive Products Company,
 Inc. & Tower Automotive Tool LLC.....    2,355,875      CPI         7.98%    1,056,624      4/20        4/40     11,950,546

Racal Instruments, Inc................    1,301,929      (7)         6.66%      732,600      5/22        5/52      9,451,183
IntegraColor, LTD.....................    1,256,700      CPI         6.97%      563,530      6/22        6/42      7,041,263

Fleming Companies, Inc.(14)...........    5,508,000      CPI         7.46%    2,507,376      6/17        6/37     29,816,457
Advantis Technologies, Inc............    1,275,000      CPI         5.98%      610,231      6/17        6/37      8,465,793
Trends Clothing Corp..................    1,420,000      CPI         7.40%      850,620      6/17        6/37      8,504,064
Foster Wheeler Realty Services,
 Inc..................................    5,230,850      CPI         6.67%    2,252,928      9/22        9/42     29,035,337
Hologic, Inc.(10).....................    2,019,802      CPI          6.4%    1,050,962      8/22        8/42     11,840,000(24)

BE Aerospace Inc......................    1,462,618      (8)         6.11%      764,364      9/20        9/42     10,458,779
Danka Office Imaging Company..........    3,060,000(4)    CPI        6.63%      984,024      9/17        9/27     12,800,000

Rave Motion Pictures Baton Rouge,
 L.L.C. ..............................    1,285,607(4)    CPI                                8/23        8/43             --
Overland Storage, Inc.(14)............    2,621,285      (9)         6.18%    1,466,812      2/14        2/19     19,922,528
Medica-France(20).....................    2,507,653     INSEE        (13)     1,663,415      6/10        5/89     23,748,661

SFX Entertainment, Inc.(11)...........    6,548,587     (12)         5.52%    3,466,606      9/20        9/40     50,883,413
SSG Precision Optronics, Inc..........      509,976      CPI           --            --     11/22       11/36


                                                                                              AMOUNT      PRIMARY    APPROXIMATE
                                                                 DATE OF       PURCHASE         OF        PROPERTY     SQUARE
LESSEE                                   PROPERTY LOCATION     ACQUISITION      PRICE        FINANCING      TYPE       FOOTAGE
------                                  --------------------   -----------   ------------   -----------   --------   -----------
TruServ Corporation(15)...............  Corsicana, TX;          12/31/02       65,839,200    38,327,411      2        2,637,973
                                        Fogelsville, PA;
                                        Jonesboro, GA;
                                        Kansas City, MO;
                                        Kingman, AZ;
                                        Springfield, OR;
                                        Woodland, CA
Meadowbrook Meat Company, Inc. .......  Orlando, FL;            12/31/02       30,415,009    18,000,000      2          575,858
                                        Macon, GA;
                                        Rocky Mount, NC;
                                        Lewisville, TX
Societe Logidis & Societe CV
 Logistique(21).......................  Cholet;                 12/27/02       69,528,095    56,439,634      2        2,550,885
                                        Pleufragen;
                                        Nimes; Colomiers;
                                        Crepy en Vallois;
                                        Lens and Thuit-
                                        Hebert,
                                        France
Solar Cold Services...................  Birmingham, England      1/29/03       22,000,000(5)          --     2          206,000(3)
Starmark Camhood L.L.C.(18)...........  Boca Raton, FL           02/7/03       78,324,607    47,652,000      5        1,134,164
                                        Tampa, FL
                                        Newton, MA
                                        Bloomington, MA
                                        Brooklyn Center, MN
                                        Burnsville, MN
                                        Eden Prairie, MN
                                        Fridley, MN
                                        Minnetonka, MN
                                        St. Louis Park, MN
                                        Albuquerque, NM
Waddington North America Business
 Trust................................  Chattanooga, TN         02/13/03        6,544,503            --      2          238,585
Polar Plastics (NC) Inc...............  Mooresville, NC         02/25/03       15,602,094     9,500,000      1          384,600
MediMedia USA, Inc. ..................  Yardley, PA              04/1/03       23,979,058    14,000,000      3
Oxford Automotive Alabama, Inc. ......  Birmingham, AL           3/23/03       15,706,800(5)          --     1          397,000(3)
Pemstar, Inc. ........................  Rochester, MN            3/28/03       12,565,445     7,500,000      1          260,287
Transworld Center, Inc. ..............  Miami, FL                3/20/03       21,989,529(5)          --     2          270,000(3)
Qualceram Shires Plc(26)..............  Dublin, Ireland          4/29/03       35,061,739    23,195,582      1          792,800
                                        Belfast, Northern
                                        Ireland, Bradford,
                                        England, Darwen,
                                        England, Rochdale,
                                        England, Stoke-on-
                                        Trent, England
Lillian Vernon Corporation............  Virginia Beach, VA        7/2/03       38,743,058            --      2          827,000

                                                                                                                  MORTGAGE
                                                                                                                  BALANCES
                                          INITIAL       RENT       ANNUAL      ANNUAL                               AS OF
                                          ANNUAL      INCREASE    INTEREST      DEBT        LEASE      MAXIMUM    MARCH 31,
LESSEE                                     RENT        FACTOR       RATE      SERVICE     EXPIRATION    TERM        2003
------                                  -----------   ---------   --------   ----------   ----------   -------   -----------
TruServ Corporation(15)...............    6,003,576      2%          5.83%    2,706,804     12/22       11/42     38,254,322
Meadowbrook Meat Company, Inc. .......    2,660,000     (16)         6.08%    1,306,164     12/17       12/37     17,961,598
Societe Logidis & Societe CV
 Logistique(21).......................    6,827,015     INSEE        (17)     4,030,000     12/11       12/11     58,863,349
Solar Cold Services...................    1,652,550      2%            --            --     02/33       02/33             --
Starmark Camhood L.L.C.(18)...........    8,039,856      CPI          (19)                  02/23       02/23     47,652,000
Waddington North America Business
 Trust................................      637,500      CPI           --            --     07/22       07/42             --
Polar Plastics (NC) Inc...............    1,460,200      CPI         6.32%      837,916     02/22       02/42      9,500,000(22)
MediMedia USA, Inc. ..................    2,111,380     (23)          5.9%    1,072,180     12/17       12/37     14,000,000(24)
Oxford Automotive Alabama, Inc. ......    1,575,000      CPI           --            --     12/18       12/38             --
Pemstar, Inc. ........................    1,278,000      2%          6.36%      663,618      3/23        3/43      7,500,000(25)
Transworld Center, Inc. ..............    2,257,500      CPI           --            --     12/23       12/43             --
Qualceram Shires Plc(26)..............    2,758,728     (27)         6.45%    1,874,760      4/28        4/28     23,195,582(24)
Lillian Vernon Corporation............    3,848,000      CPI           --            --      7/22        7/42             --


---------------

Property types are coded as follows: 1 -- Industrial/Manufacturing;
2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail; 5 -- Other

 (1) Values reflect CPA(R):15's 40% limited partnership interest in this property, and the remaining interest is held by Corporate Property Associates 14 Incorporated (an affiliate). The total purchase price was $12,974,479.

 (2) Values reflect CPA(R):15's 30% limited partnership interest in this property through two limited partnerships, and the remaining interest is held by Corporate Property Associates 14 Incorporated (an affiliate). The total purchase price was $71,971,000.

 (3) Reflects square footage upon completion.

 (4) Reflects rent upon completion.

 (5) Reflects total cost upon completion. This transaction was not a sale-leaseback transaction.

 (6) The rent will increase at the beginning of the sixth year, and every fifth year thereafter, by nine percent. Rent shall increase at 11% every five years during any renewal term.

 (7) The rent will increase at the beginning of the second year, and every year thereafter, by 2.75% per year.

 (8) The rent will increase at the beginning of the second year, and every year thereafter, by 1.5% per year.

 (9) The rent will increase by 5% every two years.

(10) Values reflect the 64% interest a wholly-owned subsidiary of CPA(R):15 owns as tenant-in-common with a wholly-owned subsidiary of W. P. Carey & Co. LLC, which owns the remaining 36%. The total purchase price was $33,769,634.

(11) Values reflect CPA(R):15's 60% limited partnership interest in this property, and the remaining interest is held by Corporate Property Associates 14 Incorporated (an affiliate). The total purchase price was $152,041,884. Clear Channel Communications, Inc. is the guarantor of the lease. This transaction was not a sale-leaseback transaction.

(12) Annual rent will increase to $12,297,338 in October 2005, to $14,853,360 in October 2010 and to $17,093,284 in October 2015.

(13) The interest rate ranges from 5.6% to 5.631%.

(14) This transaction was not a sale-leaseback transaction.

(15) Values reflect CPA(R):15's 50% limited partnership interest in these properties, and the remaining interests are held by affiliates CPA(R):12 (15%) and CPA(R):14 (35%). The total purchase price was $131,678,400.

(16) Annual rent will increase by 4.12% at the start of the fourth year and by 2% at the start of the fifth year and thereafter.

(17) The interest rate is fixed at 5.75% for the first 10 years, and the 3-month Euribor plus 1% thereafter.

(18) Values reflect CPA(R):15's 44% limited partnership interest in this property, and the remaining interests are held by Corporate Property Associates 12 Incorporated and Corporate Property Associates 14 Incorporated (each, an affiliate). The total purchase price was $178,010,471.

(19) One mortgage loan of $88,300,000 bears interest at an annual rate of 6.6%, and a $20,000,000 subordinated loan bears interest at an annual fixed rate of 11.15%.


(20) Values reflect CPA(R):15's 65% limited partnership interest in a limited liability company that owns the properties. A wholly-owned subsidiary of Corporate Property Associates 12 Incorporated , an affiliate, owns the remaining 35% interest. The total purchase price was $40,327,843. Initial annual rent, amount of financing and debt service are based on exchange rate as of date of acquisition. Mortgage balance at March 31, 2003 is based on an exchange rate for the Euro of $1.080.



(21) Values reflect CPA(R):15's 65% limited partnership interest in a limited liability company that owns the properties. A wholly-owned subsidiary of Corporate Property Associates 12 Incorporated , an affiliate owns the remaining 35% interest. The total purchase price was $106,966,300. Initial annual rent, amount of financing and debt service are based on exchange rate as of date of acquisition. Mortgage balance at March 31, 2003 is based on an exchange rate for the Euro of $1.080.


(22) Reflects mortgage loan obtained in February 2003.

(23) Stated increase of 10.41% every five years.

(24) Reflects mortgage obtained in April 2003.

(25) Reflects mortgage obtained in March 2003.

(26) Amounts are based on an exchange rate for the Great Britain Pound of $1.571.

(27) Stated increase of 1.75% for ten years followed by increases every five years thereafter at 3% per annum compounded.

BUILDERS FIRSTSOURCE-ATLANTIC GROUP, INC. & BUILDERS FIRSTSOURCE-OHIO VALLEY,
INC.

     We purchased from and leased to Builders FirstSource-Atlantic Group, Inc. and Builders FirstSource-Ohio Valley, Inc. three distribution/warehouse properties under a single 15-year master lease. Builders FirstSource is a leading distributor of lumber, millwork, engineered wood building components (trusses, wall panels and floor joists) and other building materials to professional home builders. Builders FirstSource is the second largest distributor of building products to professional home builders in the U.S.

PETSMART, INC.

     We purchased and leased 12 retail locations under a single master lease, and one warehouse property under a separate lease with PETsMART, INC. Both leases are net and bond type leases with 20 year terms. PETsMART is the nation's largest pet products retailer, with more than 550 stores across North America. It also operates a major pet e-commerce site, provides several major branded catalogs, as well as affiliated websites that market supplies for pets and horses. PETsMART offers a broad line of products and services for all stages of a pet's life, including all types of pet products, as well as pet services such as veterinary care, grooming, and pet training. It offers a much broader selection of food brands and additional pet items than either grocery stores or discount chains and at a lower cost. Its selection includes a broad assortment of collars, leashes, health and beauty aids, shampoos, medications, toys, animal carriers, dog and cat furniture, a complete line of fish, birds, reptiles, small animals and their related supplies, and, in some locations appropriate to the area, equestrian supplies.

     PETsMART provides veterinary services in approximately half of its stores through a strategic partnership with Banfield, The Pet Hospital. The company actively supports the activities of local humane organizations through its in-store PETsMART Charities' Adoption Centers. Through its Adoption Center efforts, over 230,000 pets were adopted during 2000, and approximately 950,000 pets have been adopted since the program began in 1994.

     A broad range of personalized services is available in PETsMART pet salons, from toenail trimming to tooth brushing to a precision cut, shampoo and style. Pet training services range form puppy classes to advanced and private courses.

TOWER AUTOMOTIVE PRODUCTS COMPANY, INC. AND TOWER AUTOMOTIVE TOOL, LLC

     Tower Products and Tower Tool, are subsidiaries of Tower Automotive, a New York Stock Exchange company. Tower Automotive is a leading global designer and producer of structural components and assemblies used by automotive original equipment manufacturers, including Ford, DaimlerChrysler, General Motors, Honda, Toyota, Renault/Nissan, Fiat, Hyundai/Kia, BMW, Volkswagen Group, and Isuzu. Its current products include automotive body structural stampings and assemblies including exposed sheet metal components, lower vehicle structural stampings and assemblies, suspension components, modules and systems. Based on current net revenue amounts, Tower Automotive is the largest independent global supplier of structural components and assemblies to the automotive market.

     We acquired three Tower Automotive industrial manufacturing facilities on April 10, 2002 for a total purchase price of $20,995,621. Initial annual rent payments total $2,355,875. Mortgage financing on these properties of $12,022,870 incurs annual debt service obligations of $1,056,624. Annual depreciation expense on the Tower properties of $494,382 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $19,775,261 before consideration of any additional capitalized costs.

     The Tower facilities are subject to a master lease and are located in:
Auburn, IN (a Ft. Wayne suburb); Bluffton, OH; and Milan, TN. The location of each facility provides strategic positioning within the supply chain network of the automotive industry. Proximity to major original equipment manufacturers and distribution networks provide a competitive advantage for Tower or any other automotive supplier that might utilize these manufacturing/distribution plants. Moreover, the facilities are relatively new and improved, state-of-the-art sites which are key to Tower's ongoing operations.

     The Ft. Wayne industrial market is a secondary market containing approximately 50 million square feet which includes both single buildings and complexes. The market is defined by the six counties (Adams, Allen, DeKalb, Huntington, Wells and Whitley) comprising the Ft. Wayne metropolitan statistical area, as well as the outlying counties of LaGrange, Noble and Steuben. Industrial properties in this market are often single tenant and occupied by the owner, but there are also a number of rental properties in this market. The six counties in the Ft. Wayne market contain approximately 35 million square feet with a vacancy rate in this market of approximately 5%. Current rents as well as asking rents for buildings of 100,000 square feet or more range from $2.25 to $3.75 per square foot depending on the location and quality of the structure. The Bluffton, OH and Milan, TN markets have overall vacancy rates of 0.0%.

     The tenant has decided to expand the property in Bluffton, OH, at its own expense, from 150,000 square feet to 196,175 square feet, at an expected cost of $3,700,000.

RACAL INSTRUMENTS, INC.

     Racal is a leading international test and measurement ("T&M") systems developer, manufacturer and integrator. Since its formation nearly 50 years ago, Racal's systems and solutions have targeted specific high-value niches where the company can establish leading market positions within a diversified group of industries including the radio communications (wireless), defense, broadband (optical communications), semiconductor and general purpose functional test markets. According to Racal, it maintains worldwide market shares in excess of 95% for GSM base station field service testers and for CDMA protocol testers. In addition, approximately 50% of Racal's revenues within its defense test segment are currently sole sourced relationships. Finally, Racal is the sole source supplier of the equipment that tests every individual microprocessor that Intel produces worldwide.

     Racal's customers include aerospace and defense prime contractors, major telecommunications equipment OEMs and service providers, and numerous other blue-chip corporations such as Honeywell, Motorola, Nokia, Intel, Agilent, and Ericcson. The Company's innovative products and consistent performance have earned it exceptional customer recognition as evidenced by Racal's receipt of Intel's Supplier of the Year Award in both 1999 and 2000 and its recent selection by Agilent as an integration partner for aerospace and defense T&M systems.

     We acquired the Racal office/research facility in Irvine, California on May 21, 2002 for $13,455,497. Initial annual rent payments are $1,301,929. Mortgage financing of $9,500,000 on this property incurs annual debt service payments of $732,600.

INTEGRACOLOR, LTD.

     IntegraColor was founded in 1957 as a printer to the horticultural industry. The basis of the Company's business was printing stock tags and labels for nurseries. While IntegraColor still yields 38% of its revenues from the horticultural market it has expanded and developed expertise in educational curriculum, catalog production, magazine publishing, direct mail and other specialty printing. IntegraColor now has a customer base of over 20,000 accounts.

     Since the founder sold the company in 1988 annual sales have grown from $15.5 million to over $73 million in 2001. We purchased and leased back the three warehouse/distribution facilities in Mesquite, Texas on June 14, 2002 for $12,356,020 under a single 20 year master lease. Initial annual rent on these properties is $1,256,700.

FLEMING COMPANIES, INC.

     Fleming is an industry leader in the wholesale distribution of consumable goods, and also has a growing presence in operating "price impact" supermarkets. Through their distribution segment, they distribute products to customers that operate approximately 3,000 supermarkets, 6,800 convenience stores and over 2,000 supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the United States.

     We purchased the Fleming property in Tulsa, Oklahoma on June 28, 2002 for $53,870,063. We obtained $30,000,000 in mortgage financing, with annual debt service of $2,507,376. Initial annual rent payments are $5,508,000. We calculate depreciation on this property using a 40-year straight-line method, and is based on building and improvements of $52,870,063, plus any costs capitalized subsequent to acquisition.

     The Tulsa distribution center is a state-of-the-art distribution facility located on the east side of Tulsa, OK. The property will represent one of Fleming's primary distribution centers for the Central United States. The facility consists of one 757,784 square foot "L" shaped building located on a 113 acre campus. All dry activities (dry storage, battery charging, maintenance) are located in one wing and refrigerated activities (freezer, cooler, cool truck docks, and mechanical room) are located in other wing. The location has convenient access to Interstate 44 less than one mile to the North.

     The City of Tulsa and Tulsa County are located in northeastern Oklahoma, in the center of the Tulsa metropolitan statistical area. Tulsa has a strategic location relative to other regional cities including Bartlesville (47 miles); Muskogee (52 miles); and Oklahoma City (115 miles).

     Given the large size and specialized nature of the facility, the market for re-leasing, if necessary, is nationally-oriented. The development costs associated with refrigerated warehouse facilities are far higher than that of traditional warehouse facilities. A review of recently built refrigerated warehouse facilities throughout the nation indicates an average development cost of approximately $120 per square foot.

     Fleming filed for Chapter 11 bankruptcy protection on April 1, 2003. Fleming remains current in its payment obligations to us, and we expect that it will continue to do so for the foreseeable future.

ADVANTIS TECHNOLOGIES, INC.

     Advantis is a leading manufacturer and distributor of pool and spa chemicals, spa accessories and surface water chemicals in the US. Advantis' brand names include GLB, Leisure Time, Robarb, Applied Biochemists, and Blue Devil. Advantis is a wholly-owned subsidiary of Rockwood Specialities Group, Inc., a Kohlberg Kravis Roberts & Co. portfolio company. Rockwood is a global leading manufacturer and distributor of high value-added specialty chemicals and performance materials for light industrial and commercial purposes.

     We purchased the Advantis industrial property in Alpharetta, Georgia on June 25, 2002 for $13,089,005. Initial annual rent payments on this property are $1,275,000. On November 18, 2002, we obtained limited recourse mortgage financing of $8,500,000 on the Advantis property from Column Financial, Inc. The loan has a fixed interest rate of 5.98% per annum. Monthly debt service payments on the loan are $50,852.55.

TRENDS CLOTHING CORP.

     Trends Clothing is a clothing and apparel manufacturer and distributor. Trends Clothing designs and manufactures clothing for brands under license (for example, LEI Jeans), direct for retail stores (for example, under the label Mossimo at Target) and under its own brands (such as Trendy Kids). It has recently gained two new high profile licenses and continues to grow its business with large retailers such as Target, Wal-Mart and Kohls.

     We acquired the Trends distribution property in Miami, Florida on July 22, 2002 for a purchase price of $14,869,110. The initial annual rent on this property is $1,420,000. We obtained financing for the Trends property in the amount of $8,630,041, which incurs annual debt service payments of $850,620.

FOSTER WHEELER REALTY SERVICES, INC.

     Foster Wheeler Realty is the real estate operating entity of Foster Wheeler Ltd. (NYSE: FWC), a holding company that owns the stock of various subsidiary companies. It conducts its business on a global basis within two groups:
Engineering and Construction Group (E&C Group) and Energy Equipment Group (EE Group). The E&C Group designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure. The E&C Group also provides environmental remediation services, together with related technical, design and regulatory services. The EE Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide.

     On August 16, 2002, the Company purchased a leasehold interest in a building in Clinton, New Jersey, subject to a long-term land lease, for $47,015,707 and entered into a net lease with Foster Wheeler. The lease obligations of Foster Wheeler are unconditionally and jointly guaranteed by Foster Wheeler Ltd., Foster Wheeler, Inc. and Foster Wheeler International Holdings, Inc., affiliates of Foster Wheeler. The lease has an initial term of 20 years with two ten-year renewal options. Annual rent is $5,230,850 with increases every three years based on a formula indexed to increases in the CPI, capped at 10.07% during each three-year period. The ground lease has an initial term through 2100 with annual rent of $100. In connection with the purchase, the Company obtained a limited recourse mortgage loan of $29,185,000, which is collateralized by a leasehold mortgage and a lease assignment. The loan provides for monthly payments of interest and principal of $187,744 at an annual interest rate of 6.67% and based on a 30-year amortization schedule. The loan matures in September 2012 at which time a balloon payment is scheduled. Annual depreciation of $1,175,000 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $47,015,707, plus any costs capitalized subsequent to acquisition.

     Our tenant at the Foster Wheeler property has decided to perform approximately $850,000 of improvements and office renovations at the facility, at its own expense, to accommodate new technology and additional employees at the facility.

     The Foster Wheeler facility is a three-story Class A office building and serves as Foster Wheeler's world headquarters. The facility lies in a strong and growing office market. Market rent is estimated at $19.00 per square foot. The central New Jersey market comprises approximately 49.6 million square feet, while the northern New Jersey market comprises 82.3 million square feet. The facility lies within the Hunterdon submarket of Hunterdon County in central New Jersey. The Hunterdon submarket consists of over 1.6 million square feet of office space, primarily large single-tenant/owner-user buildings.

     The facility's primary competition stems from one to five-story office buildings that range in size from 16,000 to 1 million square feet. The buildings were constructed between 1983 and 2000. The occupancy rates of the competitive properties range from 82% to 100%, with an average of 99%. These occupancy rates include sublet space.

HOLOGIC, INC.

     Hologic is a leading developer, manufacturer and supplier of diagnostic and medical imaging systems primarily serving the healthcare needs of women. They focus their resources on developing systems and subsystems offering superior image quality and diagnostic accuracy, which has enabled them to capture significant market shares and customer loyalty, despite the presence of large competitors. Its core women's healthcare business units are focused on bone densitometry, mammography and breast biopsy and on developing a direct-to-digital X-ray mammography system. Its bone densitometry product line and its Lorad line of mammography systems are premier brands in their markets. In addition, they develop, manufacture and supply other X-ray based imaging systems, such as general purpose direct-to-digital X-ray equipment and mini c-arm imaging products. Its customers are hospitals, imaging clinics and private practices and include many of the leading healthcare organizations in the world. Its customers are also major pharmaceutical companies who use their products in conducting clinical trials.

     On August 28, 2002, the Company purchased land and buildings (manufacturing/office facilities) in Danbury, Connecticut for $33,769,634 and entered into a net lease with Hologic. The lease has an initial term of 20 years with four five-year renewal terms. Annual rent is $3,155,940 with the first rent increase on the fifth anniversary of the lease and every five years thereafter. Rent increases are based on a formula indexed to increases in the CPI, capped at 5.1% for the first rent increase and 8.16% thereafter, during each five-year period.

     On December 17, 2002 we sold a 36% interest in the Hologic property at cost for $11,614,765 in cash to a wholly-owned subsidiary of W. P. Carey & Co. LLC, and retained the remaining 64%.

     On April 14, 2003, the Company and W. Carey & Co. LLC obtained $18,500,000 of limited recourse mortgage financing. The loan provides for monthly payments of principal and interest of $136,844 at an annual interest rate of 6.4% based on a 20-year amortization schedule. The loan will mature in May 2023 at which time it will fully amortize.

B/E AEROSPACE, INC.

     B/E Aerospace, Inc. ("B/E") is a worldwide leading manufacturer of cabin interior products for commercial passenger aircraft and business jets. It also provides a wide range of cabin interior design, reconfiguration and certification services, including the conversion of passenger aircraft to freighter use. B/E has leading worldwide market shares in most of its product lines and its customers include virtually all the world's airlines and aircraft manufacturers. B/E's installed base (products on aircraft currently in service) is valued at approximately $6.6 billion. B/E has manufacturing facilities in the U.S. and Europe and employed 3,740 people as of February 2002. B/E designs, manufactures, sells and provides commercial aircraft products; cabin interior structures; reconfiguration/conversion services and products; machined products; and business jet products.

     On September 12, 2002, the Company purchased land and a building (a distribution center) in Miami, Florida for $15,470,072 and entered into a net lease with B/E. The lease has an initial term of 18 years with two ten-year renewal options. Annual rent is $1,462,618 with scheduled increases of 1.5% each year. On October 29, 2002, the Company obtained a limited recourse mortgage loan of $10,500,000 which is collateralized by a mortgage and a lease assignment. The loan provides for monthly payments of principal and interest of $63,697 at an annual interest rate of 6.11% based on a 30-year amortization schedule. The loan matures in November 2012, at which time a balloon payment is scheduled.

DANKA OFFICE IMAGING COMPANY

     On September 27, 2002, the Company purchased land and buildings (office/research facilities) in St. Petersburg, Florida for $23,810,133 and entered into a net lease with Danka Office Imaging Company. The lease obligations of Danka are unconditionally guaranteed by Danka Holding Company and Danka Business Systems, PLC, affiliates of Danka. The Company has committed to fund retrofit and tenant improvement costs of $7,700,000 with such costs scheduled to be completed by no later than July 1, 2003. Upon completion, an initial lease term of fifteen years with two ten-year renewal terms will commence at an annual rent of $3,060,000. The lease provides for rent increases every three years based on a formula indexed to increases in the Consumer Price Index. During the construction period, the Company will receive annual rent of $871,000 on the portion of the buildings that are currently occupied by the tenant. On December 23, 2002, we obtained limited recourse mortgage financing of $12,800,000 on the Danka properties from CIBC, Inc. The loan has a fixed interest rate of 6.63% for a 10 year term, amortized over 30 years. Monthly debt service on the loan is $82,002.

     Danka is one of the world's leading providers of office imaging equipment, solutions and related services and supplies. It primarily markets office imaging equipment, solutions and related services, parts and supplies directly to customers in 26 countries. Canon, Heidelberg/Nexpress and Toshiba manufacture most of the products that it distributes. Throughout Europe, it also markets private label office imaging equipment from Ricoh and related supplies directly to customers under its Infotec trademark and on a wholesale basis to independent dealers.

RAVE MOTION PICTURES BATON ROUGE, L.L.C.

     Rave is a new theater operator whose management team has extensive experience in the movie theater industry. Their goal is to capitalize on the current "Rescreening of America," which is characterized by increased primary demand, increased supply of films and consumer preference shifting away from traditional sloped-floor theaters and toward high quality stadium magaplexes. Rave plans to develop new megaplex theaters in markets where no other stadium theater competition exists, with a particular focus on small to mid-sized markets in the Southeast and Southwest. As the dominant theater operator in each market, Rave expects to have sole access to all of the films released by distributors.

SSG PRECISION OPTRONICS, INC.

 Acquisition

     On November 20, 2002, through a wholly-owned subsidiary, we acquired from Tinsley Laboratories, Inc., and leased back to SSG Precision Optronics, Inc. ("SSG") a 37,952 square foot general office, optics manufacturing, research and development, warehouse and light manufacturing facility located in Richmond, California.

  Purchase Terms

     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp., was $4,967,653, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $124,191 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of $99,353, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facility will be leased to SSG under an absolute net and bond-type lease. SSG will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two 7-year renewal terms at the option of SSG. The initial aggregate annual rent under the lease is $509,975, payable quarterly in equal installments of $127,497. Additionally, the lease provides for annual rent to be increased by CPI.

 Description of Proposed Financing

     We will endeavor to obtain limited recourse mortgage financing in an amount of not greater than $4,000,000 for the facility, at a fixed interest rate of not higher than 8.5% for a term of not less than 10 years amortized over not less than 25 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.

 Description of SSG

     SSG designs and builds optics, telescopes, and space sub-systems for both industry clients and the government. They are routinely the sole source optical systems supplier for prime contractors such as Boeing, Lockheed Martin, Northrop Grumman, TRW, and Aerojet. The Company regularly provides systems, as well as conducts R&D, for the military (Navy, Air Force and Army), NASA, Department of Energy, National Laboratories and Universities.

OVERLAND STORAGE, INC.

 Acquisition

     We acquired, through a wholly-owned subsidiary, on October 15, 2002 from LBA Overland, LLC ("LBA"), (i) a 55,500 square foot general office facility and a 80,000 square foot research and development facility located in Kearny Mesa, California, and (ii) LBA's interest as landlord under a current lease of the facilities to Overland Storage, Inc. ("Overland"). For the three-month period ended September 30, 2002, Overland had revenues of $34,540,000, net loss of $557,000, assets of $81,001,000 and total shareholders equity of $58,928,000.

 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp. was $30,096,835, an amount less than the appraised value of the facilities. CPA:15 paid at closing an acquisition fee of $752,420 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $601,936, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facilities were leased to Overland under an absolute net and bond-type lease. Overland will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease expires in February, 2014, followed by one 5-year renewal term at the option of Overland. The initial aggregate annual rent under the lease is $2,621,285, payable monthly in equal installments of $218,440. Additionally, the lease provides for annual rent to be increased by 5% every two years.

 Description of Financing

     We obtained a limited recourse mortgage loan from JPMorgan Chase Bank in an amount of $20,00,000 for the facilities, at a fixed interest rate of 6.18% for a term of 11 years and 9 months amortized over 30 years.

 Description of Overland

     Founded in 1980, Overland designs, develops, manufactures, markets and supports magnetic tape data back-up systems. The Company has established itself as a market leader with over 75,000 customer installations worldwide. They have won over 25 awards for product excellence and maintain compliance with ISO 9001 quality standards. Overland's primary products are automated tape libraries, mini-libraries and loaders, which combine electromechanical robotics, electronic hardware and firmware. Its products are based on a number of different tape technologies. A common use of the Company's products include server back-up and off-site data storage. Overland also distributes products manufactured by other original equipment manufacturers ("OEMs") and markets various other products including spare parts and tape medium.

WADDINGTON NORTH AMERICA BUSINESS TRUST

 Acquisition

     On February 13, 2003 we acquired, through a subsidiary of a wholly-owned subsidiary, from Amin Brothers Partnership, a Tennessee general partnership and American Plastic Industries Acquisitions, LLC, a Tennessee limited liability company, and leased to Waddington North America Business Trust ("WNA") two light manufacturing and warehouse facilities located in Chattanooga, Tennessee.

 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $6,544,503, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $163,613 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $130,890, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facilities are leased to WNA under an absolute net and bond-type lease. WNA will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 19 years and 5 months, followed by two 10-year renewal terms at the option of WNA. The initial aggregate annual rent under the lease is $637,500, payable quarterly in advance in equal installments of $159,375. Additionally, the lease provides for annual rent to be increased by CPI.

 Description of Proposed Financing

     We will endeavor to obtain limited recourse mortgage financing in an amount of approximately $3,750,000 for the facilities, at a fixed interest rate of approximately 7.5% for a term of not less than 10 years amortized over approximately 25 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.

 Description of WNA

     WNA is a leading manufacturer and marketer of high-quality plastic disposable tableware for restaurants, caterers, and consumers. WNA manufactures injection molded and thermoformed cups, plates, serving trays, cutlery, and other disposable tableware for sale to a broad customer base including Dairy Queen, SYSCO, Houston Market and Costco.

MEADOWBROOK MEAT COMPANY, INC.

 Acquisition

     On December 31, 2002, through a wholly-owned subsidiary, we acquired from JDS Properties, Inc., a North Carolina corporation and leased to Meadowbrook Meat Company, Inc., a North Carolina corporation ("MBM") five (5) distribution facilities located in Orlando, Florida; Macon, Georgia; Rocky Mount, North Carolina (2); and Lewisville, Texas.

 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $30,415,009, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of approximately $760,375 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $608,300, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facilities are leased to MBM under an absolute net and bond-type lease. MBM will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 15 years, followed by four 5-year renewal terms at the option of MBM. The initial aggregate annual rent for the first year under the lease is scheduled to be $2,660,000, payable monthly in advance in equal installments of $221,666.67. Additionally, the lease provides for annual rent to be increased at the start of the fourth year by 4.12% and at the start of the fifth year and thereafter by 2%.

 Description of Financing

     We have obtained limited recourse mortgage financing from Morgan Stanley Dean Witter Mortgage Capital Inc. in the amount of $18,00,000 for the facilities, at a fixed interest rate of 6.08% for a term of 10 years amortized over 30 years with monthly principal and interest payments of $108,847.

 Description of MBM

     MBM has been in business since 1948 when it began operations as a meat processing company. MBM is an S-Corp operating company with two wholly-owned subsidiaries, Proficient Food Company (PFC) and Fast Food Merchandisers, Inc.
(FFM). These subsidiaries were distribution companies which MBM acquired in 1995 and 1998, respectively. The enterprise is 100% owned, operated and managed by the Wordsworth family, all of who are actively involved in the day-to-day operations of the business. The Company has its headquarters in Rocky Mount, North Carolina and operates thirty-one distribution centers within the continental United States.

SFX ENTERTAINMENT, INC.

  Description of Property

     CPA(R):15, through Clear (NY) L.P. ("Clear"), a Delaware limited partnership in which CPA(R):15 has a 59.99% limited partner interest and whose general partner is Clear (NY) QRS 15-20, Inc., a wholly-owned subsidiary of CPA(R):15 having a .01% general partner interest (CPA(R):14, an affiliate, owns the remaining 40% interest), purchased on December 12, 2002, a twenty-five story, 230,000 square foot retail/office building located in New York, New York (the "Building") from Massachusetts Mutual Life Insurance Company. The Building is presently leased on a triple net basis to SFX Entertainment, Inc. ("SFX"), a subsidiary of Clear Channel Communications, Inc. In addition, McDonald's Corporation presently subleases the first three floors of the Building for the operation of a restaurant. The Building is known as The Candler Tower.

     The Candler Tower is located on 42nd Street in the heart of Times Square, a revitalized area that today is the center for office and retail development in New York City. This landmark tower hosts the SFX international entertainment headquarters, as well as the largest metropolitan McDonald's restaurant in America.


     Within the larger Manhattan real estate market, the Times Square submarket in which the Candler Tower is located has had a vacancy rate of 5.5% for the past two years and the most recent statistics show a current 5.4% vacancy rate for this submarket. Rental rates in the Times Square submarket are currently approximately $54.00 per square foot on a gross basis (including operating expenses).


  Purchase Terms

     The cost of the Building, including the acquisition fee payable to Carey Asset Management Corp. was $152,041,885 (CPA(R):15's share of the cost is $91,225,130), an amount less than the appraised value of the facility. At closing we paid an acquisition fee of $3,801,047 to Carey Asset Management Corp. and Carey Asset Management Corp. will receive a deferred fee of $3,040,836, but only if we satisfy the preferred return. CPA(R):15 and CPA(R):14 will each pay 60% and 40% of the deferred fee over four and eight years, respectively. Annual depreciation expense on The Candler Building will be computed on a straight-line basis over 40 years and is based on buildings and improvements of $104,041,885, plus any costs capitalized subsequent to acquisition. We and the tenants have no current plans to improve or renovate the property.

  Description of the Lease

     The lease is a triple net lease. SFX pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Building. The lease has approximately 18 years remaining in its initial term of 20 years, followed by two 10-year renewal terms at the option of SFX.

The current initial aggregate annual rent under the lease is $10,914,312, payable monthly in equal installments of $909,526. Clear Channel Communications, Inc. is the guarantor of the lease.

  Description of Financing

     Clear obtained limited recourse mortgage financing from Lehman Brothers Bank, FSB in the amount of $85,000,000 to finance a portion of the purchase price of the Building. The financing is at a fixed interest rate of 5.52% per annum for a term of 10 years with monthly payments based upon a 30 year amortization.

  Description of SFX Entertainment, Inc.


     Clear Channel is a Fortune 500 Company whose operations include radio stations, television stations, entertainment events and outdoor advertising displays in over 66 countries. SFX is the Company's live entertainment subsidiary, and is the world's leading promoter, producer and presenter of live entertainment events. SFX owns and operates 68 domestic and 28 international venues, including 45 amphitheaters in the United States. Clear Channel is a publicly traded company whose shares are listed on the New York Stock Exchange and whose financial statements are publicly available at the SEC's website, www.sec.gov/edgar/searchedgar/companysearch.html.


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     The following is a summary of Clear Channel's financial information (in thousands):


                                                         YEAR ENDED DECEMBER 31,             THREE MONTHS
                                                 ----------------------------------------   ENDED MARCH 31,
                                                     2002          2001          2000            2003
                                                 ------------   -----------   -----------   ---------------
CLEAR CHANNEL
Balance Sheet Data:
Current assets.................................  $  2,123,495   $ 1,941,299   $ 2,343,217     $ 2,213,964
Property, plant and equipment..................     4,242,812     3,956,749     4,255,234       4,190,478
Noncurrent assets..............................    21,305,846    41,705,094    43,458,010      21,356,551
Total assets...................................    27,672,153    47,603,142    50,056,461      27,760,993
Current liabilities............................     3,010,639     2,959,857     2,128,550       3,032,703

Noncurrent liabilities.........................    10,405,349    14,854,237    17,518,993      10,354,380
Minority interest..............................        46,073        52,985        61,745          46,014
Shareholders' equity...........................    14,210,092    29,736,063    30,347,173      14,327,896
Total liabilities, minority interest and
  shareholders' equity.........................    27,672,153    47,603,142    50,056,461      27,760,993

Operating Data:
Gross revenues.................................     8,421,055     7,970,003     5,345,306       1,779,443
Costs and expenses applicable to gross
  revenues.....................................     6,855,333     8,633,697     5,040,428       1,564,215
Income (loss) from continuing operations.......       724,823    (1,144,026)      248,808          71,046
Net income (loss)..............................   (16,053,703)   (1,144,026)      248,808          71,046

Cash provided by operating activities..........     1,747,694       609,587       755,085         435,842
Cash provided by (used in) investing
  activities...................................      (627,227)       90,274    (1,755,654)        (97,390)
Cash provided by (used in) financing
  activities...................................    (1,105,125)     (741,955)    1,120,683        (159,296)


TRUSERV CORPORATION

  Acquisition

     On December 31, 2002, through three limited partnerships in which we own a 50% equity interest, (the remainder is owned by CPA(R):12 and CPA(R):14) we acquired from and leased back to TruServ Corporation, a Delaware corporation ("TruServ") seven (7) distribution and warehouse facilities located in Corsicana, Texas; Fogelsville, Pennsylvania; Jonesboro, Georgia; Kansas City, Missouri; Kingman, Arizona; Springfield, Oregon; and Woodland, California (the "Facilities").

  Purchase Terms

     The cost of the Facilities, including the acquisition fee payable to Carey Asset Management Corp., was $131,678,400 (CPA(R):15's share of the purchase price is $65,839,200), an amount less than the appraised value of the Facilities. We paid at closing an acquisition fee of approximately $3,300,000 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $2,600,000, but only if we satisfy the preferred return. CPA(R):15 will pay 50% of the deferred fee over four years. Together, CPA(R):14 and CPA:12 will pay 50% of the deferred fee over eight years.

  Description of Lease

     The facilities are leased to TruServ under three absolute net and bond-type leases, TruServ will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years, followed by two (2) renewal terms of nine (9) years and eleven (11) months and ten (10) years each, respectively, at the option of TruServ. The initial aggregate annual rent under the leases is $12,007,151, payable quarterly in advance in equal installments of approximately $3,000,000. Additionally, the lease provides for annual rent to be increased annually by 2%.

  Description of Financing

     We have obtained mortgage financing in the amount of $76,654,821, at a fixed interest rate of 5.83% for a term of 10 years amortized over 30 years.

  Description of TruServ

     TruServ Corporation is the largest member-owned cooperative wholesaler of hardware and related merchandise in the United States, serving approximately 6,800 retail outlets worldwide under the names True Value, Grand Rental Station, Taylor Rental, Party Central, Home & Garden Showplace and Induserve Supply. TruServ serves its members by functioning as a low cost distributor of goods and maximizing its volume purchasing abilities, primarily through vendor rebates and discount programs. These benefits are passed along to its members in the form of lower prices and/or patronage dividends. TruServ stores range in size from 6,000 to 14,000 square feet and are located in urban, suburban and rural markets throughout the country. TruServ members are typically local hardware store operators, serving customers with high service levels and broad product selection.

     Our portfolio of TruServe properties includes seven critical distribution centers covering all the markets in which TruServ's members are situated. This distribution network effectively covers the entire United States and many foreign markets. All of the sites have great access to major highways and are located in desirable distribution markets. The facilities are all in good condition and are all generic facilities therefore they have the potential to be utilized for a variety of different uses. Some of the facilities are also easily divisible and can be marketed for multi-tenant purposes.

SOLAR COLD SERVICES

  Acquisition

     Through a wholly-owned subsidiary, we acquired from Solar Cold Services, a subsidiary of Insulated Structures, Ltd., a United Kingdom entity ("ISL"), and leased to ISL, certain property located in Birmingham, England as part of a build-to-suit project (the "Facility").

  Purchase Terms

     The cost of the warehouse facility, including the acquisition fee payable to Carey Asset Management Corp., is $22,000,000 (subject to currency fluctuations with the British Pound), an amount less than the appraised value of the Facility. We paid at closing an acquisition fee of $523,750 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $419,000, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The Facility is leased to ISL under an absolute net and bond-type lease. Insulated Structures, Ltd. will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Facility. The term of the lease is 35 years with no rights of automatic renewal. The initial aggregate annual rent under the lease is 1,033,360 GBP (approximately $1,652,550 at current exchange rates), payable quarterly in advance in equal installments of 258,340 GBP (approximately $413,137 at current exchange rates). Additionally, the lease provides for rent to be increased annually by 2%.

  Description of Financing

     We will endeavor to obtain limited recourse mortgage financing in an amount of approximately $14,700,000 for the Facility, at a fixed interest rate of approximately 6.05% for a term of not less than 20 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.

  Description of ISL

     ISL is a private U.K. company established in 1964. Originally engaged in construction and real estate development, it has since re-focused its core activities, and today is a fast-growing U.K. storage and logistics company. Specifically, ISL focuses on the operation of temperature-controlled warehouses for the food industry, and rail freight and storage services for the steel industry. In addition to basic storage and distribution services, ISL has expanded its operations to include many value-added services such as co-packing, re-labeling, pallet reconfiguration, and IT-based logistics services.

MEDICA FRANCE

 Acquisition

     We acquired, through a wholly-owned subsidiary, on December 4, 2002 from SAGECO S.A. d'HLM ("SAGECO") six assisted living facilities with a total square footage of 336,766 located in Paris, Rueil Malmaison, Sarcelles, Poissy, Chatou and Rosny-sous-Bois, France. On March 12, 2003, we sold a 35% limited liability company interest in the limited liability company that holds these properties to our affiliate, Corporate Property Associates 12 Incorporated, for a purchase price based on the appraised value of the properties (which was our purchase price) adjusted for capitalized costs incurred since the acquisition and the fee paid to W.P. Carey & Co. LLC on the portion sold, net of mortgage debt ($3,202,963 based on the U.S. Dollar/Euro exchange rate on March 6, 2003), which we believe to be the fair value of the interest. We retained the remaining 65%. The reason for the sale was to facilitate our ability to complete this offering, due to the fact that the continued holding of 100% of the limited liability company interests that owned these properties would have required us to obtain U.S. GAAP financial information with respect to the lessee, and this information is not available to us. The sale has been approved by the Investment Committee and our independent directors as being in the best interests of our company.

     We have no obligations to repurchase the 35% limited liability company interest, nor do we have any options, puts or calls that would result in us regaining control of this interest. We have no other obligation or guarantee with respect to this interest. We will realize a gain of approximately $340,400 in 2003 on the sale of this interest of which approximately $258,000 is the result of changes in foreign currency exchange rates.

 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $40,327,843 (based on the exchange rate with the Euro as of the date of purchase), CPA(R):15's interest after the sale of a 35% interest is $26,213,098. An acquisition fee of $1,008,196 was paid at closing to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $806,556, payable in each of the next four years, but only if the preferred return is satisfied.

 Description of Lease

     The facilities are leased to Medica France ("Medica") under six separate absolute net and bond-type leases. Medica will pay maintenance, insurance, taxes and all other expenses associated with the facilities. The average remaining lease term is 7.5 years followed by a nine year renewal option. The initial aggregate annual rent under the lease is $3,857,929 (based on the exchange rate with the Euro as of the date of purchase), payable quarterly in advance on the first day of each quarter. Additionally, the lease provides rent to be increased annually based on increases in the French Construction Cost Index ("INSEE Index").

 Description of Financing

     We have obtained limited recourse mortgage financing of $34,011,560, at interest rates ranging from 5.6% to 5.631%.

 Description of Medica

     Medica is one of France's three largest operators of assisted-living and retirement homes for senior citizens. The company was founded in 1968 and opened its first facility that same year in Aubagne, France. Between 1970 and 1971, the group acquired six assisted-living and follow-up care facilities. Today, Medica operate 63 establishments with 5,300 beds throughout France and employees 2,365 people. Medica is 87% owned by Caisse des Depots et Consignations, the investment arm of the French government and 13% owned by Fortis Bank.

SOCIETE LOGIDIS & SOCIETE CV LOGISTIQUE

 Acquisition

     We acquired, through a wholly-owned subsidiary on December 27, 2002, from Carrefour France SAS, a French corporation ("Carrefour"), and leased to Societe Logidis and Societe CV Logistique (the "Tenants" and subsidiaries of Carrefour), 7 warehouse facilities located in Cholet, Ploufragan, Nimes, Colomiers, Crepy en Vallois, Lens and Thuit-Hebert, France. The leases are individually guaranteed by Carrefour France SAS and Carrefour Hypermarche France, SAS. The guarantees are not joint and several. On March 12, 2003, we sold a 35% limited liability company interest in the limited liability company that holds these properties to our affiliate, Corporate Property Associates 12 Incorporated, for a purchase price based on the appraised value of the properties (which was our purchase price) adjusted for capitalized costs incurred since the acquisition and the fee paid to W.P. Carey & Co. LLC on the portion sold, net of mortgage debt ($8,713,502 based on the U.S. Dollar/Euro exchange rate on March 6, 2003), which we believe to be the fair value of the interest. We retained the remaining 65%. The reason for the sale was to facilitate our ability to complete this offering, due to the fact that the continued holding of 100% of the limited liability company interests that owned these properties would have required us to obtain U.S. GAAP financial information with respect to the guarantors, and this information is not available to us. The sale has been approved by the Investment Committee and our independent directors as being in the best interests of our company.

     We have no obligations to repurchase the 35% limited liability company interest, nor do we have any options, puts or calls that would result in us regaining control of this interest. We have no other obligation or guarantee with respect to this interest. We will realize a gain of approximately $637,000 in 2003 on the sale of this interest of which approximately $414,000 is the result of changes in foreign currency exchange rates.

 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $106,966,300 (based on the current exchange rates), CPA(R):15's interest after the sale of a 35% interest is $69,528,095. An acquisition fee of $2,674,161 was paid at closing to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $2,139,328, payable in each of the next four years, but only if the preferred return is satisfied.

 Description of Lease

     The facilities will be leased to the Tenants under absolute net and bond-type leases. The Tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the leases is 9 years. The initial aggregate annual total rent under the leases is scheduled to be $10,503,100, payable quarterly in advance in equal installments of $2,625,775. Additionally, the lease provides for rent to be adjusted annually based on increases in the French construction cost index ("INSEE Index") over the previous year. The leases are not cross-defaulted or cross-collateralized.

 Description of Financing

     We have obtained limited recourse mortgage financing from Aerael Bank AG in the amount of $86,830,207 for the facilities, at a fixed interest rate of 5.75% for the first 10 years, and the 3-month Euribor plus 1% for years 2013 and 2014.

  Description of Carrefour

     Carrefour is Europe's largest retailer. The Paris-based company was originally the creator of hypermarkets. Hypermarkets combine a department store and a supermarket and together they sell food, clothing, electronics, and household appliances, among other items, at discounted prices. Carrefour operates more than 9,200 stores in 30 countries. Carrefour Groups's senior unsecured debt is rated A1 and A+ by Moody's and Standard & Poor's respectively.

     The warehouses that we have purchased are located adjacent to major cities:
Paris, Lille, St.-Brieuc, Nantes, Nimes, Toulouse, and Rouen. The Facilities are essential to Carrefour's distribution business. The Facilities are leased on a 9-year firm basis and are essential for the long-term needs of Carrefour. All Facilities are highly standardized for use by other users should Carrefour not renew its Leases. The Facilities are state-of-the-art with floor to ceiling heights varying between 21 feet and higher for cold space and 30 to 41 feet for dry storage space. All Facilities are located in important warehouse/ distribution areas with easy access to major highways. The Facilities are in excellent shape. The terms of the Lease dictates that the Facilities shall be maintained in excellent shape throughout the Lease.

STARMARK CAMHOOD L.L.C.

  Acquisition

     On February 7, 2003, through a partnership with an affiliate in which we own a 44% interest, we acquired from two affiliates of Starmark Camhood L.L.C ("Starmark") and leased back to Starmark, fifteen health and fitness club facilities located in Boca Raton, Florida; Tampa, Florida; Newton, Massachusetts; Bloomington (2 facilities), Brooklyn Center, Burnsville, Eden Prairie (2 facilities), Fridley, Minnetonka and St. Louis Park, Minnesota; and Albuquerque, New Mexico (3 facilities).

  Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $178,010,471 (CPA(R):15's share of the purchase price is $78,324,607), an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $4,450,262 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $3,560,209, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The facilities will be leased to the tenant under an absolute net and bond-type master lease. The tenant will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years. The initial aggregate annual total rent under the leases is approximately $18,272,400, payable quarterly in advance in equal installments of approximately $4,568,100. Additionally, the lease provides for rent to be adjusted every 45 months based on the Consumer Price Index. Starmark Holdings L.L.C. and Starmark Northwest Realty L.L.C. are guarantors of the lease.

  Description of Financing

     We obtained limited recourse mortgage financing from Banc of America in the amount of $88,300,000 (senior portion) and from iStar Financial in the amount of $20,000,000 (mezzanine portion) for the facilities, each for a ten-year term, at an adjustable interest rate of 6.6% (30 year amortization) for the senior portion and 11.15% (10-year amortization for the mezzanine portion).

  Description of Starmark

     Starmark operates and manages athletic clubs, fitness centers and spas. As an industry leader, Starmark has a reputation for high quality service and is recognized as having a unique ability to provide a consistent, high standard of operations and programming through multiple lines of spa and fitness businesses. With over 45 properties in 16 markets and more than 400,000 members, Starmark is the fourth largest health club operator in the country. Starmark operates under the Wellbridge brand name.

POLAR PLASTICS (NC) INC.

  Acquisition

     On February 25, 2003, through a subsidiary, we acquired from Polar Plastics
(NC) Inc, a North Carolina corporation ("Polar"), and leased to Polar one manufacturing facility located in Mooresville, North Carolina.

  Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $15,602,094, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $390,052 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $312,042, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The facility is leased to Polar under an absolute net and bond-type lease. Polar will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of Polar. The initial aggregate annual rent under the lease is $1,460,200, payable quarterly in advance in equal installments of $365,050. Additionally, the lease provides for annual rent to be increased by CPI.

  Description of Financing

     We obtained limited recourse mortgage financing from Column Financial, Inc. in the amount of $9,500,000 for the facility, at a fixed interest rate of 6.32% for a term of 20 years amortized over 20 years.

MEDIMEDIA USA, INC.

  Acquisition

     On April 1, 2003, we, through a subsidiary of a wholly-owned subsidiary, acquired from Stony Hill Office Development III, L.P., a Pennsylvania limited partnership, and leased to MediMedia USA, Inc., a Delaware corporation ("MediMedia"), a commercial condominium office building located in Yardley, Pennsylvania.

  Purchase Terms

     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp., was $23,979,058, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $599,476 to Carey Asset Management Corp. Carey Asset Management Corp. will also receive a deferred fee in the total amount of $479,581, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The facility is being leased to MediMedia under an absolute net and bond-type lease. MediMedia will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 14 years and 9 months, followed by three renewal terms of 10, 4.5 and 5.5 years each, respectively, at the option of MediMedia. The initial aggregate annual rent under the lease is $2,111,380, payable quarterly in advance in equal installments of $527,845. Additionally, the lease provides for annual rent to be increased on the fifth anniversary of lease commencement, and every 5 years thereafter, by 10.41%.

  Description of Financing

     We obtained limited recourse mortgage financing in an amount of $14,000,000 for the facility, at a fixed interest rate of approximately 5.90% for a term of 15 years amortized over 25 years.

  Description of MediMedia

     MediMedia is one of the leading healthcare communications groups in the world, and the most international, with the world's largest network of offices in the US, Europe and Asia, servicing more than 100 countries worldwide. The Company is the world's third largest healthcare content business, but takes the largest market share of pharmaceutical companies' advertising expenditures. It is the market leader in drug information publishing worldwide and also the market leader in the US for patient information. MediMedia believes that its products reach more decision makers amongst healthcare professionals than any other healthcare communications company. As a global healthcare communication, education and marketing services group, MediMedia targets both healthcare professionals (physicians, dentists, veterinarians, pharmacists and other healthcare professionals) and patients or consumers. The business provides a wide variety of products and services to these customers including journals, books, drug directories, prescription and patient management tools and trade shows as well as marketing and promotional services. These serve as a platform for pharmaceutical companies to promote their new and existing products.

OXFORD AUTOMOTIVE ALABAMA, INC.

  Acquisition

     On March 23, 2003, through a subsidiary of a wholly-owned subsidiary, we acquired from Jefferson County Economic and Industrial Development Authority and leased to Oxford Automotive Alabama, Inc., a Michigan corporation ("Oxford"), land in Birmingham, Alabama as part of a build-to-suit project for a manufacturing and warehouse facility (collectively, the "Property").

  Purchase Terms

     The estimated cost of the Property, including the acquisition fee payable to Carey Asset Management Corp., is expected to amount to $15,706,800, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $392,670 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $314,136, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The facilities will be leased to Oxford under an absolute net and bond-type lease. Oxford will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Property. The initial term of the lease is 15 years, followed by two 10-year renewal terms at the option of Oxford. The initial aggregate annual rent under the lease is $1,575,000, payable monthly in advance in equal installments. Additionally, the lease provides for annual rent to be increased by CPI.

  Description of Proposed Financing

     We will endeavor to obtain limited recourse mortgage financing in an amount of not greater than $8,500,000 for the facilities, at a fixed interest rate of not higher than 6.5% for a term of not less than ten years amortized over not less than twenty years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.

  Description of Oxford

     Oxford is a leading supplier of high-quality, engineered metal components, assemblies, mechanisms and modules to the automotive original equipment manufacturers. The Company's core products are specialized, multiple component products. Oxford's product focus is directed toward three areas: structures (such as body panels and floor pans), mechanisms (such as hinges and latches), and springs (such as coil and leaf springs for suspension units). Oxford's core products are used in the manufacturing of SUV's, trucks, cars, vans and mini-vans. Oxford has grown to be the fourth largest independent supplier to the automotive metal forming industry.

TRANSWORLD CENTER, INC.

  Acquisition

     On March 20, 2003 we acquired, through a wholly-owned subsidiary, a three story, 270,000 net rentable square foot partially constructed headquarters, office/warehouse facility located in Miami, Florida from Transworld Center, Inc. ("Transworld"). Concurrently with the acquisition of the facility, Transworld has entered into a net-lease and an agreement to complete construction of the facility. Transworld's obligations are guaranteed by the following companies, each of which is an affiliate of Transworld: Blackstone Calling Card, Inc., Blackstone POS, Inc., Blackstone Merchant Services, Inc., Blackstone Online, Inc., Blackstone Portal, Inc., Biosnap, Inc., Blackstone Ecommerce, Inc., Blackstone Wireless, Inc., Blackstone Global Tr-Ac, Inc.

  Purchase Terms

     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp. is capped at $21,989,529, an amount less than the appraised value of the facility when completed. Our subsidiary will continue to fund the construction of the facility subject to a maximum cost of $21,000,000. At closing, $14,433,120 was disbursed to Transworld for the cost of the land and the partially constructed facility, plus a portion of the acquisition fee payable to Carey Asset Management Corp. in the amount of $549,738. Carey Asset Management Corp. will receive a deferred fee of $439,791 payable in each of the next four years, but only if we satisfy the preferred return.

  Description of the Lease

     The lease is absolutely net and bondable and in financeable form. Transworld pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. There is a primary construction term followed by an initial lease term of 20 years, followed by two 10-year renewal terms at the option of Transworld. Upon construction of the improvements, it is estimated that the initial aggregate annual rent under the lease will be $2,257,500, payable in equal quarterly installments of $564,375. Additionally, the lease provides for annual rent to be increased by CPI every two years. During the primary construction term, the rent will be payable monthly in an amount equal to 10.75% of the funds expended by our subsidiary.

  Description of Financing

     We will endeavor to obtain limited recourse mortgage financing in an amount of not less than $12,000,000 for the facility, at a fixed interest rate of not higher than 8.25% for a term of not less than 10 years amortized over not more than 30 years. There can be no assurance that we will be successful in securing mortgage financing or mortgage financing in the terms described.

  Description of Transworld Center, Inc.

     Transworld Center, Inc. and its affiliates are among the country's largest providers of prepaid telecommunications products (calling cards) and services with over 300,000 retail locations and over 7,500 agents/distributors nationwide.

PEMSTAR, INC.

  Acquisition

     On March 28, 2003, through a wholly-owned subsidiary, we acquired from and leased to Pemstar, Inc., a Minnesota corporation ("Pemstar"), a manufacturing and office facility located in Rochester, Minnesota.

  Purchase Terms

     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp., was $12,565,445, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $314,136 to Carey Asset Management Corp. Carey Asset Management Corp. will also receive a deferred fee in the total amount of $251,309, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The facility is being leased to Pemstar under an absolute net and bond-type lease. Pemstar will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two ten-year renewal terms, at the option of Pemstar. The initial aggregate annual rent under the lease is $1,278,000, payable quarterly in advance in equal installments of $319,500. Additionally, the lease provides for annual rent to be increased by 2%.

  Description of Financing

     We have obtained limited recourse mortgage financing from Column Financial, Inc. in the amount of $7,500,000 for the facility, which fully amortizes over 20 years at a fixed rate of 6.36%.

  Description of Pemstar

     Pemstar provides a wide range of engineering, manufacturing and fulfillment services to its customers on a global basis through 19 facilities worldwide. Pemstar provides electronics manufacturing services to original equipment manufacturers in the communications, computing, data storage, industrial and medical equipment markets. Its service offerings support its customers' needs from product development and design through manufacturing to worldwide distribution and aftermarket support. Pemstar supports all of its service offerings with a comprehensive supply chain management system, quality management program and information technology systems. Pemstar is a publicly traded company whose shares are traded on the Nasdaq National Market under the symbol "PMTR."

QUALCERAM SHIRES PLC

  Acquisition

     On April 29, 2003, through two wholly-owned subsidiaries, we acquired from and leased to subsidiaries of Qualceram Shires plc, a corporation incorporated in the Republic of Ireland ("Qualceram"), six industrial and warehouse facilities located in Bradford, Darwen, Rochdale and Stoke-on-Trent, England, Belfast, Northern Ireland, and Dublin, Ireland.

  Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $35,061,739 (based on a recent exchange rate of $1.571 per Great Britain Pound and subject to exchange rate fluctuations), an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $876,543 to Carey Asset Management Corp. Carey Asset Management Corp. will also receive a deferred fee in the total amount of $701,235, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Lease

     The facilities are being leased to Qualceram under absolute net and bond-type leases. Qualceram will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The term of the lease is 25 years, with annual repurchase options in favor of Qualceram, at the greater of fair market value or the sum of (a) our purchase cost and (b) a specified premium depending upon the year in which the option is exercised. The initial aggregate annual rent under the lease is $2,758,728 (based on a recent exchange rate of $1.571 per Great Britain Pound). Additionally, the lease provides for annual rent to be increased at a fixed annual rate of 1.75% for the first ten years, followed by stated increases in years 16 and 21 of a 5-year compounded rate based upon a 3% per annum increase.

  Description of Financing


     We have obtained a commitment for limited recourse mortgage financing from GMAC Commercial Mortgage Bank plc in the amount of $23,195,582 (based on an exchange rate of $1.571 per Great Britain Pound and subject to exchange rate fluctuations) for the facility, for a term of 10 years and amortized over 25 years. The loan is amortized based on a constant principal payment plus interest of 6.45% per annum. Quarterly principal and interest payments are approximately $468,690.


  Description of Qualceram

     Qualceram's principal activities are the manufacturing, sale and distribution of bathroom products. Products include shower enclosures, bath screens, mirrors, hand crafted fireclay sinks, sanitary ware, architectural terracotta and bathroom suites. Qualceram is Ireland's sole producer of bathroom materials and has a 55% market share for such products in Ireland. Qualceram is a public company listed for trading on the London Stock Exchange under the symbol "QLC."


LILLIAN VERNON CORPORATION:



  Acquisition



     We have, through a wholly-owned subsidiary, acquired from and leased back to Lillian Vernon Corporation, a Delaware corporation, a facility located in Virginia Beach, Virginia. The acquisition took place on July 2, 2003.



  Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp., was $38,743,058, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $968,586 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of $774,869, payable in each of the next four years, but only if we satisfy the preferred return.



  Description of Lease



     The facility is leased to Lillian Vernon under an absolute net and bond-type lease. Lillian Vernon pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two renewal terms of ten (10) years each, at the option of Lillian Vernon. The initial aggregate annual rent under the lease is $3,848,000, payable quarterly in advance in equal installments of $962,000. Additionally, the lease provides for annual rent to be subject to periodic increases in accordance with the Consumer Price Index, commencing on the third anniversary of the first full rent payment.



  Description of Proposed Financing



     We are seeking limited recourse mortgage financing in the amount of approximately $24,000,000.



  Description of Lillian Vernon



     Lillian Vernon Corporation is a catalog and online retailer that markets gifts, housewares, gardening, Christmas, and children's products. It is one of the largest specialty catalogs in the United States. Lillian Vernon and its subsidiaries publish seven catalog titles: Lillian Vernon, Lilly's Kids, Christmas Memories, Favorites, Personalized Gifts, Rue de France and a Sale catalog. The Company also sells its products in the business-to-business and outlet store markets. Lillian Vernon was acquired by a private equity fund managed by Ripplewood Holdings L.L.C. on July 2, 2003. Prior to the acquisition, Lillian Vernon was publicly traded on the American Stock Exchange.



PROPOSED ACQUISITION OF PROPERTY TO BE LEASED TO DICK'S SPORTING GOODS, INC.



  General



     We, through a wholly-owned subsidiary, intend to be the assignee of a ground lease on certain real property in Greenwood, Indiana on which a two story, 75,000 square foot retail building is to be constructed. Concurrently with the acquisition of this facility, Dick's Sporting Goods, Inc. will enter into a net-lease and an agreement to construct the facility.



  Proposed Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp. will be capped at $8,746,597, an amount less than the appraised value of the facility when completed. Dick's Sporting Goods will fund the construction of the facility subject to a maximum cost of $8,353,000. At closing, a sum to be determined will be disbursed to Dick's Sporting Goods for the assignment of the ground lease, plus a portion of the acquisition fee payable to Carey Asset Management Corp. in the amount of $218,665. Carey Asset Management Corp. will receive a deferred fee in the total of $174,932 payable in equal installments over each of the next four years, but only if we satisfy the preferred return.



  Description of the Proposed Lease



     The lease is expected to be absolutely net and bondable and in financable form. Dick's Sporting Goods will pay ground rent, maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. There will be a primary construction term followed by an initial lease term of 20 years, followed by three 10-year renewal terms at the option of the tenant. Upon construction of the improvements, it is estimated that the initial aggregate annual rent under the lease will be $783,094, payable in equal quarterly installments of $195,773. Additionally, the lease will provide for annual rent to be increased by 10.4% every five years. During the primary construction term, the rent will be payable monthly in an amount equal to a percentage equal to LIBOR plus 400 basis points of the funds advanced for construction.



  Description of the Proposed Financing



     We will endeavor to obtain limited recourse mortgage financing in an amount of not less than $5,000,000 for the facility, at a fixed interest rate of not higher than 8.25% for a term of not less than 10 years amortized over not more than 30 years. There can be no assurance that we will be successful in securing mortgage financing or mortgage financing in the terms described.



  Description of Dick's Sporting Goods, Inc.



     Dick's Sporting Goods, Inc. is a sporting goods retailer that offers a broad selection of brand name sporting goods equipment, apparel and footwear. The company is a full-line sporting goods retailer in the United States. Its core focus is to be an authentic sporting goods retailer by offering a broad selection of brand name sporting goods equipment, apparel and footwear that enhances its customers' performance and enjoyment of their sports activities. Each of the company's stores typically contains five specialty stores. Its "store-within-a-store" concept is designed to create a unique shopping environment by combining convenience, broad assortment and competitive prices of large format stores with the brand names, deep product selection within a category and the customer service of a specialty store. The company also operates an e-commerce website.



QUALSERV CORPORATION



  Proposed Acquisition



     We are, through a subsidiary, in the process of acquiring from Qualserv Corporation, a South Carolina corporation ("Qualserv"), and leasing to Qualserv a manufacturing and distribution facility located in Fort Smith, Arkansas.



  Proposed Purchase Terms



     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $6,492,147, an amount less than the appraised value of the facility. We will pay at closing an acquisition fee of approximately $162,304 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $129,843, payable in each of the next four years, but only if we satisfy the preferred return.



  Proposed Description of Lease



     The facility will be leased to Qualserv under an absolute net and bond-type lease. Qualserv will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease will be 15 years, followed by two 7-year renewal terms at the option of Qualserv. The initial aggregate annual rent under the lease will be $666,500, payable monthly in advance in equal installments of $55,541.67. Additionally, the lease provides for annual rent to be increased by the percentage increases in CPI.



  Description of Qualserv Corporation



     Qualserv is a leading, national provider of foodservice equipment and supplies. Qualserve provides comprehensive design and engineering services, fabricates custom wood and stainless products, and distributes and installs equipment and supplies. These services and products position Qualserve as a provider of one-stop, turnkey services to major restaurant chains and their franchisees. Through the acquisition of four of the industry's leading companies in 1997 and 1998 by Mercury Capital, and their subsequent consolidation and integration into Qualserv, Qualserve has established itself as one of the top four companies in the $8 billion foodservice equipment and supplies industry.


                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material federal income tax considerations associated with an investment in the shares. In this section when we refer to "the Code" we mean the Internal Revenue Code, as amended. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law.

     WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.

OPINION OF COUNSEL

     CPA(R):15 intends to conduct operations in a manner that will permit it to qualify and elect to be treated as a REIT for federal income tax purposes for the year ended December 31, 2002, and each taxable year thereafter. We have not requested a ruling from the IRS as to our qualification as a REIT. We have, however, obtained an opinion from Reed Smith LLP that, for federal income tax purposes, based on current law or interpretations thereof:

      -- we will qualify as a REIT provided we operate in the manner described in this prospectus and in accordance with the representations set forth in this prospectus and satisfy the share ownership tests described below, and

      -- under Revenue Ruling 66-109, 1966-1 C. B. 151, distributions will not be unrelated business taxable income, known as UBTI to a shareholder that is a tax-exempt entity (such as a pension plan, IRA, charitable remainder trust) that is required to account for UBTI even if we own debt financed property as that term is defined in the Code, provided that:

        - Such shareholder does not incur any "acquisition indebtedness" with respect to its shares; and

        - We are not a pension held REIT as defined by the Code.

     Counsel has also opined that the description of the material federal income tax consequences of an investment in our shares contained herein is accurate.

     As a prospective investor you should note that the opinions described herein represent only our counsel's best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of our counsel's opinions. Reed Smith LLP will not review our compliance with requirements for qualification as a REIT on a continuing basis. Although the board and W. P. Carey & Co. intend to cause CPA(R):15 to operate in a manner that will enable it to comply with REIT provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges our tax status as a REIT, many, if not all, of the tax benefits available to entities qualifying as REITs would not be available to us or our shareholders.

     For any taxable year in which we qualify as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation.

     Even if we qualify for taxation as a REIT, we will be subject to federal income tax, as follows:

      -- we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

      -- under some circumstances, we will be subject to "alternative minimum tax;"

      -- if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

      -- if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

      -- if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or the amount by which our gross income would have failed the 95% gross income test if the test were a 90% test as opposed to a 95% test, multiplied by a fraction intended to reflect our profitability;

      -- if we fail to distribute during each year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

      -- if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (the "Built-In-Gain Rules").

REQUIREMENTS FOR QUALIFICATION

     In order for us to qualify as a REIT, we must elect to be taxed as a REIT and satisfy a variety of complex tests relating to our organization, structure, share ownership, assets, income and distributions, as well as record keeping requirements. These tests are summarized below.

ORGANIZATIONAL REQUIREMENTS

     Definition of REIT under the Code

     In order to qualify for taxation as a REIT under the Code, we

      --  must be a domestic corporation;

      --  must be managed by one or more trustees or directors;

      --  must have transferable shares;

      --  cannot be a financial institution or an insurance company;

      -- must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

      --  must not be closely held.

     We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. However, for purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares (by value), or one or more tax-exempt shareholders, each own at least 10% of CPA(R):15, and in the aggregate own more than 50% of our shares (by value), those shareholder(s) may be required to treat all or a portion of their distributions from us as UBTI. See "Treatment of Tax-Exempt Shareholders." Prior CPA(R) programs have not been deemed closely held.

     As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We currently have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements or to avoid the closely held test. However, there can be no assurance that a refusal to transfer will be effective. Based on the foregoing, we should satisfy the organizational and structural requirements as well as the share ownership and the non-closely held tests.

     Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to its share. Also, if a REIT owns a qualified REIT subsidiary, it will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to the income of that subsidiary. In addition, the character of the assets and gross income of the partnership of qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of the Code, including satisfying the gross income tests and asset tests.

INCOME TESTS

     Gross Income Requirements

     To qualify and maintain our status as a REIT, we must satisfy annually two gross income requirements:

      -- At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from disposition of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"). This is the 75% Income Test.

      -- At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the real property investments described above and from dividends, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     Rents from Real Property

     The rents we receive or that we are deemed to receive qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

      -- The amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

      -- The Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified). However, under certain circumstances, rents received by a REIT from a taxable REIT subsidiary will qualify as "rents from real property" even if the taxable REIT subsidiary would be a Related Party Tenant.

      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

      -- The REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." In addition, the receipt of a small amount of income from non- customary tenant services will be treated as "rent from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, which period may be extended by the IRS up to a total of six years. If the election is made, then we must satisfy a number of complex rules, one of which is that we may be required operate the property through an independent contractor and we will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in stocks or debt instruments, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs.

     We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the IRS will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard. While past performance may not be repeated, the CPA(R) programs have satisfied the income tests.

    Eligibility for Relief Under the Code if We Fail to Qualify as a REIT

     If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

      -- our failure to meet these tests was due to reasonable cause and not due to willful neglect;

      -- we attach a schedule of our income sources to our federal income tax return; and

      -- any incorrect information on the schedule is not due to fraud with intent to evade tax.

     It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this type of income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

      -- First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

      -- Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

      -- Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting securities, or 10% of the total value of the securities of a non REIT corporation. However, we can own all of the stock of a qualified REIT subsidiary, more than 10% of the stock of a taxable REIT subsidiary, and certain debt securities.

     A taxable REIT subsidiary is a taxable corporation that we and the taxable REIT subsidiary elect to treat as a taxable REIT subsidiary. A taxable REIT subsidiary can perform services for our tenants and third parties, and under certain circumstances, may lease property from us. No more than 20% of the value of our gross assets can be securities of one or more taxable REIT subsidiaries.

     The 5% test must generally be met for any quarter in which we acquire securities of an issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Annual Distribution Requirements

     In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

      -- the sum of 90% of our REIT Taxable Income (computed without regard to the distributions-paid deduction and our capital gain) and 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

      --  the sum of specific items of noncash income.

This is known as the 90% Distribution Test.

     We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration.

     Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT Taxable Income as adjusted, we will be subject to tax on the undistributed portion at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

      --  85% of our ordinary income for that year,

      -- 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

      --  any undistributed taxable income from prior periods,

we would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed.

ELECTION TO RETAIN OUR LONG-TERM CAPITAL GAINS

     We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

      --  we are required to pay the tax on these gains;

      -- shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the REIT; and

      -- the basis of the shareholder's shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the domestic shareholders' long-term capital gains.

     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of timing differences between

      -- the actual receipt of income and actual payment of deductible expenses, and

      -- the inclusion of income and deduction of these expenses in arriving at our taxable income, or

      -- As a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions.

In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

DEFICIENCY DISTRIBUTIONS

     In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency distributions" to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We will be required to file an annual federal income tax return, which, like other corporate returns, is subject to Internal Revenue Service examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and its distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to W. P. Carey & Co. or its affiliates. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "Sale-Leaseback Transactions." If, as a result of a challenge, we are determined not to have satisfied the 90% Distribution Test, we would be disqualified as a REIT (unless we were to pay a deficiency distribution and pay interest and a penalty) as provided by the Code. A deficiency distribution cannot be used to satisfy the 90% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the Internal Revenue Service.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke our REIT election voluntarily. See "Risk Factors -- Failure to qualify as a REIT would cause us to be taxed as a corporation."

SALE-LEASEBACK TRANSACTIONS

     Many of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail the Distribution Test. The CPA(R) programs have not had a sale-leaseback recharacterized by the Internal Revenue Service.

TAXATION OF DOMESTIC SHAREHOLDERS

  Definition

     In this section, the phrase "domestic shareholder" means a holder of shares that for federal income tax purposes:

      --  is a citizen or resident of the United States;

      -- is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

      -- is an estate, the income of which is subject to United States federal income taxation regardless of its source; or

      -- a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     In any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

 Distributions Generally

     Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the distributions-received deduction for shareholders that are corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder's shares, and the amount of each distribution in excess of a domestic shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. Shareholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the four percent excise tax , discussed in the section titled "Opinion of Tax Counsel" above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital or capital gains as taxable dividends.

 Capital Gain Distributions

     As long as we qualify as a REIT, distributions to domestic shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his/her or its stock.

 Passive Activity Loss and Investment Interest Limitations

     Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

 Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gains distributions with respect to his/her or its shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his/her or its shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from the sale of shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted. Pursuant to Notice 97-64, the Internal Revenue Service has stated that it intends to issue Temporary Regulations addressing the treatment of capital gain distributions allowing REITs to designate the portion of each capital gains distribution that is subject to the different rates of tax that apply to capital gains. The Notice indicates that the effective date of those regulations will be for REIT taxable years ending on or after May 7, 1997, but no regulations have yet been issued.

 Redemption of Shares

     If we redeem any of the shares held by a shareholder, the tax treatment of the redemption will depend upon the number of shares redeemed and the facts and circumstances surrounding the redemption. If all of a shareholder's Shares in CPA(R):15 are redeemed or if the redemption is a "substantially disproportionate" redemption, the redemption will be treated as a sale or exchange of the redeemed shares as discussed under the heading "Certain Dispositions of the Shares." A redemption is treated as substantially disproportionate for this purpose, if the shareholder's proportionate ownership of CPA(R):15 has been reduced by more than twenty percent. In determining the extent to which a shareholder's ownership has been reduced, certain attribution rules will treat as shares owned by the shareholder shares that are owned by other persons, including certain family members, entities in which the shareholder owns an interest, and persons that own an interest in the shareholder. If a redemption fails to satisfy either the completion termination of interest or substantially disproportionate tests above, it may none-the-less be treated as a sale or exchange if under all facts and circumstances the redemption is not essentially equivalent to a distribution.

     If a redemption of shares is not treated as a sale or exchange, the redemption will be treated as a distribution. For a discussion of distributions, see the material under the heading "Distributions Generally."

TREATMENT OF TAX-EXEMPT SHAREHOLDERS

     Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute UBTI unless the shareholder has borrowed to acquire or carry its shares. Qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT's distributions as unrelated business taxable income. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in CPA(R):15 will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):15. Prospective tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR FOREIGN SHAREHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "foreign shareholders") are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in CPA(R):15, including any reporting requirements.

 Taxation if Effectively Connected With a United States Trade or Business

     In general, foreign shareholders will be subject to regular United States federal income tax with respect to their investment in CPA(R):15 if the investment is "effectively connected" with the foreign shareholder's conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA(R):15 is not so effectively connected.

 Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a United States federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

 Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 referred to herein as "FIRPTA". Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder that is not entitled to treaty or rate reductions.

 Withholding Obligations From Distributions to Foreign Shareholders

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the Internal Revenue Service,

      -- 35% of designated capital gain distributions paid out of earnings and profits and 10% of distributions that are a return of capital, or that could be capital gain distributions, and

      -- 30% of ordinary distributions (regardless of whether the distribution is paid out of earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% distribution withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the foreign shareholder may file for a refund of the excess taxes paid from the Internal Revenue Service.

 Sale of Our Shares by a Foreign Shareholder

     A sale of our shares by a foreign shareholder generally will not be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be and will remain a domestically controlled REIT. If we were not a domestically controlled REIT, whether a foreign shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in CPA(R):15. Our shares currently are not "regularly traded" on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, gain on dispositions of our shares and distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate foreign shareholder that is not entitled to treaty exemptions or rate reductions. Under FIRPTA the purchaser of our shares from a foreign shareholder may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign Shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Recently promulgated Treasury regulations altered the procedures for claiming the benefits of an income tax treaty. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR DOMESTIC SHAREHOLDERS

     Under some circumstances, domestic shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, shares. Recently enacted legislation has reduced the rate of backup withholding. For payments made in 2002 and 2003, the rate is 30% and will continue to drop until the rate for payments made in 2010 is 28%. After 2010, the rate is scheduled to return to the pre-August 7, 2001 rate of 31% unless subsequent legislation would change that rate. Backup withholding will apply only if the shareholder:

      -- fails to furnish his/her or its taxpayer identification number (which, for an individual, would be his/her or its Social Security Number);

      --  furnishes an incorrect tax identification number;

      -- is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

      -- under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and: (a) that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments, or (b) that he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.

     Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder's United States federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BACKUP WITHHOLDING TAX FOR FOREIGN SHAREHOLDERS

     Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his/her or its shares in his/her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAX

     We and our operating subsidiaries may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of CPA(R):15, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

                              ERISA CONSIDERATIONS

     The following is a summary of some non-tax considerations associated with an investment in CPA(R):15 by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

      -- whether the investment is consistent with the applicable provisions of ERISA and the Code,

      -- whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"), and

      --  the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty

      -- to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      --  to invest plan assets prudently;

      -- to diversify the investments of the plan unless it is clearly prudent not to do so; and

      -- to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor has published a final regulation describing what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). As discussed below, we have received an opinion of counsel that, under the Regulation our assets should not be deemed to be "plan assets" if Benefit Plans invest in shares, assuming the conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one exception that the underlying assets of entities such as CPA(R):15 will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be

      --  "freely transferable,"

      -- part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

      -- sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, the restrictions imposed to maintain our status as a REIT should not cause the shares to not be freely transferable.

     We currently have over 100 shareholders. Thus, the second criterion of the publicly offered exception is satisfied.

     The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, and we have represented that the shares will be part of a class registered under the Securities Exchange Act of 1934 within 120 days of December 31, 2002. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     We have obtained an opinion from counsel that the shares should constitute "publicly-offered securities," and that our underlying assets should not be considered plan assets under the Regulation assuming the offering takes place as described in this prospectus.

     In the event that our underlying assets were treated by the Department of Labor as assets of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders, and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA(R):15 also might constitute an ineffective delegation of fiduciary responsibility to W. P. Carey & Co. and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by W. P. Carey & Co. of its ERISA fiduciary duties. Finally, an investment by an IRA in CPA(R):15 might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, W. P. Carey & Co, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in prohibited transactions could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, our assets should not constitute plan assets following an investment in shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The escrow agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the shares to a Benefit Plan, the escrow agent will invest Benefit Plan funds in a money market account maintained by the escrow agent. On each closing date, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in CPA(R):15, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in CPA(R):15 would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Beginning no later than three years after the final closing of the original offering, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of W. P. Carey & Co. Prior to that time, we intend to use the offering price of shares as the per share net asset value.

     We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance:

      -- that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

      -- that shareholders could realize this value if they were to attempt to sell their shares, or

      -- that this value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and is qualified in its entirety by reference to the articles of incorporation. Our articles of incorporation and bylaws became operative on February 27, 2001 and will remain in effect for the duration of CPA(R):15's existence.

GENERAL DESCRIPTION OF SHARES

     We are authorized to issue 120,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):15 upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to mandatory redemption. The shares have no preemptive rights (which are intended to insure that a shareholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We currently do not intend to issue any securities other than the shares discussed in this prospectus, although we may do so at any time. We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by the directors.

     It is our goal to provide liquidity for CPA(R):15 shares. This may be achieved through listing the shares on a national securities exchange or over-the-counter market or by providing some other form of liquidity, including through the redemption plan. If we do not provide liquidity generally within eight to 11 years after the proceeds from this offering are fully invested, we will sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board, market conditions permitting. We will return any proceeds from these sales to our shareholders through distributions. Even if liquidity is not provided, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue our existence until all of our properties are sold and our other assets are liquidated.

     We will not issue certificates. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to Phoenix American a duly executed transfer form available upon request from them or from our website at www.cpa15.com. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action, and to elect a director.

     Our articles of incorporation may be amended by a majority of the board of directors (including a majority of the independent directors) and approval of the shareholders at a duly held meeting at which a quorum is present. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA(R):15, must be approved by a vote of two-thirds of the shareholders. In general, our bylaws may be amended by a majority vote of the shareholders present at the meeting. The limitations on share ownership may only be amended by a two-thirds majority vote of all outstanding shares. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):15 or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA(R):15. Shareholders do not have the ability to vote to replace W. P. Carey & Co. or to select a new advisor.

     The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland law's lack of definition is that we cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.

     Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests, including the solicitation of other shareholders for the purchase of shares. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act of 1934, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

     In order to assist us in preserving our status as a REIT, the articles of incorporation contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

     The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

     The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act of 1934) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     All persons who own five percent or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, by these persons. See "United States Federal Income Tax Aspects -- Statement of Stock Ownership." If we were to have less than 2,000 shareholders at any time, statements or affidavits would be required from shareholders who own (i) at least one percent of the outstanding shares in a taxable year (more than 200, but less than 2,000 shareholders) or (ii) at least one half of one percent of the outstanding Shares in a taxable year (200 or fewer shareholders).

DISTRIBUTIONS

     Distributions will be paid to investors who are shareholders as of the record date selected by the directors. Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

     Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors' discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We can borrow to make distributions if the borrowing is necessary to maintain our REIT status or if the borrowing is part of a liquidation strategy whereby, the borrowing is done in anticipation of the sale of the properties, and the proceeds will be used to repay the loan.

     We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities. We have paid distributions as follows (date of distribution followed by annualized rate): April 15, 2002 (6%); July 15, 2002 (6.05%); October 15, 2002 (6.10%); January 15, 2003 (6.15%); April 15,
2003 (6.20%); and July 15, 2003 (6.25%). The board of CPA(R):15 will determine the amount of distributions we will pay in the future.


REPURCHASE OF EXCESS SHARES

     We have the authority to redeem excess shares immediately upon becoming aware of the existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations. W. P. Carey & Co. and its affiliates may not receive a fee on the purchase of excess shares by us.

SUMMARY OF DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

     CPA(R):15 has adopted the 2001 Dividend Reinvestment and Share Purchase Plan, referred to herein as the Plan, pursuant to which some shareholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares. Each prospective investor who wishes to participate in the Plan should consult with his/her or its soliciting dealer as to the soliciting dealer's position regarding participation in the Plan. The following discussion summarizes the principal terms of the Plan. The Plan is attached as Exhibit 4.1 to the registration statement.

     The primary purpose of the Plan is to provide interested investors with an economical and convenient method of increasing their investment in CPA(R):15 by investing cash distributions in additional shares at the most recent net asset value and/or after the termination of this offering by investing optional cash payments in shares at that net asset value. To the extent shares are purchased from us under the Plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

     The Plan will be available to shareholders who purchase shares in CPA(R):15's registered public offering. You may elect to participate in the Plan by making a written election to participate on your order form at the time you order the shares. Any other shareholder who receives a copy of CPA(R):15's prospectus in this offering, our earlier offering on registration statement No. 333-58854 or a separate prospectus relating solely to the Plan and who has not previously elected to participate in the Plan may so elect at any time to participate in the Plan. Phoenix American, acting as agent for each participant in the Plan, will apply cash distributions which become payable to such participant on shares of CPA(R):15 (including shares held in the participant's name and shares accumulated under the Plan), to the purchase of additional whole and fractional shares of CPA(R):15 for such participant.

     Eligibility. Participation in the Plan is limited to registered owners of CPA(R):15. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the shareholder in order to be eligible for this plan. Further, a shareholder who decides to participate in the Plan after the completion of CPA(R):15's public offering period may purchase shares through the Plan only after receipt of a prospectus relating solely to the Plan.

     Stock Purchases. In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the Plan. All shares purchased under the Plan will be held in the name of each participant. In the case of each purchase on the open market, the price per share for each participant's account shall be deemed to be the average price of all shares purchased with the funds available from that distribution. Purchases will be made directly from us at a price equal to the most recently determined net asset value per share ("NAV"). NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all our liabilities and dividing the difference by the total number of outstanding shares. Phoenix American shall have no responsibility with respect to the market value of the shares acquired for participants under the Plan. During the offering period, shares will be purchased at the offering price of $10 per share.

     Timing of Purchases. Phoenix American will make every reasonable effort to invest all distributions promptly after receipt, and in no event later than 30 days after the applicable distribution payment date (except where necessary to comply with applicable securities laws). If, for any reason beyond the control of Phoenix American, investment cannot be completed within 30 days after the applicable distribution payment date, participants' funds held by Phoenix American will be distributed to the participant.

     Account Statements. Following each purchase of shares, Phoenix American will mail to each participant an account statement showing the cash distributions, the number of shares purchased, the price per share and the participant's total shares accumulated under the Plan.

     Expenses and Commissions. There will be no direct expenses to participants for the administration of the Plan. Brokerage commissions and acquisition fees, as described below, and administrative fees associated with the Plan will be paid by us. Any interest earned on distributions while held by Phoenix American will be paid to the Company to defray costs relating to the Plan. Additionally, in connection with any shares purchased under the Plan, we will pay to Carey Financial Corporation selling commissions of five percent per share sold. Carey Financial Corporation may, in its sole discretion, reallow up to five percent per share of the selling commission to selected dealers.

     Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. This means that shareholders will still be subject to federal taxation when they elect to participate in the reinvestment plan. Specifically, shareholders will be treated as if they have received a distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be taxed as long-term capital gains. In addition, any brokerage commissions paid by us on behalf of the participant constitutes additional distribution income. Total distribution income received from us along with brokerage commissions paid on the participants behalf will be reported on an annual information return filed with the Internal Revenue Service. A copy will be sent to the participant, or the information will be shown on the participant's final account statement for the year.

     Stock Certificates.  No share certificates will be issued to a participant.

     Voting of Shares. In connection with any matter requiring the vote of CPA(R):15 shareholders, each participant will be entitled to vote all of the whole shares held by the participant in the Plan. Fractional shares will not be voted.

     Absence of Liability. Neither CPA(R):15 nor Phoenix American shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither CPA(R):15 nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant's participation in the Plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, we and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

     Termination of Participation. A participant may terminate participation in the Plan at any time by written instructions to that effect to Phoenix American. To be effective on a distribution payment date, the notice of termination and the termination fee must be received by Phoenix American at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant. The Plan may also be terminated if, at any time in the future, a sufficient number of CPA(R):15's registered shareholders are not participating in the Plan.

     Amendment of Plan. The Plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant's account. Amendment may include an appointment by us or Phoenix American with the approval of our of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the Plan.

     Governing Law. The Plan and the authorization card signed by the participant (which is deemed a part of the Plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland.

REDEMPTION OF SHARES

     Prior to the time, if any, as the shares are listed on a national securities market, any shareholder (other than W. P. Carey & Co.) that has held shares for at least one year, and who purchased the shares from us or received the shares through a non-cash transaction, not in the secondary market, may present all or any portion of their shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption. As a result, a shareholder's shares may not be redeemed. In addition, W. P. Carey & Co. may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of W. P. Carey are eligible to have their shares redeemed on the same terms as other shareholders.

     The board of directors will determine from time-to-time whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow of the previous fiscal year, plus any proceeds from our dividend reinvestment plan. Shareholders may offer shares to us for purchase and we will purchase the offered shares if we have sufficient cash. The purchase price will be $9.00 per share until we begin having appraisals performed by an independent third party, and 93% of net asset value per share thereafter. You should note that such appraisals are only the appraiser's estimate of value and may not necessarily correspond to realizable value.

     If we have sufficient funds to purchase some but not all of the shares offered, the shareholders with the oldest outstanding redemption request will be given priority. Requests not fulfilled in one quarter will automatically have their request carried forward to the next quarter, unless such request is revoked. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. While we intend to maintain an effective registration statement, there can be no assurance that we will be able to do so. Furthermore, there can be no assurances that we will have sufficient funds to repurchase any shares.

     A shareholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent to the redemption agent, which is currently Phoenix American Financial Services, Inc. To request a form, call Susan Hyde in our

Investor Relations Department at 1-800-WPCAREY. The redemption agent at all times will be registered as a broker-dealer with the commission and each state's securities commission. Within 30 days following the redemption agent's receipt of the shareholder's request, the redemption agent will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter, during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

     A shareholder may present to us fewer than all of his/her or its shares for redemption, provided, however, that: (i) the minimum number of shares which must be presented for redemption shall be at least 25% of a shareholder's shares, and
(ii) if a shareholder retains any shares, he, she or it must retain at least 250 shares for an IRA, Keogh Plan or pension plan.

     The board of directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interests. The board of directors may also suspend the redemption of shares if:

      -- they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company;

      -- they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical;

      -- any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

      -- they determine, in their sole discretion, that such redemption would be unlawful;

      -- they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

      -- the board of directors, in their sole discretion, deem such amendment or suspension to be in the best interest of the Company.

     For a discussion of the tax treatment of such redemptions, See "Federal Income Tax Considerations -- Taxation of Domestic Shareholders." The redemption plan will terminate, and CPA(R):15 no longer shall accept shares for redemption, if and when listing occurs.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up

Transaction. A "Roll-up Transaction" is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA(R):15 and the issuance of securities of a Roll-up Entity. This term does not include:

      -- a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq National Market System; or

      -- a transaction involving the conversion to corporate, trust, or association form of only CPA(R):15 if, as a consequence of the transaction there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to W.P. Carey & Co.; or our investment objectives of CPA(R):15.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as shareholders of CPA(R):15 and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

          (i) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA(R):15. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (iii) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

     We currently have no plans to enter into a Roll-up Transaction.

TRANSFER AGENT

     The transfer agent and registrar for the shares is Phoenix American Financial Services. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, CA 94901-5509, and its phone number is 1-888-241-3737.

PROMOTER

     W. P. Carey & Co. LLC, is the promoter of our company because it is the founder and organizer of CPA(R):15.

                                  THE OFFERING

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers and registered investment advisors, on a best efforts basis, a maximum of $690,000,000 of shares of common stock consisting of 69,000,000 shares priced at $10 per share. The minimum order is 250 shares or $2,500 (200 shares for an IRA or a Keogh Plan except for Iowa tax exempt investors which must make a minimum investment of 250 shares). The offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings.

     Carey Financial will receive a selling commission in an amount equal to $0.65 per share, whether sold directly by it or by one of the selected dealers, all of whom must be members in good standing of the National Association of Securities Dealers, Inc. Carey Financial will, in turn, reallow up to $0.65 per share of the selling commissions to selected dealers for shares they sell. We also will pay a selected dealer fee of one percent of the price of each share sold by the selected dealer to Carey Financial, which fee will be reallowed to the selected dealer. For a more complete discussion of all compensation and fees paid in connection with the offering, see "Management Compensation." We have agreed to indemnify Carey Financial and selected dealers and registered investment advisors against specified liabilities, including liabilities under the Securities Act of 1933.

     We will offer a reduced share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment. The following table sets forth the reduced share purchase price and selling commissions payable to Carey Financial:

                                  PURCHASE PRICE        SELLING COMMISSION
                                   PER SHARE FOR           PER SHARE FOR
         FOR A "SINGLE         INCREMENTAL SHARE IN    INCREMENTAL SHARE IN
          PURCHASER"           VOLUME DISCOUNT RANGE   VOLUME DISCOUNT RANGE
         -------------         ---------------------   ---------------------
  $     2,000 --   $  250,000         $10.00                   $0.65
     250,001  --      500,000           9.85                    0.50
     500,001  --      750,000           9.70                    0.35
     750,001  --    1,000,000           9.60                    0.25
   1,000,001  --    5,000,000           9.50                    0.15

     As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $28,940. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

     Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.15 per share or less but in no event will the proceeds to us be less than $9.30 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and
(iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include:

      -- any person or entity, or persons or entities, acquiring shares as joint purchasers,

      -- all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity,

      -- all funds and foundations maintained by a given corporation, partnership or other entity,

      -- all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in CPA(R):15 and

     In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the six and one half percent selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional whole shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

     No selling commissions will be paid in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who request and are entitled to purchase shares net of selling commissions; and
(ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature. In that event, these shares shall be sold to the investor net of all selling commissions and the marketing fee, at a price per share of $9.35.

     Any purchases by W. P. Carey & Co., its affiliates and their employees and the selected dealers, registered investment advisors and their employees will be for investment purposes only and not with the intent to resell the shares. There is no limit on the number of shares such persons may purchase. There is no limit on the number of shares purchased by affiliates of W. P. Carey & Co. and their employees and the selected dealers, registered investment advisors and their employees. Any resale of the 20,000 shares currently owned by W. P. Carey & Co. or shares it or our affiliates may purchase are subject to Rule 144 promulgated under the Securities Act of 1933, which limits the number of shares which may be resold at any one time and the manner of the resale.

     In addition to the selling commission, we will pay to Carey Financial an annual monitoring fee of 0.15% of the gross offering proceeds. The annual monitoring fee will be paid to compensate Carey Financial for their continuing due diligence, for expenses incurred in maintaining and providing information about us to their representatives and clients, and for the cost incurred in maintaining CPA(R):15 investor accounts. Commencing on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter, we will pay to Carey Financial the monitoring fee, which in its sole discretion may reallow all or a portion of to the selected dealers who sold shares pursuant to this offering and whose clients who purchased shares in this offering hold shares on December 31 of that year. No portion of the annual monitoring fee for any year shall accrue in or be payable for such years in which we are liquidated or in which the shares become publicly traded. Notwithstanding the foregoing, we will not pay the portion of the annual monitoring fee for any year which if paid would cause the total underwriting compensation paid to W. P. Carey & Co. and Carey Financial in connection with this offering, including selling commissions, expense reimbursements and the annual monitoring fee, to be equal to or greater than 10% of the gross offering proceeds.

     We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers and registered investment advisors reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers and registered investment advisors (to the extent Carey Financial reimburses the selected dealers and registered investment advisors for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the National Association of Securities Dealers, Inc. and the prior review and approval by the National Association of Securities Dealers, Inc. (in order to comply with Rule 2710(c)(6)(B)(xii)), and Carey Financial, the selected dealers and registered investment advisors (as appropriate), CPA(R):15, W. P. Carey & Co. or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial, or selected dealers or registered investment advisors, or may reimburse Carey Financial and selected dealers and registered investment advisors for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and W. P. Carey & Co. directly to associated persons during this offering will not exceed $100 per year.

     In addition, we will pay Carey Financial, as an expense allowance, a marketing fee equal to one-half percent of the gross proceeds of this offering. All or any portion of this fee may be reallowed to any selected dealer or registered investment advisor with the prior written approval of Carey Financial, based on such factors as the number of shares sold by the selected dealer or registered investment advisor and the assistance, if any, of the selected dealer or registered investment advisor in marketing this offering.

     Carey Financial provides wholesaling services to us. These wholesaling services include developing and preparing sales material, conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will pay Carey Financial a wholesaling fee of $0.05 per share for providing these services. In addition, we will reimburse Carey Financial for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to:

      --  travel and entertainment expenses;

      -- compensation of employees of Carey Financial in connection with wholesaling activities; and

      --  expenses incurred in coordinating broker-dealer seminars and meetings.

     In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, selected dealer fees, wholesaling compensation (including expense reimbursements, salaries and wholesaling fees), marketing fees, monitoring fees and expense reimbursements (including reimbursements for sales seminars, bonus and sales incentives, and due diligence), exceed 10% of the gross offering proceeds of the offering (plus one-half percent for bona fide due diligence expenses). Carey Financial and we will monitor the payment of all fees and expense reimbursements, including the monitoring fees, to assure that this limit is not exceeded.

     The maximum amount of all items of compensation we may pay to W. P. Carey & Co. or its affiliates is set forth below. For a complete description of these fees, see "Management Compensation" beginning on page 25.

                                                            MAXIMUM AGGREGATE   PER SHARE
                                                            -----------------   ---------
Selling Commission........................................     $44,850,000       $0.65
Marketing Fees............................................     $ 3,450,000       $0.05
Wholesaling Fees..........................................     $ 3,450,000       $0.05
Selected Dealer Fees......................................     $ 6,900,000       $0.10
Monitoring Fee............................................     $ 1,035,000       $0.015
Expense Reimbursements....................................     $ 9,311,550       $0.135

     In the event all organization and offering expenses, other than selling commissions, and fees paid and expenses reimbursed to or paid on behalf of the selected dealers and selected investment advisors, exceed four percent of the gross offering proceeds, the excess will be paid by W. P. Carey & Co. with no recourse by or reimbursement to W. P. Carey & Co.

ORDER PROCEDURES

Procedures Applicable to All Orders

     Every prospective investor desiring to purchase shares will be required to comply with the procedures for ordering shares we impose on Carey Financial and the selected dealer and selected investment advisors from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to "The Bank of New York, Escrow Agent" for the aggregate purchase price of the shares ordered.

     Each order will be accepted or rejected, by us within 30 days after its receipt, and no sale of shares will be completed until at least five business days after the date on which the investor receives a copy of this prospectus. If the order is rejected, the funds will be returned to the investor within 10 business days after the date of such rejection, without interest and without deduction. All investors will receive a written confirmation if their order is accepted.

     Residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee and Washington must complete and execute an order form. Selected dealers and selected investment advisor will submit the checks directly to the escrow agent by noon of the business day following receipt. Some selected dealers or selected investment advisor may offer investors alternate procedures for purchasing shares. Under the alternative procedures, the investor must maintain an account with the selected dealers or selected investment advisor or open the account at no charge. An investor may then purchase shares by contacting his/her or its broker-dealer and indicating the amount of the desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Carey Financial or a selected dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after the notice to the investor. An investor's account will be charged the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the escrow agent for deposit in the escrow account we established for this offering. In addition, investors may be able to direct that any distributions we pay be invested directly into a mutual fund or other alternate payee. Prior to the settlement date, the investor may withdraw his/her or its order by notifying his/her or its broker-dealer at Carey Financial or the selected dealer.

Procedures Applicable to Telephonic Orders

     Certain selected dealers may permit investors to order shares by telephonic order to the selected dealer. There are no additional fees associated with telephonic orders. If you wish to order the shares by telephonic order to the selected dealer, you may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the order form to the selected dealer or by authorizing the selected dealer to pay the purchase price for the shares to be covered by the order form from funds available in an account maintained by the selected dealer on your behalf. You must specifically authorize the registered representative and branch manager to execute the order form on behalf of the investor and must already have made or have agreed to make payment for the shares covered by the order form.

     To the extent you wish to order and pay for the shares with funds held by or to be deposited with the selected dealer, the selected dealer shall, subject to Rule 15C 2-4 promulgated under the Securities Exchange Act of 1934, either:

      -- upon receipt of an executed order form or direction to execute an order form on behalf of a customer, forward the offering price for the shares covered by the order form on or before the close of business of the first business day following receipt or execution of an order form by the selected dealer to Carey Financial except that, in any case in which the selected dealer maintains a branch office, and pursuant to a selected dealer's internal supervisory procedures, final supervisory review is conducted at a different location, the branch office shall transmit the order form and the investor's check to the selected dealer conducting the internal supervisory review. The close of business on the first business day following their receipt by the branch office and the selected dealer shall review the order form and the investor's check to ensure their proper execution and form. If they are acceptable the order form and investor's check shall be transmitted to Carey Financial by the close of business on the first business day after the check is received by the selected dealer; or

      --  upon receipt of indications of interest, in which event:

        - the selected dealer must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return the order form or to receive authorization to execute the order form on the customer's behalf;

        - the selected dealer must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following the confirmation;

        - the selected dealer must debit the account of the customer on the fifth business day following receipt of the confirmation referred to above; and

        - the selected dealer must forward funds to Carey Financial in accordance with the procedures and on the schedule set forth above.

     If you are a resident of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee and Washington you must complete the order form yourself, therefore, you may not order the shares by telephone. Representatives of selected dealers or selected investment advisors who accept telephonic orders will execute the order form on behalf of those of you who are eligible to, and do in fact order telephonically. If you order shares telephonically you will receive; with the confirmation of your order, a second copy of the prospectus.

     If you are a resident of California, Oklahoma or Texas and you order shares telephonically you will have the right to rescind your order within 10 days from receipt of confirmation. If you do not rescind your order within this 10-day period you will be deemed to have agreed to all of the terms and conditions of the order form.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. Shares will be evidenced on our books and records, which will include a list of shareholders' names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his/her or its interest in CPA(R):15 unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.

     If Carey Financial or selected dealers chose to, with your prior consent, they may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

ESCROW ARRANGEMENTS

     All funds received by Carey Financial, the selected dealers and the registered investment advisor from orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Separate escrow accounts will be established for benefit plan funds and all other funds. Payment for shares is to be sent to the escrow agent at Bank of New York. These funds will be held in trust for the benefit of investors to be used for the purposes set forth in this prospectus. The escrow agent will be given the right to invest non-benefit plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of 15c2-4. Benefit plan funds will be invested in a separate account maintained by the escrow agent. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us will not become part of our capital. Instead, within 15 days following each issuance of shares, CPA(R):15 will cause the escrow agent to make distributions to shareholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on proceeds will be payable to you only if your funds have been held in escrow by The Bank of New York for at least 20 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).

     Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. This offering will terminate at the time all shares being offered are sold or unsold shares are withdrawn from registration by order of the board, but in no case later than March 19, 2005.

                            REPORTS TO SHAREHOLDERS

     We will provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period. The annual financial statements will contain or be accompanied by a complete statement of any transactions with
W. P. Carey & Co. or its affiliates and of compensation and fees paid or payable by us to Carey Asset Management and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value. We will provide annual valuation reports to the shareholders for the shares.

     Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interests of CPA(R):15 and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the shares, will be passed upon for us by Reed Smith LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103.

                                    EXPERTS

     The financial statements as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period from inception (February 26, 2001) to December 31, 2001 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                SALES LITERATURE

     In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include:

      --  an investor sales promotion brochure;

      --  prospecting letters or mailers and seminar invitations;

      --  media advertising inviting seminar attendance;

      --  a brochure describing the investment committee;

      --  a presentation using a computer;

      -- reprints of articles about us or the net lease or sale-leaseback industry;

      --  fact sheets describing our acquisitions;

      -- a slide presentation and studies of the prior performance of entities managed by W. P. Carey & Co. and its affiliates as well as other net lease investment programs;

      --  broker-dealer updates;

      --  an electronic media presentation;

      --  a video presentation;

      --  a cd-rom presentation;

      --  a script for telephonic marketing; and

      --  certain third-party articles.

     In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

                              FURTHER INFORMATION

     This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the Commission in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the Commission, Washington, D.C. 20549, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.

     All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

                  [Remainder of page intentionally left blank]

                         INDEX TO FINANCIAL STATEMENTS


Corporate Property Associates 15 Incorporated:
Pro Forma Financial Information (unaudited)
Pro Forma Consolidated Balance Sheet as of March 31, 2003...  F-3
Pro Forma Consolidated Statement of Income for the three
  months ended March 31, 2003...............................  F-4
Pro Forma Consolidated Statement of Income for the year
  ended December 31, 2002...................................  F-5
Pro Forma Consolidated Statement of Taxable Income and After
  Tax Cash Flow for the twelve months ended March 31,
  2003......................................................  F-6
Notes to Pro Forma Consolidated Financial Statements........  F-7
Financial Statements, December 31, 2002
Report of Independent Accountants...........................  F-16
Consolidated Balance Sheets, December 31, 2002 and 2001.....  F-17
Consolidated Statements of Operations for the year ended
  December 31, 2002 and the Period from Inception (February
  26, 2001) to December 31, 2001............................  F-18
Consolidated Statement of Shareholders' Equity for the year
  ended December 31, 2002 and the Period from Inception
  (February 26, 2001) to December 31, 2001..................  F-19
Consolidated Statements of Cash Flows for the Period from
  Inception (February 26, 2001) to December 31, 2001 and the
  year ended December 31, 2002..............................  F-20
Notes to the Consolidated Financial Statements..............  F-22
Financial Statement Schedule, December 31, 2002
Schedule III -- Real Estate and Accumulated Depreciation....  F-37
Unaudited Financial Statements, March 31, 2003
Condensed Consolidated Balance Sheets, March 31, 2003 and
  December 31, 2002.........................................  F-40
Condensed Consolidated Statements of Income for the three
  months ended March 31, 2003 and 2002......................  F-41
Condensed Consolidated Statements of Comprehensive Income
  for the three months ended March 31, 2003 and 2002........  F-42
Condensed Consolidated Statements of Cash Flows for the
  three months ended March 31, 2003 and 2002................  F-43
Notes to Condensed Consolidated Financial Statements........  F-44

     The pro forma consolidated financial statements, which are unaudited, have been prepared based on our historical financial statements. Our pro forma consolidated balance sheet at March 31, 2003 has been prepared as if the (i) purchase of properties from three lessees and the proposed purchase from one lessee, and purchase of land and other capitalized costs on a build-to-suit transaction had occurred on March 31, 2000, (ii) a property under construction was placed in service on March 31, 2003 and (iii) a distribution had been received from an equity investee as the result of the equity investee obtaining mortgage financing. Our pro forma balance sheet has also been prepared as if the mortgage financing for two lessees on March 31, 2003. Additionally, cash from subsequent raising of capital, net of costs, is included in the pro forma balance sheet as of March 31, 2003. Our pro forma statements of income for the year ended December 31, 2002 and the three months ended March 31, 2003 have been prepared as if the acquisition of properties, the related mortgage financing and acquisition of equity investments had occurred on January 1, 2002. Our pro forma statements of income have also been prepared as if the sale of interests in certain properties had occurred on January 1, 2002 rather than subsequent to our acquisition of such properties. Pro forma adjustments are intended to reflect what the effect would have been if we held our ownership interest and obtained mortgage financing, where applicable, as of January 1, 2002 less amounts which have been recorded in the historical consolidated statement of income. In addition, adjustments have been recorded to reflect our asset and performance fee expense, interest on the subordinated acquisition fee payable and the elimination of interest capitalized on build-to-suit properties which have not yet been placed in service and interest income on uninvested cash. In our opinion, all adjustments necessary to reflect the effects of our acquisitions of real estate and the related debt financing have been made. Our pro forma financial information should be read in conjunction with our historical financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



                      PRO FORMA CONSOLIDATED BALANCE SHEET


                                 MARCH 31, 2003


                                  (UNAUDITED)



                                                                      PRO FORMA
                                                      HISTORICAL     ADJUSTMENTS      PRO FORMA
                                                    --------------   ------------   --------------
                                                       (NOTE 1)       (NOTE 2A)
ASSETS:
Land and buildings, net of accumulated
  depreciation of $5,302 at March 31, 2003........  $  581,200,251   $ 90,642,095   $  671,842,346
Net investment in direct financing leases.........      33,782,667     35,061,739       68,844,406
Real estate under construction....................      53,043,163     (7,839,025)      45,204,138
Equity investments................................      91,973,793    (11,840,000)      80,133,793
Cash and cash equivalents.........................     213,814,350    212,163,044      425,977,394
Deferred offering costs...........................       6,676,090                       6,676,090
Other assets......................................      32,392,545                      32,392,545
                                                    --------------   ------------   --------------
          Total assets............................  $1,012,882,859   $318,187,853   $1,331,070,712
                                                    ==============   ============   ==============
LIABILITIES, MINORITY INTEREST, AND SHAREHOLDERS'
  EQUITY:

Liabilities:
Limited recourse mortgage notes payable...........  $  394,308,664   $ 37,195,582   $  431,504,246
Notes payable.....................................       3,816,590                       3,816,590
Accrued interest..................................       1,458,258                       1,458,258
Due to affiliates.................................       8,103,503                       8,103,503
Accounts payable and accrued expenses.............       8,069,939                       8,069,939
Prepaid rental income and security deposits.......      20,140,625                      20,140,625
Deferred acquisition fees payable to affiliate....      15,435,871      2,260,460       17,696,331
Dividends payable.................................       8,259,106                       8,259,106
                                                    --------------   ------------   --------------
          Total liabilities.......................     459,592,556     39,456,042      499,048,598
                                                    --------------   ------------   --------------
Minority interest.................................      40,647,408                      40,647,408
                                                    --------------   ------------   --------------

Commitments and contingencies
Shareholders' equity:

Common stock, $.001 par value; authorized
  120,000,000 shares; issued and outstanding,
  57,755,898 at March 31, 2003....................          57,758         30,970           88,728
Additional paid-in capital........................     520,362,163    278,700,841      799,063,004
Dividend in excess of accumulated earnings........      (9,036,618)                     (9,036,618)
Accumulated other comprehensive income............       1,259,592                       1,259,592
                                                    --------------   ------------   --------------
          Total shareholders' equity..............     512,642,895    278,731,811      791,374,706
                                                    --------------   ------------   --------------
          Total liabilities, minority interest and
            shareholders' equity..................  $1,012,882,859   $318,187,853   $1,331,070,712
                                                    ==============   ============   ==============

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                   FOR THE THREE MONTHS ENDED MARCH 31, 2003


                                  (UNAUDITED)


                                                                     PRO FORMA ADJUSTMENTS
                                     --------------------------------------------------------------------------------------
                                     DANKA OFFICE                                                                   FOSTER
                       HISTORICAL      IMAGING      TOWER    RACAL    INTEGRACOLOR   ADVANTIS   FLEMING   TRENDS    WHEELER
                        (NOTE 1)         (B)         (C)      (D)         (E)          (F)        (G)       (H)       (I)
                       -----------   ------------   -----   -------   ------------   --------   -------   -------   -------
Revenue:
 Rental income.......  $13,847,021     $547,200                                                                     $ (722)
 Interest income from
  direct financing
  leases.............      597,678                          $ 3,225
 Interest and other
  income.............    1,427,977
                       -----------     --------     -----   -------      -----       -------    -------   -------   -------
                        15,872,676      547,200       --      3,225         --            --        --        --      (722)
                       -----------     --------     -----   -------      -----       -------    -------   -------   -------
Expenses:
 Interest expense....    5,429,074      110,305     $(965)   (1,220)     $(823)      $(1,383)   $(2,663)  $(2,419)  (3,748)
 Depreciation........    2,968,184      126,773                             --
 General and
  administrative.....    1,267,770
 Property expense....    2,995,680
                       -----------     --------     -----   -------      -----       -------    -------   -------   -------
                        12,660,708      237,078     (965)    (1,220)      (823)       (1,383)   (2,663)   (2,419)   (3,748)
                       -----------     --------     -----   -------      -----       -------    -------   -------   -------
 Income before
  minority interest,
  income from equity
  investments and
  gain...............    3,211,968      310,122      965      4,445        823         1,383     2,663     2,419     3,026
 MINORITY INTEREST IN
  INCOME.............     (764,554)
                       -----------     --------     -----   -------      -----       -------    -------   -------   -------
  Income before
   equity
   investments.......    2,447,414      310,122      965      4,445        823         1,383     2,663     2,419     3,026
 Income from equity
  investments........    2,067,727
 Gain on sale........      977,006
                       -----------     --------     -----   -------      -----       -------    -------   -------   -------
  Net income.........  $ 5,492,147     $310,122     $965    $ 4,445      $ 823       $ 1,383    $2,663    $2,419    $3,026
                       ===========     ========     =====   =======      =====       =======    =======   =======   =======
Pro forma weighted average shares outstanding (basic and diluted) (AC).....................................................
Pro forma earnings per share (basic and diluted)...........................................................................

                                                                  PRO FORMA ADJUSTMENTS
                       ------------------------------------------------------------------------------------------------------------
                        CLEAR      MEDICA-                 BE       OVERLAND                                     POLAR
                       CHANNEL     FRANCE       SSG     AEROSPACE   STORAGE    CARREFOUR    MBM    WADDINGTON   PLASTICS   PEMSTAR
                         (J)         (K)        (L)        (M)        (N)         (O)       (P)       (Q)         (R)        (S)
                       --------   ---------   -------   ---------   --------   ---------   -----   ----------   --------   --------
Revenue:
 Rental income.......                                                          $    224             $77,917     $224,954
 Interest income from
  direct financing
  leases.............                                                                                                      $352,651
 Interest and other
  income.............
                       --------   ---------   -------    -------    -------    ---------   -----    -------     --------   --------
                            --           --        --         --         --         224      --      77,917      224,954   352,651
                       --------   ---------   -------    -------    -------    ---------   -----    -------     --------   --------
Expenses:
 Interest expense....  $(15,829)  $ 178,133              $(1,650)   $(3,140)    (46,728)   $(285)                 88,087   110,514
 Depreciation........      (17)         873        20                             4,952              18,764       46,881
 General and
  administrative.....
 Property expense....
                       --------   ---------   -------    -------    -------    ---------   -----    -------     --------   --------
                       (15,846)     179,006        20     (1,650)    (3,140)    (41,776)   (285)     18,764      134,968   110,514
                       --------   ---------   -------    -------    -------    ---------   -----    -------     --------   --------
 Income before
  minority interest,
  income from equity
  investments and
  gain...............   15,846     (179,006)      (20)     1,650      3,140      42,000     285      59,153       89,986   242,137
 MINORITY INTEREST IN
  INCOME.............   (5,695)     (64,804)                                   (236,117)
                       --------   ---------   -------    -------    -------    ---------   -----    -------     --------   --------
  Income before
   equity
   investments.......   10,151     (243,810)      (20)     1,650      3,140    (194,117)    285      59,153       89,986   242,137
 Income from equity
  investments........
 Gain on sale........
                       --------   ---------   -------    -------    -------    ---------   -----    -------     --------   --------
  Net income.........  $10,151    $(243,810)  $   (20)   $ 1,650    $ 3,140    $(194,117)  $285     $59,153     $ 89,986   $242,137
                       ========   =========   =======    =======    =======    =========   =====    =======     ========   ========
Pro forma weighted av
Pro forma earnings pe

                                                                 PRO FORMA ADJUSTMENTS
                       ---------------------------------------------------------------------------------------------------------
                         MEDI-      QUALCERAM   LILLIAN      EQUITY                       PROPOSED
                         MEDIA       SHIRES      VERNON    INVESTMENTS    COMPLETED     TRANSACTIONS      OTHER
                          (T)          (U)        (V)          (X)       TRANSACTIONS       (W)            (Y)        PRO FORMA
                       ----------   ---------   --------   -----------   ------------   ------------   -----------   -----------
Revenue:
 Rental income.......   $583,705    $ 35,047    $962,000                  $2,430,325      $166,625                   $16,443,971
 Interest income from
  direct financing
  leases.............                837,775                               1,193,651                                   1,791,329
 Interest and other
  income.............                                                             --                      (254,352)    1,173,625
                        --------    --------    --------    --------      ----------      --------     -----------   -----------
                         583,705     872,822     962,000          --       3,623,976       166,625        (254,352)   19,408,925
                        --------    --------    --------    --------      ----------      --------     -----------   -----------
Expenses:
 Interest expense....    202,448     375,457                                 984,091                       415,001     6,828,166
 Depreciation........    144,463                 223,397                     566,106        40,576                     3,574,866
 General and
  administrative.....                                                             --                                   1,267,770
 Property expense....                                                             --                       360,652     3,356,332
                        --------    --------    --------    --------      ----------      --------     -----------   -----------
                         346,911     375,457     223,397          --       1,550,197        40,576         775,653    15,027,134
                        --------    --------    --------    --------      ----------      --------     -----------   -----------
 Income before
  minority interest,
  income from equity
  investments and
  gain...............    236,794     497,365     738,603          --       2,073,779       126,049      (1,030,005)    4,381,791
 MINORITY INTEREST IN
  INCOME.............                                                       (306,616)                                 (1,071,170)
                        --------    --------    --------    --------      ----------      --------     -----------   -----------
  Income before
   equity
   investments.......    236,794     497,365     738,603          --       1,767,163       126,049      (1,030,005)    3,310,621
 Income from equity
  investments........                                        149,433         149,433                            --     2,217,160
 Gain on sale........                                                                                     (977,006)           --
                        --------    --------    --------    --------      ----------      --------     -----------   -----------
  Net income.........   $236,794    $497,365    $738,603    $149,433      $1,916,596      $126,049     $(2,007,011)  $ 5,527,781
                        ========    ========    ========    ========      ==========      ========     ===========   ===========
Pro forma weighted av                                                                                                 88,726,099
                                                                                                                     -----------
Pro forma earnings pe                                                                                                $      0.06
                                                                                                                     ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                  (UNAUDITED)


                                                                            PRO FORMA ADJUSTMENTS
                                                  -------------------------------------------------------------------------
                                                  DANKA OFFICE
                                    HISTORICAL      IMAGING       TOWER      RACAL     INTEGRACOLOR   ADVANTIS    FLEMING
                                     (NOTE 1)         (B)          (C)        (D)          (E)          (F)         (G)
                                    -----------   ------------   --------   --------   ------------   --------   ----------
Revenue:
 Rental income....................  $11,372,204    $2,833,311    $654,410   $188,425                  $623,527   $2,708,100
 Interest income from direct
  financing leases................    1,322,319                              430,026     $575,893
 Interest and other income........    1,699,116
                                    -----------    ----------    --------   --------     --------     --------   ----------
                                     14,393,639     2,833,311     654,410    618,451      575,893     623,527     2,708,100
                                    -----------    ----------    --------   --------     --------     --------   ----------
Expenses:
 Interest expense.................    4,187,968       823,233     248,112    408,414      249,448     401,475     1,093,059
 Depreciation.....................    2,569,741       638,280     144,769                             129,926       606,170
 General and administrative.......    1,288,967
 Property expense.................    1,558,760
                                    -----------    ----------    --------   --------     --------     --------   ----------
                                      9,605,436     1,461,513     392,881    408,414      249,448     531,401     1,699,229
                                    -----------    ----------    --------   --------     --------     --------   ----------
  Income before minority interest
   and income from equity
   investments....................    4,788,203     1,371,798     261,529    210,037      326,445      92,126     1,008,871
 Minority interest in income......      (88,113)
                                    -----------    ----------    --------   --------     --------     --------   ----------
   Income before equity
    investments...................    4,700,090     1,371,798     261,529    210,037      326,445      92,126     1,008,871
 Income from equity investments...    1,066,835
                                    -----------    ----------    --------   --------     --------     --------   ----------
   Net income.....................  $ 5,766,925    $1,371,798    $261,529   $210,037     $326,445     $92,126    $1,008,871
                                    ===========    ==========    ========   ========     ========     ========   ==========
Pro forma weighted average shares outstanding (basic and diluted)(AC)......................................................
Pro forma earnings per share (basic and diluted)...........................................................................

                                                                    PRO FORMA ADJUSTMENTS
                                    -------------------------------------------------------------------------------------
                                                 FOSTER                    MEDICA-                    BE        OVERLAND
                                     TRENDS     WHEELER        CLEAR        FRANCE       SSG      AEROSPACE     STORAGE
                                      (H)         (I)       CHANNEL(J)       (K)         (L)         (M)          (N)
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
Revenue:
 Rental income....................  $800,830   $3,286,550   $13,564,442   $3,347,832   $453,423   $1,147,573   $2,384,310
 Interest income from direct
  financing leases................
 Interest and other income........
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
                                     800,830    3,286,550    13,564,442    3,347,832    453,423   1,147,573     2,384,310
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
Expenses:
 Interest expense.................   348,547    1,191,700     4,408,051    1,645,070                524,053       961,651
 Depreciation.....................   150,240      734,696     2,556,527      950,295     89,736     157,786       436,832
 General and administrative.......
 Property expense.................
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
                                     498,787    1,926,396     6,964,578    2,595,365     89,736     681,839     1,398,483
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
  Income before minority interest
   and income from equity
   investments....................   302,043    1,360,154     6,599,864      752,467    363,687     465,734       985,827
 Minority interest in income......                           (2,639,946)    (263,363)
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
   Income before equity
    investments...................   302,043    1,360,154     3,959,918      489,104    363,687     465,734       985,827
 Income from equity investments...
                                    --------   ----------   -----------   ----------   --------   ----------   ----------
   Net income.....................  $302,043   $1,360,154   $ 3,959,918   $  489,104   $363,687   $ 465,734    $  985,827
                                    ========   ==========   ===========   ==========   ========   ==========   ==========
Pro forma weighted average shares
Pro forma earnings per share (basi

                                                                     PRO FORMA ADJUSTMENTS
                                    ----------------------------------------------------------------------------------------
                                                                             POLAR                                QUALCERAM
                                    CARREFOUR                 WADDINGTON    PLASTICS     PEMSTAR     MEDI-MEDIA     SHIRES
                                       (O)         MBM(P)        (Q)          (R)          (S)          (T)          (U)
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
Revenue:
 Rental income....................  $9,491,298   $3,001,014    $637,500    $1,460,200                $2,334,819   $ 131,442
 Interest income from direct
  financing leases................                                                      $1,454,181                3,113,720
 Interest and other income........
                                    ----------   ----------    --------    ----------   ----------   ----------   ----------
                                    9,491,298     3,001,014     637,500     1,460,200    1,454,181   2,334,819    3,245,162
                                    ----------   ----------    --------    ----------   ----------   ----------   ----------
Expenses:
 Interest expense.................  4,491,557     1,085,358                   593,398      471,463     819,233    1,423,229
 Depreciation.....................  2,469,349       646,276     150,113       375,052                  576,976
 General and administrative.......
 Property expense.................
                                    ----------   ----------    --------    ----------   ----------   ----------   ----------
                                    6,960,906     1,731,634     150,113       968,450      471,463   1,396,209    1,423,229
                                    ----------   ----------    --------    ----------   ----------   ----------   ----------
  Income before minority interest
   and income from equity
   investments....................  2,530,392     1,269,380     487,387       491,750      982,718     938,610    1,821,933
 Minority interest in income......   (885,637)
                                    ----------   ----------    --------    ----------   ----------   ----------   ----------
   Income before equity
    investments...................  1,644,755     1,269,380     487,387       491,750      982,718     938,610    1,821,933
 Income from equity investments...
                                    ----------   ----------    --------    ----------   ----------   ----------   ----------
   Net income.....................  $1,644,755   $1,269,380    $487,387    $  491,750   $  982,718   $ 938,610    $1,821,933
                                    ==========   ==========    ========    ==========   ==========   ==========   ==========
Pro forma weighted average shares
Pro forma earnings per share (basi

                                                                   PRO FORMA ADJUSTMENTS
                                    ------------------------------------------------------------------------------------
                                      LILLIAN        EQUITY                       PROPOSED
                                       VERNON      INVESTMENTS    COMPLETED     TRANSACTIONS      OTHER
                                        (V)            (X)       TRANSACTIONS       (W)            (Y)        PRO FORMA
                                    ------------   -----------   ------------   ------------   -----------   -----------
Revenue:
 Rental income....................  $ 3,848,000    $ (934,128)   $51,962,878     $  666,500                  $64,001,582
 Interest income from direct
  financing leases................                                 5,573,820                                   6,896,139
 Interest and other income........                                        --                    (1,699,116)           --
                                    -----------    ----------    -----------     ----------    -----------   -----------
                                      3,848,000      (934,128)    57,536,698        666,500     (1,699,116)   70,897,721
                                    -----------    ----------    -----------     ----------    -----------   -----------
Expenses:
 Interest expense.................                                21,187,051                     1,200,630    26,575,649
 Depreciation.....................      893,586      (247,910)    11,458,699        162,304                   14,190,744
 General and administrative.......                                        --                                   1,288,967
 Property expense.................                                        --                     6,756,843     8,315,603
                                    -----------    ----------    -----------     ----------    -----------   -----------
                                        893,586      (247,910)    32,645,750        162,304      7,957,473    50,370,963
                                    -----------    ----------    -----------     ----------    -----------   -----------
  Income before minority interest
   and income from equity
   investments....................    2,954,414      (686,218)    24,890,948        504,196     (9,656,589)   20,526,758
 Minority interest in income......                                (3,788,946)                                 (3,908,881)
                                    -----------    ----------    -----------     ----------    -----------   -----------
   Income before equity
    investments...................    2,954,414      (686,218)    21,070,180        504,196     (9,656,589)   16,649,699
 Income from equity investments...                  7,710,010      7,710,010                            --     8,776,845
                                    -----------    ----------    -----------     ----------    -----------   -----------
   Net income.....................  $ 2,954,414    $7,023,792    $28,780,190     $  504,196    $(9,656,589)  $25,426,544
                                    ===========    ==========    ===========     ==========    ===========   ===========
Pro forma weighted average shares                                                                             88,726,099
                                                                                                             ===========
Pro forma earnings per share (basi                                                                           $      0.29
                                                                                                             ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



               PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME


                            AND AFTER TAX CASH FLOW


                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2003


                                  (UNAUDITED)



Consolidated pro forma net income for the twelve months
  ended March 31, 2003......................................      $24,597,689
Depreciation adjustment for tax purposes (Note Z)...........       (1,464,555)
Adjustment to interest income on direct financing leases and
  straight-line rents for tax purposes (Note AA)............       (5,344,246)
                                                                  -----------
      Pro forma taxable income..............................       17,788,888
Add:Depreciation from direct financing and operating leases
    (Note AB)...............................................       12,833,630
        Distributions from equity investments in excess of
        tax earnings, net of distributions to minority
        interests in excess of minority interest in income
        (Note AC)...........................................          813,945
Less:Principal paid (Note AD)...............................       (5,392,346)
                                                                  -----------
      Pro forma after tax cash flow.........................      $26,044,117
                                                                  ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1. BASIS OF PRESENTATION:



     The pro forma balance sheet as of March 31, 2003 was derived from the historical unaudited condensed consolidated balance sheet as of March 31, 2003, included herein. The pro forma consolidated statements of income for the year ended December 31, 2002 and the three months ended March 31, 2003 were derived from the audited consolidated statement of income for the year ended December 31, 2002 and the unaudited condensed consolidated statement of income for the three month period ended March 31, 2003, included herein, respectively.



NOTE 2. PRO FORMA ADJUSTMENTS:



     A. Subsequent to March 31, 2003, the Company purchased properties leased to MediMedia USA, Inc. ("MediMedia"), Qualceram Shires Plc ("Qualceram") and Lillian Vernon Corporation ("Lillian Vernon") and expects to complete the purchase of a property to be leased to Qualserv Corporation ("Qualserv") for $23,979,058, $35,061,739, $38,743,455 and
         $6,492,147, respectively. The Company expects to enter into a build-to-suit commitment with Dick's Sporting Goods, Inc. ("Dick's"). The total cost of the land and other capitalized costs is expected to be $8,746,597. The construction period will be no less than ten months. The Company will begin to recognize revenue on the Dick's property when construction of the property is complete. The MediMedia, Lillian Vernon and Qualserv leases have been classified as operating leases and the Qualceram lease has been classified as a direct financing lease. In connection with the MediMedia purchase, the Company obtained limited recourse mortgage financing of $14,000,000. The Company has a commitment for approximately $23,195,582 (based on current exchange for the Great Britain Pound) of limited recourse financing on the Qualceram property. The amounts related to the purchase and proposed financing of Qualceram are based on the current exchange rate for the Great Britain Pound. Certain improvements on properties leased to Danka Office Imaging Company ("Danka") have been completed and are reflected as in-service (see Note 2B). In April 2003, the Company also received a distribution of $11,840,000 from its equity interest in two properties leased to Hologic, Inc. ("Hologic") from its share of mortgage proceeds placed on the Hologic properties.



       Since March 2003, the Company has issued 30,970,201 shares of common stock. In connection with the issuance of shares, the Company realized cash, net of costs of capital, of $278,731,811.



     B. During 2002, the Company purchased properties leased to Danka Office Imaging Company ("Danka"). The properties were acquired pursuant to a commitment to fund certain improvements which were completed in June 2003 and are reflected as in service. Annual rent is $3,060,000. Annual depreciation expense on the Danka properties of $692,298 is computed on a straight-line basis over 40 years for buildings and improvements of $27,691,910. The Company has obtained $12,800,000 of limited recourse mortgage financing collateralized by the Danka properties. The loan provides for monthly payments of principal and interest of $82,002 based on an annual interest rate of 6.63% and 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002 are rental income of $226,689, depreciation expense of $54,018 and interest expense of $21,216. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $217,800, depreciation expense of $46,301 and interest expense of $99,341.



     C. During 2002, the Company purchased properties leased to Tower Automotive, Inc. ("Tower"). Annual rent is $2,355,875. Annual depreciation expense on the Tower properties of $495,804 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $19,832,164. The Company has obtained $12,022,870 of limited recourse mortgage financing collateralized by the Tower properties. The loan provides for monthly payments of principal

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED and interest of $88,052 based on an annual interest rate of 7.98% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002 are rental income of $1,701,465, depreciation expense of $351,035 and interest expense of $707,678. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $588,969, depreciation expense of $123,951 and interest expense of $238,634.



     D. During 2002, the Company purchased a property leased to Racal Instruments Incorporated ("Racal"). Initial annual rent is $1,301,929 with stated annual increases of 2.75%. Land represents more than 25% of the fair value of the leased assets and the leased assets were therefore evaluated as two leases for the purpose of determining lease classification. The depreciable assets have been classified as a direct financing lease. Interest income on the direct financing lease is recorded such that the Company recognizes income at a constant rate of return. Based on the constant rate of return, interest income from the direct financing lease during the first lease year and the three-month period subsequent to the first lease year is $1,071,538 and $272,722, respectively. Annual rental income on the land component is $480,675. The Company has obtained $9,500,000 of limited recourse mortgage financing collateralized by the Racal property. The loan provides for monthly payments of principal and interest totaling $61,050 based on an annual interest rate of 6.66% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002 are rental income of $292,250, interest income from direct financing leases of $641,512 and interest expense of $221,180. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $120,169, interest income from direct financing leases of $269,497 and interest expense of $157,532.



     E. During 2002, the Company purchased properties leased to IntegraColor Ltd. ("IntegraColor"). Initial annual rent is $1,256,700. The Company has obtained $7,080,000 of limited recourse mortgage financing collateralized by the IntegraColor properties. The loan provides for monthly payments of principal and interest totaling $46,961 based on an annual interest rate of 6.97% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002, is interest income from direct financing leases of $680,807 and interest expense of $241,746. Included in the historical results of operations for the three months ended March 31, 2003 are interest income from direct financing leases of $314,175 and interest expense of $122,822.



     F. During 2002, the Company purchased a property leased to Advantis Technologies, Inc. ("Advantis"). Annual rent is $1,275,000. Annual depreciation expense on the Advantis property of $283,475 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $11,339,005. The Company has obtained $8,500,000 of limited recourse mortgage financing collateralized by the Advantis property. The loan provides for monthly payments of principal and interest of $50,853 based on an annual interest rate of 5.98% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002, are rental income of $651,473, depreciation expense of $153,549 and interest expense of $103,984. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $318,750, depreciation expense of $70,869 and interest expense of $126,757.



     G. During 2002, the Company purchased a property leased to Fleming Companies, Inc. ("Fleming"). Annual rent is $5,508,000. Annual depreciation expense of $1,322,161 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $52,886,441. The Company has obtained $30,000,000 of limited recourse mortgage financing

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED collateralized by the Fleming property. The loan provides for monthly payments of principal and interest totaling $208,943 based on an annual interest rate of 7.46% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002 are rental income of $2,799,900, depreciation expense of $715,991 and interest expense of $1,135,539. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $1,377,000, depreciation expense of $330,540 and interest expense of $556,513.



     H. During 2002, the Company purchased a property leased to Trends Clothing Corp. ("Trends"). Annual rent is $1,420,000. Annual depreciation expense of $277,577 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $11,103,093. The Company has obtained $8,630,041 of limited recourse mortgage financing collateralized by the Trends property. The loan provides for monthly payments of principal and interest totaling $70,885 based on an annual interest rate of 7.40% and a 226-month amortization schedule. Included in the historical results of operations for the year ended December 31, 2002 are rental income of $619,170, depreciation expense of $127,337 and interest expense of $282,736. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $355,000, depreciation expense of $69,394 and interest expense of $157,664.



     I. During 2002, the Company purchased a leasehold interest in a building leased to Foster Wheeler Realty Services, Inc. (which lease is unconditionally guaranteed by three affiliates) ("Foster Wheeler"). Annual rental income is $5,230,850. Annual depreciation expense of $1,175,472 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $47,018,871. Annual land rent on the property is $100. The Company has obtained $29,185,000 of limited recourse mortgage financing collateralized by the leasehold in the Foster Wheeler building. The loan provides for monthly payments of principal and interest totaling $187,744 based on an annual interest rate of 6.67% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002, are rental income of $1,961,569, depreciation expense of $440,776 and interest expense of $745,400. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $1,308,433, depreciation expense of $293,868 and interest expense of $484,686.



     J. During 2002, the Company acquired a 60% interest in a property leased to Clear Channel Communications, Inc. ("Clear Channel"). Annual rent is $10,914,312. As a result of stated increases, annual rental revenue is recognized on a straight-line basis of $14,151,233. Annual depreciation expense of $2,667,683 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $106,707,321. The Company has obtained $85,000,000 of limited recourse mortgage financing collateralized by the Clear Channel property. The loan provides for monthly payments of principal and interest totaling $481,473 based on an annual interest rate of 5.52% and an amortization schedule of approximately 30 years and five months. The 40% interest of Corporate Property Associates 14 Incorporated, an affiliate, is reflected as minority interest in the accompanying consolidated pro forma financial statements. Included in the historical results of operations for the year ended December 31, 2002 are rental income of $586,791, depreciation expense of $111,156 and interest expense of $256,056. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $3,537,808, depreciation expense of $666,938 and interest expense of $1,172,141.



     K. During 2002, the Company acquired properties in France leased to Medica-France ("Medica"). Annual rental revenue is E3,856,618 ($3,647,975 using the average exchange rate of $.9459 for 2002 and $4,137,457 using the average exchange rate of $1.07282 for the three months ended

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

         March 31, 2003). Annual depreciation expense for the year ended December 31, 2002 and the three months ended March 31, 2003 of $990,696 and $255,164, respectively, is computed on a straight-line basis over 40 years and is based on buildings and improvements of E37,802,016 ($39,627,853 using the exchange rate of $1.0483 at December 31, 2002 and $40,826,177 using the exchange rate of $1.080 at March 31, 2003). The Company obtained E34,000,000 ($35,642,200 as of December 31, 2002 and $36,720,000 as of March 31, 2003) of limited recourse mortgage financing with interest rates that range from 5.6% to 5.631%. Included in the historical results of operations for the year ended December 31, 2002 (and using average exchange rates) is rental income of $300,143, depreciation expense of $40,401 and interest expense of $152,311. Included in the historical results of operations for the three-month period ended March 31, 2003 (and using average exchange rates) is rental income of $1,034,365, depreciation expense of $658,547 and interest expense of $325,405. On March 12, 2003, the Company sold a 35% interest in a limited liability company which owns the Medica properties to Corporate Property Associates 12 Incorporated ("CPA(R):12"), an affiliate. The 35% interest of CPA(R):12 is reflected as minority interest in the accompanying consolidated pro forma financial statements.



     L. During 2002, the Company acquired a property leased to SSG Optronics, Inc. ("SSG"). Annual rental revenue is $509,922. Annual depreciation expense of $102,541 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $4,101,653. Included in the historical results of operations for the year ended December 31, 2002, are rental income of $56,569 and depreciation expense of $12,805. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $127,498 and depreciation expense of $25,615.



     M.During 2002, the Company purchased a property leased to BE Aerospace, Inc. ("BE Aerospace"). Annual rent is $1,462,618. As a result of the stated rent increases, annual rental revenues are recognized on a straight-line basis of $1,626,640. Annual depreciation expense of $222,757 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $8,910,264. The Company has obtained $10,500,000 of limited recourse mortgage financing collateralized by the BE Aerospace property. The loan provides for monthly payments of principal and interest totaling $63,697 based on an annual interest rate of 6.11% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002, are rental income of $479,067, depreciation expense of $64,971 and interest expense of $113,999. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $406,660, depreciation expense of $55,689 and interest expense of $159,942.



     N. During 2002, the Company acquired a property leased to Overland Storage, Inc. ("Overland Storage"). Annual rent is $2,621,285. As a result of the stated increases, annual rental revenue is recognized on a straight-line basis of $2,992,236. Annual depreciation expense of $551,777 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $22,071,093. The Company has obtained $20,000,000 of limited recourse mortgage financing collateralized by the Overland Storage property. The loan provides for monthly payments of principal and interest totaling $122,234 based on an annual interest rate of 6.18% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002, are rental income of $607,926, depreciation expense of $114,945 and interest expense of $267,698. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $748,058, depreciation expense of $137,944 and interest expense of $308,155.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     O. During 2002, the Company acquired the properties of affiliates of Carrefour S.A. ("Carrefour") in France. Annual rent is E10,190,269 ($9,638,975 using the average exchange rate of $.9459 for 2002 and $10,932,324 using the average exchange rate of $1.07282 for the three months ended March 31, 2003). Annual depreciation expense for the year ended December 31, 2002 and the three months ended March 31, 2003 of $2,576,097 and $663,499, respectively, is computed on a straight-line basis over 40 years and is based on buildings and improvements of E98,296,178 ($103,043,883 using the exchange rate of $1.0483 at December 31, 2002 and $106,159,873 using the exchange rate of $1.080 at March 31,
        2003). The Company has obtained E84,244,000 ($88,312,985 as of December 31, 2002 and $90,983,520 as of March 31, 2003) of limited recourse mortgage financing which provides for payments of interest at an annual rate of 5.75% and stated principal payments. Included in the historical results of operations for the year ended December 31, 2002 (and using average exchange rates) is rental income of $147,677, depreciation expense of $106,748 and interest expense of $57,441. Included in the historical results of operations for the three months ended March 31, 2003 (and using average exchange rates) is rental income of $2,732,857, depreciation expense of $658,547 and interest expense of $1,291,001. On March 12, 2003, the Company sold a 35% interest in the limited liability company that owns the Carrefour properties to CPA(R):12. The 35% interest of CPA(R):12 is reflected as minority interest in the accompanying consolidated pro forma financial statements.



     P. During 2002, the Company acquired the Meadowbrook Meat Company ("MBM") property. Annual rent is $2,660,000. As a result of stated rent increases, annual rental revenue is recognized on a straight-line basis of $3,008,401. Annual depreciation expense of $674,375 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $26,975,009. The Company has obtained $18,000,000 of limited recourse mortgage financing collateralized by the MBM properties. The loan provides for monthly payments of principal and interest totaling $108,847 based on an annual interest rate of 6.08% and a 30-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002, are rental income of $7,387, depreciation expense of $28,009 and interest expense of $3,040. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $752,100, depreciation expense of $168,594 and interest expense of $270,290.



     Q. On February 12, 2003, the Company acquired the Waddington North America Business Trust ("Waddington") property. Annual rent is $637,500. Annual depreciation expense of $150,113 is computed on a straight-line basis over 40 years based on buildings and improvements of $6,004,503. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $81,458 and depreciation expense of $18,764.



     R. On February 25, 2003, the Company acquired the Polar Plastics (NC), Inc. ("Polar Plastics") property. Annual rent is $1,460,200. Annual depreciation expense of $375,052 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $15,002,094. The Company has obtained $9,500,000 of limited recourse mortgage financing collateralized by the Polar Plastics property. The loan provides for monthly payments of principal and interest totaling $69,826 based on an annual interest rate of 6.32% and a 20-year amortization schedule. Included in the historical results of operations for the three months ended March 31, 2003 are rental income of $140,096, depreciation expense of $46,882 and interest expense of $57,816.



     S. On March, 20, 2003, the Company acquired the Pemstar Inc. ("Pemstar") property. Initial annual rent is $1,278,000 with stated annual increases of 2%. The Pemstar lease has been classified as a direct financing lease. Interest income on the direct financing lease is recorded such that the Company recognizes income at a constant rate of return. Based on the constant rate of return, interest income from the Pemstar direct financing lease is $1,454,181 during the

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED first lease year and $366,656 for the three month period subsequent to the first lease year. The Company has obtained $7,500,000 of limited recourse mortgage financing collateralized by the Pemstar property. The loan provides for monthly payments of principal and interest of $55,302 based on an annual interest rate of 6.36% and a 20-year amortization schedule. Included in the historical results of operations for the three months ended March 31, 2003 are interest income from direct financing leases of $14,005 and interest expense of $5,417.



     T. Subsequent to March 31, 2003, the Company acquired the MediMedia property. Initial annual rent is $2,111,380. As a result of stated rent increases, rental revenue will be recognized on a straight-line basis of $2,334,819. Annual depreciation expense of $576,976 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $23,079,058. The Company obtained limited recourse mortgage financing of $14,000,000 that will provide for monthly payments of principal and interest totaling $89,348 at an annual interest rate of 5.9% and a 25-year amortization schedule.



     U. Subsequent to March 31, 2003, the Company acquired the Qualceram property. Initial annual rent is L1,844,918 ($2,774,332 using the average exchange rate of $1.50377 for the year ended December 31, 2002) with stated annual increases during the first ten lease years and every five years thereafter. Land represents more than 25% of the fair value of the leased assets and the leased assets were therefore evaluated as two leases for the purpose of determining lease classification. The depreciable assets have been classified as a direct financing lease. Interest income on the direct financing lease is recorded such that the Company recognizes income at a constant rate of return. Based on the constant rate of return, interest income from the Qualceram direct financing lease is L2,070,609 during the first lease year ($3,113,720 using the average exchange rate of $1.50377 for the year ended December 31, 2002) and L522,362 during the three months ended March 31, 2003 ($837,775 using the exchange rate of $1.60382 for the three months ended March 31, 2003). Annual rental income on the land component is L84,408 ($131,442 using the average exchange rate of $1.50377 for the year ended December 31, 2002 and $140,187 using the exchange rate of $1.60382 for the three months ended March 31, 2003). The Company has obtained a commitment for L14,764,852 ($23,195,582) of limited recourse mortgage financing collateralized by the Qualceram properties. The loan is expected to provide for quarterly payments of principal and interest of GBP 298,339 (currently $468,691) at an annual interest rate of 6.45% and a 25-year amortization schedule.



     V. Subsequent to March 31, 2003, the Company acquired the Lillian Vernon Corporation property. Initial annual rent is $3,848,000. Annual depreciation expense of $893,586 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $35,743,456.



     W. The Company expects to complete a transaction to acquire the Qualserv property. Initial annual rent is $665,000. Annual depreciation expense of $162,304 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $6,492,147.



     X. During the period ended December 31, 2001, the Company purchased a de minimus interest as the sole limited partner in newly-formed limited partnerships leasing properties to Petsmart, Inc. ("Petsmart") and Builders FirstSource, Inc. ("Builders"). The sole general partnership interests are owned by CPA(R):14. In February 2002, the Company exercised purchase options which increased its ownership interests in the Petsmart and Builders limited partnerships to 30% and 40%, respectively. The Company's interests in the limited partnerships are accounted for under the equity method of accounting to reflect its significant influence in the limited partnerships. The partnerships acquired properties at a total cost of approximately $84,946,000, of which the Company's share was approximately $26,781,000. Initial annual rental income earned by these partnerships totals $9,687,751. The partnerships obtained a

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED total of $50,725,000 of limited recourse mortgage financing collateralized by the properties. The loans provide for monthly payments of principal and interest totaling $363,974 based on annual interest rates ranging from 7.57% to 7.70% and 25 to 30-year amortization schedules.



          As a result of selling a 36% undivided interest in the Hologic Inc. ("Hologic") (based on fair value) properties to W. P. Carey & Co. LLC, an affiliate, in December 2002 for $11,614,765 in cash, the Company will account for its remaining 64% undivided interest on the equity basis. Annual rent and depreciation on the Hologic properties is $3,155,940 and $728,145, respectively. In April 2003, mortgage financing of $18,500,000 on the property was obtained. The mortgage loan provides for monthly payments of principal and interest of $136,844 at an annual interest rate of 6.4% and based on a 20-year amortization schedule. Included in the historical results of operations for the year ended December 31, 2002 is rental income of $934,128 and depreciation expense of $247,910.



          During 2002, the Company purchased 50% interests in three limited partnerships which lease properties to TruServe Corporation ("TruServ"). The Company's interest in the partnerships is being accounted for under the equity method. The TruServe properties were acquired for $131,678,450 with $76,654,821 of mortgage financing, of which $27,550,047 was obtained during the three months ended March 31, 2003. The leases provide for stated rent increases with initial annual rent of $12,007,151, with rental revenue recognized on a straight-line basis of $14,444,565 per annum. Annual depreciation expense of $2,810,711 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $112,428,400. The loans provide for monthly payments of principal and interest totaling $451,134 at an annual interest rate of 5.83% and a 30-year amortization schedule.



          On February 7, 2003, the Company purchased a 44% non-controlling interest in a limited partnership which leases properties to Starmark Camhood LLC ("Starmark") and in which CPA(R):12 and CPA(R):14 own the remaining interests and which is accounted for under the equity method. The lease provides for annual rent of $18,272,400. Annual depreciation expense of $3,338,892 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $133,555,680. The limited partnership obtained mortgage loans of $88,300,000 and $20,000,000. The first mortgage loan of $88,300,000 provides for monthly payments of principal and interest of $563,936 at an annual interest rate of 6.6% and based on a 30-year amortization schedule. The $20,000,000 subordinated loan provides for monthly payments of principal and interest of $277,200 at an annual fixed rate of 11.15% and based on a 10-year amortization schedule.



     A summary of the pro forma adjustment to income from equity investments for the year ended December 31, 2002 is as follows:



                                                                                            INCLUDED IN
                                                                                            HISTORICAL    PRO FORMA
                        PETSMART      BUILDERS     TRUSERVE      STARMARK       HOLOGIC      OPERATION    ADJUSTMENT
                       -----------   ----------   -----------   -----------   -----------   -----------   ----------
Rental income........  $ 8,303,374   $1,384,377   $14,444,565   $18,272,400   $ 3,155,941
Interest expense.....   (3,293,901)    (571,677)   (4,443,321)   (7,971,051)   (1,170,320)
Depreciation.........   (1,368,573)    (260,093)   (2,810,711)   (3,338,892)     (728,145)
                       -----------   ----------   -----------   -----------   -----------
Net income...........    3,340,900      552,607     7,190,533     6,962,912     1,257,476
Equity ownership.....           30%          40%           50%           44%           64%
Income from equity
 investment..........  $ 1,092,270   $  221,043   $ 3,595,267   $ 3,063,481   $   804,785   $(1,066,835)  $7,710,010
                       ===========   ==========   ===========   ===========   ===========   ===========   ==========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     A summary of the pro forma adjustment to income from equity investments for the three months ended March 31, 2003 is as follows:



                                                                                            INCLUDED IN
                                                                                            HISTORICAL    PRO FORMA
                        PETSMART      BUILDERS     TRUSERVE      STARMARK       HOLOGIC      OPERATION    ADJUSTMENT
                       -----------   ----------   -----------   -----------   -----------   -----------   ----------
Rental income........  $ 2,075,844   $  346,094   $ 3,611,141   $ 4,568,100   $   788,985
Interest expense.....     (818,821)    (141,640)   (1,101,884)   (1,962,061)     (287,799)
Depreciation.........     (342,143)     (65,023)     (702,678)     (834,723)     (182,036)
                       -----------   ----------   -----------   -----------   -----------
Net income...........      914,880      139,431     1,806,579     1,771,316       319,150
Equity ownership.....           30%          40%           50%           44%           64%
Income from equity
 investment..........  $   274,464   $   55,772   $   903,290   $   779,379   $   204,256   $(2,067,728)  $  149,433
                       ===========   ==========   ===========   ===========   ===========   ===========   ==========



     Y. For pro forma purposes, other interest income has been eliminated based on an assumption that substantially all cash proceeds of the offering have been invested in real estate. The Company will likely earn interest on cash generated from its operations and any amounts that it may use to establish a working capital reserve. It is not practicable to make assumptions as to how much interest income would have been earned on such funds during the pro forma period presented.



          The Company accrues interest on its deferred acquisition fee payable to an affiliate at an annual interest rate of 6%. Based on its pro forma fee payable of $17,696,331, pro forma interest on deferred acquisition fees for the year ended December 31, 2002 and the three months ended March 31, 2003 are $1,061,777 and $265,445, respectively, of which $182,623 and $214,571 is included in the historical results of operations for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. The historical results of operations include a reduction of interest expense of $321,476 and $364,127 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, relating to capitalized interest on build-to-suit properties not yet completed.



          The asset management and performance fees are each based on 1/2 of 1% of Average Invested Assets representing cash basis amounts invested in real estate (including pro rata real estate assets recorded for financial statement purposes as equity investments). For pro forma purposes, Average Invested Assets amount to $823,041,798, reflecting pro forma combined asset management and performance fees of $8,230,418 and $2,057,604 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. The historical results of operations include asset management and performance fees of $1,473,575 and $1,696,952 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. The gain on sale recognized in the historical income statement for the three-months ended March 31, 2003 has been eliminated.



     Z. For financial reporting purposes, no depreciation is recorded on leases classified as direct financing leases. Depreciation is taken on such properties for the purpose of determining REIT taxable income. Depreciation of $1,464,555 is computed on a straight-line basis over 40 years and is based on buildings and improvements for the four direct financing leases with a combined depreciable basis of $58,582,218.



     AA. Reflects the difference between contractual rent and interest income or rental income on the leases with Racal, BE Aerospace, Overland Storage, MBM, Clear Channel, Pemstar, MediMedia and Qualceram and pro-rata straight-line rents on the TruServe and Petsmart leases in excess of contractual rents.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     AB.Includes pro forma depreciation of $11,369,075 on operating real estate and $1,464,555 of tax depreciation on direct financing leases (see
        Note Z). For tax purposes, operating leases have a depreciable basis of $454,763,019 with depreciation computed on a straight-line basis over 40 years.



     AC. Difference between taxable income and amounts available for distribution was computed by adding back depreciation expense and deducting differences between contractual rents on rents recognized on a straight-line basis for financial reporting purposes and scheduled principal amortization and computing the pro rata share.



     AD. Principal is deemed to have been paid for the twelve-month period ended
         March 31, 2003 as follows:



IntegraColor................................................  $   73,604
Tower.......................................................     102,859
Danka.......................................................     141,903
Racal.......................................................     104,726
Fleming.....................................................     283,952
Trends......................................................     223,422
Foster Wheeler..............................................     321,123
BE Aerospace................................................     128,255
Advantis....................................................     106,345
Overland Storage............................................     241,151
MediMedia...................................................     256,697
Clear Channel...............................................     677,404
Polar Plastics..............................................     248,402
MBM.........................................................     221,088
Pemstar.....................................................     195,227
Medica......................................................     430,324
Qualceram...................................................     402,391
Carrefour...................................................   1,233,473
                                                              ----------
                                                              $5,392,346
                                                              ==========



     AE. The pro forma weighted average shares outstanding for the year ended
         December 31, 2002 were determined as if all shares including shares issued subsequent to December 31, 2002, were issued on January 1, 2002. Since March 31, 2003, the Company issued 30,970,201 shares.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of


Corporate Property Associates 15 Incorporated:



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Corporate Property Associates 15 Incorporated and its subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for the year ended December 31, 2002 and for the period from inception (February 26, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index appearing on page F-1 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of Carey Asset Management Corp. (the "Advisor"); our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Advisor, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP



New York, New York


March 12, 2003

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                  2002          2001
                                                              ------------   ----------
ASSETS:
Real estate leased to others:
  Accounted for under the operating method:
     Land...................................................  $ 98,460,309           --
     Buildings..............................................   461,060,841           --
                                                              ------------   ----------
                                                               559,521,150           --
     Less, accumulated depreciation.........................     2,323,336           --
                                                              ------------   ----------
                                                               557,197,814           --
Net investment in direct financing leases...................    21,093,039           --
Real estate under construction..............................    20,061,425           --
Equity investments..........................................    75,606,383   $  128,995
Cash and cash equivalents...................................    94,762,199      188,207
Deferred offering costs.....................................     6,814,983    1,888,548
Other assets................................................    30,762,652           --
                                                              ------------   ----------
          Total assets......................................  $806,298,495   $2,205,750
                                                              ============   ==========
LIABILITIES, MINORITY INTEREST, AND SHAREHOLDERS' EQUITY:
Liabilities:
Limited recourse mortgage notes payable.....................  $374,787,522           --
Notes payable...............................................     3,704,566           --
Accrued interest............................................       991,064           --
Due to affiliates...........................................     7,621,814   $2,039,774
Accounts payable and accrued expenses.......................     5,909,954       34,455
Prepaid rental income and security deposits.................    15,494,464           --
Deferred acquisition fees payable to affiliate..............    13,011,836           --
Dividends payable...........................................     5,789,147           --
                                                              ------------   ----------
     Total liabilities......................................   427,310,367    2,074,229
                                                              ------------   ----------
Minority interest...........................................    28,193,032           --
                                                              ------------   ----------
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par valued; authorized 120,000,000
  shares; issued and outstanding, 39,966,488 and 20,000 at
  December 31, 2002 and 2001................................        39,966           20
Additional paid-in capital..................................   355,963,860      199,980
Dividend in excess of accumulated earnings..................    (6,269,658)     (68,479)
Accumulated other comprehensive income......................     1,060,928           --
                                                              ------------   ----------
          Total shareholders' equity........................   350,795,096      131,521
                                                              ------------   ----------
          Total liabilities and shareholders' equity........  $806,298,495   $2,205,750
                                                              ============   ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
            FROM INCEPTION (FEBRUARY 26, 2001) TO DECEMBER 31, 2001

                                                                 2002         2001
                                                              -----------   --------
Revenues:
  Rental income.............................................  $11,372,204
  Interest income from direct financing leases..............    1,322,319
  Interest and other income.................................    1,699,116   $  2,304
                                                              -----------   --------
                                                               14,393,639      2,304
                                                              -----------   --------
Expenses:
  Interest expense..........................................    4,187,968
  Depreciation..............................................    2,569,741
  General and administrative................................    1,288,967     71,138
  Property expense..........................................    1,558,760         --
                                                              -----------   --------
                                                                9,605,436     71,138
                                                              -----------   --------
     Income (loss) before minority interest and income from
      equity investments....................................    4,788,203    (68,834)
Minority interest in income.................................      (88,113)        --
                                                              -----------   --------
     Income (loss) before income from equity investments....    4,700,090    (68,834)
Income from equity investments..............................    1,066,835        355
                                                              -----------   --------
     Net income (loss)......................................  $ 5,766,925   $(68,479)
                                                              ===========   ========
Basic earnings (loss) per share.............................  $       .29   $  (3.42)
                                                              ===========   ========
Weighted average shares outstanding -- basic................   19,720,070     20,000
                                                              ===========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                   CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
  FOR THE PERIOD FROM INCEPTION (FEBRUARY 26, 2001) THROUGH DECEMBER 31, 2001
                    AND FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                    DIVIDENDS IN    ACCUMULATED
                                      ADDITIONAL                     EXCESS OF         OTHER
                           COMMON      PAID-IN      COMPREHENSIVE   ACCUMULATED    COMPREHENSIVE
                            STOCK      CAPITAL      (LOSS) INCOME     EARNINGS        INCOME          TOTAL
                           -------   ------------   -------------   ------------   -------------   ------------
20,000 shares issued
  $.001 par, at $10 per
  share..................  $    20   $    199,980                                                  $    200,000
Net loss.................                            $  (68,479)    $    (68,479)                       (68,479)
                           -------   ------------    ==========     ------------                   ------------
Balance at December 31,
  2001...................       20        199,980                        (68,479)                       131,521
39,946,488 shares issued
  $.001 par, at $10 per
  share, net of offering
  costs..................   39,946    355,763,880                                                   355,803,826
Dividends................                                            (11,968,104)                   (11,968,104)
Comprehensive Income:
Net income...............                             5,766,925        5,766,925                      5,766,925
Other comprehensive
  income:
  Foreign currency
    translation
    adjustment...........                             1,060,928                     $1,060,928        1,060,928
                                                     ----------
                                                     $6,827,853
                           -------   ------------    ==========     ------------    ----------     ------------
Balance at December 31,
  2002...................  $39,966   $355,963,860                   $ (6,269,658)   $1,060,928     $350,795,096
                           =======   ============                   ============    ==========     ============

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         FOR THE PERIOD FROM INCEPTION
                                                        YEAR ENDED            (FEBRUARY 26, 2001)
                                                     DECEMBER 31, 2002     THROUGH DECEMBER 31, 2001
                                                     -----------------   -----------------------------
Cash flows from operating activities:
  Net income (loss)................................    $   5,766,925               $(68,479)
  Adjustments to reconcile net (loss) income to net
     cash provided by operating activities:
     Depreciation and amortization of financing
       costs.......................................        2,582,259                     --
     Equity income in excess of distributions
       received....................................               --                   (355)
     Minority interest in income...................           88,113                     --
     Straight-line rent adjustments................         (245,051)                    --
     Fees paid to affiliate by issuance of stock...          317,489                     --
     Increase in other assets......................       (2,651,082)                    --
     Increase in accrued interest..................          982,676                     --
     Increase in accounts payable and accrued
       expenses....................................          733,707                 34,455
     Increase in due to affiliates(a)..............          784,245                 22,586
     Increase in prepaid rent......................        4,973,416                     --
                                                       -------------               --------
       Net cash provided by (used in) operating
          activities...............................       13,332,697                (11,793)
                                                       -------------               --------
Cash flows from investing activities:
  Distributions from equity investments in excess
     of equity income..............................        1,113,990                     --
  Acquisitions of real estate and equity
     investments and other capitalized costs(b)....     (662,856,165)                    --
  VAT taxes recoverable on purchases of real
     estate........................................       (4,035,763)                    --
  Proceeds from sale of real estate................       11,614,766                     --
                                                       -------------               --------
       Net cash used in investing activities.......     (654,163,172)                    --
                                                       -------------               --------
Cash flows from financing activities:
  Proceeds from stock issuance, net of costs.......      355,486,337                200,000
  Dividends paid...................................       (6,178,957)                    --
  Proceeds from mortgages(c)(d)....................      359,189,168                     --
  Proceeds from note payable.......................        3,622,142                     --
  Mortgage principal payments......................         (385,575)                    --
  Distributions to minority partners...............         (234,716)                    --
  Contributions from minority partners.............       28,339,635                     --
  Deferred financing costs and mortgage deposits...       (4,511,703)                    --
                                                       -------------               --------
       Net cash provided by financing activities...      735,326,331                200,000
                                                       -------------               --------
Effect of exchange rate changes on cash............           78,136                     --
                                                       -------------               --------
       Net increase in cash and cash equivalents...       94,573,992                188,207
Cash and cash equivalents, beginning of period.....          188,207                     --
                                                       -------------               --------
  Cash and cash equivalents, end of period.........    $  94,762,199               $188,207
                                                       =============               ========

---------------

Non cash investing and financing activities:

        (a) Increase in due to affiliates excludes amounts which relate to the raising of capital (financing activities) pursuant to the Company's public offering. At December 31, 2002 and 2001, the amount due to the Company's Advisor, Carey Asset Management Corp., was $6,814,983 and $1,888,548, respectively.

        (b) Included in the cost basis of real estate investments acquired in 2002 are deferred acquisition fees payable of $13,011,836.

        (c) Net of $3,760,529 held back by lenders to fund escrow accounts.

        (d) In connection with acquiring properties in 2002, the Company assumed mortgage notes payable of $8,630,041.

     The Company assigned a security deposit of $10,461,700 to a lender which is included in Other assets and Prepaid rental income and security deposits, respectively.

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Consolidation:

     The consolidated financial statements include the accounts of Corporate Property Associates 15 Incorporated, its wholly-owned subsidiaries and controlling majority-owned partnership interests (collectively, the "Company"). All material inter-entity transactions are eliminated.

  Use of Estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the assessment of the realizability of real estate assets and investments. Actual results could differ from those estimates.

  Real Estate Leased to Others:

     The Company leases real estate to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including real estate taxes, insurance, maintenance, repairs, renewals and improvements. During the year ended December 31, 2002, lessees were responsible for the direct payment of real estate taxes of $2,247,357. Expenditures for maintenance and repairs including routine betterments are charged to operations as incurred. Significant renovations which increase the useful life of the properties are capitalized.

     The Company diversifies its real estate investments among various corporate tenants engaged in different industries, by property type and geographically.

     The leases are accounted for under either the direct financing or operating methods. Such methods are described below:

          Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

          Operating method -- Real estate is recorded at cost less accumulated depreciation, rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred.

     When events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company will assess the recoverability of its long-lived assets, including residual interests of real estate assets and investments, based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets will be adjusted to their estimated fair value. Residual values of direct financing leases are reviewed at least annually. If a decline in the estimated residual value is other than temporary, the accounting for the direct financing lease will be revised using the changed estimate. The resulting reduction in the net investment in the direct financing lease is recognized as a loss in the period in which the estimate is changed.

     For properties under construction, interest is capitalized rather than expensed and rentals received recorded as a reduction of capitalized project (i.e., construction) costs.

     Substantially all of the Company's leases provide for either scheduled rent increases, periodic increases based on formulas indexed to the Consumer Price Index ("CPI") or sales overrides. Rents

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED from sales overrides (percentage of sales rent) are recognized as reported by lessees, that is, after the level of sales requiring a rental payment to the Company is reached.

  Depreciation:

     Depreciation is computed using the straight-line method over the estimated useful lives of the properties -- generally not to exceed 40 years.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholders' equity upon the issuance of shares.

  Equity Investments:

     The Company's ownership interests in (i) entities in which it owns 50% or less and has the ability to exercise significant influence and (ii) jointly controlled tenancies-in-common are accounted for under the equity method, i.e., at cost, increased or decreased by the Company's share of earnings or losses, less distributions.

  Cash and Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. All of the Company's cash and cash equivalents were held in the custody of three financial institutions at December 31, 2002 and one financial institution at December 31, 2001, and which balances at times exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

  Foreign Currency Translation:

     The Company consolidates its real estate investments in France. The functional currency for the investments is the Euro. The translation from the Euro is performed for assets and liabilities using current exchange rates in effect at the at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains and losses resulting from such translation are reported as a component of other comprehensive income as part of shareholders' equity. In January 2003, the Company purchased a property in the United Kingdom for which the functional currency is the British pound.

  Other Assets:

     Included in other assets are deferred charges and deferred rental income. Deferred charges are costs incurred in connection with mortgage note financing and are amortized over the term of the mortgage and included in interest expense in the accompanying consolidated financial statements. Deferred rental income is the aggregate difference between contractual rents that vary during the term and income recognized on a straight-line basis.

  Earnings Per Share:

     The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts in the accompanying financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

  Income Taxes:

     In 2002, the Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986. As a REIT, the Company is not subject to Federal income taxes on amounts distributed to shareholders (except income from foreclosure property), provided it distributes at least 90% of its REIT taxable income to its shareholders and meets certain other conditions.

2. ORGANIZATION AND OFFERING:

     The Company was formed on February 26, 2001 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning property net leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management Corp. (the "Advisor"), a wholly-owned subsidiary of W. P. Carey & Co. LLC.

     On April 2, 2001, the Advisor purchased 20,000 shares of common stock for $200,000 as the initial shareholder of the Company.

     In October 2002, the Company completed a "best efforts" offering of 40,000,000 shares of common stock at a price of $10 per share. During the year ended December 31, 2002, the Company issued 39,890,441 shares ($398,904,410). The Company has also registered up to 10,000,000 shares for a dividend reinvestment plan.

     On October 11, 2002, the Company filed a registration statement with the United States Securities and Exchange Commission (the "SEC") for the purpose of offering up to an additional 69,000,000 shares ($690,000,000) of common stock to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial"), a wholly-owned subsidiary of W. P. Carey & Co. LLC ("W. P. Carey"), at a price of $10 per share (the "Offering"). The filing is currently being reviewed by the SEC.

3. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES:

     In connection with performing management services on behalf of the Company, the Advisory Agreement between the Company and the Advisor provides that the Advisor receive asset management and performance fees, each of which are 1/2 of 1% of Average Invested Assets, as defined in the Advisory Agreement. The performance fee is subordinated to the Preferred Return, a cumulative non-compounded dividend return of 6%. As of December 31, 2002, the Preferred Return has been met. The Advisor has elected at its option to receive the performance fee in restricted shares of common stock of the Company rather than cash. The Advisor is also reimbursed for the actual cost of personnel needed to provide administrative services necessary to the operation of the Company. For the year ended December 31, 2002, the Company incurred asset management fees of $736,788. Performance fees were in like amount. For the year ended December 31, 2002, the Company incurred personnel reimbursements of $192,700. No asset management and performance fees nor personnel reimbursements were incurred by the Company in 2001.

     Fees are payable to the Advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in equal annual installments over no less than four years following the first anniversary of the date a property was purchased. Such deferred fees are only payable if the Preferred Return has been met. The unpaid portion of the deferred fees bears interest at an annual rate of 6% from the date of acquisition of a property until paid. For transactions that were completed in 2002, current and deferred fees were $16,264,794 and $13,011,836, respectively.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     The Advisor is obligated to reimburse the Company for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (the greater of 2% of Average Invested Assets or 25% of Net Income) as defined in the Advisory Agreement for any twelve-month period. If in any year the operating expenses of the Company exceed the 2%/25% Guidelines, the Advisor will have an obligation to reimburse the Company for such excess, subject to certain conditions. Only if the Independent Directors find that such excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be paid in future years for the full amount or any portion of such excess expenses, but only to the extent that such reimbursement would not cause the Company's operating expenses to exceed this limit in any such year. Charges related to asset impairment, bankruptcy of lessees, lease payment defaults, extinguishment of debt or uninsured losses are generally not considered unusual and nonrecurring. A determination that a charge is unusual and nonrecurring, such as the costs of significant litigation that are not associated with day-to day operations, or uninsured losses that are beyond the size or scope of the usual course of business based on the event history and experience of the Advisor and Independent Directors, is made at the sole discretion of the Independent Directors. The Company will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. The operating expenses of the Company have not exceeded the amount that would require the Advisor to reimburse the Company.

     The Company owns interests in limited partnerships which range from 30% to 60% and a 64% interest in jointly controlled tenancy-in-common which owns two properties subject to a master net lease. The remaining interests in the limited partnerships and tenancy-in-common are owned by affiliates. Controlling interests in jointly-owned entities are consolidated and non-controlled interests in which the Company has a significant interest are accounted for under the equity method of accounting.

     The Company is a participant in an agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities and sharing the associated costs. Pursuant to the terms of the agreement, the Company's share of rental occupancy and leasehold improvement costs is based on gross revenues. Expenses of $2,607 were incurred in 2002. The Company's share of future minimum lease payments as of December 31, 2002, is $75,000 through 2006.

4. REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     Scheduled future minimum rents, exclusive of renewals, under non-cancelable operating leases amount to $50,776,000 in 2003, $52,002,000 in 2004, $52,389,000
in 2005, $53,666,000 in 2006, and $53,768,000 in 2007 and aggregate approximately $805,746,000 through 2022.

     No contingent rents were realized in 2002 or 2001.

5. NET INVESTMENT IN DIRECT FINANCING LEASES:

     Net investment in direct financing leases is summarized as follows:

                                                               DECEMBER 31,
                                                                   2002
                                                               ------------
Minimum lease payments receivable...........................   $48,520,236
Unguaranteed residual value.................................    20,950,818
                                                               -----------
                                                                69,471,054
Less: unearned income.......................................    48,378,015
                                                               -----------
                                                               $21,093,039
                                                               ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     Scheduled future minimum rents, exclusive of renewals, under non-cancelable direct financing leases are approximately $2,099,000 in 2003, $2,135,000 in 2004, $2,173,000 in 2005, $2,211,000 in 2006 and $2,250,000 in 2007, and
aggregate approximately $48,520,000 through 2031.

     No contingent rents were realized in 2002 or 2001.

6. MORTGAGE NOTES PAYABLE:

     Mortgage notes payable, all of which are limited recourse obligations, are collateralized by the assignment of various leases and by real property with a carrying value of approximately $568,406,000. As of December 31, 2002, mortgage notes payable had fixed interest rates ranging from 5.52% to 7.98% per annum. The Company had no variable rate debt as of December 31, 2002.

     Scheduled principal payments during each of the five years following December 31, 2002 and thereafter are as follows:

YEAR ENDING DECEMBER 31,                                      FIXED RATE DEBT
------------------------                                      ---------------
2003........................................................   $  4,881,550
2004........................................................      5,492,189
2005........................................................      6,023,755
2006........................................................      6,533,461
2007........................................................      7,139,858
Thereafter..................................................    344,716,709
                                                               ------------
     Total..................................................   $374,787,522
                                                               ============

     Interest paid, excluding capitalized interest, was $3,318,962 in 2002. No interest was paid in 2001. Capitalized interest was $321,477 in 2002.

7. COMMITMENTS AND CONTINGENCIES:

     The Company is liable for certain expenses of the Offering described in the Prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company reimburses Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's employees or those of one of its affiliates relating to the Offering. Total underwriting compensation of the Offering shall not exceed 10% of gross proceeds of the Offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions to Carey Financial with respect to Shares held by selected dealers) which exceed 4% of the gross proceeds of the offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering. The total costs paid by the Advisor relating to the initial offering and the Offering were $12,142,173 through December 31, 2002, of which the Company has reimbursed $5,327,190.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

8. DIVIDENDS:

     Dividends paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. The Company paid its first dividend in April 2002. Dividends per share reported for tax purposes for the year ended December 31, 2002 were as follows:

                                                               2002
                                                               ----
Ordinary income.............................................   $.45
Return of capital...........................................     --
                                                               ----
                                                               $.45
                                                               ====

     A dividend of $.001671 per share per day in the period from October 1, 2002 through December 31, 2002 ($5,789,147) was declared in December 2002 and paid in January 2003.

9. LEASE REVENUES:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of the leasing revenues below for the year ended December 31, 2002 are as follows:

                                                                 2002
                                                              -----------
Per Statements of Income:
  Rental income from operating leases.......................  $11,372,204
  Interest from direct financing leases.....................    1,322,319
Adjustment:
  Share of lease revenues applicable to minority
     interests..............................................     (234,716)
  Share of leasing revenue from equity investments..........    2,637,426
                                                              -----------
                                                              $15,097,233
                                                              ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     For the year ended December 31, 2002, the Company earned its net leasing revenues from its investments from the following lease obligors:

                                                                 2002        %
                                                              -----------   ---
Fleming Companies, Inc. ....................................  $ 2,799,900    18%
Petsmart, Inc.(a)...........................................    2,075,857    14
Foster Wheeler, Inc. .......................................    1,961,569    13
Tower Automotive, Inc. .....................................    1,701,465    11
Hologic, Inc.(b)............................................    1,015,652     7
Racal Instruments, Inc. ....................................      933,762     6
IntegraColor, Ltd. .........................................      680,807     5
Advantis Technologies, Inc. ................................      651,473     4
Trends Clothing Corp. ......................................      619,170     4
Overland Storage, Inc. .....................................      607,926     4
BE Aerospace, Inc. .........................................      479,067     3
Builders Firstsource, Inc.(a)...............................      463,766     3
Clear Channel Communications, Inc.(c).......................      352,075     2
Medica -- France, SA........................................      300,143     2
Danka Office Imaging Company................................      226,689     2
Carrefour France, SA........................................      147,674     1
SSG Precision Optronics, Inc. ..............................       56,569     1
TruServ Corporation(a)......................................       16,279    --
Meadowbrook Meat Company....................................        7,390    --
                                                              -----------   ---
                                                              $15,097,233   100%
                                                              ===========   ===

---------------

(a) Represents the Company's proportionate share of lease revenues from its equity investments.

(b) As of December 17, 2002, 36% of the Company's interest in these properties was acquired by an affiliate, W.P. Carey, and the remaining 64% interest is accounted for as an equity investment.

(c) Net of rental amount applicable to Corporate Property Associates 14's ("CPA(R):14") 40% minority interest.

10. ACQUISITIONS OF REAL ESTATE AND REAL ESTATE INTERESTS:

     A. On December 31, 2002, the Company purchased land and five buildings in Orlando, Florida; Macon, Georgia; Rocky Mount, North Carolina and Lewisville, Texas for $30,415,009 and entered into a net lease with Meadowbrook Meat Company. The lease obligations are unconditionally guaranteed by Fast Food Merchandisers, Inc. and Proficient Food Company, Inc. The lease has an initial term of 15 years and one month with four five-year renewal options. Annual rent is $2,660,000 with stated increases beginning on the fourth anniversary of the lease and annually thereafter.

        In connection with the purchase of the properties, the Company obtained a limited recourse mortgage loan of $18,000,000 which is collateralized by a mortgage and deeds of trust on the properties. The loan provides for monthly payments of principal and interest of $108,847 at an annual interest rate of 6.08% based on a 30-year amortization schedule. The loan matures in January 2013, at which time a balloon payment is scheduled.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     B. On December 26, 2002, the Company and two affiliates, Corporate Property Associates 12 Incorporated ("CPA(R):12") and Corporate Property Associates 14 Incorporated ("CPA(R):14"), through three newly-formed limited partnerships with 50%, 15% and 35% ownership interests, respectively, purchased land and seven buildings located in Kingman, Arizona; Woodland, California; Jonesboro, Georgia; Kansas City, Missouri; Springfield, Oregon; Fogelsville, Pennsylvania and Corsicana, Texas for $131,678,450 and entered into three master net leases with TruServ Corporation. The leases have initial terms of 20 years followed by one renewal term of nine years and 11 months and a second renewal term of 10 years. The leases provide for aggregate initial rent of $12,007,151.

         In connection with the purchase of the properties, the limited partnerships obtained limited recourse mortgage loans totaling $49,104,774, collateralized by deeds of trust on the properties and lease assignments. Subsequent to December 31, 2002, the limited partnership obtained additional mortgage financing of $27,550,047. The loans provide for aggregate monthly payments of interest and principal of $451,134, at an annual interest rate of 5.83% based on 30-year amortization schedules. The loans mature in January and February 2013, at which time balloon payments are scheduled. The Company is accounting for its 50% non-controlling interests in the limited partnerships under the equity method of accounting.

     C. On December 27, 2002, the Company purchased seven properties in France for Euro 103,780,347 ($106,966,300 at the date of acquisition) and entered into six separate net leases with Societe Logidis and one net lease with Societe CV Logistique. The lease obligations are unconditionally guaranteed by their parent companies, Carrefour France, SAS and Carrefour Hypermarches France, SAS (collectively "Carrefour"). The leases have nine-year terms and provide for aggregate annual rent of Euro 10,190,269 ($10,503,100 at the date of acquisition), with annual rent increases based on a formula indexed to increases in the INSEE, a French construction cost index.

         In connection with the purchase of the Carrefour properties, the Company obtained a limited recourse mortgage loan of Euro 84,244,000 ($86,830,207 at the date of acquisition) which provides for quarterly payments of interest at an annual interest rate of 5.55%. The interest rate is fixed through 2012, at which time the loan will convert to a variable rate. Principal installments are payable based on an initial 1.60% annuity per annum, with scheduled increases throughout the term of the loan. The loan matures on December 30, 2014, at which time a balloon payment is scheduled.

         On December 4, 2002, the Company purchased six properties in France for Euro 40,314,136 ($40,327,843 at the date of acquisition) and assumed net leases with SA Medica France ("Medica"). The leases have remaining terms through June 30, 2011 and provide for aggregate annual rent of Euro 3,856,618 ($3,857,929 at the date of acquisition), with annual rent increases based on a formula indexed to increases in the INSEE.

         In connection with the purchase of the Medica properties, the Company obtained limited recourse mortgage loans of Euro 34,000,000 ($34,011,560 at the date of acquisition). The loans provide for quarterly payments of interest at an annual interest rate of 5.631%. Principal installments are payable based on an initial 1.50% annuity per annum, with scheduled increases throughout the term of the loan. The loan matures on October 20, 2017, at which time a balloon payment is scheduled.

         On March 12, 2003, the Company sold a 35% interest in the limited liability company that owns the Medica-France and Carrefour properties to CPA(R):12. The purchase price was based on the appraised value of the properties (based on the current exchange rate for the Euro)

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED adjusted for capitalized costs incurred since the acquisitions including fees paid to the Advisor, net of mortgage debt. Based on the formula, CPA(R):12 paid the Company, $11,916,465 and assumed $1,031,046 of the Company's deferred acquisition fee payable to an affiliate.

         The sale was approved by the Company's independent directors as being in the best interests of the Company and is intended to facilitate the Company's ability to raise capital. The continued holding of 100% of the Medica-France and Carrefour interests would have required the Company to obtain and provide financial information in its 1933 and 1934 Act filings on the lease guarantors that is in accordance with accounting principles generally accepted in the United States of America and this information is not available to the Company.

         The Company will consolidate its 65% controlling interests in the limited liability company in its consolidated financial statements, and CPA(R):12's interest will be recognized as a minority interest.

     D. On December 12, 2002, the Company and CPA(R):14 formed a limited partnership with 60% and 40% interests, respectively, which purchased a property in New York, New York for $152,041,885 and assumed an existing net lease with SFX Entertainment, Inc. The lease obligations are unconditionally guaranteed by the lessees' parent company, Clear Channel Communications, Inc. ("Clear Channel"). The lease has a remaining term through September 2020 with two ten-year renewal options. The lease provides for an initial annual rent of $10,914,312 with stated rent increases every five years.

         In connection with the purchase of the property, the limited partnership obtained limited recourse mortgage financing of $85,000,000 collateralized by a mortgage and security agreement. The loan provides for monthly payments of interest and principal of $481,473 at an annual interest rate of 5.52% based on a 30-year amortization schedule. The loan matures in December 2012 at which time a balloon payment is scheduled.

     E. On November 20, 2002, the Company purchased land and buildings in Richmond, California for $4,967,653 and entered into a net lease with SSG Precision Optronics, Inc. The lease obligations are unconditionally guaranteed by Tinsley Laboratories, Inc. The lease has an initial term of 20 years with two seven-year renewal options. Annual rent is $509,976 with annual increases based on a formula indexed to CPI.

     F. On October 15, 2002, the Company purchased land and building in San Diego, California for $30,096,836 and assumed an existing net lease with Overland Storage, Inc. ("Overland"). The lease has a remaining term through February 2014 with one five-year renewal option. Annual rent is $2,621,285 with stated increases beginning in March 2004 and every two years thereafter.

         In connection with the purchase of the Overland property, the Company obtained a limited recourse mortgage loan of $20,000,000 which is collateralized by a deed of trust and lease assignment. The loan provides for monthly payments of principal and interest of $122,234 at an annual interest rate of 6.18% based on a 30-year amortization schedule. The loan matures in August 2014, at which time a balloon payment is scheduled.

     G. On October 9, 2002, the Company purchased a property in Baton Rouge, Louisiana on which a building is being constructed on a build-to-suit basis and entered into a net lease with Rave Motion Pictures Baton Rouge, LLC. The lease obligations are unconditionally guaranteed by Rave Reviews Cinemas, LLC ("Rave Reviews"). The total purchase price including construction costs is estimated to be $11,555,239, with Rave Reviews having the obligation to fund any additional costs necessary to complete the project. Upon the earlier of completion or August 31,

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

         2003, a lease term of 20 years with two ten-year renewal terms will commence with annual rent of $1,285,607 if the entire estimated funding of the build-to-suit project is required. The lease provides for rent increases every two years based on a formula indexed to increases in the CPI.

     H. Properties acquired prior to September 30, 2002 are described as follows:

                                                                         ORIGINAL
                                                            INITIAL      MORTGAGE        ANNUAL
LEASE OBLIGOR:            COST            LOCATION        ANNUAL RENT    FINANCING    DEBT SERVICE     DATE ACQUIRED
--------------         -----------   ------------------   -----------   -----------   ------------   ------------------
Danka Office Imaging
  Company............  $23,810,133   St. Petersburg, FL   $3,060,000    $12,800,000    $  984,026    September 27, 2002
BE Aerospace, Inc....   15,470,072   Miami, FL             1,462,618     10,500,000       764,364    September 12, 2002
Hologic, Inc.(1).....   33,769,634   Bedford, MA           3,155,940             --            --       August 28, 2002
Foster Wheeler Realty
  Services, Inc......   47,015,707   Clinton, NJ           5,230,850     29,185,000     2,252,928       August 16, 2002
Trends Clothing
  Corp...............   14,869,110   Miami, FL             1,420,000      8,630,041       850,620         July 22, 2002
Fleming Companies,
  Inc................   53,870,063   Tulsa, OK             5,508,000     30,000,000     2,507,376         June 28, 2002
Advantis
  Technologies,
  Inc................   13,089,005   Alpharetta, GA        1,275,000      8,500,000       610,231         June 25, 2002
IntegraColor Ltd.....   12,356,020   Mesquite, TX          1,256,700      7,080,000       563,530         June 14, 2002
Racal Instruments,
  Inc................   13,455,497   Irvine, CA            1,301,929      9,500,000       732,600          May 21, 2002
Tower Automotives,
  Inc................   20,995,621   Auburn, IN;           2,355,875     12,022,870     1,056,624        April 10, 2002
                                     Buffton, OH and
                                     Milan, TN

---------------
(1) Subsequent to acquisition, a 36% interest was sold to an affiliate (see Note
    11).

11. EQUITY INVESTMENTS:

     In 2001, the Company and Corporate Property Associates 14 Incorporated ("CPA(R):14"), an affiliate, formed two limited partnerships which entered into net leases for 13 properties with Petsmart, Inc. ("Petsmart") and a limited partnership which entered into a net lease for three properties with Builders Firstsource, Inc. ("Builders First") with CPA(R):14 as the general partner. The Company initially purchased a 0.001% interest in the Petsmart limited partnerships and a 1% interest in the Builders First partnership at the time the properties were acquired. In February 2002, the Company increased its ownership interests in the Petsmart and Builders First limited partnerships to 30% and 40%, respectively, in accordance with the limited partnership agreements. On February 28, 2002, the Company satisfied the conditions for increasing its interests and paid $10,961,939 to CPA(R):14 to purchase the additional ownership interests in the Petsmart and Builders First limited partnerships. The amounts paid to CPA(R):14 were based on the fair value of the underlying properties, less mortgage debt and reimbursements of $626,820, representing its share of structuring and acquisition fees. The reimbursement is equal to the fee that the Company would have incurred if it had purchased 30% and 40% interests when the Petsmart and Builders First properties were acquired.

     On December 17, 2002, the Company sold 36% of its interest in two properties leased to Hologic, Inc. ("Hologic") to W. P. Carey, an affiliate. The Company's remaining 64% interest is accounted for under the equity method as the Hologic properties are a jointly controlled tenancy-in-common. The

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED amount paid to the Company was based on the fair value of the Hologic properties. No gain or loss was recognized on this transaction.

     On December 26, 2002, the Company and CPA(R):14 and CPA(R):12, through three newly-formed limited partnerships entered into net leases for seven properties with TruServ Corporation, of which the Company's interests are 50%.

     The interests in the partnerships are accounted for under the equity method as the Company's ownership interests are 50% or less and the Company exercises significant influence, but does not control.

     Distributions and allocations of income or loss from the equity investees are based on ownership percentages, and no fees are paid by the Company or the partnerships to any of the general partners of the limited partnerships.

     Summarized combined financial information of the equity investees is as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
(IN THOUSANDS)
Assets (primarily real estate)..............................    $255,845       $87,325
Liabilities (primarily mortgage notes payable)..............     102,022        43,824
Partners' capital...........................................     153,823        43,501

                                                                          FOR THE PERIOD
                                                                          FROM INCEPTION
                                                                        (FEBRUARY 26, 2001)
                                                          YEAR ENDED          THROUGH
                                                         DECEMBER 31,      DECEMBER 31,
                                                             2002              2001
                                                         ------------   -------------------
Revenues (primarily rental revenues)...................    $10,795             $ 681
Expenses (primarily interest on mortgages and
  depreciation)........................................     (6,064)             (491)
                                                           -------             -----
Net income.............................................    $ 4,731             $ 190
                                                           =======             =====

12. SEGMENT INFORMATION:

     The Company has determined that it operates in one business segment with domestic and foreign investments. The Company acquired its first foreign real estate investments in December 2002 and has investments in France.

     For 2002, geographic information for the real estate operations segment is as follows:

                                                 DOMESTIC       FOREIGN         TOTAL
                                               ------------   ------------   ------------
Revenues.....................................  $ 13,945,821   $    447,818   $ 14,393,639
Expenses.....................................     9,211,308        394,128      9,605,436
Income from equity investments...............     1,066,835             --      1,066,835
Net operating income.........................     5,713,235         53,690      5,766,925
Total assets.................................   633,824,101    172,474,394    806,298,495
Total long-lived assets......................   514,307,995    159,650,666    673,958,661

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

13. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The Company estimates that the fair value of mortgage notes payable at December 31, 2002 was $375,012,000. The fair value of debt instruments was evaluated using discounted cash flow model with rates which take into account the credit of the tenants and interest rates risks.

14. ACCOUNTING PRONOUNCEMENTS:

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangibles," which establish accounting and reporting standards for business combinations and certain assets and liabilities acquired in business combinations.

     SFAS No. 141 requires that all business combinations and asset acquisitions be accounted for under the purchase method, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. Use of the pooling-of-interests method for business combinations is no longer permitted. The adoption of SFAS No. 141 did not have a material effect on the Company's financial statements.

     SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and indefinite-lived intangible assets are no longer amortized but are tested for impairment at least annually. Intangible assets acquired and liabilities assumed in business combinations are only amortized if such assets and liabilities are capable of being separated or divided and sold, transferred, licensed, rented or exchanged or arise from contractual or legal rights (including leases), and are amortized over their useful lives. The adoption of SFAS No. 142 on January 1, 2002 did not have a material effect on the Company's financial statements.

     In June 2001, FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 was issued to establish standards for the recognition and measurement of an asset retirement obligation. SFAS No. 143 requires retirement obligations associated with tangible long-lived assets to be recognized at fair value as the liability is incurred with a corresponding increase in the carrying amount of the related long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial statements.

     In October 2001, FASB issued SFAS No. 144 "Accounting for the Impairment of Long-Lived Assets" which addresses the accounting and reporting for the impairment and disposal of long-lived assets and supercedes SFAS No. 121 while retaining SFAS No. 121's fundamental provisions for the recognition and measurement of impairments. SFAS No. 144 removes goodwill from its scope, provides for a probability-weighted cash flow estimation approach for analyzing situations in which alternative courses of action to recover the carrying amount of long-lived assets are under consideration and broadens that presentation of discontinued operations to include a component of an entity. The adoption of SFAS No. 144 on January 1, 2002 did not have a material effect on the Company's financial statements; however, the revenues and expenses relating to an asset held for sale or sold will be presented as a discontinued operation for all periods presented. The provisions of SFAS No. 144 are effective for disposal activities initiated by the Company's commitment to a plan of disposition after the date of adoption (January 1, 2002).

     In May 2002, FASB issued SFAS No. 145 "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections" which eliminates the requirement that gains and losses from the extinguishment of debt be classified as extraordinary items unless it can be considered unusual in nature and infrequent in occurrence. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002. Early adoption is permitted. Upon adoption, the Company will no longer

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED classify gains and losses for the extinguishment of debt as extraordinary items and will adjust comparative periods presented. The Company has not elected early adoption.

     In June 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect SFAS No. 146 to have a material effect on the Company's financial statements.

     In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions" which amends SFAS No. 72, SFAS No. 144 and FASB Interpretation No. 9. SFAS No. 147 provides guidance on the accounting for the acquisitions of certain financial institutions and includes long-term customer relationships as intangible assets within the scope of SFAS No. 144. The Company does not expect SFAS No. 147 to have a material effect on its financial statements.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amends SFAS No. 123, Accounting for Stock Based Compensation. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based compensation (i.e., recognition of a charge for issuance of stock options in the determination of income.). However, SFAS No. 148 does not permit the use of the original SFAS No. 123 prospective method of transition for changes to the fair value based method made in fiscal years beginning after December 15, 2003. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation, description of transition method utilized and the effect of the method used on reported results. The transition and annual disclosure provisions of SFAS No. 148 are to be applied for fiscal years ending after December 15, 2002. The Company does not have any employees nor any stock-based compensation plans.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," ("FIN 45") which changes the accounting for, and disclosure of certain guarantees. Beginning with transactions entered into after December 31, 2002, certain guarantees are required to be recorded at fair value, which is different from prior practice, under which a liability was recorded only when a loss was probable and reasonably estimable. In general, the change applies to contracts or indemnification agreements that contingently require the Company to make payments to a guaranteed third-party based on changes in an underlying asset, liability, or an equity security of the guaranteed party. The accounting provisions only apply for certain new transactions entered into or existing guarantee contracts modified after December 31, 2002. The adoption of the accounting provisions of FIN 45 is not expected to have a material effect on the Company's financial statements.

     On January 17, 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), the primary objective of which is to provide guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model applies when either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without additional financial support. In addition, FIN 46 requires both the

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED primary beneficiary and all other enterprises with a significant variable interest in a VIE to make additional disclosures. The transitional disclosures requirements will take effect almost immediately and are required for all financial statements initially issued after January 31, 2003. The Company is assessing the impact of this interpretation on its accounting for its investments in unconsolidated joint ventures; however, it does not believe that any of its investments will be classified as VIEs.

15. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                               THREE MONTHS ENDED
                                              -----------------------------------------------------
                                              MARCH 31,    JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                2002         2002          2002            2002
                                              ---------   ----------   -------------   ------------
Revenues....................................  $116,637    $1,182,772    $4,813,187      $8,281,043
Expenses....................................   120,863       759,017     3,102,135       5,623,420
Net income..................................   108,808       739,230     2,022,688       2,896,200
Net income per share --
  Basic and diluted.........................       .03           .06           .08             .08
Dividends declared per share................     .1499         .1513         .1525           .1537

                                                                   THREE MONTHS ENDED
                                                              ----------------------------
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2001
                                                              -------------   ------------
Revenues....................................................     $1,118         $  1,186
Expenses....................................................         --           71,138
Net income (loss)...........................................      1,118          (69,952)
Basic earnings per share
  Basic and diluted.........................................        .06            (3.48)
Dividends declared per share................................         --               --

     The Company had no activity from the period of inception (February 26, 2001) to June 30, 2001.

16. SUBSEQUENT EVENTS:

     A. On January 28, 2003, the Company purchased land in Birmingham, United Kingdom for $9,038,000 and entered into a build-to-suit commitment and a net lease with Insulated Structures, Ltd. ("ISL"). The total cost for the ISL facility is estimated to amount to approximately $22,000,000. Upon completion, a lease with an initial term of 30 years will commence. Annual rent under the lease is L1,033,330 (approximately $1,650,000) with annual rent increases of 2%.

     B. On February 7, 2003, the Company, CPA(R):12 and CPA(R):14, through a newly-formed limited liability company with ownership interests of 44%, 41% and 15%, respectively purchased land and 15 health club facilities for $178,010,471 and entered into a master net lease with Starmark Camhood, L.L.C. ("Starmark"). The lease obligations of Starmark are jointly unconditionally guaranteed by seven of its affiliates.

         The Starmark lease provides for an initial lease term of 20 years with three ten-year renewal terms. Annual rent is initially $18,272,400 with CPI-based increases scheduled in November 2006, 2010, 2014, 2018 and 2021. $167,400 of annual rent will not be included in the determination of the future rent increases.

         In connection with the purchase, the limited liability company obtained first mortgage limited recourse financing of $88,300,000 and a mezzanine loan of $20,000,000. The first mortgage

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED provides for monthly payments of interest and principal of $563,936 at an annual interest rate of 6.6% and based on a 30-year amortization schedule. The loan matures in March 2013 at which time a balloon payment is scheduled. The mezzanine loan provides for monthly payments of interest and principal of $277,201 at an annual interest rate of 11.15% and will fully amortize over its ten-year term.

        The limited liability company was granted 5,276 warrants for Class C Unit interests in Starmark and represent a 5% interest in the Company. The warrants which may be exercised at any time through February 7, 2023 at an exercise price of $430 per unit. The warrant agreement does not provide for a cashless exercise of units.

     C. On February 12, 2003, the Company purchased land and buildings in Chattanooga, Tennessee for $6,544,503 and entered into a master net lease with Waddington North America Business Trust. The lease obligations are unconditionally guaranteed by WNA American Plastic Industries, Inc. The lease has an initial term of 19 years with two ten-year renewal options. Annual rent is $637,500 with increases every three years based on a formula indexed to the CPI and capped at 3%.

     D. On February 25, 2003, the Company purchased land and buildings in Mooresville, North Carolina for $15,602,094 and entered into a lease agreement with Polar Plastics (NC), Inc. at an annual rent of $1,460,200. The lease has an initial term of 20 years with two ten-year renewal options and CPI-based rent increases every three years.

        In connection with the purchase of the properties, the Company obtained $9,500,000 of limited recourse mortgage financing collateralized by a deed of trust and a lease assignment. The loan provides for monthly payments of interest and principal of $69,826 at an annual interest rate of 6.32% and will fully amortize over 20 years.

     E. Two proposed transactions have been approved by the Investment Committee of the Advisor and are currently subject to negotiations with the proposed lessees. There is no assurance that these acquisitions will be completed, and, if completed that the actual terms will not differ from the proposed terms.

        The Company is seeking to purchase land and building in Yardley, Pennsylvania for $24,250,000 and to enter into a net lease with MediMedia USA, Inc. The lease, as proposed, would have an initial lease term of fifteen years. Annual rent would initially be approximately $2,135,000 with stated increases of 10.4% every five years. In the event that the purchase of the property is completed, the Company intends to seek limited recourse mortgage financing of approximately $14,500,000.

        The Company is seeking to purchase land in Birmingham, Alabama and enter into a build-to-suit commitment and a net lease with Oxford Automotive Alabama, Inc.. The estimated total costs of the project, including the purchase of the land, are $15,707,000. The lease, as proposed, would have an initial lease term of fifteen years. Annual rent would initially be approximately $1,575,000 with rent increases every three years based on a formula indexed to changes in the CPI. The Company intends to obtain financing upon the completion of construction.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 2002

                                                       INITIAL COST TO COMPANY
                                      ----------------------------------------------------------
                                                                                      COSTS
                                                                                   CAPITALIZED
                                                                                  SUBSEQUENT TO     INCREASES IN
DESCRIPTION                           ENCUMBRANCES      LAND        BUILDINGS     ACQUISITION(A)   INVESTMENT(B)
-----------                           ------------      ----        ---------     --------------   -------------
Operating Method:
Industrial facilities leased to
 Tower Automotive, Inc. ............  $11,975,923    $ 1,180,000   $ 19,815,621    $    16,543
Office facility leased to Racal
 Instruments, Inc. .................    3,418,441      4,930,000
Office facility leased to Advantis
 Technologies, Inc. ................    8,491,506      1,750,000     11,339,005
Distribution and warehouse facility
 leased to Fleming Companies,
 Inc. ..............................   29,886,354      1,000,000     52,870,063         16,378
Distribution and warehouse facility
 leased to Trends Clothing Corp. ...    8,558,719      3,800,000     11,069,110         33,983
Leasehold interest in office
 facility leased to Foster Wheeler,
 Ltd. ..............................   29,113,434                    47,015,707          3,164
Industrial facility leased to BE
Aerospace, Inc. ....................   10,489,765      6,600,000      8,870,072         40,192
Office facilities leased to Danka
 Office Imaging Company.............   12,800,000      1,750,000      7,408,115
Office, light engineering and
 warehouse facilities leased to
 Overland Strorage, Inc. ...........   19,980,766      8,050,000     22,046,836         24,257
Warehouse, distribution and office
 facilities leased to SSG
Precision Optronics, Inc. ..........                     870,000      4,097,653
Assisted-living facilities leased to
 Medica-France, SA..................   35,642,200      5,329,401     35,001,068      2,932,572       $2,071,238
Office facilities leased to Clear
 Channel Communications, Inc. ......   85,000,000     48,000,000    104,041,885      2,668,236
Warehouse and distribution
 facilities leased to Carrefour
 France, SA and Carrefour
 Hypermarches France, SA............   88,312,986     11,249,761     95,122,572      5,545,902        2,546,807
Warehouse, distribution and office
 facilities leased to Meadowbrook
 Meat Company, Inc. ................   18,000,000      3,440,000     26,975,009
                                      ------------   -----------   ------------    -----------       ----------
                                      $361,670,094   $97,949,162   $445,672,716    $11,281,227       $4,618,045
                                      ============   ===========   ============    ===========       ==========

                                                     GROSS AMOUNT AT WHICH CARRIED
                                                         AT CLOSE OF PERIOD(D)
                                      -----------------------------------------------------------

                                                                                    ACCUMULATED
DESCRIPTION                              LAND        BUILDINGS        TOTAL       DEPRECIATION(D)     DATE ACQUIRED
-----------                              ----        ---------        -----       ---------------     -------------
Operating Method:
Industrial facilities leased to
 Tower Automotive, Inc. ............  $ 1,180,000   $ 19,832,164   $ 21,012,164     $  351,035          April 10, 2002
Office facility leased to Racal
 Instruments, Inc. .................    4,930,000                     4,930,000                           May 21, 2002
Office facility leased to Advantis
 Technologies, Inc. ................    1,750,000     11,339,005     13,089,005        153,549           June 25, 2002
Distribution and warehouse facility
 leased to Fleming Companies,
 Inc. ..............................    1,000,000     52,886,441     53,886,441        715,991           June 28, 2002
Distribution and warehouse facility
 leased to Trends Clothing Corp. ...    3,800,000     11,103,093     14,903,093        127,337           July 22, 2002
Leasehold interest in office
 facility leased to Foster Wheeler,
 Ltd. ..............................                  47,018,871     47,018,871        440,776         August 16, 2002
Industrial facility leased to BE
Aerospace, Inc. ....................    6,600,000      8,910,264     15,510,264         64,971      September 12, 2002
Office facilities leased to Danka
 Office Imaging Company.............    1,750,000      7,408,115      9,158,115         54,018      September 27, 2002
Office, light engineering and
 warehouse facilities leased to
 Overland Strorage, Inc. ...........    8,050,000     22,071,093     30,121,093        114,945        October 15, 2002
Warehouse, distribution and office
 facilities leased to SSG
Precision Optronics, Inc. ..........      870,000      4,097,653      4,967,653         12,805       November 20, 2002
Assisted-living facilities leased to
 Medica-France, SA..................    5,584,549     39,749,730     45,334,279         41,405        December 4, 2002
Office facilities leased to Clear
 Channel Communications, Inc. ......   48,000,000    106,710,121    154,710,121        111,156       December 12, 2002
Warehouse and distribution
 facilities leased to Carrefour
 France, SA and Carrefour
 Hypermarches France, SA............   11,505,760    102,959,282    114,465,042        107,249       December 27, 2002
Warehouse, distribution and office
 facilities leased to Meadowbrook
 Meat Company, Inc. ................    3,440,000     26,975,009     30,415,009         28,099       December 31, 2002
                                      -----------   ------------   ------------     ----------
                                      $98,460,309   $461,060,841   $559,521,150     $2,323,336
                                      ===========   ============   ============     ==========


                                       LIFE ON WHICH
                                      DEPRECIATION IN
                                      LATEST STATEMENT
                                         OF INCOME
DESCRIPTION                             IS COMPUTED
-----------                           ----------------
Operating Method:
Industrial facilities leased to
 Tower Automotive, Inc. ............      40 years
Office facility leased to Racal
 Instruments, Inc. .................
Office facility leased to Advantis
 Technologies, Inc. ................      40 years
Distribution and warehouse facility
 leased to Fleming Companies,
 Inc. ..............................      40 years
Distribution and warehouse facility
 leased to Trends Clothing Corp. ...      40 years
Leasehold interest in office
 facility leased to Foster Wheeler,
 Ltd. ..............................      40 years
Industrial facility leased to BE
Aerospace, Inc. ....................      40 years
Office facilities leased to Danka
 Office Imaging Company.............      40 years
Office, light engineering and
 warehouse facilities leased to
 Overland Strorage, Inc. ...........      40 years
Warehouse, distribution and office
 facilities leased to SSG
Precision Optronics, Inc. ..........      40 years
Assisted-living facilities leased to
 Medica-France, SA..................      40 years
Office facilities leased to Clear
 Channel Communications, Inc. ......      40 years
Warehouse and distribution
 facilities leased to Carrefour
 France, SA and Carrefour
 Hypermarches France, SA............      40 years
Warehouse, distribution and office
 facilities leased to Meadowbrook
 Meat Company, Inc. ................      40 years

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 2002

                                                                                                         GROSS AMOUNT AT
                                                                       COSTS                              WHICH CARRIED
                                        INITIAL COST TO COMPANY     CAPITALIZED                       AT CLOSE OF PERIOD(D)
                                        ------------------------   SUBSEQUENT TO    INCREASE IN NET   ---------------------
DESCRIPTION              ENCUMBRANCES      LAND       BUILDINGS    ACQUISITION(A)    INVESTMENT(B)            TOTAL
-----------              ------------   ----------   -----------   --------------   ---------------           -----
Direct Financing
  Method:
Office facility leased
  to Racal Instruments,
  Inc. ................  $ 6,058,212                 $ 8,525,497      $69,300          $142,221            $ 8,737,018
Distribution and
  warehouse facility
  leased to
  IntegraColor Ltd. ...    7,059,216    $1,513,400    10,842,621                                            12,356,021
                         -----------    ----------   -----------      -------          --------            -----------
                         $13,117,428    $1,513,400   $19,368,118      $69,300          $142,221            $21,093,039
                         ===========    ==========   ===========      =======          ========            ===========


DESCRIPTION                DATE ACQUIRED
-----------              ------------------
Direct Financing
  Method:
Office facility leased
  to Racal Instruments,
  Inc. ................        May 21, 2002
Distribution and
  warehouse facility
  leased to
  IntegraColor Ltd. ...       June 14, 2002

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

       NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

(a) Consists of the costs of improvements subsequent to purchase and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

(b) The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received and foreign currency translation adjustments.

(c) At December, 2002, the aggregate cost of real estate owned by CPA(R):15 and its subsidiaries for Federal income tax purposes is $465,033,000.

(d)

                                                               RECONCILIATION OF REAL ESTATE ACCOUNTED
                                                                   FOR UNDER THE OPERATING METHOD
                                                                          DECEMBER 31, 2002
                                                               ---------------------------------------
Balance at beginning of year................................                          --
Additions...................................................                $588,387,050
Disposition.................................................                 (11,614,766)
Reclassification to equity investment.......................                 (21,869,179)
Foreign currency translation adjustment.....................                   4,618,045
                                                                            ------------
Balance at December 31, 2002................................                $559,521,150
                                                                            ============

                                                               RECONCILIATION OF ACCUMULATED DEPRECIATION
                                                                           DECEMBER 31, 2002
                                                               ------------------------------------------
Balance at beginning of year................................                           --
Depreciation expense........................................                   $2,569,741
Reclassification to equity investment.......................                     (247,910)
Foreign currency translation adjustment.....................                        1,505
                                                                               ----------
Balance at December 31, 2002................................                   $2,323,336
                                                                               ==========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                              MARCH 31, 2003    DECEMBER 31, 2002
                                                              ---------------   ------------------
                                                                (UNAUDITED)           (NOTE)
                                                              (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                             ASSETS:
Land and buildings, net of accumulated depreciation of
  $5,302 and $2,323 at March 31, 2003 and December 31,
  2002......................................................    $  581,200           $557,198
Net investment in direct financing leases...................        33,783             21,093
Real estate under construction..............................        53,043             20,061
Equity investments..........................................        91,974             75,606
Cash and cash equivalents...................................       213,814             94,762
Deferred offering costs.....................................         6,676              6,815
Other assets................................................        32,392             30,763
                                                                ----------           --------
     Total assets...........................................    $1,012,882           $806,298
                                                                ==========           ========

                    LIABILITIES, MINORITY INTEREST, AND SHAREHOLDERS' EQUITY:
Liabilities:
Limited recourse mortgage notes payable.....................    $  394,309           $374,787
Notes payable...............................................         3,816              3,705
Accrued interest............................................         1,458                991
Due to affiliates...........................................         8,104              7,622
Accounts payable and accrued expenses.......................         8,070              5,910
Prepaid rental income and security deposits.................        20,140             15,494
Deferred acquisition fees payable to affiliate..............        15,436             13,012
Dividends payable...........................................         8,259              5,789
                                                                ----------           --------
     Total liabilities......................................       459,592            427,310
                                                                ----------           --------
Minority interest...........................................        40,647             28,193
                                                                ----------           --------
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par value; authorized 120,000,000
  shares; issued and outstanding, 57,755,898 and 39,966,488
  at March 31, 2003 and December 31, 2002...................            58                 40
Additional paid-in capital..................................       520,362            355,964
Dividend in excess of accumulated earnings..................        (9,037)            (6,270)
Accumulated other comprehensive income......................         1,260              1,061
                                                                ----------           --------
     Total shareholders' equity.............................       512,643            350,795
                                                                ----------           --------
     Total liabilities, minority interest and shareholders'
       equity...............................................    $1,012,882           $806,298
                                                                ==========           ========



     The accompanying notes are an integral part of the condensed consolidated financial statements.



     Note:The balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED


            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                                                               THREE MONTHS ENDED MARCH
                                                                          31,
                                                              ---------------------------
                                                                  2003           2002
                                                              ------------    -----------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                AND PER SHARE AMOUNTS)
Revenues:
  Rental income.............................................  $    13,847
  Interest income from direct financing leases..............          598
  Interest and other income.................................        1,428     $      117
                                                              -----------     ----------
                                                                   15,873            117
                                                              -----------     ----------
Expenses:
  Interest..................................................        5,429              3
  Depreciation..............................................        2,968             --
  General and administrative................................        1,268             96
  Property expenses.........................................        2,996             22
                                                              -----------     ----------
                                                                   12,661            121
                                                              -----------     ----------
     Income before minority interest, equity investments and
      gain on sale..........................................        3,212             (4)
Minority interest in income.................................         (765)            --
Income from equity investments..............................        2,068            113
                                                              -----------     ----------
     Income before gain on sale.............................        4,515            109
Gain on sale................................................          977             --
                                                              -----------     ----------
     Net income.............................................  $     5,492     $      109
                                                              ===========     ==========
Basic and diluted earnings per share........................  $       .14     $      .03
                                                              ===========     ==========
Weighted average shares outstanding -- basic and diluted....   40,779,669      3,208,701
                                                              ===========     ==========



   The accompanying notes are an integral part of the condensed consolidated financial statements.

     CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)



                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                               2003     2002
                                                              -------   -----
                                                              (IN THOUSANDS)
Net income..................................................  $5,492    $109
                                                              ------    ----
Other comprehensive income:
  Change in foreign currency translation adjustment.........     199      --
                                                              ------    ----
Other comprehensive income..................................     199      --
                                                              ------    ----
  Comprehensive income......................................  $5,691    $109
                                                              ======    ====



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2003        2002
                                                              --------    --------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $  5,492    $    109
  Adjustments to reconcile net income to net cash provided
     by operating activities:...............................                    --
     Depreciation and amortization of financing costs.......     3,013          --
     Equity income in excess of distributions received......      (601)         --
     Straight-line rent adjustments.........................    (1,094)         --
     Gain on sale...........................................      (977)         --
     Provision for uncollected rents........................        22          --
     Fees paid to affiliate by issuance of stock............       419          --
     Minority interest in income............................       765          --
     Decrease in other assets...............................       364          --
     Increase in accrued interest...........................       467          --
     Increase in accounts payable and accrued expenses......       539          54
     Increase in due to affiliates(a).......................       621          32
     Increase in prepaid rent and security deposits.........     4,399          --
                                                              --------    --------
       Net cash provided by operating activities............    13,429         195
                                                              --------    --------
Cash flows from investing activities:
  Distributions from equity investments in excess of equity
     income.................................................       132         307
  Acquisitions of real estate and equity investments and
     other capitalized costs................................   (91,814)    (10,886)
  Distribution of mortgage financing from equity
     investees..............................................    12,460          --
                                                              --------    --------
       Net cash used in investing activities................   (79,222)    (10,579)
                                                              --------    --------
Cash flows from financing activities:
  Proceeds from issuance of stock, net of costs of raising
     capital................................................   164,047      70,257
  Dividends paid............................................    (5,789)         --
  Proceeds from mortgages(b)................................    16,330          --
  Mortgage principal payments...............................    (1,209)         --
  Deferred financing costs and mortgage deposits, net of
     deposits refunded......................................       223          --
  Capital contributions from minority partner...............    11,916          --
  Distributions paid to minority partners...................      (798)         --
                                                              --------    --------
       Net cash provided by financing activities............   184,720      70,257
                                                              --------    --------
  Effect of exchange rates on cash..........................       125          --
                                                              --------    --------
       Net increase in cash and cash equivalents............   119,052      59,873
Cash and cash equivalents, beginning of period..............    94,762         188
                                                              --------    --------
     Cash and cash equivalents, end of period...............  $213,814    $ 60,061
                                                              ========    ========



     Noncash operating and financing activities:



     (a)Increase in due to affiliates excludes amounts which relate to the raising of capital (financing activities) pursuant to the Company's public offering.


     (b)Net of $670 held by lenders to fund escrow accounts.


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



NOTE 1. BASIS OF PRESENTATION:



     The accompanying unaudited condensed consolidated financial statements of Corporate Property Associates 15 Incorporated ("CPA(R):15") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to
Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim period presented have been included. The results of operations for the interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.



NOTE 2. ORGANIZATION AND OFFERING:



     The Company was formed on February 26, 2001 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning property net leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management Corp. (the "Advisor"), a wholly-owned subsidiary of W. P. Carey & Co. LLC.



     On April 2, 2001, the Advisor purchased 20,000 shares of common stock for $200 as the initial shareholder of the Company. An initial offering of the Company's shares which commenced on November 7, 2001 concluded on November 20, 2002, at which time the Company had issued an aggregate of 39,954,941 shares ($399,549). Since December 31, 2002, the Company commenced a second offering (the "Offering") for a maximum of an additional 69,000,000 shares of common stock. The shares are being offered to the public on a "best efforts" basis at a price of $10 per share. As of March 31, 2003, the Company has issued 17,663,181 shares ($176,632) from the Offering. Since March 31, 2003 an additional 11,933,357 shares $119,334 have been issued.



NOTE 3. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES:



     The Company's asset and management fees are payable to the Advisor, each of which is 1/2 of 1% of Average Invested Assets, as defined in the Advisory Agreement. The performance fee is subordinated to the Preferred Return, a cumulative non-compounded dividend return of 6%. The Preferred Return was met in 2002. The Advisor has elected at its option to receive the performance fee in restricted shares of common stock of the Company rather than cash. The Advisor is also reimbursed for the actual cost of personnel needed to provide administrative services necessary to the operation of the Company. For the three months ended March 31, 2003 and 2002, the Company incurred asset management fees of $848 and $11, respectively, with performance fees in like amount. For the three months ended March 31, 2003 and 2002, the Company incurred personnel reimbursements of $189 and $0, respectively.



     Fees are payable to the Advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in equal annual installments over no less than four years following the first anniversary of the date a property was purchased. Such deferred fees are only payable if the Preferred Return has been met. The unpaid portion of the deferred fees bears interest at an annual rate of 6% from the date of acquisition of a property until paid. For transactions that were completed in the three months ended March 31, 2003, current and deferred fees were $4,319 and $3,455, respectively.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

NOTE 4. COMMITMENTS AND CONTINGENCIES:



     The Company is liable for certain expenses of the Offering described in the Prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company is reimbursing Carey Financial Corporation ("Carey Financial") or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's employees or those of one of its affiliates relating to the Offering. Total underwriting compensation with respect to the Offering may not exceed 10% of gross proceeds of the Offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions to Carey Financial with respect to Shares held by selected dealers) which exceed 4% of the gross proceeds of the offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering. The total of these costs paid by the Advisor was $15,503 through March 31, 2003, of which the Company has reimbursed $8,827.



NOTE 5. LEASE REVENUES:



     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of the leasing revenues for the three-month periods ended March 31, 2003 and 2002 are as follows:



                                                               2003     2002
                                                              -------   ----
Per Statements of Income:
  Rental income.............................................  $13,847
  Interest income from direct financing leases..............      598
Adjustment:
  Share of leasing revenue applicable to minority
     interest...............................................   (1,708)
  Share of leasing revenue from equity investments..........    4,246   $256
                                                              -------   ----
                                                              $16,983   $256
                                                              =======   ====

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     For the three-month periods ended March 31, 2003 and 2002, the Company earned its net leasing revenues from its investments from the following lease obligors:



                                                               2003      %    2002    %
                                                              -------   ---   ----   ---
Carrefour France, SA(b).....................................  $ 2,520    15
Clear Channel Communications, Inc.(b).......................    2,123    13
TruServ Corporation(a)......................................    1,805    11
Fleming Companies, Inc. ....................................    1,377     8
Foster Wheeler, Inc. .......................................    1,309     8
Starmark Camhood, L.L.C.(a).................................    1,175     7
Medica - France, SA(b)......................................      954     6
Meadowbrook Meat Company....................................      752     4
Overland Storage, Inc. .....................................      748     4
Petsmart, Inc.(a)...........................................      623     4   $208    81
Tower Automotive, Inc. .....................................      589     3
Hologic, Inc.(a)............................................      505     3
BE Aerospace, Inc. .........................................      407     2
Racal Instruments, Inc. ....................................      390     2
Trends Clothing Corp. ......................................      355     2
Advantis Technologies, Inc. ................................      319     2
IntegraColor, Ltd. .........................................      314     2
Danka Office Imaging Company................................      218     1
Polar Plastics, Inc. .......................................      140     1
Builders Firstsource, Inc.(a)...............................      138     1     48    19
SSG Precision Optronics, Inc. ..............................      127     1
WNA American Plastics Industries, Inc. .....................       81    --
Pemstar, Inc. ..............................................       14    --
                                                              -------   ---   ----   ---
                                                              $16,983   100%  $256   100%
                                                              =======   ===   ====   ===


---------------


(a)Represents the Company's proportionate share of lease revenues from its equity investments (see Note 6).



(b)Net of amounts applicable to minority interest.



     For the three-month period ended March 31, 2003, lessees were responsible for the direct payment of approximately $776 of real estate taxes on behalf of the Company.



NOTE 6. EQUITY INVESTMENTS:



     The Company owns interests in properties leased to corporations through equity interests in (i) various partnerships and limited liability companies in which its ownership interests are 50% or less and the Company exercises significant influence, and (ii) as tenants-in-common subject to common control. The ownership interests range from 30% to 64%. All of the underlying investments are owned with affiliates that have similar investments objectives as the Company. The lessees are Petsmart, Inc.; Builders FirstSource, Inc.; TruServ Corporation; Hologic, Inc. and Starmark Camhood LLC ("Starmark"). The interest in Starmark was purchased in February 2003 and is described in Note 8.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     Summarized combined financial information of the equity investees is as follows:



                                                              MARCH 31, 2003   DECEMBER 31, 2002
                                                              --------------   -----------------
                                                                        (In thousands)
Assets (primarily real estate)..............................     $443,096          $255,845
Liabilities (primarily mortgage notes payable)..............      248,502           102,022
Partners' and members' equity...............................      194,594           153,823



                                                               THREE MONTHS
                                                              ENDED MARCH 31,
                                                              ---------------
                                                               2003     2002
                                                              ------   ------
Revenues (primarily rental revenues)........................  $9,492   $2,076
Expenses (primarily interest on mortgages and
  depreciation).............................................   5,009    1,208
                                                              ------   ------
Net income..................................................  $4,483   $  868
                                                              ======   ======



NOTE 7. DIVIDENDS PAYABLE:



     During the quarter ended March 31, 2003, dividends were declared to shareholders of record as of March 28, March 29, and March 31, 2003. Each declaration was for $.05167 per share and was paid in April 2003 ($8,259).



NOTE 8. ACQUISITIONS OF REAL ESTATE:



     A. On March 28, 2003, the Company purchased land in McCalla, Alabama for $3,813 and entered into construction agency and net lease agreements with Oxford Automotive Alabama, Inc. ("Oxford"). The construction and lease obligations are unconditionally guaranteed by Oxford Automotive, Inc., Oxford's parent company. The total cost of the build-to-suit project is estimated to amount to approximately $15,707. Upon the earlier of completion or March 1, 2004, a lease with an initial term of 15 years will commence followed by options for two ten-year renewal terms. To the extent that all project costs are incurred, annual rent will be $1,575 and will be reduced by 10.5% of amounts that are less than the estimated project cost. The lease provides for rent increases every three years based on a formula indexed to increases in the Consumer Price Index ("CPI").



     B. On March 28, 2003, the Company purchased land and buildings in Rochester, Minnesota for $12,565 and entered into a lease agreement with Pemstar, Inc. at an annual rent of $1,278. The lease has an initial term of 20 years with two ten-year renewal options and stated annual rent increases of 2%. In connection with the purchase of the property, the Company obtained $7,500 of limited recourse mortgage financing collateralized by a mortgage and a lease assignment. The loan provides for monthly payments of interest and principal of $55 at an annual interest rate of 6.36% and will fully amortize over 20 years.



     C. On March 20, 2003, the Company purchased land in Miami, Florida for $15,423, including certain capitalized costs, and entered into construction agency and net lease agreements with Transworld Center, Inc. ("Transworld"). The construction and lease obligations are unconditionally guaranteed by nine of its affiliates. The total cost of the build-to-suit project is estimated to amount to approximately $21,000. Upon the earlier of completion or October 31, 2003, a lease with an initial term of 20 years will commence followed by options for two ten-year renewal terms. To the extent that all project costs are incurred, annual rent will be $2,258 and will be reduced by 10.75% of amounts that are less then the estimated project cost. The lease provides for rent increases every two years based on a formula indexed to increases in the CPI.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     D.On February 25, 2003, the Company purchased land and buildings in Mooresville, North Carolina for $15,602 and entered into a lease agreement with Polar Plastics (NC), Inc. ("Polar") at an annual rent of $1,460. The lease obligations are unconditionally guaranteed by Polar Plastics, Inc., Polar's parent company. The lease has an initial term of 20 years with two ten-year renewal options and CPI-based rent increases every three years. In connection with the purchase of the properties, the Company obtained $9,500 of limited recourse mortgage financing collateralized by a deed of trust and a lease assignment. The loan provides for monthly payments of interest and principal of $70 at an annual interest rate of 6.32% and will fully amortize over 20 years.



     E. On February 12, 2003, the Company purchased land and buildings in Chattanooga, Tennessee for $6,545 and entered into a master net lease with Waddington North America Business Trust. The lease obligations are unconditionally guaranteed by WNA American Plastic Industries, Inc. The lease has an initial term of 19 years with two ten-year renewal options. Annual rent is $637 with increases every three years based on a formula indexed to the CPI and capped at 3%.



     F. On February 7, 2003, the Company and two affiliates, Corporate Property Associates 12 Incorporated ("CPA(R):12") and Corporate Property Associates 14 Incorporated, through a newly-formed limited liability company with ownership interests of 44%, 15% and 41%, respectively, purchased land and 15 health club facilities for $178,010 and entered into a master net lease with Starmark. The lease obligations of Starmark are jointly and unconditionally guaranteed by seven of its affiliates.



       The Starmark lease provides for an initial lease term of 20 years with three ten-year renewal terms. Annual rent is initially $18,272 with CPI-based increases scheduled in November 2006, 2010, 2014, 2018 and 2021.



       In connection with the purchase, the limited liability company obtained first mortgage limited recourse financing of $88,300 and a mezzanine loan of $20,000. The first mortgage provides for monthly payments of interest and principal of $564 at an annual interest rate of 6.6% and based on a 30-year amortization schedule. The loan matures in March 2013 at which time a balloon payment is payable. The mezzanine loan provides for monthly payments of interest and principal of $277 at an annual interest rate of 11.15% and will fully amortize over its ten-year term.



       The limited liability company was granted warrants for Class C Unit interests in Starmark. If exercised, the Unit interests would represent a 5% interest in Starmark as of the date of grant. The warrants may be exercised at any time through February 7, 2023 at an exercise price of $430 per unit.



     G.On January 28, 2003, the Company purchased land in Birmingham, United
       Kingdom for $9,038 and entered into a build-to-suit commitment and a net lease with Insulated Structures, Ltd. ("ISL"). The total cost for the ISL facility is estimated to amount to approximately $22,000. Upon completion, a lease with an initial term of 25 years will commence. Annual rent under the lease is L1,033 (approximately $1,650) with annual rent increases of 2%. The Company has obtained a commitment for L9,300 (approximately $14,855) of limited recourse mortgage financing which will bear interest at an annual fixed rate which is to be determined or an annual rate equal to the sum of the London Inter-Bank Offered Rate and 1.1%. The loan will provide for stated principal payments which increase over the twenty-year term of the loan. A balloon payment of L5,600 ($8,950) is payable at maturity.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

NOTE 9. GAIN ON SALE OF INTEREST IN FRENCH PROPERTIES:



     In December 2002, the Company purchased, in two separate transactions, 13 properties, seven leased to affiliates of Carrefour France, S.A. ("Carrefour") and six leased to S.A. Medica France ("Medica"). The total cost for the properties was Euro 144,094 (approximately $147,294 as of the purchase dates) and was financed with limited recourse mortgage loans of Euro 118,244 (approximately $120,842 as of the purchase dates). On March 12, 2003, the Company sold a 35% interest in the limited liability company that owns the Medica and Carrefour properties to CPA(R):12. The purchase price was based on the appraised value of the properties (based on an exchange rate for the Euro of $1.0959) adjusted for capitalized costs incurred since the acquisitions including fees paid to the Advisor, net of mortgage debt. Based on the formula, CPA(R):12 paid the Company, $11,916 and assumed $1,031 of the Company's deferred acquisition fee payable to an affiliate.



     The sale was approved by the Company's independent directors as being in the best interests of the Company and was intended to facilitate the Company's ability to raise capital. The continued holding of 100% of the Medica and Carrefour interests would have required the Company to obtain and provide financial information in its 1933 and 1934 Act filings on the lease guarantors that is in accordance with accounting principles generally accepted in the United States of America and this information is not available to the Company.



     In connection with the sale of the 35% interests, the Company recognized a gain on sale of $977 of which $672 is attributable to foreign currency gains and $305 is attributable to depreciation for the period from the dates of the initial purchases of the properties through March 12, 2003, the date of the sale of the 35% interest.



NOTE 10. ACCOUNTING PRONOUNCEMENTS:



     In June 2001, FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 was issued to establish standards for the recognition and measurement of an asset retirement obligation. SFAS No. 143 requires retirement obligations associated with tangible long-lived assets to be recognized at fair value as the liability is incurred with a corresponding increase in the carrying amount of the related long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 was adopted on January 1, 2003, and did not have a material effect on the financial statements.



     In May 2002, FASB issued SFAS No. 145 "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections" which eliminates the requirement that gains and losses from the extinguishment of debt be classified as extraordinary items unless it can be considered unusual in nature and infrequent in occurrence. The Company adopted this Statement effective January 1, 2003, and the adoption did not have a material effect on the Company's financial statements. The Company will no longer classify gains and losses for the extinguishment of debt as extraordinary items and will adjust comparative periods presented.



     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. SFAS No. 146 was adopted on January 1, 2003, and did not have a material effect on the Company's financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions" which amends SFAS No. 72, SFAS No. 144 and FASB Interpretation No. 9. SFAS No. 147 provides guidance on the accounting for the acquisitions of certain financial institutions and includes long-term customer relationships as intangible assets within the scope of SFAS No. 144. SFAS No. 147 was adopted on January 1, 2003, and did not have a material effect on the financial statements.



     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," ("FIN 45") which changes the accounting for, and disclosure of certain guarantees. Beginning with transactions entered into after December 31, 2002, certain guarantees are required to be recorded at fair value, which is different from prior practice, under which a liability was recorded only when a loss was probable and reasonably estimable. In general, the change applies to contracts or indemnification agreements that contingently require the Company to make payments to a guaranteed third-party based on changes in an underlying asset, liability, or an equity security of the guaranteed party. The adoption of the accounting provisions of FIN 45 on January 1, 2003 did not have a material effect on the Company's financial statements.



     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amends SFAS No. 123, Accounting for Stock Based Compensation. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based compensation (i.e., recognition of a charge for issuance of stock options in the determination of income.). However, SFAS No. 148 does not permit the use of the original SFAS No. 123 prospective method of transition for changes to the fair value based method made in fiscal years beginning after December 15, 2003. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation, description of transition method utilized and the effect of the method used on reported results. The transition and annual disclosure provisions of SFAS No. 148 are to be applied for fiscal years ending after December 15, 2002. The Company does not have any employees nor any stock-based compensation plans.



     On January 17, 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), the primary objective of which is to provide guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model applies when either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without additional financial support. In addition, FIN 46 requires both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The Company's maximum loss exposure is the carrying value of its equity investments. The Company has evaluated the impact of this interpretation on its accounting for its investments in unconsolidated joint ventures and it does not expect to consolidate those investments as none of these investments will be classified as VIEs.



     On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging under SFAS No. 133. The changes in the statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, the statement (1) clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative instrument discussed in paragraph 6(b) of SFAS No. 133, (2) clarifies

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to language used in FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and (4) amends certain other existing pronouncements. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively.



NOTE 11. SUBSEQUENT EVENTS:



     A.On April 29, 2003, the Company purchased six properties in England,
       Northern Ireland and Ireland for $35,062 (based on the exchange rate for the Great Britain Pound on the date of acquisition) and entered into leases with Qualceram Shires plc ("Qualceram"). The leases have initial terms of 25 years at an annual aggregate rent of $2,759. The leases provide for stated annual increases of 1.75% for the first ten years followed by stated increases of 3% per year compounded every five years thereafter. Qualceram has annual repurchase options at the greater of fair value, as defined in the lease, or the sum of the Company's purchase cost and a specified premium.



       The Company obtained $23,196 of limited recourse mortgage financing collateralized by the Qualceram properties. The loan provides for stated principal installments at an annual interest rate of 6.45%. The loan has a ten-year term at which time a balloon payment is payable.



     B.On April 1, 2003, the Company purchased land and buildings in Yardley, Pennsylvania for $23,979 and entered into a lease agreement with MediMedia USA, Inc. The lease obligations are unconditionally guaranteed by Santemedia Group Holdings SARL. The lease has an initial term of 11 years and eight months followed by renewal options of 10 years, 4.5 years and 5.5 years, and provides for initial annual rent of $2,111 with stated rent increases of 10.41% every five years. In connection with the purchase of the properties, the Company obtained $14,000 of limited recourse mortgage financing collateralized by a mortgage, security agreement and lease assignment. The loan provides for monthly payments of interest and principal of $89 at an annual interest rate of 5.90% and based on a 25-year amortization schedule, and matures in April 2018, at which time a balloon payment is payable.

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) funds for which the Affiliates of the Advisor of CPA(R):15 serve as general partners and the record of CPA(R) funds in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in CPA(R)15. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Advisor
     Table III -- Operating Results of Prior Programs
     Table IV -- Results of Completed Programs
     Table V -- Sales or Dispositions of Properties

     PERSONS WHO PURCHASE SHARES IN CPA(R): 15 WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) FUNDS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN CPA(R): 15 WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) FUNDS. NEITHER CPA(R): 15 NOR ANY OF THE OTHER CPA(R) PROGRAMS IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 OR SUBJECT TO REGULATION THEREUNDER. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of CPA(R):15 and CPA(R) funds are similar.

     Additional information regarding prior public CPA(R) funds can be obtained from the Advisor by written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800) WP CAREY, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table
VI -- Acquisition of Real Properties by Prior Public Programs included in Part II of the Registration Statement to which this prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating cash expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2002
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 2000, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS. MORTGAGE FINANCING FOR THE CPA(R) FUNDS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                               CPA(R):14      CPA(R):15
                                                               ---------      ---------
Dollar amount offered.......................................  $700,000,000   $400,000,000(4)
Dollar amount raised (net of discounts and individual
  advisor contributions)....................................   657,665,642    398,452,136
Dollar amount raised........................................          100%           100%
Less offering expenses:
  Selling commissions.......................................         7.40%          9.51%
  Organization expenses.....................................         3.25%          1.34%
Reserves (working capital)..................................         1.00%          1.00%
Percent available for investment in real estate.............        88.35%         88.15%
Acquisition costs:
  Cash down payments........................................        83.59%         67.53%
  Other costs capitalized...................................         0.24%          0.00%
  Acquisition fees..........................................         8.88%          7.35%
  Total acquisition costs (includes debt financing).........       194.85%        178.42%
Percent leverage (mortgage financing divided by total
  acquisition costs)........................................           52%(1)          58%(1)
Date offering began.........................................      11/10/97(2)      11/7/01(3)
Length of offering (in months)                                48 mos......        12 mos.
Months to invest 90% of amount available for investment
  (from beginning of offering)..............................       46 mos.            N/A(5)

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 11/10/99. Second offering commenced November 1999 and closed in November 2001. Remaining shares of second offering withdrawn 9/19/02.

(3) All shares from the offering of 40,000,000 shares were sold (including 109,559 shares issued subsequent to December 31, 2002). Second offering commended October 11, 2002.

(4) Dollar amount raised does not include $690,000,000 offering that commenced March 19, 2003.

(5) Program has not reached investment of 90% of amount available for investment.

                                    TABLE II
                COMPENSATION TO ADVISOR AS OF DECEMBER 31, 2002

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the advisor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 2000. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE ADVISOR AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS." PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS:

                                        CIP(R)(1)(4)    CPA(R):12      CPA(R):14     CPA(R):15(5)
                                        ------------    ---------      ---------     ------------
Date offering(s) commenced............       8/19/91        2/18/94       11/10/97        2/26/01
Dollar amount raised (net of discounts
  and individual advisor
  contributions)......................  $213,640,509   $282,757,082   $657,665,642   $398,452,136
Amount to be paid to advisor from
  proceeds of offering:
  Underwriting fees...................             0              0              0              0
  Acquisition fees -- real estate
     commissions and mortgage
     placement fees(2)................     1,606,567      4,859,652     45,448,020     29,276,630
Other Fees............................             0              0              0              0
Dollar amount of cash generated from
  operations before deducting payments
  to advisor..........................   119,476,350    105,515,399    168,493,056     14,987,180
Amount paid to advisor from
  operations:
  Property management, leasing and
     asset management fees(2).........    21,418,694     16,706,232     21,408,668      1,473,576
  Reimbursements(3)...................     5,449,839      3,710,821      4,550,736        192,700
Other (cash distributions to
  Advisor)............................             0              0              0              0
Dollar amount of property sales and
  re-financing before deducting
  payments to advisor.................   160,194,998     29,450,154     11,408,477              0

                                   FOOTNOTES

(1) Dollar amount raised does not include $74,440,000 raised in a private placement offering that commenced after completion of the Offering.

(2) Represents asset management fees incurred, due to advisor and its affiliates from January 1, 2000 through December 31, 2002. No property management or leasing fees were incurred during this period.

(3) Represents reimbursements of actual costs of personnel provided by advisor and its affiliates in connection with providing management and administrative services from January 1, 2000 to December 31, 2002.

(4) Includes amounts paid under CPA(R):10. On May 1, 2002 CIP(R) and CPA(R):10 merged. CPA(R):10 offering commenced on 6/20/90.

(5) Dollar amount raised does not include $690,000,000 offering that commenced March 19, 2003.

                              TABLE III (1 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1979         1980         1981         1982         1983            1984
                                                    ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties...............         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses...............................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense.................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation.....................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations...............................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale......................           0            0            0            0       22,180(1)            0
Cash generated from operations(8).................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales..........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing...................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less: Cash distribution to investors
 -- from operating cash flow(9)...................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution.....................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less: Special items...............................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items..................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    23.65   $    10.85   $    (5.38)  $    (7.87)  $    (8.60)     $    (3.58)
 Capital gain (loss)..............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital.............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales.........................................           0            0            0            0            0               0
 -- Refinancing...................................           0            0            0            0            0               0
 -- Operations....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                    ------------------------------------------------------------------
                                                       1985         1986             1987         1988         1989
                                                    ----------   -----------      ----------   ----------   ----------
Gross Revenues....................................  $4,187,199   $ 3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties...............         N/A       (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A           N/A             N/A          N/A     (300,000)(4)
Less:
 Operating expenses...............................     276,287       630,225         766,707      811,685      418,278
 Interest expense.................................   2,254,996     2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation.....................................   1,266,962     1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis......................     388,954      (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations...............................     (49,859)   (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale......................           0       (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(8).................   1,221,045       736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales..........................           0       500,000(2)            0            0            0
Cash generated from refinancing...................           0             0               0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,221,045     1,236,214       1,078,838    1,908,203    1,964,408
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,504,646     1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing....................           0             0               0            0            0
Cash generated (deficiency) after cash
 distribution.....................................    (283,601)      180,860          15,000       833455      871,881
Less: Special items...............................           0             0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................    (283,601)      180,860          15,000      833,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    (2.47)  $    (56.21)     $    (6.19)  $    23.86   $    58.16
 Capital gain (loss)..............................           0         (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       19.25             0           52.66        53.20         7.08
 -- Return of capital.............................       55.23         52.24               0            0        47.00
Source (on cash basis):
 -- Sales.........................................           0             0               0            0            0
 -- Refinancing...................................           0             0               0            0            0
 -- Operations....................................       74.48         52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         100%        98.75%          98.75%       98.75%       83.14%

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1990         1991            1992         1993         1994         1995
                                                    ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties...............         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses...............................     411,712      298,435         302,200      465,548      666,955      374,328
 Interest expense.................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation.....................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis......................     865,480      989,595       1,057,859    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations...............................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale......................           0       52,204(5)            0            0            0            0
Cash generated from operations(8).................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales..........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing...................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution.....................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less: Special items...............................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    59.36   $    42.22      $    40.24   $    54.37   $    46.04   $    91.13
 Capital gain (loss)..............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital.............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales.........................................           0            0               0            0            0            0
 -- Refinancing...................................           0            0               0            0            0            0
 -- Operations....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                             CPA(R):1
                                                    --------------------------
                                                       1996            1997
                                                    ----------      ----------
Gross Revenues....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties...............     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt....    (255,438)(6)          --
Write-down of property............................         N/A             N/A
Less:
 Operating expenses...............................     388,484       1,104,473
 Interest expense.................................   1,280,995       1,062,706
 Depreciation.....................................     969,570         905,816
Net income (loss) GAAP Basis......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations...............................   1,540,197       2,256,416
 -- from gain (loss) on sale......................     153,615         630,826
Cash generated from operations(8).................   2,826,531       2,820,490
Cash proceeds from sales..........................     355,958       1,042,200
Cash generated from refinancing...................           0               0
Cash generated from operations, sales and
 refinancing......................................   3,182,489       3,862,690
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,417,554       1,977,926
 -- from sales and refinancing....................                           0
Cash generated (deficiency) after cash
 distribution.....................................   1,764,935       1,884,764
Less: Special items...............................           0               0
Cash generated (deficiency) after cash
 distributions and special items..................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    76.24          111.69
 Capital gain (loss)..............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       70.17           97.91
 -- Return of capital.............................           0               0
Source (on cash basis):
 -- Sales.........................................           0               0
 -- Refinancing...................................           0               0
 -- Operations....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       82.46%          81.44%

                              TABLE III (2 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                                            CPA(R):2
                                                              --------------------------------------------------------------------
                                                                 1980            1981            1982         1983         1984
                                                              ----------      ----------      ----------   ----------   ----------
Gross Revenues..............................................  $1,658,322      $4,092,794      $6,422,836   $9,793,731   $9,895,531
Profit on sale of properties................................         N/A             N/A             N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A             N/A             N/A          N/A          N/A
Write-down of property
Less:
 Operating expenses.........................................     181,613         291,223         290,558      307,165      346,920
 Interest expense...........................................     197,038         606,089       3,341,880    6,511,201    6,349,960
 Depreciation...............................................      14,421         127,460         157,900      154,909      154,909
Net income-GAAP Basis.......................................   1,265,250       3,068,022       2,632,498    2,820,456    3,043,742
Taxable income (Loss):
 -- from operations.........................................     630,885       2,003,000          (9,093)  (1,168,795)    (885,102)
 -- from gain on sale.......................................           0               0               0            0            0
 -- from extraordinary charge...............................           0               0               0            0            0
Cash generated from operations(3)...........................   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Cash generated from sales...................................           0               0               0            0            0
Cash generated from refinancing.............................           0               0               0            0            0
Cash generated from operations, sales and refinancing.......   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................     473,028       2,229,443       2,440,555    2,525,000    2,547,000
 -- from sales and refinancing..............................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Less: Special items.........................................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    48.95      $    72.11      $     (.33)  $   (42.08)  $   (30.78)
 Capital gain (loss)........................................           0               0               0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       36.70           80.25           87.86        90.90        91.70
  -- Return of capital......................................           0               0               0            0            0
 Source (on cash basis):
  -- Sales..................................................           0               0               0            0            0
  -- Refinancing............................................           0               0               0            0            0
 -- Operations..............................................       36.70           80.25           87.86        90.90        91.70
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         N/A             N/A             100%         100%         100%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1985         1986            1987         1988         1989
                                                              ----------   ----------      ----------   ----------   -----------
Gross Revenues..............................................  $9,960,370   $9,954,236      $9,694,869   $9,754,664   $10,013,889
Profit on sale of properties................................         N/A      920,577(1)          N/A          N/A           N/A
Extraordinary charge on extinguishment of debt..............         N/A     (894,945)(2)         N/A          N/A           N/A
Write-down of property
Less:
 Operating expenses.........................................     364,373      393,350         480,635      489,806       540,777
 Interest expense...........................................   6,307,664    4,916,744       4,204,623    4,074,729     3,856,045
 Depreciation...............................................     155,782      314,560         475,162      475,162       479,598
Net income-GAAP Basis.......................................   3,132,551    4,355,214       4,534,449    4,714,967     5,137,469
Taxable income (Loss):
 -- from operations.........................................    (532,969)     260,572       1,604,613    1,997,924     2,600,538
 -- from gain on sale.......................................           0    2,035,116(1)            0            0             0
 -- from extraordinary charge...............................           0     (239,948)(2)           0            0             0
Cash generated from operations(3)...........................   2,881,848    4,325,850       5,084,085    5,096,066     5,502,770
Cash generated from sales...................................           0    5,441,434(1)            0            0             0
Cash generated from refinancing.............................           0            0               0            0             0
Cash generated from operations, sales and refinancing.......   2,881,848    9,767,284       5,084,085    5,096,066     5,502,770
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   2,657,778    3,691,774       3,435,000    3,506,667     3,645,000
 -- from sales and refinancing..............................           0    4,950,000               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Less: Special items.........................................           0            0               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   (19.19)  $      .73      $    57.77   $    71.93   $     93.62
 Capital gain (loss)........................................           0        73.27               0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       95.68       156.79          123.66       126.24        131.22
  -- Return of capital......................................           0       156.11               0            0             0
 Source (on cash basis):
  -- Sales..................................................           0       180.00               0            0             0
  -- Refinancing............................................           0            0               0            0             0
 -- Operations..............................................       95.68       132.90          123.66       126.24        131.22
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         100%       93.24%          93.24%       93.24%        93.24%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1990         1991         1992         1993             1994
                                                              ----------   ----------   ----------   -----------      ----------
Gross Revenues..............................................  $9,732,269   $9,756,071   $9,763,695   $ 6,665,727      $5,161,447
Profit on sale of properties................................         N/A          N/A          N/A     8,377,679(5)       23,451(7)
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A      (520,979)(6)         N/A
Write-down of property                                                                                  (841,889)(8)    (445,551)(9)
Less:
 Operating expenses.........................................     685,927      691,505      983,060       846,569         911,755
 Interest expense...........................................   3,771,706    3,595,406    3,337,825     2,142,199       1,593,880
 Depreciation...............................................     480,393      478,388      476,279       501,762         501,657
Net income-GAAP Basis.......................................   4,794,243    4,990,772    4,966,531    10,190,008       1,732,055
Taxable income (Loss):
 -- from operations.........................................   2,461,101    2,874,398    3,574,899     1,924,220       1,368,123
 -- from gain on sale.......................................           0            0            0    21,777,693          40,237
 -- from extraordinary charge...............................           0            0            0             0               0
Cash generated from operations(3)...........................   5,298,252    5,389,873    5,513,940     3,977,769       2,770,535
Cash generated from sales...................................           0            0            0    15,972,862         124,615
Cash generated from refinancing.............................           0            0            0             0               0
Cash generated from operations, sales and refinancing.......   5,298,252    5,389,873    5,513,940    19,950,631       2,895,150
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   3,773,333    3,832,222    3,898,333     2,691,111       1,458,890
 -- from sales and refinancing..............................           0            0            0    14,300,312               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Less: Special items.........................................           0            0            0             0               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    88.60   $   103.48   $   128.70   $     69.27      $    49.25
 Capital gain (loss)........................................           0            0            0        784.00            1.45
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................      135.84       137.96       140.34        366.84           52.52
  -- Return of capital......................................           0            0            0        250.04            0.00
 Source (on cash basis):
  -- Sales..................................................           0            0            0        520.00               0
  -- Refinancing............................................           0            0            0             0               0
 -- Operations..............................................      135.84       137.96       140.34         96.88           52.52
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       93.24%       93.24%       93.24%        61.97%          61.65%

                                                                            CPA(R):2
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Gross Revenues..............................................  $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties................................         N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A
Write-down of property
Less:
 Operating expenses.........................................     718,035      735,018      857,919
 Interest expense...........................................   1,351,797      731,843      542,304
 Depreciation...............................................     519,891      499,320      519,460
Net income-GAAP Basis.......................................   2,596,081    2,624,782    3,000,020
Taxable income (Loss):
 -- from operations.........................................   5,114,606    1,967,557    2,683,925
 -- from gain on sale.......................................           0            0            0
 -- from extraordinary charge...............................           0            0            0
Cash generated from operations(3)...........................   6,164,009    2,791,872    3,365,082
Cash generated from sales...................................           0            0            0
Cash generated from refinancing.............................           0            0            0
Cash generated from operations, sales and refinancing.......   6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   1,491,667    2,303,728    2,167,890
 -- from sales and refinancing..............................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Less: Special items.........................................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   184.46   $    70.96   $    96.80
 Capital gain (loss)........................................           0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       53.72        83.09        78.19
  -- Return of capital......................................           0            0            0
 Source (on cash basis):
  -- Sales..................................................           0            0            0
  -- Refinancing............................................           0            0            0
 -- Operations..............................................       53.72        83.09        78.19
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       61.65%       61.65%       61.65%

                              TABLE III (3 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase or Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                             CPA(R):3
                                          ------------------------------------------------------------------------------
                                            1981            1982         1983         1984         1985         1986
                                          ---------      ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 173,916      $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............        N/A             N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................        N/A             N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................        N/A             N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................     54,011         384,169      369,246      506,660      502,562       496,570
 Interest expense.......................     60,855       4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................          0               0            0            0            0        20,502
Net Income-GAAP Basis...................     59,050       3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable income (Loss):
 -- from operations.....................   (190,312)       (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................          0               0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........          0               0            0            0            0      (852,511)(2)
Cash generated from operations(3).......     41,249       2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............          0               0            0            0            0     5,302,208(1)
Cash generated from refinancing.........          0               0            0            0            0             0
Cash generated from other...............          0               0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................     41,249       2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........          0       1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........          0               0            0            0            0             0
 -- other...............................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................     41,249         792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........     41,249         792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $  (25.06)     $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................          0               0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................          0           71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................          0               0            0            0            0             0
Source (on cash basis):
 -- Sales...............................          0               0            0            0            0             0
 -- Refinancing.........................          0               0            0            0            0             0
 -- Other...............................          0               0            0            0            0             0
 -- Operations..........................          0           71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        N/A             N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          -----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                          -----------   ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,669,175   $ 8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A           N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A           N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729     1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632     1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272       108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542     4,900,217
Taxable income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197     5,452,217
 -- from gain on sale...................            0            0            0            0            0             0
 -- from extraordinary charge...........            0            0            0            0            0             0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639     5,252,425
Cash generated from sales...............            0            0            0            0            0             0
Cash generated from refinancing.........            0            0            0            0            0             0
Cash generated from other...............            0            0            0            0            0     8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632     4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0             0
 -- other...............................            0            0            0            0            0     3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Less: Special items.....................            0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $    161.91
 Capital gain...........................            0            0            0            0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08        145.52
  -- Return of capital..................       123.68            0            0            0            0        100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0             0
 -- Refinancing.........................            0            0            0            0            0             0
 -- Other...............................            0            0            0            0            0        100.00(5)
 -- Operations..........................       119.39       113.74       122.68       132.72       138.08        146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1993             1994            1995             1996            1997
                                          -----------      ----------      -----------      ----------      ----------
Gross Revenues..........................  $ 7,554,227      $7,391,852      $ 7,249,265      $5,730,082      $8,104,707
Profit on sale of properties............          N/A             N/A              N/A             N/A             N/A
Extraordinary charges on extinguishment
 of debt................................          N/A             N/A              N/A             N/A             N/A
Write-down of property..................   (1,302,318)(6)    (697,325)(7)     (146,184)(8)         N/A             N/A
Other income............................                                    11,499,176(9)          N/A             N/A
Less:
 Operating expenses.....................    1,441,186       1,719,172        1,173,053       1,031,997       1,227,688
 Interest expense.......................    1,734,434       1,602,175        1,255,047          75,158          17,744
 Depreciation...........................      147,229         158,367          198,590         188,893         215,272
Net Income-GAAP Basis...................    2,929,060       3,214,813       15,975,567       4,434,034       6,644,003
Taxable income (Loss):
 -- from operations.....................    5,504,655       4,461,854       23,951,874       2,988,189       5,502,953
 -- from gain on sale...................            0               0                0         157,910               0
 -- from extraordinary charge...........            0               0                0               0               0
Cash generated from operations(3).......    4,387,721       4,647,375       12,917,577       3,906,606       4,587,044
Cash generated from sales...............            0               0        5,435,869(9)    1,853,816(10)           0
Cash generated from refinancing.........            0               0                0               0               0
Cash generated from other...............    2,260,792       2,286,195                0               0               0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513       6,933,570       18,353,446       5,760,422       4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531       4,656,367        4,722,367       3,319,280       4,214,958
 -- from sales and refinancing..........            0               0                0               0               0
 -- other...............................            0               0        8,000,000               0               0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982       2,277,203        5,631,079       2,441,142         372,086
Less: Special items.....................            0               0                0               0               0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982       2,277,203        5,361,079       2,441,142         372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47      $   132.50      $    711.33      $    88.74      $   163.42
 Capital gain...........................            0               0                0            4.69               0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        86.98           95.47           376.83           98.57          125.17
  -- Return of capital..................        48.83           41.82                0               0               0
Source (on cash basis):
 -- Sales...............................            0               0                0               0               0
 -- Refinancing.........................            0               0                0               0               0
 -- Other...............................            0               0                0               0               0
 -- Operations..........................       135.81          137.29           376.83           98.57          125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%          84.41%           84.41%          68.83%          68.83%

                              TABLE III (4 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:
 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780
 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592
 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge                         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317     1,243,008..      1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge                    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge                            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        199.99           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                             CPA(R):5
                                          ------------------------------------------------------------------------------
                                            1983        1984         1985         1986          1987            1988
                                          --------   ----------   ----------   -----------   -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025   $14,405,568     $15,061,441
Other...................................       N/A          N/A          N/A           N/A           N/A             N/A
Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A      (457,484)(1)         N/A
Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A           N/A             N/A
Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A           N/A
Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702     1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584     7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987     2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834       165,810         197,354
Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918     2,897,209       4,542,112
Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783    (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0    (1,065,808)              0
 -- from other..........................         0            0            0             0             0               0
Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334     5,622,209       6,571,710
Cash generated from sales...............         0            0            0             0       500,000(1)            0
Cash generated from refinancing.........         0            0            0             0             0               0
Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334     6,122,209       6,571,710
Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771     5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0             0               0
Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Less: special items.....................
Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $   1.38   $    69.43   $    36.09   $      4.61   $    (16.87)    $      6.74
  Capital gain (loss)...................         0            0            0             0        (17.69)              0
  Other.................................         0            0            0             0             0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................         0        85.54        74.31         44.41         48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63         43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0             0               0
 -- Refinancing.........................         0            0            0             0             0               0
 -- Operations..........................         0        85.54        88.42         91.04         91.94           92.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A           N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................    87,421(2)        488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
  Capital gain (loss)...................         1.45              0          (0.04)          14.48               0
  Other.................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,700
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,422        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     14.87      $     26.93      $     28.07      $     24.60
  Capital gain (loss)...................       166.40                0           141.45            48.61
  Other.................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,295      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926
 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A           100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       99.79%             99.79%

                              TABLE III (7 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                      CPA(R):7
                                ------------------------------------------------------------------------------------
                                   1986         1987         1988          1989           1990              1991
                                ----------   ----------   ----------    -----------    -----------       -----------
Gross Revenues................  $   90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684       $13,648,275
Profit (loss) on sale of
 properties...................         N/A          N/A          N/A            N/A         58,172(1)         54,197(4)
Gain on sale of securities....         N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)            N/A
Extraordinary gain charge.....
Write-down of property........         N/A          N/A          N/A            N/A       (500,000)(2)           N/A
Other.........................         N/A          N/A          N/A            N/A            N/A               N/A
Less:
 Operating expenses...........      46,413      326,846    1,848,463      5,576,552      6,194,008         6,170,575
 Interest expense.............      22,911    1,389,385    3,479,631      4,657,478      4,718,573         4,471,097
 Depreciation.................           0      131,567    1,009,247      1,422,116      1,567,896         1,607,889
Net Income-GAAP Basis.........      21,075    2,272,136    4,494,986      2,463,855        872,923         1,452,911
Taxable Income (Loss):
  -- from operations..........     (51,877)   1,203,013    1,585,180      1,195,514          3,689           746,150
  -- from gain (loss) on
  sales.......................           0            0    1,766,185(3)      48,158(3)     127,716(1)(3)      54,197(4)
  -- other....................           0            0            0              0              0                 0
Cash generated from
 operations...................   1,550,648    1,115,274    4,136,538      3,745,289      3,153,131         3,303,198
Cash generated from sales.....           0            0    1,766,185(3)      48,158(3)     245,324           183,430(4)
Cash generated from
 refinancing..................           0            0            0              0              0           978,087
Cash generated from other.....           0            0            0              0              0                 0
Cash generated from
 operations, sales,
 refinancing and other........   1,550,648    1,115,274    5,902,723      3,793,447      3,398,455         4,464,715
Less: Cash distribution to
 investors:
  -- from operating cash
  flow(6).....................           0    1,363,271    3,902,233      3,940,765      3,992,781         3,303,198
  -- from sales and
  refinancing.................           0            0            0              0              0           503,673
Cash generated (deficiency)
 after cash distributions.....   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Less: Special items...........           0            0            0              0              0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $    (4.29)  $    24.98   $    32.91    $     24.82    $       .08       $     15.49
 Other........................           0            0            0              0              0                 0
 Capital gain.................           0            0        36.67           1.00              0                 0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........           0        60.60        81.02          51.16          18.12             30.17
  -- Return of capital........           0            0            0          30.66          64.78             53.03
 Source (on cash basis):
  -- Sales....................           0            0            0              0              0                 0
  -- Refinancing..............           0            0            0              0              0             10.46
  -- Operations...............           0        60.60        81.02          81.82          82.90             72.74
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....         N/A          N/A          N/A            100%         99.86%            99.70%

                                                                             CPA(R):7
                                ---------------------------------------------------------------------------------------------------
                                   1992            1993              1994              1995              1996              1997
                                -----------     -----------       -----------       -----------       -----------       -----------
Gross Revenues................  $14,502,032     $12,243,029       $13,840,052       $12,196,252       $12,731,328       $12,706,396
Profit (loss) on sale of
 properties...................          N/A        (552,383)(8)     7,814,474(10)     1,019,362(13)        74,729(17)           N/A
Gain on sale of securities....          N/A             N/A               N/A         1,323,858(13)           N/A               N/A
Extraordinary gain charge.....                      879,433(12)      (511,503)                                 --               N/A
Write-down of property........          N/A      (3,303,228)(9)      (641,731)(11)     (319,685)(14)           --          (139,999)
(18)
Other.........................     (141,723)(5)     435,106(3)        986,155           111,226(15)      (128,879)(15)     (128,642)
(19)
Less:
 Operating expenses...........    6,404,695       4,485,628         4,336,235         4,986,585         5,181,249         5,921,214
 Interest expense.............    4,155,956       3,324,398         3,537,640         2,456,129         1,942,737         1,868,189
 Depreciation.................    1,616,335       1,647,397         1,619,726         1,361,952         1,154,088         1,213,286
Net Income-GAAP Basis.........    2,183,323         244,534        11,993,846         5,526,347         4,399,104         3,435,066
Taxable Income (Loss):
  -- from operations..........    1,534,247      11,218,042         2,452,425         3,451,813         3,856,378         3,268,674
  -- from gain (loss) on
  sales.......................            0       2,093,467        10,460,324                 0          (188,980)         (144,260)
  -- other....................       51,875(5)      283,740           682,500                 0                 0                 0
Cash generated from
 operations...................    4,489,865       4,135,048         5,347,231         5,089,776         5,499,073         4,682,499
Cash generated from sales.....            0         283,740        14,662,004         1,546,019(13)       617,867(17)       200,000
Cash generated from
 refinancing..................            0       1,047,890           700,000                                  --                --
Cash generated from other.....       32,313(5)        3,578            38,281            31,457(16)        27,761(16)        30,787
Cash generated from
 operations, sales,
 refinancing and other........    4,522,178       5,470,256        20,747,516         6,667,252         6,144,701         4,913,286
Less: Cash distribution to
 investors:
  -- from operating cash
  flow(6).....................    3,388,324(7)    2,948,590         3,246,729        10,434,626         3,483,017         3,751,664
  -- from sales and
  refinancing.................            0               0                 0                 0                 0                 0
Cash generated (deficiency)
 after cash distributions.....    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684         1,161,622
Less: Special items...........            0               0                 0                                   0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684         1,161,622
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $     31.85     $    232.91       $     50.92       $     71.77       $     80.18       $     67.95
 Other........................         1.08            5.89             14.17                 0                 0             (3.00)
 Capital gain.................            0           43.47            217.18                 0             (4.14)                0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........        45.33            5.08             67.41            114.82             91.47             71.42
  -- Return of capital........        20.86           56.14                 0            101.98                 0              6.58
 Source (on cash basis):
  -- Sales....................            0               0                 0                                   0                 0
  -- Refinancing..............            0               0                 0                                   0                 0
  -- Operations...............        66.19           61.22             67.41            216.80             91.47             78.00
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....        99.70%          97.86%            83.50%            73.82%            73.16%            73.16%

                              TABLE III (8 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............      50,641             0
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow.......     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................      (83,436)        (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow.......    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS


    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                              CPA(R):9
                                   ----------------------------------------------------------------------------------------------
                                      1989          1990           1991               1992           1993           1994
                                   ----------    -----------    -----------        -----------    -----------    -----------
Gross Revenues...................  $2,543,943    $10,284,029    $12,514,907        $12,280,669    $12,216,612    $11,612,360
Profit on sale of properties.....         N/A            N/A          1,731(1)             N/A            N/A            N/A
Other............................         N/A            N/A            N/A                N/A        658,052        669,020
Write-down of property...........
Extraordinary charge.............         N/A            N/A            N/A                N/A            N/A       (480,000)(4)
Less:
 Operating expenses..............     432,917        808,315        887,820          1,308,664        963,533        949,925
 Interest expense................   1,122,585      5,063,322      6,631,202          6,425,597      6,347,577      5,726,296
 Depreciation....................      29,901      1,141,461      1,697,599          1,697,599      1,697,599      1,697,599
 Minority Interest...............         N/A            N/A            N/A                N/A            N/A            N/A
Net Income-GAAP Basis............     958,540      3,270,931      3,300,017          2,848,809      3,865,955      3,427,560
Taxable Income (Loss):
 -- from operations..............     710,320      2,624,917      2,816,278          2,612,003      3,316,011      3,030,197
 -- from gain on sale............
 -- from other...................           0              0          1,731(1)               0              0              0
 -- from extraordinary charge....           0              0              0                  0              0              0
Cash generated from operations...   1,784,343      3,895,420      5,662,385          5,211,896      5,906,190      5,807,477
Cash generated from sales........           0              0          1,897                  0        522,878              0
Cash generated from
 refinancing.....................           0              0              0                  0              0              0
Cash generated from other........           0              0              0                  0              0        484,044
Cash generated from operations,
 sales, refinancing and other....   1,784,343      3,895,420      5,664,282          5,211,896      6,429,068      6,291,521
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(3).......................     551,330      4,802,863      5,476,956          5,526,795      5,562,850      5,589,709
 -- from sales and refinancing...           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions..............   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Less: Special items..............           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions and special
 items...........................   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $    12.64    $     39.38    $     42.30        $     39.24    $     49.81    $     45.51
   Capital gain..................
   Other.........................           0              0           0.03(1)               0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........       20.12          49.07          49.57              42.79          58.07          51.48
   -- Return of capital..........           0          22.98          32.65              40.23          25.49          32.48
 Source (on cash basis):
   -- Sales......................           0              0              0                  0              0              0
   -- Refinancing................           0              0              0                  0              0              0
   -- Operations.................       20.12          72.05          82.22              83.02          83.56          83.96
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................         N/A            N/A          99.99%             99.99%         99.99%         99.99%

                                                         CPA(R):9
                                   ----------------------------------------------------
                                      1995                 1996                1997
                                   -----------          -----------         -----------
Gross Revenues...................  $11,946,610          $12,074,578         $11,986,186
Profit on sale of properties.....          N/A               45,066(11)             N/A
Other............................     (535,337)(6)          658,416(9)          687,423(9)
Write-down of property...........                                                   N/A
Extraordinary charge.............          N/A                  N/A                 N/A
Less:
 Operating expenses..............      998,762              564,905           1,415,642
 Interest expense................    5,525,604            5,360,760           5,121,709
 Depreciation....................    1,697,599            1,677,253           1,450,319
 Minority Interest...............          N/A                  N/A                   0
Net Income-GAAP Basis............    3,189,308            5,175,142           4,685,939
Taxable Income (Loss):
 -- from operations..............    3,805,214            4,431,434           4,410,918
 -- from gain on sale............                           106,024          (1,037,083)
 -- from other...................            0                    0                   0
 -- from extraordinary charge....            0                    0                   0
Cash generated from operations...    5,921,560            6,162,302           6,568,323
Cash generated from sales........            0              324,126(11)               0
Cash generated from
 refinancing.....................            0                    0                   0
Cash generated from other........      463,274(7)           388,329(7)          350,364
Cash generated from operations,
 sales, refinancing and other....    6,384,834            6,874,757           6,918,687
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(3).......................    5,616,322            5,643,736           6,779,152
 -- from sales and refinancing...            0                    0                   0
Cash generated (deficiency) after
 cash distributions..............      768,512            1,231,021             139,535
Less: Special items..............            0                    0                   0
Cash generated (deficiency) after
 cash distributions and special
 items...........................      768,512            1,231,021             139,535
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $     57.16          $     66.56         $     66.25
   Capital gain..................                                 0              (15.58)
   Other.........................            0                    0                   0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........        47.90                77.73               70.38
   -- Return of capital..........        36.45                 7.04               31.44
 Source (on cash basis):
   -- Sales......................            0                    0                   0
   -- Refinancing................            0                    0                   0
   -- Operations.................        84.35                84.77              101.82
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................        99.99%               92.90%              92.90%

                              TABLE III (10 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                              CPA(R):10
                                ----------------------------------------------------------------------
                                   1990         1991          1992            1993            1994
                                ----------   -----------   -----------     -----------     -----------
Gross Revenues................  $1,783,676   $11,169,869   $14,547,882     $16,128,694     $16,386,307
Profit (loss) on sale of
 properties and securities....         N/A           N/A           N/A             N/A       1,177,284(5)
Other.........................         N/A           N/A     1,342,086(9)    1,478,086(9)    1,529,736(9)
Write-down of property........
Extraordinary (loss) gain.....         N/A           N/A           N/A             N/A        (253,902)
Less:
 Operating expenses...........     393,287     1,358,840     2,241,255       2,511,268       2,894,710
 Interest expense.............     711,223     5,190,535     7,460,861       8,082,223       8,151,222
 Depreciation.................     230,176     1,242,512     1,756,126       1,944,589       1,945,769
 Minority Interest Income
  (Loss)......................      72,594       492,191       570,880         587,472         599,839
 Net Income (Loss)-GAAP
  Basis.......................     376,396     2,885,791     3,860,846       4,481,228       5,247,885
Taxable Income (Loss):
 -- from operations...........     452,075     2,917,417     3,066,872       2,697,330       2,618,952
 -- from gain (loss) on
  sale........................                                                       0         823,905
 -- from other................           0             0             0               0
 -- from extraordinary
  charge......................           0             0             0               0               0
Cash generated from
 operations...................     496,208     4,840,317     6,071,495       6,284,822       6,311,466
Cash generated from sales.....           0             0             0               0               0
Cash generated from
 refinancing..................           0             0             0               0               0
Cash generated from other.....           0             0             0               0               0
Cash generated from
 operations, sales,
 refinancing and other........     496,208     4,840,317     6,071,495       6,284,822       6,311,466
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................           0     4,266,821     5,860,479       5,916,386       5,950,669
-- from sales and
 refinancing..................           0             0             0               0               0
Cash generated (deficiency)
 after cash distributions.....     496,208       573,496       211,016         368,436         360,797
Less: Special items...........           0             0             0               0               0
Cash generated (deficiency)
 after cash distributions and
 special items................     496,208       573,496       211,016         368,436         360,797
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     9.00   $     46.00   $     42.00     $     37.00     $     36.00
 Capital gain.................                                                    0.00           11.00
 Nontaxable distributions.....           0         33.00         39.00           45.00           35.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         N/A         45.00         53.00           62.00           73.00
 -- Return of capital.........         N/A         34.00         28.00           20.00            9.00
Source (on cash basis):
 -- Sales.....................         N/A             0             0               0               0
 -- Refinancing...............         N/A             0             0               0               0
 -- Operations................         N/A         79.00         81.00           82.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................         N/A           N/A           N/A             100%          93.93%

                                                             CPA(R):10
                                -------------------------------------------------------------------
                                   1995             1996             1997                  1998
                                -----------      -----------      -----------           -----------
Gross Revenues................  $16,131,750      $15,505,748      $14,665,622           $14,462,401
Profit (loss) on sale of
 properties and securities....          N/A        1,051,823(13)     (362,038)(14)(16)          N/A
Other.........................    1,595,406(9)     1,718,797(9)     1,806,760(9)          1,908,256(9)
Write-down of property........   (7,519,431)(8)   (1,753,139)(12)         N/A                   N/A
Extraordinary (loss) gain.....                                      3,850,490(15)         1,638,375(17)
Less:
 Operating expenses...........    2,887,021        3,030,780        3,277,006             3,719,149
 Interest expense.............    8,310,440        7,911,209        6,467,266             6,130,144
 Depreciation.................    1,967,631        2,007,557        2,023,890             2,043,223
 Minority Interest Income
  (Loss)......................   (1,881,218)         583,283          607,472               636,617
 Net Income (Loss)-GAAP
  Basis.......................   (1,076,149)       2,990,400        7,585,200             5,479,899
Taxable Income (Loss):
 -- from operations...........    3,329,594        3,529,835        4,281,656             5,169,310
 -- from gain (loss) on
  sale........................      447,991          129,811          211,300                     0
 -- from other................           --                                 0                     0
 -- from extraordinary
  charge......................           --                0                0                     0
Cash generated from
 operations...................    6,263,624        7,452,036        7,266,779             7,067,653
Cash generated from sales.....    5,122,501(10)   13,733,825        1,480,259(14)               N/A
Cash generated from
 refinancing..................            0                0                0                     0
Cash generated from other.....            0                0                0                     0
Cash generated from
 operations, sales,
 refinancing and other........   11,386,125       21,185,861        8,747,038             7,067,653
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................    5,975,481        5,981,514        5,294,000             5,231,589
-- from sales and
 refinancing..................            0                0                0                     0
Cash generated (deficiency)
 after cash distributions.....    5,410,644       15,204,347        3,453,038             1,836,064
Less: Special items...........            0                0                0                     0
Cash generated (deficiency)
 after cash distributions and
 special items................    5,410,644       15,204,347        3,453,038             1,836,064
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     47.00      $     49.00      $     59.00           $     70.00
 Capital gain.................         6.00                0             3.00                     0
 Nontaxable distributions.....        30.00            34.00            11.00                  1.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         0.00            41.00            73.00                 70.00
 -- Return of capital.........        83.00            42.00             0.00                  0.00
Source (on cash basis):
 -- Sales.....................            0                0                0                     0
 -- Refinancing...............            0                0                0                     0
 -- Operations................        83.00            83.00            73.00                 70.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        93.93%           82.27%           81.45%                81.45%

                                                          CPA(R):10
                                -------------------------------------------------------------
                                   1999             2000             2001          2002(23)
                                -----------      -----------      -----------     -----------
Gross Revenues................  $15,526,311      $14,557,170      $15,405,635     $ 4,664,049
Profit (loss) on sale of
 properties and securities....      124,155(18)       22,750(20)    1,048,344(22)          --
Other.........................    2,024,156(9)     2,122,147(9)     2,262,007(9)    1,109,348(9)
Write-down of property........     (412,067)(19)    (225,798)(21)         N/A              --
Extraordinary (loss) gain.....          N/A              N/A              N/A              --
Less:
 Operating expenses...........    3,712,518        3,441,002        3,952,990       1,088,033
 Interest expense.............    5,811,680        5,562,331        4,985,075       1,518,786
 Depreciation.................    2,024,367        2,336,787        2,295,763         725,782
 Minority Interest Income
  (Loss)......................      651,949          722,561          996,395         334,041
 Net Income (Loss)-GAAP
  Basis.......................    5,062,041        4,413,588        6,485,763       2,106,755
Taxable Income (Loss):
 -- from operations...........    5,174,563        3,595,923        4,277,405       1,202,595
 -- from gain (loss) on
  sale........................   (1,138,289)        (447,477)       1,016,961
 -- from other................            0                0
 -- from extraordinary
  charge......................            0                0
Cash generated from
 operations...................    7,979,497        6,681,365        8,481,992       3,198,376
Cash generated from sales.....    2,471,355(19)       22,750        8,055,093(22)
Cash generated from
 refinancing..................            0       26,000,000                               --
Cash generated from other.....            0
Cash generated from
 operations, sales,
 refinancing and other........   10,450,852       32,704,115       16,537,085       3,198,376
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................    5,419,330        5,430,463        5,452,082       6,240,616
-- from sales and
 refinancing..................            0                0                               --
Cash generated (deficiency)
 after cash distributions.....    5,031,522       27,273,652       11,085,003      (3,042,240)
Less: Special items...........            0                0
Cash generated (deficiency)
 after cash distributions and
 special items................    5,031,522       27,273,652       11,085,003      (3,042,240)
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     40.00      $     41.00      $     57.00
                                                                                         ----
 Capital gain.................        14.00                0            13.00
 Nontaxable distributions.....        17.00            30.00             2.00           82.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........        66.42            57.91            72.00           28.00
 -- Return of capital.........         4.58            13.09                            54.00
Source (on cash basis):
 -- Sales.....................            0                0               --              --
 -- Refinancing...............            0                0               --              --
 -- Operations................        71.00            71.00            72.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        80.12%           79.84%           74.92%          74.92%

                              TABLE III (11 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                        CIP(R)
                                --------------------------------------------------------------------------------------
                                  1991         1992           1993            1994            1995            1996
                                ---------   ----------     -----------     -----------     -----------     -----------
Gross Revenues................  $  92,097   $5,075,196     $17,182,632     $24,713,657     $27,992,356     $31,360,134
Profit (loss) on sale.........                                     N/A       1,535,763(2)            0          (7,630)(6)
Other.........................                               1,480,759       1,613,451       2,800,337(4)    3,633,869(4)(7)
Unrealized gains..............
Extraordinary (charge) gain...                                     N/A             N/A        (401,269)(3)    (275,000)(3)
Write-down of property........                                                                              (1,753,455)
Discontinued operations.......                 129,856(32)     213,838(32)     630,584(32)     652,975(32)     613,650(32)
Less:
 Operating expenses...........    207,640    1,633,547       3,442,321       4,474,127       5,640,755       6,008,688
 Interest expense.............     22,790    1,281,813       6,488,616      10,493,574      12,996,676      13,745,401
 Depreciation.................      9,799      272,979         955,469       1,450,697       2,429,949       2,904,756
 Minority Interest............                                       0         459,583         748,841         766,582
Net Income (Loss)-GAAP
 Basis........................   (148,132)   2,016,713       7,990,823      11,615,474       9,228,178      10,146,141
Taxable Income (Loss):
 -- from gain on sale.........
 -- from operations...........   (148,132)   1,880,687       6,450,406       6,644,624       9,666,322      10,048,321
 -- from other................                                       0               0               0         656,796
 -- from extraordinary
  charge......................                                       0               0               0               0
Cash generated from
 operations...................     73,399    2,913,159      10,717,806      12,086,809      13,008,549      15,885,655
Cash generated from sales.....                                       0      12,008,853       5,927,217(5)    2,044,260(6)
Cash generated from
 refinancing..................                                       0         160,000                              --
Cash generated from other.....                                       0               0       2,003,099(4)      835,243(7)
Cash generated from
 operations, sales,
 refinancing and other........     73,399    2,913,159      10,717,806      24,255,662      20,938,865      18,765,158
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(1).....................               2,915,819       8,122,156      11,358,858      11,452,669      12,488,221
 -- from sales and
  refinancing.................                                       0               0               0               0
Cash generated (deficiency)
 after cash distributions.....     73,399       (2,660)      2,595,650      12,896,804       9,486,196       6,276,937
Less: Special items...........                                       0               0                               0
Cash generated (deficiency)
 after cash distributions and
 special items................     73,399       (2,660)      2,595,650      12,896,804       9,486,196       6,276,937
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $  (85.00)  $    34.00     $     52.00     $     55.00     $     53.00     $     65.76
 Capital Gain.................                   19.00                                            7.00            3.99
 Nontaxable distributions.....                                   22.00           25.00           21.00           11.95
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........                   31.00           65.00           80.00           65.00           64.05
 -- Return of capital.........                   22.00            9.00              --           16.00           17.65
 Source (on cash basis):
 -- sales.....................                                       0               0               0               0
 -- Refinancing...............                                       0               0               0               0
 -- operations................                   53.00           74.00           80.00           81.00           81.70
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        N/A          N/A             N/A             N/A             N/A             N/A

                                                                              CIP(R)
                                ---------------------------------------------------------------------------------------------------
                                   1997                 1998            1999             2000             2001             2002
                                -----------          -----------     -----------      -----------      -----------      -----------
Gross Revenues................  $32,987,997          $33,777,384     $38,778,383      $39,802,172      $40,299,156      $48,540,664
Profit (loss) on sale.........     (343,963)(8)(10)          N/A         361,704(15)       24,269(18)    1,048,335(23)    1,836,226
Other.........................    3,109,120(4)         3,264,738(11)   4,510,943(11)    4,943,863(11)    5,411,560(11)    8,865,740(
11)
Unrealized gains..............                                                                 --        2,128,000(24)   (2,162,611)
(29)
Extraordinary (charge) gain...      427,448(9)         1,638,375(12)           0                                --       (3,145,089)
(30)
Write-down of property........                               N/A        (402,753)(17)    (143,919)(19)  (2,300,000)(26)
Discontinued operations.......      591,236(32)          598,346(32)     101,376(32)     ( 17,392)(32)  (1,997,793)(32)  (2,542,808)
(32)
Less:
 Operating expenses...........    7,878,378            8,206,616       9,539,891        9,278,974       10,049,870       13,324,119
 Interest expense.............   13,664,622           13,019,711      13,540,217       14,232,684       13,490,736       16,587,687
 Depreciation.................    3,369,141            3,511,562       4,591,305        4,887,595        4,806,925        5,931,695
 Minority Interest............      773,371              809,309         842,152          833,012          875,599        2,069,620
Net Income (Loss)-GAAP
 Basis........................   11,086,326           13,731,645      14,836,088       15,376,728       15,366,128       13,479,001
Taxable Income (Loss):
 -- from gain on sale.........       81,144                    0       1,219,341         (446,838)       1,016,952          (86,302)
 -- from operations...........   11,157,568           13,630,377      15,182,042       13,861,589       12,918,522       13,199,547
 -- from other................            0                    0               0
 -- from extraordinary
  charge......................            0                    0               0                                         (1,211,596)
Cash generated from
 operations...................   15,487,202           18,608,041      22,586,212       24,730,585       23,916,088       25,599,411
Cash generated from sales.....    1,194,272(8)               N/A       3,166,039(15)       24,269        8,055,093       13,208,838
Cash generated from
 refinancing..................           --                    0               0                                         41,371,682
Cash generated from other.....           --                    0               0
Cash generated from
 operations, sales,
 refinancing and other........   16,681,474           18,608,041      25,752,251       24,754,854       31,971,181       80,179,931
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(1).....................   13,681,539           14,957,641      17,714,500       18,187,256       18,550,352       20,876,834
 -- from sales and
  refinancing.................                                                                                                   --
Cash generated (deficiency)
 after cash distributions.....    2,999,935            3,650,400       8,037,751        6,567,598       13,420,829       59,303,097
Less: Special items...........            0                    0               0               --               --               --
Cash generated (deficiency)
 after cash distributions and
 special items................    2,999,935            3,650,400       8,037,751        6,567,598       13,420,829       59,303,097
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     67.16          $     74.56     $     70.00      $     61.00      $     59.00      $     48.00
 Capital Gain.................           --                   --            6.00               --            50.00
 Nontaxable distributions.....        15.04                 7.95            7.00            22.00            20.00            37.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........        66.39                72.32           68.00            70.00            70.00            52.00
 -- Return of capital.........        15.81                10.19           15.00            13.00            14.00            33.00
 Source (on cash basis):
 -- sales.....................            0                    0              --                                                 --
 -- Refinancing...............            0                    0              --                                                 --
 -- operations................        82.20                82.51           83.00            83.00            84.00            85.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................          N/A                  N/A             N/A              N/A            96.57%           93.72%

                              TABLE III (12 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                                    CPA(R):12
                                 -------------------------------------------------------------------------------
                                  1993       1994        1995           1996            1997            1998
                                 -------   --------   ----------     -----------     -----------     -----------
Gross Revenues.................  $ 2,558   $465,327   $3,993,647     $11,433,627     $25,313,419     $34,563,142
Profit (loss) on sale..........                                                                0             N/A
Other..........................             554,571    1,322,990(11)   2,042,400(11)   2,086,993(11)   2,178,813
Extraordinary charge...........                                0                                        (379,246)(13)
Unrealized gains...............
Write-down of property.........                   0                          N/A                      (4,281,421)(14)
Discontinued operations........
Less:
 Operating expenses............    5,211    900,393    1,551,098       2,792,846       5,074,248       6,664,488
 Interest expense..............             147,256    1,260,189       3,525,774       6,499,865       8,557,890
 Depreciation..................                          390,307         947,206       3,022,683       5,160,001
 Minority Interest.............                                                                                0
 Net Income (Loss) -- GAAP
 Basis.........................   (2,653)   (27,751)   2,115,043       6,210,201      12,803,616      11,698,909
Taxable Income (Loss):
 -- from gain on sale..........                                                0           6,900               0
 -- from operations............   (2,653)   390,164    2,377,198       5,670,787      15,389,092      15,794,247
 -- from other.................        0          0
 -- from extraordinary
   charge......................                                                0
Cash generated from
 operations....................    2,807    591,308    3,661,087       7,747,104      19,955,591      21,781,298
Cash generated from sales......                                                0                             N/A
Cash generated from
 refinancing...................                                                                        7,042,051
Cash generated from other......                                                                                0
Cash generated from operations,
 sales, refinancing and
 other.........................    2,807    591,308    3,661,087       7,747,104      19,955,591      28,823,349
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1).....................             288,882    2,350,687       6,779,669      15,081,819      21,781,298
 -- from sales and
   refinancing.................                                                0               0       1,246,392
Cash generated (deficiency)
 after cash distributions......    2,807    302,426    1,310,400         967,435       4,873,772       5,795,659
Less: Special items............                                                0                               0
Cash generated (deficiency)
 after cash distributions and
 special items.................    2,807    302,426    1,310,400         967,435       4,873,772       5,795,659
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)........  $ (0.13)  $  30.00   $    76.00     $     68.00     $     81.00     $     56.00
 Capital Gain..................                                                                0               0
 Nontaxable distributions......                                            12.00               0           25.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income..........      N/A         --        53.00           60.00           60.00           41.00
 -- Return of capital..........               30.00        23.00           20.00           21.00           40.00
 Source (on cash basis):
 -- Sales......................                                                                                0
 -- Refinancing................                                                                             4.00
 -- Operations.................      N/A      30.00        76.00           80.00           81.00           77.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of properties
 retained divided by original
 total acquisition cost of all
 properties in program)........      N/A        N/A          N/A             N/A             N/A             N/A

                                                             CPA(R):12
                                 -----------------------------------------------------------------
                                    1999              2000              2001              2002
                                 -----------       -----------       -----------       -----------
Gross Revenues.................  $39,276,440       $44,926,537       $46,050,772       $46,679,574
Profit (loss) on sale..........    2,308,555(16)     2,440,282(20)     8,863,709(25)            --
Other..........................    4,126,251(11)     7,977,028(11)     5,032,221(11)     6,927,217(11)
Extraordinary charge...........            0                 0                          (2,245,111)(33)
Unrealized gains...............                                        1,123,500(24)      (446,541)(24)
Write-down of property.........            0                 0                                  --
Discontinued operations........                                                                 --
Less:
 Operating expenses............    7,824,025         9,447,283        10,982,069        11,175,950
 Interest expense..............   10,491,059        12,307,768        13,314,629        14,126,475
 Depreciation..................    6,481,995         7,373,672         7,432,476         7,488,348
 Minority Interest.............    1,043,103         1,205,530         1,393,297         1,473,948
 Net Income (Loss) -- GAAP
 Basis.........................   19,871,064        25,009,594        27,947,731        16,650,418
Taxable Income (Loss):
 -- from gain on sale..........    2,308,555                 0                          14,134,721
 -- from operations............   16,530,484        23,017,661        12,879,863
 -- from other.................                              0
 -- from extraordinary
   charge......................            0                                            (1,284,509)
Cash generated from
 operations....................   27,259,506        29,952,623        26,570,694        28,575,029
Cash generated from sales......    1,767,389(16)    15,751,800                           2,836,800
Cash generated from
 refinancing...................            0                                            35,092,049
Cash generated from other......            0
Cash generated from operations,
 sales, refinancing and
 other.........................   29,026,895        45,704,423        26,570,694        66,503,878
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1).....................   23,267,781        23,435,295        24,204,541        24,692,005
 -- from sales and
   refinancing.................            0                 0                                  --
Cash generated (deficiency)
 after cash distributions......    5,759,114        22,269,128         2,366,153        41,811,873
Less: Special items............            0                 0                                  --
Cash generated (deficiency)
 after cash distributions and
 special items.................    5,759,114        22,269,128         2,366,153        41,811,873
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)........  $     56.00       $     76.00       $     44.00       $     43.00
 Capital Gain..................         9.00              4.00
 Nontaxable distributions......        16.00              2.00             38.00             39.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income..........        69.00             82.00             82.00             55.00
 -- Return of capital..........        12.00                                                 27.00
 Source (on cash basis):
 -- Sales......................            0                 0                                  --
 -- Refinancing................            0                 0                                  --
 -- Operations.................        81.00             82.00             82.00             82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of properties
 retained divided by original
 total acquisition cost of all
 properties in program)........          100%            97.17%            93.42%           93.59%

                              TABLE III (13 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.


                                                      CPA(R):14
                                        --------------------------------------
                                          1997        1998            1999
                                        --------   ----------      -----------
Gross Revenues........................             $2,209,200      $10,022,604
Profit (loss) on sale.................  $     --
Other.................................                 21,200(11)    2,901,253(11)
Unrealized gain.......................                                       0
Extraordinary (charge) gain...........
Write-down of property................                                       0
Discontinued operations...............
Less:
 Operating expenses...................    12,255      975,410        2,764,738
 Interest expense.....................                 20,745        1,352,113
 Depreciation.........................                175,977          976,618
 Minority Interest....................                                 152,219
Net Income (Loss) -- GAAP Basis.......   (12,255)   1,058,268        7,678,169
Taxable Income (Loss):
 -- from gain on sale.................                                       0
 -- from operations...................              1,477,386        8,216,115
 -- from other........................                                       0
 -- from extraordinary charge.........                                       0
Cash generated from operations........        --    1,706,324        8,801,121
Cash generated from sales.............                                       0
Cash generated from refinancing.......                                       0
Cash generated from other.............                                       0
Cash generated from operations, sales,
 refinancing and other................        --    1,706,324        8,801,121
Less: Cash distribution to investors:
 -- from operating cash flow(1).......              1,324,348        9,781,253
 -- from sales and refinancing........                                       0
Cash generated (deficiency) after cash
 distributions........................                381,976         (980,132)
Less: Special items...................                                       0
Cash generated (deficiency) after cash
 distributions and special items......        --      381,976         (980,132)
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss)...............  $  (0.06)  $    31.00      $     55.00
 Capital Gain.........................                                      --
 Nontaxable distributions.............                                   10.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.................        --        25.00            39.00
 -- Return of capital.................        --         6.00            26.00
Source (on cash basis):
 -- Sales.............................                                      --
 -- Refinancing.......................                                      --
 -- Operations........................        --        31.00            65.00
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition
 cost of properties retained divided
 by original total acquisition cost of
 all properties in program)...........                    100%             100%

                                                          CPA(R):14
                                        ----------------------------------------------
                                           2000             2001              2002
                                        -----------      -----------      ------------
Gross Revenues........................  $42,540,621      $67,141,404      $112,356,014
Profit (loss) on sale.................     (303,899)(21)    (346,482)(28)           --
Other.................................    3,428,463(11)    3,693,509(11)     5,320,345(11)
Unrealized gain.......................           --           78,010(24)       354,510(24)
Extraordinary (charge) gain...........           --               --
Write-down of property................   (2,462,400)(22)  (3,810,000)(27)           --
Discontinued operations...............      138,344(34)      140,161(34)       405,042(34)
Less:
 Operating expenses...................    6,642,204       13,555,440        20,499,045
 Interest expense.....................    6,574,390       22,080,999        45,248,779
 Depreciation.........................    4,292,647       12,591,767        20,698,586
 Minority Interest....................    4,075,339          291,495         1,723,566
Net Income (Loss) -- GAAP Basis.......   21,756,549       18,376,901        30,265,935
Taxable Income (Loss):
 -- from gain on sale.................     (270,769)      (2,664,443)          745,691
 -- from operations...................   25,379,016       20,628,347        22,876,314
 -- from other........................           --               --                --
 -- from extraordinary charge.........           --               --                --
Cash generated from operations........   26,689,149       53,275,503        60,569,392
Cash generated from sales.............    1,104,340        2,903,486         5,997,781
Cash generated from refinancing.......
Cash generated from other.............
Cash generated from operations, sales,
 refinancing and other................   27,793,489       56,178,989        66,567,173
Less: Cash distribution to investors:
 -- from operating cash flow(1).......   21,466,303       32,811,085        48,580,869
 -- from sales and refinancing........                                              --
Cash generated (deficiency) after cash
 distributions........................    6,327,186       23,367,904        17,986,304
Less: Special items...................           --               --                --
Cash generated (deficiency) after cash
 distributions and special items......    6,327,186       23,367,904        17,986,304
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss)...............  $     66.00      $     44.00      $      36.00
 Capital Gain.........................                                            1.00
 Nontaxable distributions.............                         27.00             38.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income.................        60.00            36.00             45.00
 -- Return of capital.................         6.00            35.00             30.00
Source (on cash basis):
 -- Sales.............................                                              --
 -- Refinancing.......................                                              --
 -- Operations........................        66.00            71.00             75.00
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition
 cost of properties retained divided
 by original total acquisition cost of
 all properties in program)...........        99.77%           99.26%            99.17%

                              TABLE III (14 OF 14)


                      OPERATING RESULTS OF PRIOR PROGRAMS



     Table III includes information showing the start-up and operational phase of Prior Programs since December 31, 1979, the offerings of which have been closed. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.



                                                                      CPA(R):15
                                                              -------------------------
                                                               2001*           2002
                                                              --------      -----------
Gross Revenues..............................................  $  2,304      $14,393,639
Profit (loss) on sale.......................................
Other.......................................................       355(11)    1,066,835(11)
Unrealized gains (losses)...................................
Extraordinary (charge) gain.................................
Write-down of property......................................
Discontinued operations.....................................
Less:
  Operating expenses........................................    71,138        2,847,727
  Interest expense..........................................                  4,187,968
  Depreciation..............................................                  2,569,741
  Minority Interest.........................................                     88,113
Net Income (Loss) -- GAAP Basis.............................   (68,479)       5,766,925
Taxable Income (Loss):
  -- from gain (loss) on sale...............................
  -- from operations........................................   (68,479)      11,774,749
  -- from other.............................................        --
  -- from extraordinary charge..............................        --
Cash generated from operations..............................   (11,793)      13,332,697
Cash generated from sales...................................
Cash generated from refinancing.............................
Cash generated from other...................................
Cash generated from operations, sales, refinancing and
  other.....................................................   (11,793)      13,332,697
Less: Cash distributed to investors:
  -- from operating cash flow(1)............................        --        6,178,957
  -- from sales and refinancing.............................
Cash generated (deficiency) after cash distributions........   (11,793)       7,153,740
Less: Special items.........................................        --               --
Cash generated (deficiency) after cash distributions and
  special items.............................................   (11,793)       7,153,740
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss)....................................       N/A      $     45.00
  Capital gain..............................................       N/A               --
  Nontaxable distributions..................................       N/A               --
Cash Distributions to Investors:
Source (on GAAP basis):
  -- Investment income......................................       N/A            29.00
  -- Return of capital......................................       N/A            16.00
Source (on cash basis):
  -- Sales..................................................
  -- Refinancing............................................
  -- Operations.............................................       N/A            45.00
Amount (in percentage terms) remaining invested in program
  properties at the end of the last year reported in the
  Table (original total acquisition cost of properties
  retained divided by original total acquisition cost of all
  properties in program)....................................       N/A              N/A


---------------


  * For the period from inception, February 26, 2001, to December 31, 2001.

                             FOOTNOTES TO CPA(R):1



 (1)Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.



 (2)Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.



 (3)Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.



 (4)Represents write-down of the 2400 Industrial Lane Property.



 (5)Results from the sale of properties net leased to Kobacker Stores, Inc.



 (6)Result of refinancing mortgage loan on property leased to the Gap Inc.



 (7)Results from the sale of the property net leased to Winn-Dixie Stores, Inc.



 (8)For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.



 (9)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



                             FOOTNOTES TO CPA(R):2



 (1)Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.



 (2)Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.



 (3)For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.



 (4)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



 (5)Results from the sale of properties leased to Heekin Can, Inc.



 (6)In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.



 (7)Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.



 (8)Represents write-down of the Moorestown, N.J. property.



 (9)Represents write-down of the Reno, Nevada property.



                             FOOTNOTES TO CPA(R):3



 (1)Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.



 (2)Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.



 (3)For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.



 (4)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5)Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.



 (6)Represents write-down of the Moorestown, N.J. property.



 (7)Represents write-down of the Reno, Nevada property.



 (8)Represents write-down of the Leslie Fay property to net sales proceeds.



 (9)Results of settlement with Leslie Fay.



(10)Represents sales proceeds of property in Wilkes Barre, Pennsylvania.



                             FOOTNOTES TO CPA(R):4



 (1)Results from the sale of properties net leased to Knudsen Corporation.



 (2)Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.



 (3)Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.



 (4)Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.



 (5)Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.



 (6)For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.



 (7)Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.



 (8)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



 (9)Represents extinguishment of debt on the property located in Beaumont, Texas.



(10)Results from sale of property net leased to Genesco, Inc.



(11)Includes equity income and net hotel operating results for 1996.



(12)Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.



(13)Represents writedown of the property net leased to Simplicity Manufacturing, Inc.



(14)Represents equity income for 1997.



                             FOOTNOTES TO CPA(R):5



 (1)Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.



 (2)Represents exchange of property net leased to Industrial General
    Corporation.



 (3)Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.



 (4)Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.



 (5)Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.



 (6)Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.



 (7)Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.



 (8)Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.



 (9)Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.



(10)For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



(12)Results from the settlement and lease termination agreement for the hotel properties in Michigan.



(13)Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.



(14)Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.



(15)Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.



(16)Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.



(17)Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.



(18)Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.



(19)Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.



(20)Results from foreclosure on the properties net leased to Arley Merchandise Corporation.



(21)Represents writedown of properties net leased to Arley Merchandise Corporation.



                             FOOTNOTES TO CPA(R):6



 (1)Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.



 (2)Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.



 (3)Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.



 (4)For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.



 (5)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



 (6)Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.



 (7)Result from the sale of two properties leased to Autozone, Inc.



                             FOOTNOTES TO CPA(R):7



 (1)Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.



 (2)Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.



 (3)Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.



 (4)Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.



 (5)Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.



 (6)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



 (7)Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.



 (8)Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.



 (9)Represents write-down of the Jupiter and Plant City, Florida properties.



(10)Results from sale of properties leased to Mid-Continent, Bottlers, Inc.



(11)Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.



(12)Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.



(13)Result of sale of the Jupiter, Florida Property.



(14)Represents writedown of Monte Vista, Colorado property.

(15)Represents earnings from discontinued operations and loss from equity investments.



(16)Represents cash distributed from equity investments.



(17)Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.



(18)Represents writedown on properties net leased to Swiss M-Tex, L.P.



(19)Represents equity income for 1997.



                             FOOTNOTES TO CPA(R):8



 (1)Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.



 (2)Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.



 (3)Results from the refinancing of property leased to Detroit Diesel
    Corporation.



 (4)Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.



 (5)Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.



 (6)Results from the sale of two properties leased to Furon Company.



 (7)Represents equity income for 1997.



                       FOOTNOTES TO CPA(R):9 & CPA(R):10



 (1)Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.



 (2)Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to Kmart Corporation.



 (3)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



 (4)Results from the refinancing of property leased to Detroit Diesel
    Corporation.



 (5)Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.



 (6)Represents write-off of investment in Limited Partnership and income from Equity investments.



 (7)Represents cash distributions from Equity investments in excess of income.



 (8)Represents write-down of the Stamford, Connecticut property.



 (9)Results of Equity investments for 1993 through 2002.



(10)Results of sale of Data Documents property.



(11)Results from the sale of two properties leased to Furon Company.



(12)Represents write-down of the Harvest Foods, Inc. properties.



(13)Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.



(14)Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.



(15)Results from the transfer of CPA(R):10's general partnership interest in Hope Street Connecticut to CPA(R):9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.



(16)Results include subordinated disposition fees.



(17)Results from the satisfaction of a subordinated mortgage note.



(18)Results from the sale of Titan Corporation securities and the sale of properties formerly leased to Harvest Foods, Inc.



(19)Represents writedown of a vacant property in Clarksdale, Mississippi.



(20)Results from the sale of a vacant property in Clarksdale, Mississippi.



(21)Represents a writedown of a vacant property in Texarkana, Arkansas.



(22)Results from the sale of properties leased to Wal-Mart Stores, Inc.



(23)Through April 30, 2002 at which time CPA(R):10 was acquired by CIP(R).



            FOOTNOTES TO CIP(R), CPA(R):12, CPA(R):14, & CPA(R): 15



 (1)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.



 (2)Results from sale of property leased to Data Documents, Inc.



 (3)Result of refinancing mortgage loans on property leased to TBWA Chait/Day.



 (4)Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.



 (5)Results of Sale of Data Documents property.

 (6)Loss on sale of properties based to Safeway Stores, Incorporated.



 (7)Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.



 (8)Results of sale of properties formerly leased to Harvest Foods, Inc.



 (9)Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.



(10)Results include subordinated disposition fees.



(11)Results of equity investments income (loss).



(12)Results from the satisfaction of a subordinated mortgage note.



(13)Results from the prepayment of mortgage debt on the Etec Systems, Inc. properties.



(14)Represents writedown of Lanxide Corporation property.



(15)Results from the sale of Garden Ridge Corporation securities and the redemption of warrants that had been granted by Q Clubs, Inc.



(16)Results from the sale of Etec Systems, Inc. stock, the redemption of warrants that had been granted by Q Clubs, Inc. and the sale of excess land at the Rheometric Scientific, Inc. property in Piscataway, New Jersey.



(17)Represents writedown of a vacant property in Clarksdale, Mississippi.



(18)Results from the sale of a vacant property in Clarksdale, Mississippi.



(19)Represents a writedown of a vacant property in Texarkana, Arkansas.



(20)Results from the sale of Texas Freezer Company Inc. securities and a sale of QMS, Inc. property.



(21)Results from the sale of excess land at two properties.



(22)Represents a writedown of Benjamin Ansehl Company property.



(23)Results from sale of six properties leased to Wal-Mart Stores, Inc.



(24)Unrealized gain (loss) on derivative instruments.



(25)Results from sale of BAE Systems, Inc. property.



(26)Results from writedown of Waban's Inc. property.



(27)Results from writedown of Burlington Motor Carriers, Inc. property.



(28)Results from sale of former Benjamin Ansehl Company property.



(29)Unrealized gain on derivative instruments and reversal of unrealized gain on warrants in connection with disposition.



(30)Extraordinary charge on the early extinguishment of mortgage loans in 2002 on properties leased to Best Buy, Inc., Garden Ridge Corporation, ShopRite Supermarkets, Inc., Childtime Childcare, Inc., Barnes & Noble, Inc., Hibbett Sporting Goods, Inc., Petsmart, Inc. and Waban, Inc.



(31)Not used.



(32)Income (loss) from discontinued operations for the years ended December 31, 1992 through 2002 represents the results for a vacant property in Austin, Texas and a property in Maple Heights, Ohio leased to Nicholson Warehouse which are held for sale at June 30, 2003 and a property in Little Rock, Arkansas which was sold in June 2002. The reclassification for prior periods is in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Long-Lived Assets."



(33)Extraordinary charge on the early extinguishment of mortgage loans in 2002 on properties leased to Best Buy, Inc., Garden Ridge Corporation, ShopRite Supermarkets, Inc. and Childtime Childcare, Inc.



(34)Income from discontinued operations for the years ended December 31, 2000, 2001 and 2002 for a property in Greenville, Texas, formerly leased to Atrium Companies, Inc., which was sold in June 2002.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                   CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4      CPA(R):5      CPA(R):6      CPA(R):7
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Dollar Amount Raised............  $20,000,000   $27,500,000   $33,000,000   $42,784,000   $56,600,000   $47,930,000   $45,274,000
Number of Properties
  Purchased.....................           24            19            17            12            36            54            53
Date of Closing of Offering.....      9/30/79       9/23/80       5/13/82       6/16/83       3/31/84       2/13/85       9/17/87
Date of First Sale of
  Property......................       6/6/89       7/15/86      10/22/86      10/22/86      12/31/87       4/28/95       12/3/93
Date of Final Sale of
  Property(1)(2)................       1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)......  $    547.51   $  1,044.25   $  1,844.85   $    678.36   $    300.55   $    649.69   $    629.58
      -- from operations........         0.00          0.00          0.00         (0.33)         0.00          0.00          0.00
    Capital Gain (loss).........  $     11.34   $    858.72   $    105.88   $    109.97   $    354.66   $      0.00   $    291.18
      -- Other..................  $      0.00   $      0.00   $      0.00   $      0.00   $     43.48   $      0.54   $     21.14
Cash Distributions to Investors
  Source (on Gaap basis)
    -- Investment Income........       765.68      2,069.50      2,115.01      1,405.10        928.11      1,017.83        636.60
    -- Return of Capital........     1,517.49      1,524.35      1,832.07      1,591.09      1,136.70      1,509.79      1,441.83
  Source (on Cash basis)
    -- Sales....................     1,051.80      1,818.20      1,677.00      1,358.60        734.80      1,380.60      1,107.80
    -- Refinancing..............         0.00          0.00          0.00          0.00          0.00          0.00         10.46
    -- Operations...............     1,231.37      1,775.65      1,935.48      1,542.63      1,330.01      1,147.02        941.13
    -- Other....................         0.00          0.00        100.00          0.00          0.00          0.00          0.00

                                   CPA(R):8      CPA(R):9      CPA(R):10
                                  -----------   -----------   -----------
Dollar Amount Raised............  $67,749,000   $59,990,000   $72,050,000
Number of Properties
  Purchased.....................           47            33            70
Date of Closing of Offering.....      6/30/89       4/30/91       6/17/91
Date of First Sale of
  Property......................      4/15/94        9/5/96      11/10/94
Date of Final Sale of
  Property(1)(2)................       1/1/98        1/1/98        5/1/02
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)......  $    595.28   $    418.85   $    533.00
      -- from operations........         0.00          0.00             0
    Capital Gain (loss).........  $      0.00   $    (15.58)  $     47.00
      -- Other..................  $     (0.21)  $      0.03   $    277.00
Cash Distributions to Investors
  Source (on Gaap basis)
    -- Investment Income........       692.73        467.11        640.97
    -- Return of Capital........     1,480.42      1,281.36        287.91
  Source (on Cash basis)
    -- Sales....................     1,391.00      1,052.60          0.00
    -- Refinancing..............         0.00          0.00          0.00
    -- Operations...............       782.15        695.89        928.88
    -- Other....................         0.00          0.00          0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

(2) Date of merger of CPA(R):10 and CIP(R). Shares of CPA(R):10 were converted to shares of CIP(R)

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 2002

     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 2000. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                                 SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                              --------------------------------------------------------------
                                                                                         PURCHASE
                                                                  CASH                    MONEY    ADJUSTMENTS
                                                                RECEIVED     MORTGAGE    MORTGAGE   RESULTING      TOTAL
                                                                 NET OF       BALANCE     TAKEN       FROM        PROCEEDS
                                       DATE       DATE OF       CLOSING       AT TIME    BACK BY   APPLICATION    RECEIVED
             PROPERTY                ACQUIRED       SALE         COSTS        OF SALE    PROGRAM     OF GAAP     FROM SALE
             --------               ----------  ------------  ------------  -----------  --------  -----------  ------------
Formerly Kobacker Stores,
 Inc.(4)..........................   1/17/1979     3/31/2000  $  2,129,875  $         0  $      0     None      $  2,129,875
                                                 & 7/26/2000
Sund Defribrator(5)...............   8/30/1985      5/3/2000       300,000            0         0     None           300,000
Autozone, Inc.(6).................   8/28/1987     8/30/2000       228,693            0         0     None           228,693
Formerly Yellow Front Stores,
 Inc.(7)..........................   1/29/1988     5/28/2000       373,169            0         0     None           373,169
Formerly Harvest Foods, Inc.(8)...   2/21/1992     3/16/2000        50,000            0         0     None            50,000
QMS, Inc.(9)......................   2/19/1997     6/13/2000     9,417,077    5,061,923         0     None        14,479,000
Buffets, Inc.(10).................   9/28/2000     12/4/2000     1,094,340            0         0     None         1,094,340
Builders' Supply and Lumber Co.,
 Inc.(11).........................   6/26/1999                      10,000            0         0     None            10,000
Formerly Kobacker Stores,
 Inc.(12).........................                  1/1/2001
                                                 & 2/12/2001       318,340            0         0     None           318,340
Formerly G.D. Serle & Co.(13).....    9/2/1980      3/2/2001        91,992            0         0     None            91,992
High Voltage Engineering(14)......  11/10/1988      3/5/2001     5,739,576            0         0     None         5,739,576
Formerly G.D. Serle & Co. (15)....    1/5/1981     3/23/2001       120,743            0         0     None           120,743
BAE Systems, Inc.(16).............   9/29/1997      5/1/2001    30,497,865            0         0     None        30,497,865
Formerly Harvest Foods,
 Inc.(17).........................   2/21/1992      6/5/2001     1,218,322            0         0     None         1,218,322
Formerly Yale Industrial Products,
 Inc(18)..........................  12/30/1983     7/20/2001     9,365,572            0         0     None         9,365,572
Benjamin Ansehl Company(19).......  11/24/1998     8/15/2001             0    2,903,486         0     None         2,903,486
Formerly Color Tile, Inc.(20).....   10/1/1980     9/25/2001       985,286            0         0     None           985,286
Wal-Mart Stores, Inc.(21).........  12/19/1991     9/29/2001     2,922,102   11,969,762         0     None        14,891,864
Formerly Yellow Front Stores,
 Inc.(22).........................   1/29/1988     1/18/2001
                                                   1/10/2001
                                                & 11/21/2001     2,800,150            0   700,000     None         3,500,150
Formerly Gould, Inc. (23).........  12/23/1985     1/17/2002     3,318,858            0         0     None         3,318,858
General Cinema Corporation(24)....   7/31/1986     1/18/2002     2,188,383            0         0     None         2,188,383
Formerly Emerson Electric
 Company(25)......................    4/9/1981     2/26/2002     3,326,564            0         0     None         3,326,564
Formerly Yellow Front Stores, Inc.
 (26).............................   1/29/1988     4/12/2002     1,618,938            0         0     None         1,619,047
                                                   5/31/2002
                                                  10/24/2002
Formerly DeVlieg Bullard,
 Inc.(27).........................    4/3/1986     5/30/2002       524,270            0         0     None           524,270
Affiliated Foods Southwest,
 Inc.(28).........................   2/21/1992     5/31/2002       297,452            0         0     None           297,452
Formerly Knudsen
 Corporation(29)..................    6/1/1983     6/20/2002    24,000,000            0         0     None        24,000,000
Atrium Companies Inc.(30).........  11/18/1999     6/21/2002     3,524,768    1,987,192         0     None         3,524,768
Formerly Furon Company(31)........   1/29/1990      7/1/2002    15,174,260   10,750,605         0     None        15,174,260
Formerly NVRyan LP(32)............   3/31/1989      7/1/2002       650,716            0         0     None           650,716
Formerly Landmark Hotel
 Corporation(33)..................   1/30/1986     8/14/2002     2,878,267            0         0     None         2,878,267
Formerly ARC Automation Services,
 Inc.(34).........................  10/20/1983     10/1/2002       835,109            0         0     None           835,109
Waban Inc.(35)....................   6/29/1993     12/5/2002       803,433    5,939,818         0     None         6,743,251
                                                              ------------  -----------  --------               ------------
                                                              $126,804,120  $38,612,786  $700,000       --      $153,379,218
                                                              ============  ===========  ========               ============

                                          COST OF PROPERTIES INCLUDING
                                           CLOSING AND SOFT COSTS(1)
                                    ----------------------------------------
                                                                   TOTAL
                                                                ACQUISITION        EXCESS
                                                                   COST,        (DEFICIENCY)
                                                                  CAPITAL       OF OPERATING
                                     ORIGINAL      ORIGINAL     IMPROVEMENT     RECEIPTS OVER
                                      EQUITY       MORTGAGE     CLOSING AND         CASH
             PROPERTY               INVESTMENT     FINANCING     SOFT COSTS    EXPENDITURES(2)
             --------               -----------   -----------   ------------   ---------------
Formerly Kobacker Stores,
 Inc.(4)..........................  $   971,275   $ 1,327,055   $  2,298,330    $  1,305,828
Sund Defribrator(5)...............      750,000       379,040      1,129,040       1,116,315
Autozone, Inc.(6).................      207,903             0        207,903         283,593
Formerly Yellow Front Stores,
 Inc.(7)..........................      217,731       301,500        519,231         265,278
Formerly Harvest Foods, Inc.(8)...      336,515       522,449        858,964          83,261
QMS, Inc.(9)......................    6,674,000     7,200,000     13,874,000       2,658,362
Buffets, Inc.(10).................    1,100,000             0      1,100,000               0(3)
Builders' Supply and Lumber Co.,
 Inc.(11).........................      275,109             0        275,109               0(3)
Formerly Kobacker Stores,
 Inc.(12).........................
                                        163,010       222,721        385,731         190,854
Formerly G.D. Serle & Co.(13).....      227,872             0        227,872         304,569
High Voltage Engineering(14)......    2,100,000     1,950,000      4,050,000       5,251,866
Formerly G.D. Serle & Co. (15)....      204,168             0        204,168         509,474
BAE Systems, Inc.(16).............   21,376,106             0     21,376,106       4,758,026
Formerly Harvest Foods,
 Inc.(17).........................      533,137       827,712      1,360,849         124,888
Formerly Yale Industrial Products,
 Inc(18)..........................    2,500,000     3,000,000      5,500,000      10,985,738
Benjamin Ansehl Company(19).......    2,921,000     3,100,000      6,021,000         758,744
Formerly Color Tile, Inc.(20).....      632,652             0        632,652         606,493
Wal-Mart Stores, Inc.(21).........      344,450    15,000,000     15,344,450       2,735,318
Formerly Yellow Front Stores,
 Inc.(22).........................
                                      1,449,917     1,999,279      3,449,196       2,721,050
Formerly Gould, Inc. (23).........    4,379,455             0      4,379,455       5,196,148
General Cinema Corporation(24)....    4,330,000             0      4,330,000       2,837,626
Formerly Emerson Electric
 Company(25)......................    3,264,862             0      3,264,862       6,574,057
Formerly Yellow Front Stores, Inc.
 (26).............................    1,049,538     1,447,200      2,496,738       1,724,745
Formerly DeVlieg Bullard,
 Inc.(27).........................      337,347       621,837        959,184               0(3)
Affiliated Foods Southwest,
 Inc.(28).........................      136,589       213,411        350,000         182,055
Formerly Knudsen
 Corporation(29)..................    6,212,173     5,516,550     11,728,723      26,336,912
Atrium Companies Inc.(30).........    1,182,144     2,009,263      3,191,407         245,592
Formerly Furon Company(31)........    9,292,552    14,000,000     23,292,552      22,151,762
Formerly NVRyan LP(32)............      473,580       701,600      1,175,180         681,396
Formerly Landmark Hotel
 Corporation(33)..................    1,000,000     7,500,000      8,500,000       8,747,993
Formerly ARC Automation Services,
 Inc.(34).........................      854,549       872,685      1,727,234       1,246,743
Waban Inc.(35)....................    2,750,000     7,000,000      9,750,000       1,044,945
                                    -----------   -----------   ------------    ------------
                                    $78,247,634   $75,712,302   $153,959,936    $111,629,631
                                    ===========   ===========   ============    ============

                                   FOOTNOTES

 (1) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs. Original equity investment and mortgage financing includes amounts funded for the initial acquisition plus subsequent capital improvements and costs funded through equity investments.

 (2) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned. No amounts are presented for partial land sales since such amounts are negligible.

 (3) The property sold represents only a portion of the property owned by the program and no receipts or expenses have been separately allocated.

 (4) In January 1979, CPA(R):1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA(R):1 was consolidated with W.P.Carey & Co. LLC. In March 2000, and July 2000, ten of the former Kobacker stores were sold, for approximately $2,443,000 with the company realizing a loss on sale of approximately, $455,000.

 (5) In August 1985, CPA(R):5 purchased several properties formerly leased to Industrial General Corp. In January 1998, CPA(R):5 was consolidated with W.P.Carey & Co. LLC and in May 2000, the "Cathage, NY" Property was sold for $300,000 with W.P.Carey & Co. LLC realizing a loss on the sale of $72,583.

 (6) In August 1987, CPA(R):7 purchased seven properties net leased to Autozone, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. On August 30, 2000, the Autozone property in Pensacola, Florida was sold for approximately $229,000 with the company realizing a loss on the sale of approximately, $304,000.

 (7) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. In May 2000, the Silver City, New Mexico property, formerly net leased to Yellow Front, was sold for approximately $373,000 with the company recognizing a gain on sale of approximately $52,000.

 (8) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In March 2000, the Clarksdale, Mississippi property was sold for approximately $50,000. The property had formerly been written down to its net realizable value, with CPA(R):10 and CIP(R) recognizing a gain on sale of approximately $24,250 and $24,269, respectively.

 (9) In February 1997 CPA(R):12 purchased a property in Mobile, Alabama net leased to QMS, Inc. On June 13, 2000, the property was sold for approximately $14,479,000 and CPA(R):12 recognized a gain on sale of $1,212,886.

(10) In September 2000, CPA(R):14 purchased a property in Eagan, Minnesota. In December 2000, approximately 10 acres of excess land at that property were sold for $1,094,340 with CPA(R):14 realizing a loss on sale of $38,490.

(11) In June 1999, CPA(R):14 purchased a property in Harrisburg, North Carolina. In December 2000, approximately 9 acres of excess land at the property were sold for $10,000 with CPA(R):14 realizing a loss on sale of $265,409.

(12) In January 1979, CPA(R):1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA(R):1 was consolidated with W.P.Carey & Co. LLC. In January 2001 and February 2001, two of the former Kobacker stores were sold for $370,500. The properties had formerly been written down to their respective sales price.

(13) In September 1980, CPA(R):2 purchased a property formerly leased to G.D. Serle & Co. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co. LLC. On March 2, 2001, the G.D. Serle property in Greensboro, North Carolina was sold, for $100,000 with W.P.Carey & Co. LLC realizing a gain on sale of $1,010.

(14) In November 1988, CPA(R):8 purchased a property in Sterling, Massachusetts and net leased it to High Voltage Engineering Corporation. In January 1998, CPA(R):5 was consolidated with

W.P.Carey & Co. LLC. On March 5, 2001, the High Voltage Engineering Corporation property was sold for approximately $5,731,000, with W.P.Carey & Co. LLC realizing a gain on sale of approximately $42,000.

(15) In January 1981, CPA(R):2 purchased a property formerly leased to G.D. Serle & Co. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co. LLC. On March 23, 2001, the G.D. Serle property in New Orleans, Louisiana was sold, for $122,300 with W.P.Carey & Co. LLC realizing a gain on sale of $743.

(16) In September 1997, CPA(R):12 purchased a property in San Diego, California and assumed an existing net lease with BAE Systems, Inc., formerly GDE Systems, Inc. On May 1, 2001, the property was sold for $30,497,865, net of transaction costs, with CPA(R):12 realizing a gain on sale of $8,863,709. The funds were held by an intermediary in an escrow account for the purpose of entering into a Section 1031 noncash exchange, which under the Internal Revenue Code, allowed CPA(R):12 to acquire like-kind real properties within a stated period in order to defer a taxable gain of approximately $9,800,000. The noncash exchange was completed in 2001.

(17) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In June 2001, the Texarkana, Arkansas property was sold for $1,218,322. The property had formerly been written down to its net realizable value, with CPA(R):10 and CIP(R) recognizing a loss on sale of $38,420 each.

(18) In December 1983, CPA(R):5 purchased a property formerly leased to Yale Industrial Products, Inc. In January 1998, CPA(R):5 was consolidated with W.P.Carey & Co. LLC. On July 20, 2001, the Yale Industrial Products, Inc. property in Forest City, Arkansas was sold for approximately $9,400,000 with W.P.Carey & Co. LLC realizing a gain on sale of approximately $304,000.

(19) In November 1998, CPA(R):14 purchased a property in St. Louis, Missouri and entered into a net lease with the Benjamin Ansehl Company. During 2000, Benjamin Ansehl filed a petition of bankruptcy, and subsequently vacated the property. Due to the expected termination of the lease, CPA(R):14 incurred an impairment loss of $2,462,400 in 2000. In August 2001, CPA(R):14 sold the property for $2,903,486 and recognized a loss on sale of $346,482.

(20) In October 1980, CPA(R):2 purchased a property formerly leased to Color Tile, Inc. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co. LLC. On September 25, 2001, the Color Tile property in Canton, Ohio was sold, for $1,070,000 with W.P.Carey & Co. LLC realizing a gain on sale of $801,469.

(21) In December 1991, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased six retail stores and entered into a net lease with Wal-Mart Stores, Inc. In September 2001, CPA(R):10 and CIP(R) sold the six retail properties for $14,891,864 and realized a gain on sale of $1,086,755 each.

(22) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. In January 2001, and November 2001, three of the properties, formerly net leased to Yellow Front Stores, Inc. properties were sold for $3,500,000, with W.P.Carey & Co. LLC recognizing a gain on sale of $411,000.

(23) In December 1985, CPA(R):6 purchased a property in Urbana, Illinois formerly net leased it to Gould, Inc. In January 1998, CPA(R):6 was consolidated with W.P.Carey & Co. LLC. In January 2002, the property, formerly net leased to Gould, Inc. was sold for $3,600,000 with W.P.Carey & Co. LLC realizing a gain on sale of $756,876.

(24) In July 1986, CPA(R):6 purchased a property in Burnsville, Minnesota and net leased it to General Cinema Corporation. In January 1998, CPA(R):6 was consolidated with W.P.Carey & Co. LLC. In January 2002, the General Cinema Corporation was sold for $2,200,000 with W.P.Carey & Co. LLC realizing a loss on sale of $7,496.

(25) In April 1981, CPA(R):2 purchased a property in Maumelle, Arizona formerly net leased it to Emerson Electric Company. In January 1998, CPA(R):2 was consolidated with W.P.Carey & Co.

     LLC. In February 2002, the property formerly net leased to Emerson Electric Company was sold, for $3,600,000 with W.P.Carey & Co. LLC realizing a gain on sale of $399,854.

(26) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master lease to Yellow Front Store, Inc. In January 1998, CPA(R):7 was consolidated with W.P.Carey & Co. LLC. In April, May and October, 2002, three properties formerly net leased to Yellow Front Stores, Inc. were sold for $1,785,000 with W.P.Carey & Co. LLC realizing a loss on sale of $27,789.

(27) In April 1986, CPA(R):5 purchased properties formerly net leased to DeVlieg Bullard, Inc. in McMinville, Tennessee. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W.P.Carey & Co. LLC. In May 2002, one of the properties formerly net leased to DeVlieg Bullard, Inc. was sold for $500,000 with no gain or (loss) realized by W.P.Carey & Co. LLC.

(28) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In May 2002, the Little Rock, Arkansas property was sold for $297,452 and a gain on sale of $8,874 was recognized.

(29) In June 1983, CPA(R):3 and CPA(R):4 purchased a property formerly net leased to Knudsen Corporation in Los Angeles, California. In January 1998, CPA(R):3 and CPA(R):4 were consolidated with W.P.Carey & Co. LLC. In June 2002, the property formerly net leased to Knudsen Corporation was sold for $24,000,000 with W.P.Carey & Co. LLC realizing a gain on sale of $11,160,305.

(30) In November 1999, CPA(R):14 purchased properties in Dallas and Greenville, Texas leased to Atrium Companies, Inc. In June 2002, CPA(R):14 sold one of the Greenville, Texas properties and recognized a gain on sale of $333,361.

(31) In January 1990, CPA(R):8 and CPA(R):9 purchased several properties formerly net leased under a master lease with Furon Company. In January 1998, CPA(R):8 and CPA(R):9 were consolidated with W.P.Carey & Co. LLC. In July 2002, the property formerly net leased to Furon Company was sold, for $26,000,000 with W.P.Carey & Co. LLC realizing a gain on sale of $1,797,730.

(32) In March 1989, CPA(R):7 and CPA(R):8 purchased a property formerly net leased to NVRyan, L.P. in Fredricksburg, Virginia. In January 1998, CPA(R):7 and CPA(R):8 were consolidated with W.P.Carey & Co. LLC. In June 2002, the property formerly net leased to NVRyan, L.P. was sold for $700,000 with W.P.Carey & Co. LLC realizing a loss on sale of $7,550.

(33) In January 1986, CPA(R):5 and CPA(R):6 purchased a property formerly net leased to Landmark Hotel Corporation. in Petoskey, Michigan. In January 1998, CPA(R):5 and CPA(R):6 were consolidated with W.P.Carey & Co. LLC. In August 2002, the property formerly net leased to Landmark Hotel Corporation was sold for $2,990,000 with W.P.Carey & Co. LLC realizing a gain on sale of $612,860.

(34) In October 1983, CPA(R):4 purchased a property formerly net leased to ARC Automation Services, Inc. in College Station, Texas. In January 1998, CPA(R):4 was consolidated with W.P.Carey & Co. LLC. On October 2002, a portion of the property formerly net leased to ARC Automation Services, Inc. was sold for $843,825 with W.P.Carey & Co. LLC realizing a loss on sale of $4,722.

(35) In June 1993, CIP(R) purchased land and a warehouse retail store in East Farmingdale, New York formerly leased to Waban Inc. During 2001, in connection with the proposed sale, the property was written down to its estimated fair value and an impairment charge of $2,300,000 was recognized. In December 2002, the property was sold for $6,743,251 and CIP(R) recognized a loss on sale of $167,403.

[CPA LOGO]
                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):15 ORDER FORM

        INSTRUCTIONS TO INVESTORS
---------
  ------------------------------------------------------------------------------

     YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     ITEM 1 Indicate the number of shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS; 200 Shares is the minimum for investors who are IRAs or KEOGHS or 250 shares if you are resident of Iowa) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     ITEM 2 If you will consider making an additional investment in this offering.

     ITEM 3 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     ITEM 4 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     ITEM 5 SHAREHOLDER REPORT ADDRESS: If you would like duplicate copies of shareholder reports sent to an address other than listed in Item 4, please complete this section.

     ITEM 6  Provide distribution payment preference.

     ITEM 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "THE BANK OF NEW YORK AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the title and signature pages of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporate resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

        INSTRUCTIONS TO BROKERS
---------
--------------------------------------------------------------------------------

     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to "The Bank of New York, as Escrow Agent" and completed Order Form(s) to The Bank of New York, Attn: Annette Kos, Insurance Trust and Escrow Department, 101 Barclay 8W Floor, New York, NY 10286.

     For wiring instructions, contact Annette Kos at The Bank of New York at 212-815-3214 prior to wiring funds.

[CPA LOGO]
                                                CORPORATE PROPERTY ASSOCIATES 15
                                                                      ORDER FORM
       The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 4 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
   (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 4 BELOW HAS BEEN CHECKED].

1.        INVESTMENT

     This is an (check one):  [ ] Initial Investment
                              [ ] Additional
                                  Investment in this
                                  offering
     MAKE INVESTMENT CHECK PAYABLE TO: THE BANK OF
     NEW YORK
                                          $
    --------------------         -------------------
    Number of Shares --           Dollar Amount of
        minimum 250 (or              Investment
       200 for an IRA or         ($10.00 per share)
            KEOGH)

                                                           [ ] Check this box if you have agreed with your broker-dealer or
                                                               Registered Investment Adviser to purchase shares net of
                                                               commission. Investors electing this option are required to pay $9.30 per share.

                                                                                                             $
                                                           ---------------------------          ----------------------------
                                                           Number of Shares -- minimum          Dollar Amount of Investment
                                                             250 (or 200 for an IRA or               ($9.30 per share)
                                                                      KEOGH)

2.        ADDITIONAL INVESTMENTS
   Please check if you plan to make additional investments in the Company: [ ] [If additional investments are made please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $20. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations therein.]

3.        FORM OF OWNERSHIP -- Mark only one box
--------------------------------------------------------------------------------


    [ ] IRA                                                            [ ] INDIVIDUAL
    [ ] KEOGH                                                          [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
    [ ] PENSION OR PROFIT SHARING PLAN                                  (In Item 7, both signatures must appear)
     [ ] TAXABLE  [ ] EXEMPT UNDER sec.501A                            [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
    [ ] SIMPLIFIED EMPLOYEE PENSION / TRUST (S.E.P.)                    (In Item 7, both signatures must appear)
    [ ] TRUST  [ ] TAXABLE  [ ] GRANTOR A or B                         [ ] TENANTS IN COMMON
     (Signature and title pages of Trust Agreement must be             [ ] A MARRIED PERSON SEPARATE PROPERTY
    enclosed)                                                           (In Item 7, only one signature must appear)
                                                                       [ ] CUSTODIAN
     Trustee name(s)                                                    Custodian for
    ---------------------------------------------                       ------------------------------------------------
                                                                        Under the [ ] Uniform Gift to Minors Act of the State of
     For the Benefit of                                                ----
     --------------------------------------------                                 [ ] Uniform Transfers to Minors Act of the State
                                                                        of----
     Trust Date                                                        [ ] CORPORATION OR PARTNERSHIP
     ---------------------------------------------------                (Corporate Resolution or Partnership Agreement MUST be
    [ ] ESTATE                                                         enclosed)
    [ ] CHARITABLE REMAINDER TRUST
    [ ] NON-PROFIT ORGANIZATION
    [ ] TRANSFER ON DEATH (TOD)----------------------------
     (Please complete enclosed TOD Form to effect designation)

4.        INVESTOR INFORMATION
--------------------------------------------------------------------------------

   Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable.

                                                                                      Investor Social
                                                                                      Security Number
                                                                                      -       -
    Name
                        ------------------------------------------------------------  --------------------
                                                                                      Joint Investor's
                                                                                      Social Security
                                                                                      Number
    Name of                                                                           -       -
    Joint Investor
                        ------------------------------------------------------------  --------------------
                                                                                      Taxpayer ID Number
                                                                                      -
    Address
                        ------------------------------------------------------------  --------------------
                                                                                      Zip
    City                                                                              Code --------------
                        ------------------------------ State --------------
    Investor e-mail
    address (optional)
                        ----------------------------------------------------------------------------------

    Investor's Account Number with Broker Dealer or Registered Investment Adviser (if any):
    ------------------------------------------------------------------------------------------------------

    [ ] Check this box if you are a U.S. person                        [ ] Check this box if you are a U.S. citizen residing
    [ ] Check this box if you are a non-resident alien                 outside the U.S.
                                                                       [ ] Check this box if you are subject to backup withholding

5.        SHAREHOLDER REPORT ADDRESS
------ -------------------------------------------------------------------------

   If you are investing through a Trust, IRA or KEOGH, please complete this section.

    Address
             --------------------------------------------------------------------------------------------------------
             --------------------------------------------------------------------------------------------------------
    City                           State                                       Zip Code
             --------------------                ---------------------------             ---------------------------

6.        DISTRIBUTION PAYMENT OPTIONS
------  ------------------------------------------------------------------------

   Complete this section only to enroll in Dividend Reinvestment or to direct distribution payments to a party other than indicated in Section 4. Choose Option a, b or c.

   6a. DIVIDEND REINVESTMENT Check the applicable box to participate in the Dividend Reinvestment Plan: 100% [ ] Other [ ] ----- %

   6b. ALTERNATE PAYEE(S) (Non-Qualified Investors Only) Please indicate the address(es) to which distributions should be mailed. Distributions may be split on a percentage basis, between a maximum of two (2) payees.
   * Percentage amount must equal 100%.

    Destination                                                      Destination
      1:                        %*                                   2:                          %*
                  ------------                                                     ------------
    Company                                                          Company
                  ------------------------------------------------                 ------------------------------------------------
    Address                                                          Address
                  ------------------------------------------------                 ------------------------------------------------
                  ------------------------------------------------                 ------------------------------------------------
    City                                                             City
                  ------------------------------------------------                 ------------------------------------------------
    State                       Zip Code                             State                       Zip Code
                  ------------            -------------------------                ------------            -------------------------
    Account number (if any)                                          Account number (if any)
                                -----------------------------------                              -----------------------------------
    Account name                                                     Account name
                  ------------------------------------------------                 ------------------------------------------------

   6c. AUTOMATIC DEPOSITS Please include a voided check or savings deposit slip. (Non-Qualified Investors Only)
   I authorize Comerica Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):15 Investor Relations Department or Phoenix American, the transfer agent for CPA(R):15, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.

    Financial Institution Name and Address:
                                             -------------------------------------------------------------------------------------
                                             -------------------------------------------------------------------------------------
                                             -------------------------------------------------------------------------------------
    Account Type (check one):                [ ] Checking    [ ] Savings    [ ] Other



    Account Number ---------------------------------------- Bank ABA Routing Number ----------------------------------------

7.        SIGNATURE OF INVESTOR(S)
------
--------------------------------------------------------------------------------

   Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

                                                                                  JOINT
                                                                       INVESTOR  INVESTOR
                                                                       --------  --------
    (a)  I have received the Prospectus                                  ---       ---
                                                                       Initials  Initials
    (b)  I have (i) a net worth (exclusive of home furnishings and automobiles) of at least $150,000 or more, or; (ii) a net
         worth (as described above) of at least $45,000 and had
         during the last two years or estimate that I will have
         during the current tax year a minimum of $45,000 annual
         gross income, or that I meet the higher suitability
         requirements imposed by my state of primary residence as set    ---       ---
         forth in the prospectus under "Suitability Standards."        Initials  Initials

    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE
    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE

8.        BROKER/DEALER INFORMATION
------
     ---------------------------------------------------------------------------

   The Financial Advisor or Registered Investment Adviser (RIA) must sign below to complete order. Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's residence.

    Licensed Firm Name
                               ------------------------------------------------------------------------
    Advisor Name
                               ------------------------------------------------------------------------
    Advisor Mailing Address
                               ------------------------------------------------------------------------
    City                                          State                     Zip Code
                               -----------------         -----------------            -----------------
    Advisor Number                                       Telephone Number
                                                                            ---------------------------
                               ------------------------
    e-mail address (optional)
                               ------------------------------------------------------------------------

   [ ] REGISTERED INVESTMENT ADVISER (RIA) CHECK HERE. This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

   The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
   (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    ------------------------------------------------------------  ---------------------------
    ADVISOR SIGNATURE                                             DATE

       ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR   5/20/03
                         REGISTRATION CANNOT BE PROCESSED.

------------------------------------------------------------
------------------------------------------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Suitability Standards......................    1
Prospectus Summary.........................    4
Risk Factors...............................   17
Estimated Use of Proceeds..................   24
Management Compensation....................   25
Conflicts of Interest......................   36
Prior Offerings by Affiliates..............   40
Management.................................   49
Investment Objectives, Procedures and
  Policies.................................   61
Holders of Shares of the Company...........   72
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   75
Description of the Properties..............   83
United States Federal Income Tax
  Considerations...........................  109
ERISA Considerations.......................  120
Description of Shares......................  123
The Offering...............................  132
Reports to Shareholders....................  137
Legal Opinions.............................  138
Experts....................................  138
Sales Literature...........................  138
Further Information........................  139
Financial Statements.......................  F-1
Prior Performance Tables...................  A-1
Order Form.................................  B-1


------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CPA(R):15 SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                               [W.P. CAREY LOGO]

[CPA LOGO]
CORPORATE PROPERTY
ASSOCIATES 15
Incorporated
A Maximum of 69,000,000 Shares of Common Stock

                                   PROSPECTUS
                          CAREY FINANCIAL CORPORATION
------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................  $    63,480
NASD filing fee.............................................       30,500
Legal fees and expense......................................      250,000
Printing and engraving......................................      250,000
Accounting fees and expenses................................      175,000
Blue sky expenses...........................................      150,500
Escrow and transfer agents' fees and expenses...............       40,000
Advertising and sales literature............................      375,000
Miscellaneous...............................................    9,311,550(1)
                                                              -----------
TOTAL.......................................................  $10,646,030
                                                              ===========

(1) Estimated. This amount includes wholesaling expense reimbursements and other expense reimbursements for sales seminars, bonus and sales incentives, due diligence and marketing support.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES


     In April 2001, Carey Asset Management Corp. purchased 20,000 shares of our common stock for $200,000 cash. Since August 1, 2002, Carey Asset Management received 178,526 shares of our common stock as payment of certain fees, pursuant to the terms of the Advisory Agreement. Since the transactions described above were not considered to have involved a "public offer" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended, the shares issued were deemed to be exempt from registration. In acquiring our shares, W. P. Carey & Co. LLC represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.


ITEM 34.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors (excluding independent directors), W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors, W. P. Carey & Co. or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless W. P. Carey & Co. and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) 1.  FINANCIAL STATEMENTS OF CPA(R):15

          The following financial statements are filed as part of this Report:

        Pro Forma Financial Information (unaudited)


        Pro Forma Consolidated Balance Sheet as of March 31, 2003



        Pro Forma Consolidated Statement of Income for the three month period ended March 31, 2003 and the year ended December 31, 2002 (unaudited)



        Pro Forma Consolidated Statement of Taxable Income and After Tax Cash Flow for the 12 months ended March 31, 2003


        Notes to Pro Forma Consolidated Financial Statements

        Financial Statements, December 31, 2002

        Consolidated Balance Sheets, December 31, 2002 and 2001

        Consolidated Statements of Operations for the year ended December 31, 2002 and the period from inception (February 26, 2001) to December 31, 2001

        Consolidated Statement of Shareholders' Equity for the period from inception (February 26, 2001) to December 31, 2001 and for the year ended December 31, 2002.

        Consolidated Statements of Cash Flows for the year ended December 31, 2002 and the period from inception (February 26, 2001) to December 31, 2001

          Notes to Consolidated Financial Statements

        Financial Statement Schedule, December 31, 2002

        Schedule III -- Real Estate and Accumulated Depreciation


        Financial Statements, March 31, 2003 (unaudited)


        Condensed Consolidated Balance Sheets, March 31, 2003 and December 31, 2002


        Condensed Consolidated Statements of Income for the three months ended March 31, 2003 and 2002



        Condensed Consolidated Statement of Comprehensive Income for the three months ended March 31, 2003 and 2002.


        Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2002

        Notes to Condensed Consolidated Financial Statements

     (b) Exhibits


EXHIBIT NO                              EXHIBIT
----------                              -------
    3.1       Articles of Incorporation of CPA(R):15.(1)
    3.2       Amended and Restated Bylaws of CPA(R):15.(3)
    4.1       2001 Dividend Reinvestment and Stock Purchase Plan.(3)
    5.1       Form of Opinion of Reed Smith LLP as to legality of
              securities issued.(3)
    8.1       Form of Opinion of Reed Smith LLP as to certain tax
              matters.(3)
    8.2       Form of Opinion of Reed Smith LLP as to certain ERISA
              matters.(3)
   10.1       Form of Selected-Dealer Agreement.(3)
   10.2       Form of Escrow Agreement.(3)
   10.3       Form of Selected Investment Advisor Agreement.(3)
   10.4       Form of Sales Agency Agreement.(3)
   10.5       Form of Advisory Agreement.(3)
   10.6       Form of Wholesaling Agreement.(3)
   10.7       Amended and Restated Limited Partnership Agreement of
              Goldfish (DE) L.P.(3)
   10.8       Agreement of Delaware Limited Partnership of Labrador (AZ)
              L.P.(3)
   10.9       Agreement of Delaware Limited Partnership of BFS (DE)
              L.P.(3)
   10.10      Lease Agreement by and between GROCERY (OK) QRS 15-5, INC.
              and Fleming Companies, Inc. dated as of June 28, 2002.(3)
   10.11      Lease Agreement by and among MODULE (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.12      Lease Agreement by and among CHASSIS (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.13      Lease Agreement by and between ENERGY (NJ) QRS 15-10, INC.
              and Foster Wheeler Realty Services, Inc., dated as of August
              16, 2002.(3)
   10.14      Lease between Massachusetts Mutual Life Insurance Company
              and SFX Entertainment, Inc. dated as of March 13, 2000.(3)
   10.15      Leasehold Mortgage and Security Agreement between ENERGY
              (NJ) QRS 15-10, Inc., as mortgagor, and Morgan Stanley Dean
              Witter Mortgage Capital, Inc., as mortgagee, dated as of
              August 16, 2002, with respect to the property leased to
              Foster Wheeler Realty Services, Inc. in Clinton, New
              Jersey.(3)
   10.16      Mortgage and Security Agreement between CLEAR (NY) L.P., as mortgagor, and Lehman Brothers Bank, FSB, as mortgagee,
              dated as of December 12, 2002, with respect to the property leased to SFX Entertainment, Inc. in New York, New York.(3)
   10.17      Mortgage and Security Agreement between GROCERY (OK) QRS
              15-5, Inc., as mortgagor, and Morgan Stanley Dean Witter
              Mortgage Capital, Inc., as mortgagee, dated as of June 28,
              2002, with respect to the property leased to Fleming
              Companies, Inc. in Tulsa, Oklahoma.(3)

EXHIBIT NO                              EXHIBIT
----------                              -------
   10.18      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Fridley, Minnesota.(3)
   10.19      Deed of Trust and Security Agreement among LABRADOR (AZ) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Phoenix,
              Arizona.(3)
   10.20      Mortgage between GOLDFISH (DE) LP, as mortgagor and Morgan
              Stanley Bank, as mortgagee, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in
              Flint, Michigan.(3)
   10.21      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Tallahassee, Florida.(3)
   10.22      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Sawgrass, Florida.(3)
   10.23      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Lake Mary, Florida.(3)
   10.24      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Boca Raton, Florida.(3)
   10.25      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Evanston, Illinois.(3)
   10.26      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Braintree, Massachusetts.(3)
   10.27      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Oxon
              Hill, Maryland.(3)
   10.28      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Dallas,
              Texas.(3)
   10.29      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in
              Southlake, Texas.(3)
   10.30      Deed of Trust, Assignment of Leases and Rents, Security
              Agreement and Fixture Filing among GOLDFISH (DE) LP, as
              trustor, the trustee of such trust, and Morgan Stanley Bank, as beneficiary, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in Westlake
              Village, California.(3)
   10.31      Lease between BOLT (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.(3)
   10.32      Lease between HAMMER (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.(3)
   10.33      Lease between WRENCH (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.(3)
   10.34      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.35      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.36      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.37      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.38      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.39      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)

EXHIBIT NO                              EXHIBIT
----------                              -------
   10.40      Summary of Lease Agreement dated December 27, 2002 between
              Societe CV logistique and Societe SCI Carlog. (Original
              document is in French only).(3)
   10.41      Summary of Mortgage terms with respect to the financing of properties leased to Carrefour France SAS. (Original
              documents are in French only).(3)
   21.1       Subsidiaries of the Registrant(4)
   23.1       Consent of PricewaterhouseCoopers LLP.(4)
   99.1       Consent of Ibbotson Associates, Inc.(3)


---------------

(1) Filed with Form S-11 (Reg. No. 333-58854) filed April 13, 2001.

(2) Filed with Pre-effective Amendment No. 1 on Form S-11 (Reg. No. 333-58854) filed November 1, 2001.

(3) Filed with Form S-11 (Reg. No. 333-100525) filed October 11, 2002, as amended to date.

(4) Filed herewith.

                               TABLE VI (1 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                            GROSS
                                                                                          LEASABLE               ORIGINAL
                                                     TYPE OF                                SPACE     DATE OF    MORTGAGE
OCCUPANT/GUARANTOR                                   PROPERTY            LOCATION         (SQ. FT.)   PURCHASE   FINANCING
------------------                                --------------  ----------------------  ---------   --------  -----------
Acquisition of Properties by CIP(R)
ISA International PLC...........................  Office/Research Bradford,                 41,432      3/7/00    4,101,000
                                                                  West Yorkshire,
                                                                  United Kingdom
UTI Holdings, Inc...............................  Technical       Glendale Heights, IL      38,143     9/29/00
                                                  Training
                                                  Institute
Societe Hoteliere Tourisme Grand Noble(7).......  Hotel           Toulouse, France          42,000    10/21/00    8,531,258
Acquisition of Properties by CPA(R):12
Galyan's Trading Company........................  Retail/Service  Fairfax, VA;             197,245     6/29/00   16,588,659
                                                                  Lombard, IL
Rave Reviews Cinemas, LLC.......................  Theater         Hickory Creek, TX         59,126     12/7/00
Special Devices, Inc.(3)........................  Industrial and  Mesa, AZ and Moorpark,   249,275      6/5/01   21,950,000
                                                  manufacturing   CA
                                                  facilities
Jen-Coat, Inc...................................  Manufacturing   Westfield, MA            377,500     8/15/01    7,150,000
                                                  and warehouse
                                                  facility
Orbseal, LLC....................................  Industrial and  Richmond, MO             266,585     9/28/01    6,175,000
                                                  manufacturing
                                                  facility
Acquisition of Properties by CPA(R):14
West Union Corporation..........................  Office/Research Tempe, AZ                 16,922     1/12/00  $ 3,300,000
Barjan Products LLC.............................  Office/         Rock Island, IL          241,950      2/3/00
                                                  Warehouse
Stellex Technologies, Inc.......................  Industrial/     North Amityville, NY     281,889     2/29/00
                                                  Manufacturing   Valencia, CA
Applied Power, Inc..............................  Manufacturing/  Morton, IN;              803,101     5/30/00   17,500,000
                                                  Distribution    Champlin, MN;
                                                                  Robinsville, NJ;
                                                                  Radford, VA;
                                                                  North Salt Lake
                                                                  City, UT
Langeveld International, Inc....................  Distribution/   Lakewood, NJ             220,520     6/29/00    6,660,000
                                                  Warehouse
Galyan's Trading Company........................  Retail/Services Kennesaw, GA;            401,252     6/29/00   19,698,161
                                                                  Leawood, KS;
                                                                  Plainfield, IN
Celestica, Inc..................................  Manufacturing/  Rochester, MN            200,000     8/14/00   12,500,000
                                                  Distribution
PCS Health Systems, Inc.........................  Office/Research Scottsdale, AZ           354,888     9/21/00   24,700,000

                                                                   CONTRACT
                                                                PURCHASE PRICE
                                                   CASH DOWN         PLUS         OTHER CASH         OTHER
                                                   PAYMENT-      ACQUISITION     EXPENDITURES     CAPITALIZED     TOTAL COST
OCCUPANT/GUARANTOR                                  EQUITY         FEES(1)         EXPENSED     EXPENDITURES(2)   OF PROPERTY
------------------                                -----------   --------------   ------------   ---------------   -----------
Acquisition of Properties by CIP(R)
ISA International PLC...........................    2,036,000      6,137,000                                      $ 6,137,000
UTI Holdings, Inc...............................    3,308,331      3,308,331                         68,632         3,376,963
Societe Hoteliere Tourisme Grand Noble(7).......    4,554,528     13,085,786                        494,360        13,580,146
Acquisition of Properties by CPA(R):12
Galyan's Trading Company........................    7,673,003     24,261,662                                       24,261,662
Rave Reviews Cinemas, LLC.......................    6,936,372      6,936,372                                        6,936,372
Special Devices, Inc.(3)........................   15,951,790     37,901,790                                       37,901,790
Jen-Coat, Inc...................................    4,370,772     11,520,772                                       11,520,772
Orbseal, LLC....................................    3,693,620      9,868,620                                        9,868,620
Acquisition of Properties by CPA(R):14
West Union Corporation..........................  $ 2,209,880      5,509,880                                        5,509,880
Barjan Products LLC.............................   11,779,545     11,779,545                        552,506        12,332,051
Stellex Technologies, Inc.......................   19,347,892     19,347,892                                       19,347,892
Applied Power, Inc..............................   11,938,868     29,438,868                                       29,438,868
Langeveld International, Inc....................    1,620,507      8,280,507                        130,401         8,410,908
Galyan's Trading Company........................   13,892,279     33,590,440                        222,513        33,812,953
Celestica, Inc..................................    8,463,010     20,963,010                        603,034        21,566,044
PCS Health Systems, Inc.........................   15,314,917     40,014,917                                       40,014,917

                               TABLE VI (2 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                               GROSS
                                                                             LEASABLE               ORIGINAL    CASH DOWN
                                       TYPE OF                                 SPACE     DATE OF    MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                     PROPERTY             LOCATION         (SQ. FT.)   PURCHASE  FINANCING      EQUITY
------------------                 ----------------  ----------------------  ---------   --------  ----------   ----------
Transcore Holdings, Inc..........  Industrial/       Albuquerque, NM           74,747     9/25/00   3,500,000   2,632,831
                                   Manufacturing
Lennar Corporation...............  Office/Research   Houston, TX               52,144     9/26/00   5,000,000   2,329,843
Buffets, Inc.....................  Office/Research   Eagan, MN                 99,342     9/28/00  11,785,000   7,959,901
Earle M. Jorgensen Company.......  Distribution/     Kansas City, MO          120,845     9/29/00   3,800,000   2,679,009
                                   Warehouse
Institutional Jobbers Company....  Distribution/     Johnson City, TN;        411,417     10/6/00  13,416,187   4,533,070
                                   Warehouse         Valdosta, GA
Towne Air Freight, Inc...........  Distribution/     Elk Grove Village, IL     48,672    10/30/00   4,800,000   3,476,171
                                   Warehouse
Meridian Automotive Systems,
 Inc.............................  Industrial/       Salisbury, NC            333,830    11/16/00   7,316,265   2,549,406
                                   Manufacturing
Newpark Resources, Inc...........  Office            Lafayette, LA             34,893     12/1/00               3,664,921
Rave Reviews Cinemas, LLC........  Theater           Pensacola, FL            112,020     12/7/00               12,534,419
                                                     Port St. Lucie, FL
Bon-Ton Department Stores, Inc...  Retail/Services   York, PA                 301,337    12/27/00   7,475,000   4,569,785
Metaldyne Company LLC............  Office/Research,  Plymouth, MI;            534,500    12/27/00  16,700,000   11,269,916
                                   Industrial and    Rome, GA;                            6/22/01
                                   manufacturing     Niles, IL;                               and
                                   facilities        Twinsburg and                        8/15/01
                                                     Solon, OH
Fitness Holdings, Inc............  Health Clubs      Salt Lake City, UT;       75,283    12/28/00   3,800,000   2,624,640
                                                     St. Charles, MO
BLP Group PLC....................  Manufacturing     Doncaster,               351,515      1/9/01   5,689,740   2,707,639
                                   and distribution  South Yorkshire,
                                   facility          United Kingdom
Gibson Guitar Corp...............  Manufacturing     Nashville, TN;           336,721     3/19/01  12,075,541   9,771,977
                                   and distribution  Elgin, IL and
                                   facilities        Bozeman, MT
Nexpak Corporation...............  Distribution and  Duluth, GA               221,374     3/28/01   7,900,000   5,717,797
                                   warehouse
                                   facility
Waddington North America, Inc....  Industrial and    Florence, KY;            369,870     4/30/01  11,125,000   6,699,582
                                   manufacturing     Chelmsford, MA;
                                   facilities        Lancaster, TX
                                                     City of Industry, CA
Nexpak Corporation...............  Distribution and  Helmond, Netherlands     173,884     6/29/01   4,499,942     837,300
                                   warehouse
                                   facility
Gerber Scientific, Inc...........  Industrial and    South Windsor            347,500     7/30/01  12,500,000   7,878,272
                                   manufacturing     and Manchester, CT
                                   facilities

                                      CONTRACT
                                   PURCHASE PRICE
                                        PLUS         OTHER CASH         OTHER        TOTAL COST
                                    ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                    FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                 --------------   ------------   ---------------   ----------
Transcore Holdings, Inc..........     6,132,831                                       6,132,831
Lennar Corporation...............     7,329,843                                       7,329,843
Buffets, Inc.....................    19,744,901                                      19,744,901
Earle M. Jorgensen Company.......     6,479,009                                       6,479,009
Institutional Jobbers Company....    17,949,257                                      17,949,257
Towne Air Freight, Inc...........     8,276,171                                       8,276,171
Meridian Automotive Systems,
 Inc.............................     9,865,671                        474,555       10,340,226
Newpark Resources, Inc...........     3,664,921                                       3,664,921
Rave Reviews Cinemas, LLC........    12,534,419                         46,700       12,581,119
Bon-Ton Department Stores, Inc...    12,044,785                                      12,044,785
Metaldyne Company LLC............    27,969,916                                      27,969,916
Fitness Holdings, Inc............     6,424,640                                       6,424,640
BLP Group PLC....................     8,397,379                                       8,397,379
Gibson Guitar Corp...............    21,847,518                                      21,847,518
Nexpak Corporation...............    13,617,797                                      13,617,797
Waddington North America, Inc....    17,824,582                         32,628       17,857,210
Nexpak Corporation...............     5,337,242                                       5,337,242
Gerber Scientific, Inc...........    20,378,272                                      20,378,272

                               TABLE VI (3 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                GROSS
                                                                              LEASABLE               ORIGINAL    CASH DOWN
                                        TYPE OF                                 SPACE     DATE OF    MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                      PROPERTY             LOCATION         (SQ. FT.)   PURCHASE  FINANCING      EQUITY
------------------                  ----------------  ----------------------  ---------   --------  ----------   ----------
New Creative Enterprises, Inc.....  Industrial and    Milford, OH              437,000      9/6/01  10,000,000   4,869,110
                                    manufacturing
                                    facility
Collins & Aikman Corporation......  Industrial and    Albermarle,             1,924,174    9/28/01  17,000,000   10,454,812
                                    manufacturing     Farmville and
                                    facilities        Old Fort, NC;
                                                      Marshall, MI;
                                                      Holmesville
                                                      and Springfield, OH
Petsmart, Inc. (4)................  Retail and        Phoenix, AZ;             946,177    11/28/01  43,125,000   28,717,917
                                    service           West Lake, CA;
                                    facilities        Boca Raton,
                                                      Lake Mary,
                                                      Sawgrass and
                                                      Tallahassee, FL;
                                                      Evanston, IL;
                                                      Oxon Hill, MD;
                                                      Braintree, MA;
                                                      Flint, MI;
                                                      Fridley, Dallas and
                                                      Southlake, TX
Atrium Companies, Inc.............  Industrial/       Welcome, NC and          567,252     12/1/01   9,000,000   7,980,660
                                    Manufacturing     Murrysville, PA
Nortel Networks, Inc..............  Office and        Richardson, TX           282,000    12/19/01  30,000,000   18,453,608
                                    research
                                    facility
Builders Firstsource, Inc.(5).....  Office/           Cincinnati, OH;          389,261    12/20/01   7,600,000   5,446,716
                                    Warehouse         Norcross, GA
                                    facilities        and Elkwood, VA
Lincoln Technical Institute,
 Inc..............................  Retail and        Union, NJ;               158,202    12/28/01   6,300,000   3,788,236
                                    service           Grand Prairie, TX;
                                    facilities        Allentown and
                                                      Philadelphia, PA
PerkinElmer, Inc..................  Industrial and    Turku, Finland           282,600    12/28/01  18,148,873   6,118,587
                                    manufacturing
                                    facility
UTI Holdings, Inc.
 and Nascar Technical Institute...  Office            Mooresvile, NC           144,995     2/11/02               10,991,015

                                       CONTRACT
                                    PURCHASE PRICE
                                         PLUS         OTHER CASH         OTHER        TOTAL COST
                                     ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                     FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                  --------------   ------------   ---------------   ----------
New Creative Enterprises, Inc.....    14,869,110                                      14,869,110
Collins & Aikman Corporation......    27,454,812                                      27,454,812
Petsmart, Inc. (4)................    71,842,917                                      71,842,917
Atrium Companies, Inc.............    16,980,660                                      16,980,660
Nortel Networks, Inc..............    48,453,608                                      48,453,608
Builders Firstsource, Inc.(5).....    13,046,716                        (63,003)      12,983,713
Lincoln Technical Institute,
 Inc..............................    10,088,236                                      10,088,236
PerkinElmer, Inc..................    24,267,460                                      24,267,460
UTI Holdings, Inc.
 and Nascar Technical Institute...    10,991,015                        406,644       11,397,659

                               TABLE VI (4 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                              GROSS
                                                                            LEASABLE               ORIGINAL    CASH DOWN
                                       TYPE OF                                SPACE     DATE OF    MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                     PROPERTY            LOCATION         (SQ. FT.)   PURCHASE  FINANCING      EQUITY
------------------                  --------------  ----------------------  ---------   --------  ----------   ----------
PW Eagle, Inc.....................  Warehouse,      Tacoma, WA;             1,079,424    2/28/02   8,200,000   6,048,138
                                    distribution,   West Jordan, UT;
                                    office, and     Perris, CA; Eugene, OR
                                    industrial
                                    facility
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)............................  Distribution    Mauldin, SC;              465,588    3/26/02   8,750,000   5,961,675
                                    and Warehouse   Charloette, NC;
                                                    Lincolnton, NC
Allentown Business School.........  Graduate        Allentown, PA              97,285    5/22/02  12,500,000     486,309
                                    School
Katun Corporation.................  Warehouse,      Davenport, IA;            343,423     7/5/02  19,000,000   10,269,123
                                    distribution,   Bloomington, MN
                                    and office
Katun
 Corporation -- Netherlands.......  Industrial      Gorinchem, NT             133,500     7/5/02   5,466,070     772,594
Trends Clothing Corp..............  Distribution/   Miami, FL                 247,264    7/22/02   8,630,041   6,273,052
                                    warehouse
                                    facility
Federal Express Corporation(8)....  office/research Collenville, TN           390,380    12/8/00  27,000,000   17,287,200
                                    facility
McCoy, Inc.(9)....................  Distribution/   Houston, TX               140,000   12/27/00   4,200,000   1,364,539
                                    Warehouse
Wasatch Summit(10)................  office/research Lindon, UT                 88,221   12/27/00               7,907,498
                                    facility
Acquisition of Properties by
 CPA(R):15
Carrefour France, SAS.............  Warehouse and   Boe, Carpiquet,         3,633,636    3/26/02  68,360,596   22,574,152
                                    distribution    Le Mans,                              7/1/02
                                                    Vendin-le-Vieil,
                                                    Lagnieu,
                                                    Luneville, and
                                                    St. Germain du Puy,
                                                    France
                                                    Lieusaint, France
Tower Automotive, Inc.............  Indusrial       Auburn, IN                844,166    4/10/02  12,022,870   8,989,294
                                    facilities      Bluffton, OH
                                                    Milan, TN
Racal Instruments, Inc............  Office          Irvine, CA                 98,631    5/21/02   9,500,000   4,024,797
                                    facility
IntegraColor Ltd..................  Distribution/   Mesquite, TX(3)           358,987    6/14/02   7,080,000   5,276,021
                                    warehouse
                                    facility
Advantis Technologies, Inc........  Office          Alpharetta, GA            191,975    6/25/02   8,500,000   4,589,005
                                    facility
Fleming Companies, Inc............  Distribution/   Tulsa, OK                 757,784    6/28/02  30,000,000   23,886,411
                                    warehouse
                                    facility
Tower Automotive, Inc.............  Industrial      Granite City, IL;       1,047,400    8/10/02  19,878,130   14,848,198
                                                    Clinton Township, MI;
                                                    Kendallville, IN;
                                                    Upper Sandusky, OH

                                       CONTRACT
                                    PURCHASE PRICE
                                         PLUS         OTHER CASH         OTHER        TOTAL COST
                                     ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                     FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                  --------------   ------------   ---------------   ----------
PW Eagle, Inc.....................    14,248,138                                      14,248,138
American Tire Distributors, Inc.
 (formerly Heafner Tire Group,
 Inc.)............................    14,711,675                                      14,711,675
Allentown Business School.........    12,986,309                        371,448       13,357,757
Katun Corporation.................    29,269,123                                      29,269,123
Katun
 Corporation -- Netherlands.......     6,238,664                                       6,238,664
Trends Clothing Corp..............    14,903,093                                      14,903,093
Federal Express Corporation(8)....    44,287,200                                      44,287,200
McCoy, Inc.(9)....................     5,564,539                                       5,564,539
Wasatch Summit(10)................     7,907,498                        333,426        8,240,924
Acquisition of Properties by
 CPA(R):15
Carrefour France, SAS.............    90,934,748                                      90,934,748
Tower Automotive, Inc.............    21,012,164                                      21,012,164
Racal Instruments, Inc............    13,524,797                                      13,524,797
IntegraColor Ltd..................    12,356,021                                      12,356,021
Advantis Technologies, Inc........    13,089,005                                      13,089,005
Fleming Companies, Inc............    53,886,411                                      53,886,411
Tower Automotive, Inc.............    34,726,328                                      34,726,328

                               TABLE VI (5 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                             GROSS
                                                                           LEASABLE               ORIGINAL    CASH DOWN
                                      TYPE OF                                SPACE     DATE OF    MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                    PROPERTY            LOCATION         (SQ. FT.)   PURCHASE  FINANCING      EQUITY
------------------                 --------------  ----------------------  ---------   --------  ----------   ----------
Foster Wheeler, LTD..............  Office          Clinton, NJ              292,000     8/16/02  29,185,000   17,833,871
                                   facility
Hologic, Inc.(6).................  Industrial      Danbury, CT;             269,042     8/19/02               21,624,237
                                   manufacturing   Bedford MA
                                   facility
BE Aerospace, Inc................  Industrial      Miami, FL                188,065     9/12/02  10,500,000   5,010,264
                                   facility
Danka Office Imaging Company.....  Office          St. Petersburg, FL(3)    337,727     9/27/02  12,800,000   11,826,858
                                   facility
Rave Motion Pictures Baton Rouge,
 L.L.C...........................  Theater         Baton Rouge, AL           73,000     10/9/02               4,767,250
Overland Strorage, Inc...........  Office, light   San Diego, CA            158,585    10/15/02  20,000,000   10,121,093
                                   engineering/
                                   warehouse
SSG Precision Optronics, Inc.....  Warehouse,      Wilmington, MA           227,685    11/20/02               4,967,653
                                   distribution
                                   and office
                                   facilities
Meadowbrook Meat Company, Inc....  Warehouse,      Orlando, FL              575,858    12/31/02  18,000,000   12,415,009
                                   distribution    Macon, GA
                                   and office      Rocky Mount, NC(2)
                                   facilities      Lewisville, TX

                                      CONTRACT
                                   PURCHASE PRICE
                                        PLUS         OTHER CASH         OTHER        TOTAL COST
                                    ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                    FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                 --------------   ------------   ---------------   ----------
Foster Wheeler, LTD..............    47,018,871                                      47,018,871
Hologic, Inc.(6).................    21,624,237                                      21,624,237
BE Aerospace, Inc................    15,510,264                                      15,510,264
Danka Office Imaging Company.....    24,626,858                       (243,437)      24,383,421
Rave Motion Pictures Baton Rouge,
 L.L.C...........................     4,767,250                                       4,767,250
Overland Strorage, Inc...........    30,121,093                                      30,121,093
SSG Precision Optronics, Inc.....     4,967,653                                       4,967,653
Meadowbrook Meat Company, Inc....    30,415,009                                      30,415,009

                               TABLE VI (6 OF 7)
                          ACQUISITION OF PROPERTIES BY
 CIP(R), CPA(R):12, CPA(R):14 & CPA(R):15 FROM JANUARY 1, 2000 TO DECEMBER 31,
                                      2002

                                                                                    GROSS
                                                                                  LEASABLE                 ORIGINAL
                                             TYPE OF                                SPACE     DATE OF      MORTGAGE
OCCUPANT/GUARANTOR                           PROPERTY            LOCATION         (SQ. FT.)   PURCHASE    FINANCING
------------------                        --------------  ----------------------  ---------   --------  --------------
Medica-France, S.A.(11).................  Assisted-living Paris;                    336,766    12/4/02      34,011,560
                                          facilities      Rueil Malmaison;
                                                          Sarcelles;
                                                          Poissy;
                                                          Chatou and
                                                          Rosny sous Bois,
                                                          France
Clear Channel Communications,
 Inc.(12)...............................  Office          New York, NY              227,685   12/12/02      85,000,000
                                          facilities
(13)....................................  Warehouse and   Cholet;                 4,996,086   12/27/02      86,830,207
                                          distribution    Ploufragan;
                                          facilities      Colomiers;
                                                          Crepy en Vallois;
                                                          Lens;
                                                          Nimes and
                                                          Thuit Hebert, France
TruServ Corporation(14).................  Warehouse and   Kingman, AZ;            3,443,100   12/31/02      49,104,774
                                          distribution    Springfield, OR;
                                          facilities      Fogelsville, PA;
                                                          Jonesboro, GA;
                                                          Kansas City, MI;
                                                          Woodland, CA;
                                                          Corsicana, TX
                                                                                                        --------------
                                                                                                        $1,015,929,874
                                                                                                        ==============

                                                            CONTRACT
                                                         PURCHASE PRICE
                                           CASH DOWN          PLUS         OTHER CASH         OTHER
                                            PAYMENT-      ACQUISITION     EXPENDITURES     CAPITALIZED       TOTAL COST
OCCUPANT/GUARANTOR                           EQUITY         FEES(1)         EXPENSED     EXPENDITURES(2)    OF PROPERTY
------------------                        ------------   --------------   ------------   ---------------   --------------
Medica-France, S.A.(11).................     9,248,662       43,260,222                                        43,260,222
Clear Channel Communications,
 Inc.(12)...............................    69,710,121      154,710,121                                       154,710,121
(13)....................................    25,712,962      112,543,169                                       112,543,169
TruServ Corporation(14).................    82,573,676      131,678,450                                       131,678,450
                                          ------------   --------------                    ----------      --------------
                                          $740,718,116   $1,756,647,990                    $3,430,407      $1,760,078,397
                                          ============   ==============                    ==========      ==============

                               TABLE VI (7 OF 7)
                          ACQUISITION OF PROPERTIES BY
    CIP(R), CPA(R):12 & CPA(R):14 FROM JANUARY 1, 2000 TO DECEMBER 31, 2002

                                   FOOTNOTES

 (1) Consists of initial purchase price, for properties under construction this column consists of amounts funded to date. Column also includes cost of improvements subsequent to acquisitions and closing costs relating to the acquisition or properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

 (2) Consists of capitalized interest, net of construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

 (3) CPA(R):12 and CPA(R):14 each have 50% ownership interests in this property as tenants-in-common. All dollar figures shown at 100%.

 (4) CPA(R):14 and CPA(R):15 held 99.999% and .001% interests, respectively, at December 31, 2001. In March 2002, CPA(R):15 exercised its option to increase its ownership interest to 30%.

 (5) CPA(R):14 and CPA(R):15 held 99% and 1% interests, respectively, at December 31, 2001. In March 2002, CPA(R):15 exercised its option to increase its ownership interest to 40%.

 (6) CPA(R):15 has a 64% ownership interest in these properties. The remaining 36% is owned by W.P. Carey & Co. LLC, an affiliate. All dollar figures reflect CPA(R):15's interest in the properties.

 (7) CIP(R) has a 65% ownership interest in this property. The remaining 35% is owned by a non-affiliate. All dollar figures shown at 100%.

 (8) CPA(R):14 has a 60% ownership interest in this property. The remaining 40% is owned by W.P. Carey & Co. LLC, an affiliate. All dollar figures reflect CPA(R):14's interest in the property.

 (9) CPA(R):14 has a 90% ownership interest in this property. The remaining 10% is owned by a non-affiliate. All dollar figures shown at 100%.

(10) CPA(R):14 has a 99.99% ownership interest in this property. The remaining .01% is owned by a non-affiliate. All dollar figures reflect CPA(R):14's interest in the property.

(11) CPA(R):12 and CPA(R):15 own 35% and 65% ownership interests, respectively. All dollar figures shown at 100%.

(12) CPA(R):14 and CPA(R):15 own 40% and 60% ownership interests, respectively. All dollar figures shown at 100%.

(13) CPA(R):12 and CPA(R):15 own 35% and 65% ownership interests, respectively. All dollar figures shown at 100%.

(14) CPA(R):12, CPA(R):14 and CPA(R):15 own 15%, 35% and 50% ownership interests, respectively. All dollar figures shown at 100%.

ITEM 37.  UNDERTAKINGS.

     (a) Registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (b) We undertake to file a sticker supplement pursuant to rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by W. P. Carey, LLC, and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (c) The registrant undertakes that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (e) The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the registrant.

     (f) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information meeting the requirements of Rule 3-14 of Regulations S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused Post-effective Amendment No. 2 to this registration statement No. 333-100525 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 1, 2003.


                                       CORPORATE PROPERTY ASSOCIATES 15
                                         INCORPORATED

                                       By: /s/ SUSAN C. HYDE
                                         ---------------------------------------
                                           Susan C. Hyde
                                           Executive Director and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


Wm. Polk Carey       Chairman of the Board and                                  *
                     Director (Principal Executive     ---------------------------------------------------
                     Officer)                                             Wm. P. Carey
                                                                         August 1, 2003

Ralph F. Verni       Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                         Ralph F. Verni
                                                                         August 1, 2003

Warren G. Wintrub    Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                        Warren G. Wintrub
                                                                         August 1, 2003

Elizabeth P. Munson  Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                       Elizabeth P. Munson
                                                                         August 1, 2003

Francis X. Diebold   Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                       Francis X. Diebold
                                                                         August 1, 2003

George E. Stoddard   Director                                                   *
                                                       ---------------------------------------------------
                                                                       George E. Stoddard
                                                                         August 1, 2003

John J. Park         Managing Director and Chief                                *
                     Financial Officer                 ---------------------------------------------------
                                                                          John J. Park
                                                                         August 1, 2003


* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on behalf of the persons indicated.


            /s/ SUSAN C. HYDE                                  Date: August 1, 2003
------------------------------------------
              Susan C. Hyde
             Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT NO                              EXHIBIT
----------                              -------
    3.1       Articles of Incorporation of CPA(R):15.(1)
    3.2       Amended and Restated Bylaws of CPA(R):15.(3)
    4.1       2001 Dividend Reinvestment and Stock Purchase Plan.(2)
    5.1       Form of Opinion of Reed Smith LLP as to legality of
              securities issued.(3)
    8.1       Form of Opinion of Reed Smith LLP as to certain tax
              matters.(3)
    8.2       Form of Opinion of Reed Smith LLP as to certain ERISA
              matters.(3)
   10.1       Form of Selected-Dealer Agreement.(3)
   10.2       Form of Escrow Agreement.(3)
   10.3       Form of Selected Investment Advisor Agreement.(3)
   10.4       Form of Sales Agency Agreement.(3)
   10.5       Form of Advisory Agreement.(3)
   10.6       Form of Wholesaling Agreement.(3)
   10.7       Amended and Restated Limited Partnership Agreement of
              Goldfish (DE) L.P.(3)
   10.8       Agreement of Delaware Limited Partnership of Labrador (AZ)
              L.P.(3)
   10.9       Agreement of Delaware Limited Partnership of BFS (DE)
              L.P.(3)
   10.10      Lease Agreement by and between GROCERY (OK) QRS 15-5, INC.
              and Fleming Companies, Inc. dated as of June 28, 2002.(3)
   10.11      Lease Agreement by and among MODULE (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.12      Lease Agreement by and among CHASSIS (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.13      Lease Agreement by and between ENERGY (NJ) QRS 15-10, INC.
              and Foster Wheeler Realty Services, Inc., dated as of August
              16, 2002.(3)
   10.14      Lease between Massachusetts Mutual Life Insurance Company
              and SFX Entertainment, Inc. dated as of March 13, 2000.(3)
   10.15      Leasehold Mortgage and Security Agreement between ENERGY
              (NJ) QRS 15-10, Inc., as mortgagor, and Morgan Stanley Dean
              Witter Mortgage Capital, Inc., as mortgagee, dated as of
              August 16, 2002, with respect to the property leased to
              Foster Wheeler Realty Services, Inc. in Clinton, New
              Jersey.(3)
   10.16      Mortgage and Security Agreement between CLEAR (NY) L.P., as mortgagor, and Lehman Brothers Bank, FSB, as mortgagee,
              dated as of December 12, 2002, with respect to the property leased to SFX Entertainment, Inc. in New York, New York.(3)
   10.17      Mortgage and Security Agreement between GROCERY (OK) QRS
              15-5, Inc., as mortgagor, and Morgan Stanley Dean Witter
              Mortgage Capital, Inc., as mortgagee, dated as of June 28,
              2002, with respect to the property leased to Fleming
              Companies, Inc. in Tulsa, Oklahoma.(3)
   10.18      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Fridley, Minnesota.(3)
   10.19      Deed of Trust and Security Agreement among LABRADOR (AZ) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Phoenix,
              Arizona.(3)
   10.20      Mortgage between GOLDFISH (DE) LP, as mortgagor and Morgan
              Stanley Bank, as mortgagee, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in
              Flint, Michigan.(3)

EXHIBIT NO                              EXHIBIT
----------                              -------
   10.21      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Tallahassee, Florida.(3)
   10.22      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Sawgrass, Florida.(3)
   10.23      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Lake Mary, Florida.(3)
   10.24      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Boca Raton, Florida.(3)
   10.25      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Evanston, Illinois.(3)
   10.26      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Braintree, Massachusetts.(3)
   10.27      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Oxon
              Hill, Maryland.(3)
   10.28      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Dallas,
              Texas.(3)
   10.29      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in
              Southlake, Texas.(3)
   10.30      Deed of Trust, Assignment of Leases and Rents, Security
              Agreement and Fixture Filing among GOLDFISH (DE) LP, as
              trustor, the trustee of such trust, and Morgan Stanley Bank, as beneficiary, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in Westlake
              Village, California.(3)
   10.31      Lease between BOLT (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.(3)
   10.32      Lease between HAMMER (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.(3)
   10.33      Lease between WRENCH (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.(3)
   10.34      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.35      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.36      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.37      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.38      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.39      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).(3)
   10.40      Summary of Lease Agreement dated December 27, 2002 between
              CV logistique and Societe SCI Carlog. (Original document is in French only).(3)

EXHIBIT NO                              EXHIBIT
----------                              -------
   10.41      Summary of Mortgage terms with respect to the financing of properties leased to Carrefour France SAS. (Original
              documents are in French only).(3)
   21.1       Subsidiaries of the Registrant.(4)
   23.1       Consent of PricewaterhouseCoopers LLP.(4)
   99.1       Consent of Ibbotson Associates, Inc.(3)


---------------

(1) Filed with Form S-11 (Reg. No. 333-58854) filed April 13, 2001.
(2) Filed with Pre-effective Amendment No. 1 on Form S-11 (Reg. No. 333-58854) filed November 1, 2001.
(3) Filed with Form S-11 (Reg. No. 333-100525) filed October 11, 2002, as amended to date.
(4) Filed herewith.